EXHIBIT p (i)
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                              JOINT CODE OF ETHICS
                              EFFECTIVE: 07/01/2006

I.   BACKGROUND

     1. This Joint Code of Ethics (Code) has been adopted by USAA Investment Management Company (IMCO), USAA Shareholder Account Services (SAS) and each of the USAA FUNDS (as defined in Appendix A) in order to comply with Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940 which require that every investment company and investment adviser adopt such a Code in order to regulate the personal investing activities of their personnel.

     2. The purposes of this Code are to implement the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, in particular to prohibit fraudulent, deceptive or manipulative acts by personnel covered by this Code in connection with their personal transactions in: (i) COVERED SECURITIES held or to be acquired by the USAA FUNDS or other clients of IMCO (other IMCO-managed accounts) and
          (ii) REPORTABLE USAA FUNDS, and to avoid conflicts of interest so that the best interests of investors in the USAA FUNDS and other clients of IMCO as well as USAA members and customers will be served.

     3. In adopting this Code, the Code of Ethics Committee and the Boards of Directors/Trustees (hereinafter Board of Directors) of the USAA FUNDS emphasize that all persons covered by this Code must agree:

          (a) to place the interests of USAA FUND shareholders and other IMCO-managed accounts above their own personal interests;

          (b)  to refrain, in the conduct of all of their personal affairs, from
               taking   any   inappropriate   advantage   of  their   roles  and
               responsibilities with IMCO, SAS and the USAA Funds;

          (c)  to comply with the FEDERAL SECURITIES LAWS; and

          (d) to conduct all "personal securities transactions" so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person's roles and responsibilities with IMCO, SAS and the USAA Funds.

     4.   This Code is intended  to be  administered  together  with the "Policy
          Statement Concerning Insider Trading" (the IMCO Insider Trading Policy) as adopted and revised, from time to time, by the Code of Ethics Committee, and the USAA FUNDS' "Disclosure of Portfolio
          Holdings Policy" (the Portfolio Holdings Policy) as adopted and revised, from time to time, by the USAA FUNDS' Board of Directors. In addition,

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          you may be  subject to other USAA policies such as, among others,  the
          "USAA  Code  of  Business   Ethics   and   Conduct"   (including   the
          "whistleblower"  provisions   contained  therein)  and the "USAA Honor
          Code."

     5. In adopting this Code, the Code of Ethics Committee and the USAA Funds' Boards of Directors have considered:

          (a) how the Code's restrictions and procedures as to compliance should be framed in light of IMCO's and SAS's legal and ethical obligations to the USAA FUNDS and all other IMCO-managed accounts;

          (b) the overall nature of the operations of IMCO, SAS, and the USAA FUNDS; and

          (c) issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel having access to non-public information (including PORTFOLIO MANAGERS, analysts, traders, fund accountants, other investment personnel, and all ACCESS PERSONS in general).

     6. The Code of Ethics Committee and the Boards of Directors have determined that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT and provides for the fair, just and equitable treatment of all of the officers, directors and employees who will be affected by this Code.

II.  DEFINITIONS

     For the definitions of bolded terms used throughout this Code, see Appendix A.

III. CODE OF ETHICS COMMITTEE

     1.   PURPOSE, AUTHORITY AND RESPONSIBILITIES
          A Code of Ethics Committee (Committee) has been established which has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code. The Corporate Governance Committees of the USAA FUNDS receive recommendations from the Code of Ethics Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the Code by the USAA FUNDS.

          The Committee shall perform an annual review of the Code and the IMCO Insider Trading Policy to discuss (1) what, if any, changes to the Code or the IMCO Insider Trading Policy may be appropriate; and (2) compliance with the Code or the IMCO Insider Trading Policy over the previous year.

          Upon completion of the annual review, the CHIEF COMPLIANCE OFFICER, on behalf of the Committee and the Funds, shall prepare an annual written report to the USAA

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          FUNDS' Boards of Directors that at a minimum (1)  summarizes  existing procedures contained in the Code and the IMCO Insider Trading Policy and any changes in the procedures made during the past year; (2) describes any issues arising under the Code or procedures since the last report to the Boards of Directors, including, but not limited to, information about material violations of the Code or procedures and
          sanctions  imposed  in  response  to  the  material  violations;   (3)
          identifies  any  recommended  changes  in  existing   restrictions  or
          procedures based upon experience under the Code or IMCO Insider Trading Policy, evolving industry practices, or developments in applicable laws or regulations; and (4) certifies that the USAA FUND, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code.

          In conjunction with its annual review of the Code, the Committee also shall provide a report to the Corporate Governance Committees of the USAA Funds summarizing the provisions of the Code as they apply to the INDEPENDENT DIRECTORS/TRUSTEES and proposing any changes to the Code as it applies to INDEPENDENT DIRECTORS/TRUSTEES.

          The Committee Charter contains provisions that will be of interest to all persons covered by this Code. Copies of the Charter will be furnished by the CHIEF COMPLIANCE OFFICER upon request and should be treated as the confidential property of USAA.

      2.  VIOLATIONS;   INVESTIGATIONS;   EMPLOYMENT-RELATED   SANCTIONS;   AND
          DISGORGEMENT
          The office of the Chief Compliance Officer is granted authority to issue a letter of caution or warning for any violation of the substantive or procedural requirements of this Code. All letters of caution issued will be provided to the Committee on a quarterly basis.

          The Committee Charter authorizes the Committee to investigate as well as to conduct informal hearings (including the power to call individuals as witnesses) to determine whether violations of this Code have been committed by any persons subject thereto. In the event that a substantive violation of this Code is determined to have occurred, the Charter grants the Committee authority to impose certain employment-related sanctions listed therein.

          Authority is also granted to the Committee to issue directions, by way of disgorgement of any security or money, and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.

IV.  AFFIRMATIVE OBLIGATIONS

     1.   The CHIEF COMPLIANCE OFFICER (or such officer's designee) shall:

          (a) maintain a list of all ACCESS PERSONS, to be updated as soon as practicable, but no less frequently than on a monthly basis; and

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          (b)  issue timely  notice to all  employees  of their  addition to, or removal from, such list.

     2.   REPORTING PERSONS AND INDEPENDENT DIRECTORS/TRUSTEES
          Upon initial employment or association with IMCO, SAS or other entity designated by the CHIEF COMPLIANCE OFFICER (see sub-paragraphs (a) and (b) below), and no less frequently than annually thereafter (SEE sub-paragraphs (a) to (c) below), all REPORTING PERSONS and INDEPENDENT DIRECTORS/TRUSTEES shall be informed of all reporting obligations required by this Code and shall:

          (a) affirm in writing (which may be done electronically) their receipt of, familiarity with, understanding of, and agreement to comply with:

               (i) those provisions of this Code that pertain to them;

               (ii) all provisions of the IMCO Insider Trading Policy; and

               (iii) all  provisions of the  Disclosure  of Portfolio  Holdings
                     Policy.

          (b) agree in writing (which may be done electronically) to report any violations of this Code to the CHIEF COMPLIANCE OFFICER and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the IMCO Insider Trading Policy or Portfolio Holdings Policy, have occurred.

          (c) certify in writing (which may be done electronically) compliance with those provisions of this Code (including, in particular, the brokerage and/or Reportable USAA Fund account and transaction reporting requirements of the Code), and the IMCO Insider Trading Policy and Portfolio Holdings Policy, at all times since the effective date of such person's last such certification.

     3.   ACCESS PERSONS AND INDEPENDENT DIRECTORS/TRUSTEES
          With respect to any material conflict(s) of interest which an ACCESS PERSON or INDEPENDENT DIRECTOR/TRUSTEE may have with regard to any COVERED SECURITY in which he or she has a direct or indirect BENEFICIAL OWNERSHIP interest (see Appendix B) and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA FUND or other IMCO-managed account, such ACCESS PERSON or INDEPENDENT DIRECTOR/TRUSTEE shall make prompt oral or written disclosure to the CHIEF COMPLIANCE OFFICER as well as, with respect to an ACCESS PERSON, the department head in the ACCESS PERSON'S area of the firm.

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V.   RESTRICTIONS AS TO GIFTS, ETC. AND DIRECTORSHIPS

     1.   GIFTS, GRATUITIES, FAVORS, AWARDS OR OTHER BENEFITS
          In addition to those provisions of the USAA Conflicts Policy and NASD Conduct Rules relating to the receipt of gifts and other benefits, all REPORTING PERSONS are prohibited from receiving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or on behalf of any person or entity that does, or seeks to do, business with or on behalf of IMCO, SAS or any USAA FUND. Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a non-lavish nature are excepted from this prohibition.

     2.   DIRECTORSHIPS.

          (a)  GENERAL RULE
               ACCESS PERSONS are and shall hereby be prohibited from serving on the board of directors of any publicly traded company absent prior written approval by the Code of Ethics Committee.

          (b)  APPLICATIONS FOR APPROVAL
               Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the CHIEF COMPLIANCE OFFICER for prompt forwarding to the Code of Ethics Committee. In dealing with such applications, the Committee shall consider all factors which it deems to be pertinent to the request. Approvals, once granted, may be revoked, in the discretion of the Committee, at any time and upon no prescribed advance notice.

          (c) SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES
               Whenever any ACCESS PERSON is granted approval to serve as a director of a publicly traded company he or she shall personally refrain from participating in any deliberations, recommendations, or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA FUND or other IMCO-managed account. All appropriate PORTFOLIO MANAGERS are to be advised in writing by the CHIEF COMPLIANCE OFFICER that the specific ACCESS PERSON is to be excluded from such decisions.

VI.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     1    REPORTABLE USAA FUNDS
          All persons covered by this Code must always conduct their personal investing activities in REPORTABLE USAA FUNDS in which they have any direct or indirect Beneficial Ownership lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies in REPORTABLE USAA FUNDS that are consistent with their financial resources and objectives. IMCO, SAS, and the USAA Funds discourage short-term trading strategies.

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          ACCESS PERSONS must hold their investments in REPORTABLE USAA FUNDS in brokerage accounts with USAA Investment Management Company or in accounts with the REPORTABLE USAA FUNDS' transfer agent, unless otherwise approved by the CHIEF COMPLIANCE OFFICER (or such officer's designee).

          EXCESSIVE TRADING in REPORTABLE USAA FUNDS by ACCESS PERSONS is not permitted. Any ACCESS PERSON covered by this Code who is identified as having engaged in EXCESSIVE TRADING in REPORTABLE USAA FUNDS will be issued a letter of caution or warning under Section III. 2. unless such person can demonstrate to the Code of Ethics Committee in writing that a BONA FIDE and sufficient personal or family economic hardship exists warranting the gravity of an exception.

     2.    INITIAL PUBLIC OFFERINGS
          No ACCESS PERSON or IMCO-NASD REGISTERED EMPLOYEE shall effect or be permitted to effect the purchase of a security from the issuer, or any member of the underwriting syndicate or selling group, in and during the course of any INITIAL PUBLIC OFFERING by or on behalf of the issuer of such security.

     3.   INVESTMENT OR OTHER SIMILAR CLUBS OR GROUPS
          Participation by REPORTING PERSONS in any investment or other similar club requires advance authorization by, and continuous compliance with such terms and conditions as the CHIEF COMPLIANCE OFFICER may impose.

     4.   LIMITED OFFERING TRANSACTIONS

          (a)   GENERAL RULE
                No ACCESS PERSON may purchase a security in a LIMITED OFFERING transaction without obtaining the advance written approval of the CHIEF COMPLIANCE OFFICER.

          (b)   EXCEPTION
                In determining whether or not to grant approval of participation in a LIMITED OFFERING, the CHIEF COMPLIANCE OFFICER is directed to consider, among any other pertinent factors:

                (i) whether the investment opportunity is available to, and should be reserved solely for, the USAA FUNDS or other IMCO-managed accounts; and

                (ii) whether the opportunity is or seems to have been made available to the ACCESS PERSON due to or by virtue of the position which he or she holds with IMCO and/or the USAA FUNDS.

          (c)  SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES

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          (i)  ACCESS  PERSONS  who are  granted  advance  written  approval  to purchase a security in a LIMITED OFFERING transaction shall timely comply with the continuing disclosure requirements of paragraph IV.3 above in connection with any conflict(s) of interest that might otherwise arise should IMCO, any USAA FUND or any other IMCO-managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

          (ii) In adopting this Code, IMCO acknowledges its responsibility to monitor activities of the firm and those of its ACCESS PERSONS to ensure that investment decisions on behalf of the USAA FUNDS and/or any other IMCO-managed account relating to any COVERED SECURITY whatsoever of an issuer with respect to which an ACCESS PERSON has obtained pre-acquisition approval will be subject to independent review by senior IMCO investment personnel having no personal interest in the issuer or any of its securities.

     5.   PERSONAL COVERED SECURITIES TRANSACTION "BLACK-OUT" TRADING
          RESTRICTIONS

           The following categories of personnel are subject to the following self-operative restrictions upon execution of personal securities transactions by or on their behalf:

                (a) 2-DAY RESTRICTION Pre-Clearance Personnel may not effect a personal securities transaction if (i) a USAA Fund portfolio or other account managed directly by IMCO purchased or sold the same Covered Security or Equivalent Covered Security one trading day earlier or (ii) the Pre-Clearance Personnel has actual knowledge regarding whether the same Covered Security or Equivalent Covered Security is being considered for purchase or sale on the current or next trading day by a USAA Fund portfolio or other account managed directly by IMCO.

                     No ACCESS PERSON or INDEPENDENT DIRECTOR/TRUSTEE with actual knowledge regarding a COVERED SECURITY or EQUIVALENT COVERED SECURITY purchased or sold one trading day earlier, or being considered for purchase or sale on the current or next trading day, by a USAA FUND portfolio or other account managed directly by IMCO may effect a personal securities transaction involving such COVERED SECURITY or EQUIVALENT COVERED SECURITY.

                (b) 14-DAY RESTRICTION No PORTFOLIO MANAGER may effect a personal securities transaction within seven calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY by or on behalf of any USAA Fund or other IMCO-managed account for which he or she serves as PORTFOLIO MANAGER.

               In the event that a personal securities transaction is effected in contravention of either of the two foregoing restrictions, the PRE-CLEARANCE PERSONNEL, ACCESS

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               PERSON,  INDEPENDENT   DIRECTOR/TRUSTEE,   or  PORTFOLIO  MANAGER
               involved  shall,  as soon as practicable  after becoming aware of
               the  violative   nature  of  his  or  her  personal   transaction
               (IRRESPECTIVE OF ANY PRE-EXECUTION CLEARANCE WHICH MAY HAVE BEEN PREVIOUSLY GRANTED FOR THE TRANSACTION), promptly (1) advise the office of the CHIEF COMPLIANCE OFFICER of the violation, and (2) comply with whatever directions, by way of disgorgement, which the CHIEF COMPLIANCE OFFICER may issue in order for the violation to be fully and adequately rectified.

     6. SHORT-TERM MATCHED PROFIT ON COVERED SECURITIES TRANSACTIONS FOR PRE-CLEARANCE PERSONNEL.

           (a)  PROHIBITED TRANSACTIONS
                Subject  to  the  exceptions   noted   immediately   below,   no
                PRE-CLEARANCE PERSONNEL shall engage in any SHORT-TERM MATCHED PROFIT TRANSACTION within the meaning of this Code.

                (i) PRE-CLEARANCE PERSONNEL should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) security "short-selling," as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.

           (b)  EXCEPTIONS
                The  CHIEF  COMPLIANCE   OFFICER  may,  and  is  hereby  granted
                authority to determine, in his or her discretion, to except a given personal securities transaction from the prohibition established by the foregoing sub-paragraph in cases where:

                (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA FUND or other IMCO-managed account (as, for example, where the COVERED SECURITY(IES) involved have not recently been held, traded or actively considered for investment or trading by such accounts); or

                (ii) the PRE-CLEARANCE PERSONNEL demonstrate that a BONA FIDE and sufficient personal or family economic hardship exists warranting the granting of such an exception.

                Exceptions should be granted only upon meritorious circumstances and, if granted, are to be promptly reported, in writing, to the Code of Ethics Committee.

VII. PRE-EXECUTION CLEARANCE OF PERSONAL COVERED SECURITIES TRANSACTIONS

     1.   REQUIREMENT TO SEEK AND OBTAIN PRE-EXECUTION CLEARANCE
          All  PRE-CLEARANCE   PERSONNEL  shall,  as  a  pre-condition  to  the
          execution  of  any

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          personal securities  transaction in a COVERED SECURITY,  including any voluntary contributions or adjustment to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), and Employee Stock Purchase Plans (ESPPs) in which they will have any direct or indirect Beneficial Ownership, be required to seek and obtain the express approval of such action by the CHIEF COMPLIANCE OFFICER (or such officer's delegate), which approval must be in written or electronic form.

           INDEPENDENT DIRECTORS/TRUSTEES and ACCESS PERSONS, other than those who are also PRE-CLEARANCE PERSONNEL, shall not be required to obtain the express approval of the execution of any personal securities transaction in a COVERED SECURITY provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the COVERED SECURITY at issue or any EQUIVALENT COVERED SECURITY was purchased or sold one trading day prior, or is actively being considered for purchase or sale on the current or next trading day, by or on behalf of any portion of a USAA FUND or other account managed directly by IMCO. Should such INDEPENDENT DIRECTOR/TRUSTEE or ACCESS PERSON believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-execution clearance as prescribed in the preceding paragraph.

     2.   PROCEDURES FOR PROCESSING SUCH REQUESTS.

           (a)  PRE-CLEARANCE PROCEDURES
                All requests for pre-clearance must be received prior to placing a trade. Approvals granted for requests received must be executed by the end of the trading day (generally, 3 p.m. CT) in which the approval is authorized (for example, if authorization is provided on a Monday, it is effective until the end of the trading day on Monday), unless the CHIEF COMPLIANCE OFFICER or his or her delegate, upon written request, extends the approval for an additional trading day.
                In making requests for pre-execution clearance, PRE-CLEARANCE PERSONNEL, INDEPENDENT DIRECTORS/TRUSTEES, or ACCESS PERSONS will be required to furnish whatever information is called for by the office of the CHIEF COMPLIANCE OFFICER.

           (b) CHIEF COMPLIANCE OFFICER PROCEDURES.

                (i) IMCO TRADER AND PORTFOLIO MANAGER CONSIDERATION. Before a decision is made concerning a pre-execution clearance request, the CHIEF COMPLIANCE OFFICER or his or her delegate shall make such inquiries as are reasonably necessary to determine whether the proposed transaction in a COVERED SECURITY would violate any express provision of this Code, or would otherwise give rise to an material conflict of interest, and shall take such action as may be consistent with such determination.

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     3.   EFFECT OF PRE-EXECUTION CLEARANCE OF PERSONAL COVERED SECURITIES
          TRANSACTIONS
          Approval of a request for pre-execution clearance shall not operate as a waiver, satisfaction or presumption of satisfaction of any other provision of this Code, but only as evidence of good faith on the part of the PRE-CLEARANCE PERSONNEL, INDEPENDENT DIRECTOR/TRUSTEE, or ACCESS PERSON, which may be considered by the Code of Ethics Committee should a violation of any other provision of this Code be determined to have occurred.

     4.   LIMITATIONS UPON EXECUTION OF APPROVED TRANSACTIONS
          The Code of Ethics Committee shall be authorized to establish terms and conditions upon which all approved personal securities transactions in COVERED SECURITIES may be executed. Such terms and conditions may be amended, from time to time, and, where practicable, shall be stated on the pre-execution clearance request form. At a minimum, such terms and conditions shall include requirements that the PRE-CLEARANCE PERSONNEL, INDEPENDENT DIRECTOR/TRUSTEE, or ACCESS PERSON acknowledge, by signing the request form:

           (a) his or her responsibility, pursuant to paragraph VIII.2(a) of this Code, to ensure that the executing broker-dealer (or its clearing broker) simultaneously provide a duplicate confirmation of the trade, when executed, directly to the office of the CHIEF COMPLIANCE OFFICER and

           (b) his or her understanding and agreement that if, for any reason whatsoever, the approved request is not acted upon no later than the close of the New York Stock Exchange on the business day of the clearance approval, the clearance, unless the CHIEF COMPLIANCE OFFICER or his or her delegate, upon written request, extends the approval for an additional trading day, shall be deemed to have lapsed and terminated, necessitating a further original request if the trade is still desired to be pursued by the PRE-CLEARANCE PERSONNEL, INDEPENDENT DIRECTOR/TRUSTEE, or ACCESS PERSON.

     5.   DENIALS
          Grounds for denials of requests for pre-execution clearance will be provided by the CHIEF COMPLIANCE OFFICER, in writing, to the PRE-CLEARANCE PERSONNEL, INDEPENDENT DIRECTOR/TRUSTEE, or ACCESS PERSON. The CHIEF COMPLIANCE OFFICER, or his or her delegate, may deny or revoke pre-execution clearance for any reason that is deemed to be consistent with the spirit of this Code.

     6.   APPEALS

           (a)  DISCRETIONARY
                PRE-CLEARANCE PERSONNEL, INDEPENDENT DIRECTOR/TRUSTEE, or ACCESS PERSONS may appeal to the Code of Ethics Committee for a hearing as to reasons why a denial of pre-execution clearance by the CHIEF COMPLIANCE OFFICER should be overturned and reversed by the Committee. Whether or not such a hearing will be granted is totally within the discretion of the Committee.

           (b)  PROCEDURES REGARDING APPEALS
                Requests for an appeal must be in writing, stating all reasons therefore, and delivered to the office of the CHIEF COMPLIANCE OFFICER not later than seven (7) calendar days following the date of final denial of the pre-execution clearance request. Further procedures governing appeals are to be adopted by the Code of Ethics Committee and shall be furnished, upon request, by the office of the CHIEF COMPLIANCE OFFICER.

VIII.     REPORTING, DISCLOSURE AND ADMINISTRATION OF JOINT CODE OF ETHICS

Reporting and disclosure requirements to effectuate and monitor compliance with this Code, the IMCO Insider Trading Policy, Rule 17j-1 under the Investment Company Act of 1940, and Rules 204A-1 and 204-2(a)(12) and (13) under the Investment Advisers Act of 1940.

      1.   INITIAL HOLDINGS REPORTS
           No later than 10 days after a person becomes an ACCESS PERSON, the following information (which must be current as of a date no more than 45 days prior to the date the person becomes an ACCESS PERSON) shall be provided to the CHIEF COMPLIANCE OFFICER: (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each COVERED SECURITY and REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON; (b) the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; and (c) the date that the report is submitted by the ACCESS PERSON.

      2.   BROKERAGE ACCOUNT CONFIRMATIONS AND STATEMENTS
           All REPORTING PERSONS are required to ensure that the office of the CHIEF COMPLIANCE OFFICER is furnished duplicate copies of the following documents:

           (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any COVERED SECURITY in which the REPORTING PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the COVERED SECURITY which was the subject of the transaction; and

           (b) any regular periodic or other statements reflecting personal securities transaction activity in any COVERED SECURITY within any account with a securities broker-dealer in which the REPORTING PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

           In addition, all ACCESS PERSONS are required to ensure that the office of the CHIEF COMPLIANCE OFFICER is furnished duplicate copies of the following documents:

           (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any REPORTABLE USAA FUND in which the ACCESS PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the REPORTABLE USAA FUND which was the subject of the transaction; and

           (b) any regular periodic or other statements reflecting personal securities transaction activity in any REPORTABLE USAA FUND within any account with a securities broker-dealer in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

           Such copies shall be provided to the CHIEF COMPLIANCE OFFICER at the time that the ACCESS PERSON receives his or her copies from the broker-dealer.

     3.   TRANSACTIONS IN ACCOUNTS WITH THE REPORTABLE USAA FUNDS' TRANSFER
          AGENT
          Information regarding personal securities transactions by ACCESS PERSONS in any REPORTABLE USAA FUND held in an account with the REPORTABLE USAA FUND'S transfer agent will be provided directly to the office of the CHIEF COMPLIANCE OFFICER by the REPORTABLE USAA FUND'S transfer agent.

          Note that for any newly opened accounts, notification must have been previously provided, as required, in order for the office of the Chief Compliance Officer to receive such information.

     4. QUARTERLY REPORTS BY ACCESS PERSONS AND INDEPENDENT DIRECTORS/TRUSTEES Every ACCESS PERSON shall submit to the CHIEF COMPLIANCE OFFICER (or such officer's designee), on a calendar quarterly basis, a report (the Quarterly Report) of all personal securities transactions, including any voluntary contributions or adjustment to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), and Employee Stock Purchase Plans (ESPPs). To facilitate preparation of this report, at the end of each calendar quarter the CHIEF COMPLIANCE OFFICER (or such officer's designee) will provide each ACCESS PERSON a listing of transactions for which the CHIEF COMPLIANCE OFFICER (or such officer's designee) had received duplicate confirmations or other information during that quarter. An ACCESS PERSON shall review and revise (e.g., to include DRIP transactions, etc.) such listing as appropriate to satisfy this quarterly report requirement.

          Such quarterly report shall be submitted no later than 30 calendar days after the end of each calendar quarter. The Quarterly Report need not include any transactions in USAA money market funds or "EXCEPTED SECURITIES" as defined in Appendix A of this Joint Code of Ethics and shall be filed with the CHIEF COMPLIANCE OFFICER (or such officer's designee) regardless of whether or not the ACCESS PERSON had a BENEFICIAL OWNERSHIP interest in any securities transactions during the quarter.

          The Quarterly Report shall contain the following information:

                (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each COVERED SECURITY or REPORTABLE USAA FUND involved;

                (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                (c) the price of the COVERED SECURITY or REPORTABLE USAA FUND at which the transaction was effected; and

                (d) the name of the broker, dealer, bank, or transfer agent with or through whom the transaction was effected.

                (e)   the date  that the  report  was  submitted  by the  ACCESS
                      PERSON.

           With respect to any account established by an ACCESS PERSON in which any COVERED SECURITIES or REPORTABLE USAA FUNDS were held during the quarter for the direct or indirect benefit of the ACCESS PERSON:

                (1) the name of the broker, dealer, bank, or other entity (such as a mutual fund's transfer agent) with whom the ACCESS PERSON established the account;

                (2)   the date the account was established; and

                (3)   the date  that the  report  was  submitted  by the  ACCESS
                      PERSON.

           While INDEPENDENT DIRECTORS/TRUSTEES are generally not required to submit quarterly reports, an INDEPENDENT DIRECTOR/TRUSTEE must submit a quarterly report as described in this section if at the time of execution of the given personal securities transaction, he or she knew, in the ordinary course of fulfilling his or her official duties as an INDEPENDENT DIRECTOR/TRUSTEE, or should have known that during the 15-day period immediately before or after his or her transaction in a COVERED SECURITY, a USAA FUND purchased or sold the COVERED SECURITY, or a USAA FUND (or its investment adviser/subadviser) considered purchasing or selling the COVERED SECURITY.

     5.    AUTOMATIC INVESTMENT PLANS
           Transactions in COVERED SECURITIES and REPORTABLE USAA FUNDS effected pursuant to an automatic investment or dividend/capital gain reinvestment plan do not need to be reported in Quarterly Reports. If an ACCESS PERSON effects any transaction that overrides the pre-set schedule or allocations of the automatic investment or dividend/capital gain reinvestment plan, these transactions must be reported in the ACCESS PERSON'S Quarterly Report.

     6.    ANNUAL HOLDINGS REPORTS
           Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted) must be submitted to the CHIEF COMPLIANCE OFFICER: (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each COVERED Security and REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP; (b) the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON; and (c) the date that the report is submitted by the ACCESS PERSON.

     7.    OTHER REPORTING AND DISCLOSURE REQUIREMENTS
           Each REPORTING PERSON shall be required, upon his or her initial association with IMCO, SAS, or the USAA FUNDS, to complete the assigned training course and to furnish a disclosure and identification of:

           (a)  all  accounts  with  securities   broker-dealers  in  which  the
                REPORTING PERSON currently has any direct or indirect BENEFICIAL OWNERSHIP interest;

           (b) any investment or other similar clubs or groups in which he or she wishes to participate in (Participation in such clubs or groups requires advance authorization and continuous compliance with such terms and conditions as the CHIEF COMPLIANCE OFFICER may impose); and

           (c) any regular outside business interest and/or activities of the REPORTING PERSON (whether compensated or uncompensated), including any directorships within the purview of paragraph V.2 above in which he or she currently serves.

          In addition, each ACCESS PERSON shall be required to furnish upon his or her initial association with IMCO, SAS, or the USAA FUNDS a disclosure and identification of all other accounts in which the ACCESS PERSON holds any REPORTABLE USAA FUND, whether held in a brokerage account with IMCO or in accounts with the Reportable USAA Funds' transfer agency.

          Subsequent developments necessitating additions, deletions or other changes in the above information shall be brought by REPORTING PERSONS to the attention of the office of the CHIEF COMPLIANCE OFFICER prior to the occurrence of developments within the scope of sub-paragraph
          (b) above, and promptly following occurrences within the scope of sub-paragraph (a) and (c) above. The information on file will be provided to persons to whom this Code applies on an annual basis by the office of the CHIEF COMPLIANCE OFFICER.

          REPORTING PERSONS must notify the office of the CHIEF COMPLIANCE OFFICER with any new brokerage accounts within 15 days of the account being opened. In addition, all ACCESS Persons must notify the office of the CHIEF COMPLIANCE OFFICER with any new REPORTABLE USAA FUND accounts within 15 days of the account being opened.

          This includes accounts opened with USAA Brokerage Services and the USAA Funds' transfer agent.

     8.   EXEMPTION TO REPORTING REQUIREMENTS
          A person need not make an initial, quarterly or annual report under this section with respect to transactions effected for, and COVERED SECURITIES or REPORTABLE USAA FUNDS held in, any account over which the person had no direct influence or control. Refer to Appendix B for discussion of influence or control, or contact the office of the Chief Compliance Officer.

          Furthermore, quarterly transaction reports need not be filed for any transaction effected in a Non-Discretionary Account if the CHIEF COMPLIANCE OFFICER, after a thorough review, is satisfied that the Access Person truly has no discretion over the account. In making requests for quarterly transaction report exemptions, ACCESS PERSONS will be required to furnish whatever information is called for by the office of the CHIEF COMPLIANCE OFFICER.

     9.   TRAINING
          Upon becoming a REPORTING PERSON and on an annual basis thereafter, all REPORTING PERSONS will be required to complete an on-line training course about the Code.

     10.  ANNUAL REPORT TO THE USAA FUNDS' BOARDS OF DIRECTORS
          Annually, a written report will be delivered to the USAA FUNDS' Boards of Directors that: (1) describes any issues arising under the Code or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and (2) certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code.

     11. REVIEW AND APPROVAL OF THE JOINT CODE OF ETHICS BY THE USAA FUNDS' BOARDS OF DIRECTORS

          (a) The USAA FUNDS' Boards of Directors, including a majority of directors who are not interested persons of the USAA Funds, must review and approve any material changes to the Code.

          (b) A material change to the Code must be approved by the USAA FUNDS' Boards of Directors no later than six months after adoption of the material change.

          (c) The USAA FUNDS' Boards of Directors must base approval on a determination that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from violating the Code by engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT.

      12.  REVIEW OF REPORTS

           The CHIEF COMPLIANCE OFFICER or his authorized designee shall review the above-described reports pursuant to procedures established by the CHIEF COMPLIANCE OFFICER (or such officer's designee). The CHIEF COMPLIANCE OFFICER shall report the results of his review to the Code of Ethics Committee.

      13.  RECORDKEEPING REQUIREMENTS
           The following records must be maintained by the office of the CHIEF COMPLIANCE OFFICER and shall be made available to the COMMISSION or any representative of the COMMISSION at any time and from time to time for reasonable periodic, special or other examination:

           (a) A copy of the code of ethics for each organization that is in effect or was in effect within the past five years in an easily accessible place;

           (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

           (c) A copy of each report required to be made by an ACCESS PERSON including any information provided in lieu of the reports (such as brokerage statements), must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

           (d) A record of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

           (e) A copy of each report to the USAA FUNDS' Boards of Directors must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

           (f) A record of any decision, and the reasons supporting the decision, to approve the acquisition by INTERESTED ACCESS PERSON of securities under LIMITED OFFERINGS, for at least five years after the end of the fiscal year in which the approval is granted; and

           (g) A copy of every written affirmation made by each REPORTING PERSON or INDEPENDENT DIRECTOR/TRUSTEE in accordance with section IV.2 of this Code, for at least five years after the end of (i) the REPORTING PERSON'S employment or association with IMCO, SAS or other entity designated by the CHIEF COMPLIANCE OFFICER or (ii) the INDEPENDENT DIRECTOR/TRUSTEE'S service as a director/trustee of any USAA FUND.

     14.   DISCLOSURE REQUIREMENTS
           Appropriate disclosure information shall be provided, pursuant to applicable statutes, rules and regulations, with respect to the existence of this Code and provisions which permit personnel subject to this Code to invest in securities, including securities that may be purchased or held by the USAA Funds.

     15.   CONFIDENTIALITY OF REPORTS
           Reports provided to the CHIEF COMPLIANCE OFFICER (or such officer's designee) under this Code are maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code, to comply with requests for information from regulators, or to comply with applicable laws, rules, and regulations.

     16.   QUESTIONS
           If you have any questions about your responsibilities under the Code, you can contact:

           * Jeff Hill, AVP Mutual Funds Compliance, at 8-3603 or JEFFREY.HILL@USAA.COM
           * Lynn Vale, Executive Director, Life/IMCO/FPS Licensing & Administration, at 8-0226 or LYNN.VALE@USAA.COM

                            APPENDIX A - DEFINITIONS


As used within this Code, the following terms have the following meanings:

DEFINED PERSONS

1. ACCESS PERSON includes: (1) any director, trustee or officer of IMCO, SAS and/or of any one or more of the USAA FUNDS (except for the INDEPENDENT DIRECTORS/TRUSTEES), (2) any ADVISORY PERSON, (3) any person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a USAA FUND, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or (4) any other person designated by the CHIEF COMPLIANCE OFFICER.

2. ADVISORY PERSON means any IMCO employee, or other employee of USAA or its subsidiaries providing advice on behalf of IMCO and subject to IMCO's supervision and control:

     * whose functions relate to the making of recommendations with respect to such purchases or sales, of IMCO-managed accounts, or

     *    who has access to such recommendations that are nonpublic, or

     * who has access to nonpublic information regarding the purchase or sale of securities by any one or more of the USAA FUNDS or other IMCO-managed accounts, or

     * who has access to nonpublic information regarding the portfolio holdings of any REPORTABLE USAA FUND.

3. INDEPENDENT DIRECTOR/TRUSTEE means any director or trustee of a USAA FUND who is not an "interested person" of the Fund as the quoted term is defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the COMMISSION thereunder.

4. IMCO-NASD REGISTERED EMPLOYEE means any officer or employee of IMCO, SAS or other USAA company affiliated with IMCO, who is licensed and registered with the National Association of Securities Dealers, Inc. (NASD) to engage in one or more categories of securities brokerage activities subject to the supervision and control of IMCO.

5. PORTFOLIO MANAGER means any ACCESS PERSON who, with respect to any USAA FUND or other IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such USAA FUND or account.

6. PRE-CLEARANCE PERSONNEL means (i) any PORTFOLIO MANAGER or any employee of the USAA FUNDS or IMCO (or of any company in a control relationship to the USAA FUNDS or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of IMCO regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account (including, but not limited to, USAA Private Investment Management, an advisory service of IMCO) and any natural person who controls the USAA FUNDS or investment adviser and who regularly obtains information concerning recommendations made to the USAA FUNDS or other IMCO-managed account regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account; (ii) any officer of IMCO (at the level of Assistant Vice President or higher); and
      (iii) the  secretaries of those persons  identified in subsections (i) and
      (ii) of this section.

7. REPORTING PERSON means any officer or director of any USAA FUND (except for the INDEPENDENT DIRECTORS/TRUSTEES), any officer, director or employee of IMCO or SAS, any IMCO-NASD REGISTERED EMPLOYEE, any ACCESS PERSON, and any other person designated by the CHIEF COMPLIANCE OFFICER.

DEFINED SECURITIES AND ACCOUNTS

8. COVERED SECURITY encompasses each of the following (but not an EXCEPTED SECURITY or a REPORTABLE USAA FUND, each of which is separately defined below):

     * any note, stock, treasury stock, shares of a closed-end fund, shares of an exchange-traded fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights;

     *    any  put,  call,  straddle,  option,  or  privilege  on  any  security
          (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

     * any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

     * in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

9. EQUIVALENT COVERED SECURITY means, with respect to another security (the SUBJECT SECURITY), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

10.   EXCEPTED SECURITY means any:

      (a) security issued by the Government of the United States, bankers' acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund, or share of any other registered open-end investment company (other than a REPORTABLE USAA FUND or an exchange-traded fund); and

      (b) any other form of "security" which the Code of Ethics Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.

            |X| Specifically excepted under this subparagraph are the following:


v               o Investments in Qualified Tuition Programs (such as the USAA
                  College Savings Plan or other 529 plans)

                o Investments in the USAA Strategic Fund Advisor program

           In accordance with interpretations of the COMMISSION, for purposes of sub-paragraph (a) above:

           (i) "security issued by the Government of the United States" shall NOT be deemed to include any indirect obligations of the Government of the United States (so-called "agency" obligations) with a remaining maturity in excess of 397 calendar days (e.g., FNMA and FHLMC), but shall be deemed to include any obligations directly issued or guaranteed by the Government of the United States, irrespective of the obligation's initial or remaining maturity (e.g., U.S. Treasury and GNMA); and

           (ii) certain so-called "money-market instruments," including conventional repurchase agreements, U.S. Government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be EXCEPTED SECURITIES.

11. NON-DISCRETIONARY ACCOUNT means any account over which an ACCESS PERSON has given full investment discretion to a third party, retaining no ability to influence specific trades.

12. SECURITY HELD OR TO BE ACQUIRED means: any COVERED SECURITY that, within the most recent 15 days (i) is or has been held by the Fund; or is being or has been considered by the USAA Fund or its investment adviser for purchase by the USAA Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY described in paragraph (a)(10)(i) of this section.

13. USAA FUNDS means each and all of the following registered investment companies currently advised by IMCO, together with any series or portfolio thereof, as well as any such further registered investment company the board of directors or trustees of which adopts this Joint Code of Ethics:

       *     USAA Mutual Fund, Inc.
       *     USAA Investment Trust
       *     USAA Tax Exempt Fund, Inc.
       *     USAA Mutual Funds Trust

14. REPORTABLE USAA FUND means any USAA FUND, other than USAA money market funds.

DEFINED TRANSACTIONS

15. EXCESSIVE TRADING is defined as either (i) transactions in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term Fund) that violate any short-term trading restriction described in each REPORTABLE USAA Fund's prospectus or (ii) a transaction in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term Fund) which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend reinvestment or automatic investment plan) by or on behalf of the same person in the same REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund or the USAA Short-Term Fund) occurring within thirty (30) calendar days before or after the subject transaction, regardless of whether such transactions occur across multiple accounts in the same REPORTABLE USAA FUND.

16. INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to Broker-Dealer reporting requirements of the Securities Exchange Act of 1934.

17. LIMITED OFFERING means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts.

18. PERSONAL SECURITIES TRANSACTION means the execution, either directly or indirectly, of any "purchase or sale of a security."

19. PURCHASE OR SALE OF A COVERED SECURITY shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a COVERED SECURITY, by which a person (other than a USAA FUND or other IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect BENEFICIAL OWNERSHIP interest.

     Excepted from the definition of this term and from the coverage by this Code is any "purchase or sale of a security":

           (a) involving a security or securities account over which a person has no direct or indirect influence or control;

           (b) which is non-volitional on the part of the person by or for whom the transaction is effected;

           (c) which is effected pursuant to an automatic dividend reinvestment plan; or

           (d)  involving either:

                (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer PRO RATA to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or

(a)   the sale of any such rights so acquired.

20. BENEFICIAL OWNERSHIP and BENEFICIAL OWNER shall have the meanings accorded to them in Appendix B to this Code.

21. SHORT-TERM MATCHED PROFIT TRANSACTION means the combination of any "personal securities transaction" (the SUBJECT TRANSACTION) in a COVERED SECURITY which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any "equivalent") COVERED SECURITY occurring within sixty (60) calendar days before or after the subject transaction, results in actual trading profit for the person.


OTHER DEFINITIONS

22. CHIEF COMPLIANCE OFFICER means the AVP, Mutual Funds Compliance, or any other individual designated by the Code of Ethics Committee to meet the responsibilities of such officer on an interim basis.

23. FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the COMMISSION under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the COMMISSION or the Department of the Treasury.

24. UNLAWFUL ACTIONS means it is unlawful for any REPORTING PERSON in connection with the purchase or sale, directly or indirectly, by the person of a SECURITY HELD OR TO BE ACQUIRED by A USAA FUND or other
      IMCO-managed account: (1) to employ any device, scheme or artifice to defraud the USAA FUND or other-IMCO managed account; (2) to make any untrue statement of a material fact to the USAA FUND or other IMCO-managed account or omit to state a material fact necessary in order to make the statements made to the USAA FUND or other IMCO-managed account, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the USAA FUND or other IMCO-managed account; or (4) to engage in any manipulative practice with respect to the USAA FUND or other IMCO-managed account.

25. IMPERMISSIBLE CONDUCT means engaging in EXCESSIVE TRADING in a REPORTABLE USAA FUND.

26.   COMMISSION shall mean the Securities and Exchange Commission.

                        APPENDIX B - BENEFICIAL OWNERSHIP


   For purposes of the USAA Joint Code of Ethics, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "beneficial owner" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

   The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations which MIGHT not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

SECURITIES DEEMED TO BE "BENEFICIALLY OWNED"

   Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others FOR YOUR BENEFIT in an account over which you have influence or control, such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner, and securities owned by any corporation that you control.

   Set forth below are some examples of how beneficial ownership may arise in different contexts.

   FAMILY HOLDINGS. Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you. Your "immediate family" includes any child, step-child, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You will be presumed to be the beneficial owner of a family member's holdings only if that family member shares your household. However, you may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent UPON you.

   PARTNERSHIP AND CORPORATE HOLDINGS. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company," the corporation's holdings of securities are attributable to you.

   TRUSTS. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

   ESTATES. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary unless there is a specific bequest to you or such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

SOME PRACTICAL EXAMPLES OF BENEFICIAL OWNERSHIP

      |X| Ownership of a COVERED SECURITY or REPORTABLE USAA FUND by your spouse or minor children

      |X| Ownership of a COVERED  SECURITY or  REPORTABLE  USAA FUND by a family member sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

      |X| Ownership,  partnership  interest,  or similar  interest  in a COVERED
          SECURITY or REPORTABLE USAA FUND accounts held by a corporation, general or limited partnership or similar entity you control

      |X| Right to receive dividends or interest from a COVERED SECURITY or REPORTABLE USAA FUND even if that right is separate or separable from the underlying securities

      |X| Interest in a COVERED SECURITY or REPORTABLE USAA FUND held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal)

      |X| Right to acquire a COVERED SECURITY through the exercise or conversion of a "derivative" COVERED SECURITY

SECURITIES DEEMED NOT TO BE "BENEFICIALLY OWNED"

   For purposes of the Joint Code of Ethics, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you, AND who is not economically dependent upon you.

"INFLUENCE OR CONTROL"

   Supplementing the foregoing principles of beneficial ownership is a further concept of "direct or indirect influence or control" which, in instances where it appropriately applies, will operate so as to afford persons covered by the Joint Code of Ethics with an exception from the pre-execution clearance, post-trade reporting and year-end securities position disclosure requirements (as well as the various self-operative investing and trading restrictions) of the Code. This further concept provides, in effect, that in cases where beneficial ownership is indirect, the covered person must have an ability to exercise direct or indirect influence or control over the subject security or securities account for such security or account, or an individual transaction therein, to be within the purview of the Code.

   To have such "influence or control," the covered person must have an ability to prompt, induce or otherwise affect transactions in the subject security or securities account. Like "beneficial ownership," the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be where the beneficiary of a revocable trust has significant ongoing business and social relationships with the trustee of the trust. Examples of where influence or control does not exist would be a true blind trust, or securities held by a limited partnership in which the covered person's only participation is as a non-controlling limited partner. The determining factor in each case will be whether the covered person has ANY direct or indirect influence or control over the subject security or securities account. You are presumed under the Code to have "influence or control" as a result of having the following:

      |X| Investment control (sole or shared) over a personal brokerage account

      |X| Investment control (sole or shared) over an account in the name of your spouse or minor children, unless you have renounced an interest in your spouse's assets (subject to the approval of the CHIEF COMPLIANCE OFFICER)

      |X| Investment control (sole or shared) over an account in the name of any family member, friend, or acquaintance

      |X| Involvement in an Investment Club

      |X| Trustee power over an account

      |X| An active power of attorney or limited trading authorization over an account

                       USAA INVESTMENT MANAGEMENT COMPANY
                           POLICY STATEMENT CONCERNING
                                 INSIDER TRADING


I.       Policy Statement

         USAA Investment Management Company ("IMCO") forbids any officer, director or employee from trading, either personally or on behalf of others, including mutual funds and brokerage service or other investment portfolios managed by IMCO, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "Insider Trading". IMCO's policy applies to every officer, director and employee and extends to activities within and outside their duties at IMCO. Every officer, director and employee must read and retain this policy statement.

         This Policy Statement applies to trading in all types of financial instruments, including but not limited to, equity, debt, government, municipal, tax-exempt, mutual funds, futures, and options.

         A. What is Insider Trading?

                 The term "Insider Trading" is not defined in the federal securities laws, but is generally referred to as the use of material nonpublic information to trade in securities (whether or not one is an "Insider") or to communications of material nonpublic information to others.

                 While the law concerning Insider Trading is not static, it is generally understood that the law prohibits:

                 1. Trading by an Insider while in possession of material nonpublic information,

                 2. Trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an Insider's duty to keep it confidential or was misappropriated, or

                 3.    Communicating material nonpublic information to others.

                 The elements of Insider Trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this Policy Statement, you have any questions you should consult the IMCO Compliance Officer.

         B. Who is an Insider?

                 The concept of "Insider" is broad. It may include officers, directors and employees of any public company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, IMCO may become a temporary insider of a company it advises, for which it performs other services or whose securities it owns either directly or beneficially.

         C. What is material information?

                 Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.
                 Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                 Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S. (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

         D. What is Nonpublic Information?

                 Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

II.  Procedures  to  Implement  USAA  Investment   Management  Company's  Policy
Concerning Insider Trading

         A. All reporting persons as defined in the Joint Code of Ethics must affirm in writing upon initial employment and at least annually thereafter, their receipt of, familiarity with, understanding of and agreement to comply with the Joint Code of Ethics and IMCO Insider Trading Policy.

         B.      Identifying Insider Information

                 Before trading for yourself or others, including mutual funds or private accounts managed by IMCO, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

                  2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

                  If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

                  1. Report the matter immediately to the IMCO Compliance Officer in writing.

                  2. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by IMCO.

                  3. Do not communicate the information inside or outside IMCO, other than to the Compliance Officer.

                  4. After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information. Such communication shall be written.

           C.     Restricting Access to Material Nonpublic Information

                  In the event that you identify certain information as MATERIAL and NONPUBLIC, such information may be inside information and may not be communicated to anyone, including persons within IMCO, except as provided in Paragraph B above. In addition, care should be taken so that such information is secure and treated as confidential information.

           D.     Resolving Issues Concerning Insider Trading

                  If, after consideration of the items set forth in Paragraph B, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any act, it must be discussed with the Compliance Officer before trading or communicating the information to anyone.

III.       Supervisory Procedures for Control of Insider Trading

                  The role of the Compliance Officer is critical to the implementation and maintenance of IMCO's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of Insider Trading and detection of Insider Trading.

           A.     Prevention of Insider Trading

                  To prevent Insider Trading, the Compliance Officer shall:

                  1.    Provide,  at least annually,  an educational  program to
                        familiarize  officers,   directors  and  employees  with
                        IMCO's Policy and Procedures.

                  2.    Answer questions regarding IMCO's Policy and Procedures,
                        to  include  Insider  Trading  and  material   nonpublic
                        information transactions.

                  3. Resolve issues of whether information received by an officer, director or employee of IMCO is material and nonpublic.

                  4. Review on a regular basis and update as necessary IMCO's Policy and Procedures.

                  5. When it has been determined that an officer, director or employee of IMCO has material nonpublic information:

                        i.   implement measures to prevent dissemination of such
                             information    including    measures   to   prevent
                             dissemination to subadvisers; and

                        ii. if necessary, restrict officers, directors and employees from trading the securities, and maintain a Restricted List to include security description, symbol, date restricted and date restriction removed; and

                  6.    Promptly  review,  and either approve or disapprove,  in
                        writing, each request of an officer, director or employee for clearance to trade in specified securities.

           B.     Detection of Insider Trading

                  To detect Insider Trading, the Compliance Officer or his designee shall:

                  1. review the trading  activity reports filed by each officer, director and employee,

                  2. review the trading  activity  of mutual  funds and private accounts managed by IMCO,

                  3. review trading activity of IMCO's own account, and

                  4. coordinate   the  review  of  such   reports  with  other
                     appropriate officers, directors or employees of IMCO.

           C.     Special Reports to Management

                  Promptly, upon learning of a potential violation of IMCO's Policy and Procedures to Detect and Prevent Insider Trading, the Compliance Officer should prepare a written report to management providing full details and recommendations for further action.

                             USAA MUTUAL FUND, INC.
                              USAA INVESTMENT TRUST
                           USAA TAX EXEMPT FUND, INC.
                             USAA MUTUAL FUNDS TRUST

                     DISCLOSURE OF PORTFOLIO HOLDINGS POLICY

GENERAL STATEMENT OF POLICY

      This policy of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust, and USAA Life Investment Trust (the Funds) has been developed to prevent possible misuse of material non-public portfolio holdings information of the Funds. This policy applies to all directors, officers, employees, and agents who have roles and responsibilities related to the Funds.

PURPOSE OF POLICY

      The Funds' portfolio holdings may be material non-public information and, if so, must not be selectively disclosed, except under the safeguards and circumstances provided herein or as otherwise required by state law or federal securities laws. This policy is designed to prevent the possible misuse of knowledge of the Funds' portfolio holdings.

POLICY

      The general policy of the Funds is to not separately disclose to any person the portfolio holdings of the Funds. Therefore, no person who is covered by this policy may disclose portfolio holdings of the Funds, except as provided herein.

PROCEDURES

      To prevent the selective disclosure of portfolio holdings of the Funds, the general policy of the Funds is to NOT disclose any portfolio holdings of the Funds, other than the portfolio holdings filed with the Securities and Exchange Commission (SEC) on Form N-CSR (i.e., annual and semiannual reports) and Form N-Q (i.e., quarterly portfolio holdings reports), and any portfolio holdings made available on usaa.com.

      The Funds' general policy of preventing selective disclosure of portfolio holdings shall not apply in the following instances:

      * Where the person to whom the disclosure is made owes a fiduciary or other duty of trust or confidence to the Funds (e.g., auditors, attorneys, and Access Persons under the Funds' Joint Code of Ethics);

      * Where the person has a valid business reason to have access to the portfolio holdings information and has agreed not to disclose or misuse the information (e.g., custodians, accounting agents, securities lending agents, subadvisers, rating agencies, and proxy voting agents);

      *   As disclosed in each Fund's Statement of Additional Information (SAI);
          and

*     As required by law or a regulatory body.

         So, whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information which (i) has been filed with the SEC, or (ii) is available on usaa.com, that request may be answered in compliance with USAA Investment Management Company's internal policies without the need for any special approval by the Fund's officers. In addition, any request from a person or entity listed on Exhibit A seeking a Fund's portfolio holdings information may be answered in compliance with USAA Investment Management Company's internal policies without the need for any special approval by the Fund's officers.

         Whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information and such request does not satisfy any of the conditions set forth in the prior paragraph allowing such request to be answered immediately, such request must be sent in writing to the Chief Compliance Officer (CCO), Securities Counsel, or their designee(s) who will make the determination whether disclosure of such portfolio holdings may be made and whether the relevant Fund needs to make any related disclosure in its SAI. A report will be made to a Fund's Board of Directors/Trustees at each quarterly meeting about (i) any determinations made by the CCO, Securities Counsel, or their designee(s) pursuant to the procedures set forth in this paragraph, and
(ii) any violations of this policy.

RECORD RETENTION

      The CCO, Securities Counsel, or their designee(s) shall maintain and preserve in an easily accessible place a copy of this policy (and any amendments) and shall maintain and preserve for a period of not less than six years any written records completed in accordance with this policy.

                                    EXHIBIT A

I.    ARRANGEMENTS TO DISCLOSE PORTFOLIO HOLDINGS

If portfolio holdings are released pursuant to an ongoing arrangement with any party, a Fund must have a legitimate business purpose for doing so, and neither the Fund, nor USAA Investment Management Company or its affiliates, may receive any compensation in connection with an arrangement to make available information about the Fund's portfolio holdings. A Fund may disclose any and all portfolio information to its service providers and others who generally need access to such information in the performance of their contractual duties and responsibilities and are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law and/or agreement. These service providers include each Fund's:

     *     Investment adviser and subadviser(s);
     *     Custodian;
     *     Administrator;
     *     Securities lending agent;
     *     Auditors;
     *     Internal auditors when necessary to conduct audit-related work;
     *     Attorneys;
     *     Accounting agent;
     *     Proxy voting agent; and
     *     Trade analysis consultant.

Each Fund also may distribute portfolio holdings to other entities including:

     *     Mutual fund evaluation services such as Lipper Analytical Services;
     *     Rating agencies; and
     * Broker-dealers that may be used by the Fund, for the purpose of efficient trading and receipt of relevant research.

II.   SCHEDULED DISCLOSURE OF PORTFOLIO HOLDINGS

* Each Fund (except for each Fund of USAA Life Investment Trust) intends to post its annual and semiannual reports, and quarterly schedules of portfolio holdings on usaa.com after these reports are filed with the Securities and Exchange Commission (which typically occurs approximately 60 days after the end of each fiscal quarter).

* Each Fund (except for the USAA money market funds, the USAA Total Return Strategy Fund, and each Fund of USAA Life Investment Trust) intends to post its top ten holdings on usaa.com 15 days following the end of each month. This information will also be made available on USAA Investment Management Company's intranet.

* Approximately 60 days after the end of each fiscal quarter, a Fund's portfolio holdings will be delivered to certain independent evaluation and reporting services such as Bloomberg, Standard & Poor's, and Morningstar.

* For the last month of each quarter, after each Fund's top ten holdings are made available on usaa.com, this information will be delivered to certain independent evaluation and reporting services such as Lipper, Standard & Poor's, Thomson Financial, and Value Line.

                                 Exhibit p(ii)

                               THE CODE OF ETHICS
                                       OF
                        NORTHERN TRUST INVESTMENTS, N.A.

         This Code of Ethics (the "Code") has been adopted by Northern Trust Investments, N.A. ("NTI") in compliance with Rule 17j-1(c)(1) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the "Advisers Act").

         The purpose of the Code is to establish general principles governing the conduct of NTI employees in connection with NTI's services as an investment adviser and to establish procedures to enhance compliance with those general principles.

I.       GENERAL PRINCIPLES

         These principles emphasize NTI's fiduciary duty to clients and the obligation of NTI employees to uphold that fundamental duty.

         All NTI directors, officers and employees are subject to the following:

         A.     The duty at all times to place the interests of clients first;

         B. The requirement that all personal securities transactions be conducted in such a manner as to be consistent with this Code and to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility;

         C. The principle that NTI employees should not take inappropriate advantage of their positions;

         D. The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential;

         E.     The   principle    that    independence    in   the   investment
                decision-making process is paramount; and

         F. The duty to preserve NTI's reputation for honesty, integrity, and professionalism.

         These general principles govern the conduct of all directors, officers, and employees of NTI, whether or not the conduct also is covered by more specific standards and procedures set forth below.

         Failure to comply with this Code may result in disciplinary action, including termination of employment.

II.      SCOPE OF THE CODE

         A.     Persons Covered by the Code

         This Code applies to all NTI employees.  For purposes of this Code:

               1.    SUPERVISED PERSONS include:

                    a.   Directors   and  officers  of  NTI  (or  other  persons
                         occupying  a  similar  status  or  performing   similar
                         functions);

                    b.   Employees of NTI;

                    c. Any other person who provides advice on behalf of NTI and is subject to NTI's supervision and control; or

                    d. Any other persons designated by the Chief Compliance Officer.

         2.    ACCESS PERSONS include any Supervised Person who:

                    a. Has access to nonpublic information regarding any clients' purchase or sale1 of securities, or nonpublic information regarding the portfolio holdings of any investment company registered under the 1940 Act advised or sub-advised by NTI or affiliates of NTI;

                    b. Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic; or

                    c.   Is a director or officer of NTI.

                    In addition, "Access Person" means (a) any employee of NTI (and any director, officer, general partner or employee of any company in a control relationship to NTI) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by an investment company registered under the 1940 Act that NTI advises or sub-advises, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
                    (b) any natural person in a control relationship to NTI who obtains information concerning the recommendations made to an investment company registered under the 1940 Act with regard to the purchase or sale of a Covered Security by an investment company registered under the 1940 Act that NTI advises or sub-advises.

--------
1 The terms "purchase or sale" should be interpreted broadly to include any other type of acquisition or disposition by a client, such as the exercise of options.

               3.   INVESTMENT PERSONS include any Supervised Person who:

                    a. Makes investment decisions for clients (i.e., portfolio managers);

                    b.   Provides  information or advice to portfolio  managers;
                         or

                    c. Helps execute and/or implement the portfolio manager's decisions (i.e., securities analysts and traders).

         B.    Accounts Covered by the Code

               1.   COVERED ACCOUNTS include:

                    a.   All accounts in the name of the person;

                    b.   All accounts of the person's spouse;

                    c. All accounts of any minor children or other relatives (by marriage or otherwise) living in the person's home; and

                    d. All accounts in which any of the foregoing persons had any beneficial ownership2 interest or over which he or she exercises control or investment influence.

         C.    Securities Covered by the Code

               1. COVERED SECURITY means any stock, bond, future, investment contract or any other instrument that may be considered a "security," (including securities issued by Northern Trust Corporation). The term "Covered Security" is very broad and includes:

                    a.   Options on securities, on indexes and on currencies;

                    b. All kinds of limited partnerships (e.g., LLC, LLP, etc.);


                    c. Foreign unit investment trusts and foreign mutual funds;

                    d. Private investment funds, hedge funds, and investment clubs;


2 A person is a  "beneficial  owner" of a security for purposes of the
Code if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. An indirect pecuniary interest includes, but is not limited to: (1) securities held by members of a person's immediate family sharing the same household; (2) a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; (3) a person's right to dividends that is separated or separable from the underlying securities; (4) a person's interest in securities held by a trust; and (5) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

                    e.   Closed-end mutual funds and unit investment trusts; and

                    f. Shares of open-end mutual funds registered under the 1940 Act that are advised or sub-advised by NTI or affiliates of NTI, except money market funds. [URL]

               2.   Covered Security does not include:

                    a.   Direct  obligations  of  the  U.S.   government  (e.g.,
                         treasury securities);

                    b. Bankers acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

                    c. Shares issued by money market funds registered under the 1940 Act; and

                    d. Shares of open-end mutual funds registered under the 1940 Act that are not advised or sub-advised by NTI or affiliates of NTI.

III.     STANDARDS OF BUSINESS CONDUCT

         All Supervised Persons are subject to the following standards of business conduct:

         A. COMPLIANCE WITH LAWS AND REGULATIONS. Supervised Persons must comply with applicable federal securities laws:

               1. Supervised Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

                    a.   To defraud such client in any manner;

                    b. To mislead such client, including by making a statement that is untrue or omits material facts;

                    c. To engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon such client;

                    d. To engage in any manipulative practice with respect to such client; or

                    e. To engage in any manipulative practice with respect to securities, including price manipulation.

         B. CONFLICTS OF INTEREST. As a fiduciary, NTI has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. In addition,

               Supervised Persons should avoid situations that have even the appearance of conflict or impropriety.

               1. CONFLICTS AMONG CLIENT INTERESTS. Conflicts of interest may arise where NTI or its Supervised Persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which Supervised Persons have made material personal investments, accounts of close friends or relatives of Supervised Persons). This Code prohibits inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

               2. COMPETING WITH CLIENT TRADES. This Code prohibits Access Persons from using knowledge about pending or currently considered transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities.

         C. INSIDER TRADING. Supervised Persons are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information, as well as communicating material nonpublic information to others in violation of the law. Supervised Persons are subject to and must comply with the Northern Trust Corporation Statement of Confidential Information and Securities Trading.

         D. GIFTS AND ENTERTAINMENT. Supervised Persons are subject to and must comply with the policy on Gifts, Bequests, Meals, Entertainment and Loans from clients or vendors contained in the Northern Trust Corporation Guidelines Relating to Standards of Conduct.

         E. POLITICAL CONTRIBUTIONS AND CHARITABLE AND COMMUNITY ACTIVITIES. Supervised Persons are subject to and must comply with the policies on Political Contributions and Charitable and Community Activities contained in the Northern Trust Corporation Guidelines Relating to Standards of Conduct.

         F. CONFIDENTIALITY. All client information is confidential. Supervised Persons must keep all information concerning clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the client's financial circumstances, the client's security holdings and advice furnished to the client by NTI.

               Supervised Persons are prohibited from sharing information with persons employed by affiliated entities, except for legitimate business purposes.

         G. SERVICE ON A BOARD OF DIRECTORS. An Access Person should not serve as a member of a board of directors of a publicly held company. Exceptions to this policy require the written approval of the Access Person's business unit President or in the case of a business unit President his or her immediate supervisor.

IV.      PERSONAL SECURITIES TRANSACTIONS.

         Access  Persons must strictly  comply with the  following  policies and
         procedures  regarding  personal  securities   transactions  in  Covered
         Accounts.

         A. INITIAL PUBLIC OFFERINGS. All Access Persons are prohibited from acquiring any securities in an initial public offering. Access Persons may only acquire securities in the secondary market not sooner than the first business day after the initial public offering date.

         B. LIMITED OR PRIVATE OFFERINGS - PRE-CLEARANCE. Access Persons must obtain written approval from the Chief Compliance Officer ("CCO") prior to any acquisition of securities in a limited offering (e.g., private placement). The CCO will take into account, among other factors, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to an Access Person by virtue of his or her position with NTI.

               1. Access Persons who have been approved to acquire securities in a private placement are required to disclose that investment in writing to the Chief Investment Officer ("CIO") when the Access Person plays a part in the subsequent consideration of an investment in the issuer on behalf of a client; and

                     In such circumstances, the decision to purchase securities of the issuer for the client must be approved in writing by the CIO. The CIO determination shall be forwarded to the Investment Compliance Department.

         C.    BLACKOUT PERIODS.

               1. No Access Person shall engage in a securities transaction when the Access Person knows at the time of the transaction that such security is being considered for purchase or sale by an open-end mutual fund advised or sub-advised by NTI or affiliates of NTI.

               2. Investment Persons, and any other Access Persons designated by the CCO, are prohibited from executing a transaction in any Covered Security until a pending "buy" or "sell" order on the Chicago Central Trading Desk in the same (or a related) Covered Security is executed or withdrawn.

               3. Investment Persons are prohibited from purchasing or selling a security during the period beginning seven (7) calendar days before and ending seven (7) calendar days after the day on which a client account managed, or co-managed, by that Investment Person has purchased or sold that same security.

               4. No Investment Person, or any other Access Person designated by the CCO, shall purchase or sell any Covered Security for a period of five (5) business days after the Covered Security has been added to the Guidance List or any change to the internal rating on the Covered Security on the Guidance List.

               5. Transactions in equity securities of companies with market capitalization of $50 billion or more at the time of purchase or sale are not subject to the blackout periods or pending buy and sell order restrictions noted herein.
                    However, such transactions are still subject to the pre-clearance requirement.

               6.   The  prohibitions  set forth in C.1., 2., 3. and 4. above do not apply where the client account purchases or sells Covered Securities for the purpose of replicating a broad-based index. Such transactions are still subject to pre-clearance requirements.

         D. SHORT-TERM TRADING. Access Persons are generally discouraged from engaging in short-term speculative trading, excessive trading and trading which interferes with the Access Person's job responsibilities. Access Persons are subject to the trading restrictions set forth in the prospectus of any registered investment company advised or sub-advised by NTI or an affiliate of NTI.

         E. TRADING IN NORTHERN TRUST CORPORATION SECURITIES. Supervised Persons are subject to and must comply with the Northern Trust Corporation Statement of Confidential Information and Securities Trading.

V.       COMPLIANCE PROCEDURES

         A. PERSONAL SECURITIES TRANSACTION PROCEDURES AND REPORTING.

               1. PRE-CLEARANCE PROCEDURES. Investment Persons, and any other Access Persons designated by the CCO, are required to obtain pre-clearance for a transaction in a Covered Security (except open-end mutual funds registered under the 1940 Act advised or sub-advised by NTI or affiliates of NTI).

                    a. A request for approval shall be submitted on the prescribed form to the CCO or designee;


                    b. Each approval for a proposed transaction shall be valid until 3 p.m. Central Standard Time on the first day the financial markets are open for trading following the day of approval;

                    c.   The CCO or designee  shall  obtain  approval  for their
                         requested   transaction   from  the  NTGI  Director  of
                         Investment Compliance or designee;

                    d. PRE-CLEARANCE EXEMPTIONS. Investment Persons, and any other Access Persons designated by the CCO, need not pre-clear:

                         i. Purchases or sales over which an Investment Person, or any other Access Person designated by the CCO, has no direct or indirect influence or control, as approved by the Ethics Committee;

                         ii.  Securities issued by Northern Trust Corporation;

                         iii. Purchases  or  sales   pursuant  to  an  Automatic
                              Investment Plan, a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (including a dividend reinvestment plan);

                         iv. Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;

                         v. Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

                         vi.  Registered open-end investment company shares;

                         vii. Exchange   traded   funds  that  are  based  on  a
                              broad-based index;

                         viii Futures and options on  currencies  or on a broad-
                              based index; and

                         ix.  Other non-volitional events.

               2.   REPORTING REQUIREMENTS.

                    a. HOLDINGS REPORTS. All Access Persons must submit to the CCO or designee a report of all holdings of Covered Securities in Covered Accounts within 10 days of becoming an Access Person and thereafter on an annual basis. Each Holdings Report must include:

                         i. The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

                         ii. The name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and

                         iii. The date the report is submitted.

                         The information supplied must be current as of a date no more than 45 days before the annual report is submitted. For new Access Persons, the information must be current as of a date no more than 45 days before the individual became an Access Person.

                    b. QUARTERLY TRANSACTION REPORTS. All Access Persons must submit to the CCO or designee a Quarterly Transaction Report no later than 30 days after the end of each calendar quarter covering all transactions in Covered Securities during the quarter.3 The Quarterly Transaction Report must include information about each transaction involving a Covered Security where the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. The Quarterly Transaction Report must include:

                         i. The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each Covered Security involved;

                         ii. The nature of the transaction (e.g., purchase, sale);

                         iii. The price at which the transaction was effected;

                         iv. The name of the broker, dealer or bank with or through which the transaction was effected; and

                         v. The date the Quarterly Transaction Report is submitted.

                    c. BROKERAGE ACCOUNT REPORTS. All Access Persons must disclose the following information about any brokerage account opened containing Covered Securities held for the direct or indirect benefit of the Access Person:

                         i. The name of the broker, dealer or bank with which the Access Person established the account;

                         ii.  The date the account was established; and

                                     - 9 -
----------
3 Access Persons are reminded that Covered Securities include shares in open-end mutual funds registered under the 1940 Act that are advised or sub-advised by NTI or affiliates of NTI, except money market funds.

                         iii. The  date  the   Brokerage   Account   Report   is
                              submitted.

                    d. REPORTING EXEMPTIONS. Access Persons need not report transactions that would duplicate information contained in broker trade confirmations or account statements that NTI holds in its records so long as NTI receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

               3. DUPLICATE BROKERAGE CONFIRMATIONS AND STATEMENTS. All Access Persons are required to direct their brokers to provide to the CCO or designee duplicate copies of confirmations of all transactions in Covered Securities and copies of periodic statements for all Covered Accounts.

         B. CERTIFICATION OF COMPLIANCE. NTI will provide a copy of the Code to all Supervised Persons.

               1. INITIAL CERTIFICATION. All Supervised Persons are required to certify in writing that they have (a) received a copy of this Code; (b) read and understand all provisions of this Code; and (c) agreed to comply with the terms of this Code.

2. ANNUAL CERTIFICATION. All Supervised Persons shall annually certify that they have read, understood and complied with this Code. In addition, Supervised Persons are required to certify they made all of the reports required by the Code and have not engaged in any prohibited conduct.

         C. INVESTMENT COMPANY REPORTING. NTI shall annually submit this Code to the board of directors/trustees of any investment company it advises or sub-advises, as well as a written report that describes any issues arising under this Code since the last report. The report shall include information about material violations of this Code, sanctions imposed in response to such violations and a discussion of whether any material waivers were granted during the period. NTI shall also certify that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code. Any material amendments to this Code will be promptly submitted to the boards.

VI.      RECORDKEEPING AND ADMINISTRATION

         A.    NTI shall preserve in an easily accessible place:

               1. A copy of the current Code in effect and a copy of any predecessor Code for a period of five years after it was last in effect;

               2. A record of any violation of the Code and any action taken as a result of such violation, for a period of five years from the end of the fiscal year in which the violation occurred;

               3. A copy of each report (or broker confirmations and statements provided in lieu thereof) made by an Access Person for a period of five years from the end of the fiscal year in which the report was made, the first two years in an easily accessible place;

               4. A list of all Supervised Persons who are, or within the prior five (5) years have been, required to make reports and a list of all Supervised Persons responsible for reviewing such reports; and

               5. A copy of each report furnished to the board of any investment company pursuant to Rule 17j-1(c)(2)(ii) of the Investment Company Act of 1940, describing issues arising under the Code and certifying that NTI has adopted procedures reasonably designed to prevent Access Persons from violating this Code.

               6. A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities in initial public offerings and Limited Offerings, for at least five years after the end of the fiscal year in which the approval was granted.

               7. A record of all written acknowledgements for each person who is currently, or within the past five years was, required to acknowledge their receipt of this Code and any amendments thereto. All acknowledgements for a person must be kept for the period such person is a Supervised Person of NTI and until five years after the person ceases to be a Supervised Person of NTI.

         B. REPORTING VIOLATIONS. All Supervised Persons must report violations of this Code promptly to the CCO or designee. Retaliation against any Supervised Person who reports a violation is prohibited and constitutes a further violation of the Code.

         C. SANCTIONS. Any violation of this Code may result in any disciplinary action that NTI deems appropriate, including but not limited to a warning, fines, disgorgement, suspension of trading privileges, demotion or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

         D. FURTHER INFORMATION REGARDING THIS CODE. All questions or interpretation of provisions of this Code shall be submitted in writing to and resolved by the Ethics Committee and the General Counsel of Northern Trust Corporation or his designee ("Legal
               Counsel"). Pending resolution of any issue submitted to the Ethics Committee and Legal Counsel, any uncertainty about the scope of any provision of this Code should be resolved in favor of a broader rather than narrower interpretation. The Ethics Committee and Legal Counsel also reserve the right in appropriate circumstances to grant waivers from any requirement under this Code.

Dated:  February 1, 2005

                                 Exhibit p(iii)

                                 CODE OF ETHICS

                    MERRILL LYNCH INVESTMENT MANAGERS (MLIM)
                         REGISTERED INVESTMENT COMPANIES
                          AND THEIR INVESTMENT ADVISERS
                            AND PRINCIPAL UNDERWRITER




SECTION 1 - BACKGROUND

         This Code of Ethics is adopted under Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") and Rule 204-2(a) under the Investment Advisers Act of 1940 and has been approved by the Boards of Directors of each of the MLIM funds.1 Except where noted, the Code applies to all MLIM employees.

         Section 17(j) under the Investment Company Act of 1940 makes it unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in fraudulent personal securities transactions. Rule 17j-1 requires each Fund, investment adviser and principal underwriter covered by the Rule to adopt a Code of Ethics that contains provisions reasonably necessary to prevent an employee from engaging in conduct prohibited by the principles of the Rule. The Rule also requires that reasonable diligence be used and procedures be instituted which are reasonably necessary to prevent violations of the Code of Ethics.

SECTION 2 - STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

         The Code of Ethics is based on the fundamental principle that MLIM and its employees must put client interests first. As an investment adviser, MLIM has fiduciary responsibilities to its clients, including the registered investment companies (the "Funds") for which it serves as investment adviser. Among MLIM's fiduciary responsibilities is the responsibility to ensure that its employees conduct their personal securities transactions in a manner which does not interfere or appear to interfere with any Fund transactions or otherwise take unfair advantage of their relationship to the Funds. All MLIM employees must adhere to this fundamental principle as well as comply with the specific provisions set forth herein. It bears emphasis that technical compliance with these provisions will not insulate from scrutiny transactions which show a pattern of compromise or abuse of an employee's fiduciary responsibilities to the Funds. Accordingly, all MLIM employees must seek to avoid any actual or potential conflicts between their personal interest and the interest of the Funds. In sum, all MLIM employees shall place the interest of the Funds before personal interests.

--------
1 As applicable herein, MLIM includes the investment advisers and principal underwriter of investment companies registered under the 1940 Act.

SECTION 3 - INSIDER TRADING POLICY

         All MLIM employees are subject to MLIM's Insider Trading Policy, which is considered an integral part of this Code of Ethics. MLIM's Insider Trading Policy, which is set forth in the MLIM Code of Conduct, prohibits MLIM employees from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits MLIM employees from communicating to third parties any material nonpublic information about any security or issuer of securities. Additionally, no MLIM employee may use inside information about MLIM activities or the activities of any Merrill Lynch & Co., Inc. entity to benefit the Funds or to gain personal benefit. Any violation of MLIM's Insider Trading Policy may result in sanctions, which could include termination of employment with MLIM. (See
Section 10--Sanctions).

SECTION 4 - RESTRICTIONS RELATING TO SECURITIES TRANSACTIONS

A.   GENERAL TRADING RESTRICTIONS FOR ALL EMPLOYEES

         The following restrictions apply to all MLIM employees:

1. ACCOUNTS. No employee, other than those employed by Merrill Lynch Investment Managers International Limited ("MLIMI"), may engage in personal securities transactions other than through an account maintained with Merrill Lynch, Pierce, Fenner & Smith Incorporated or another Merrill Lynch broker/dealer entity ("Merrill Lynch") unless written permission is obtained from the Compliance Director. Similarly, no MLIMI employee may engage in personal securities transactions other than through an account maintained with Merrill Lynch or The Bank of New York Europe Limited ("BNYE") unless written permission is obtained from the Compliance Director.

2. ACCOUNTS INCLUDE FAMILY MEMBERS AND OTHER ACCOUNTS. Accounts of employees include the accounts of their spouses, dependent relatives, trustee and custodial accounts or any other account in which the employee has a financial interest or over which the employee has investment discretion (other than MLIM-managed Funds).

3. MUTUAL FUND ACCOUNTS. Employees may maintain mutual fund accounts away from Merrill Lynch (i.e., accounts maintained at the mutual fund's transfer agent). However, Merrill Lynch funds must be held in accounts at Merrill Lynch. In addition, investment personnel who have investment authority over a sub-advised mutual fund may only hold that fund through a Merrill Lynch account as discussed in Section 4.B.8.

4. PRECLEARANCE. All employees must obtain approval from the Compliance Director or preclearance delegatee prior to entering any securities transaction

         (with the exception of exempted securities as listed in Section 5) in all accounts. Approval of a transaction, once given, is effective only for the business day on which approval was requested or until the employee discovers that the information provided at the time the transaction was approved is no longer accurate. If an employee decides not to execute the transaction on the day preclearance approval is given, or the entire trade is not executed, the employee must request preclearance again at such time as the employee decides to execute the trade.

         Employees may preclear trades only in cases where they have a present intention to transact in the security for which preclearance is sought. It is MLIM's view that it is not appropriate for an employee to obtain a general or open-ended preclearance to cover the eventuality that he or she may buy or sell a security at some point on a particular day depending upon market developments. This requirement would not prohibit a price limit order, provided that the employee shall have a present intention to effect a transaction at such price. Consistent with the foregoing, an employee may not simultaneously request preclearance to buy and sell the same security.

     5. RESTRICTIONS ON PURCHASES. No employee may purchase any security which at the time is being purchased, or to the employee's knowledge is being considered for purchase, by any Fund managed by MLIM. This restriction, however, does not apply to personal trades of employees which coincide with trades by any MLIM index fund.

     6. RESTRICTIONS ON SALES. No employee may sell any security which at the time is actually being sold, or to the employee's knowledge is being considered for sale, by any Fund managed by MLIM. This restriction, however, does not apply to personal trades of employees which coincide with trades by any MLIM index fund.

7. RESTRICTIONS ON RELATED SECURITIES. The restrictions and procedures applicable to the transactions in securities by employees set forth in this Code of Ethics shall similarly apply to securities that are issued by the same issuer and whose value or return is related, in whole or in part, to the value or return of the security purchased or sold or being contemplated for purchase or sale during the relevant period by the Fund. For example, options or warrants to purchase common stock, and convertible debt and convertible preferred stock of a particular issuer would be considered related to the underlying common stock of that issuer for purposes of this policy. In sum, the related security would be treated as if it were the underlying security for the purpose of the pre-clearance procedures described herein.

8. PRIVATE PLACEMENTS. Employee purchases and sales of "private placement" securities (including all private equity partnerships, hedge funds, limited partnership or venture capital funds) must be precleared directly with the

         Compliance Director or designee. No employee may engage in any such transaction unless the Compliance Director or his designee and the employee's senior manager have each previously determined in writing that the contemplated investment does not involve any potential for conflict with the investment activities of the Funds. However, employees do not need to preclear private placement opportunities that are offered solely to Merrill Lynch employees (such as KECALP).

         If, after receiving the required approval, an employee has any material role in the subsequent consideration by any Fund of an investment in the same or affiliated issuer, the employee must disclose his or her interest in the private placement investment to the Compliance Director and the employee's department head. The decision to purchase securities of the issuer by a Fund must be independently reviewed and authorized by the employee's department head.

         Employees are prohibited from investing in any private placement that intends to market time mutual funds (see Paragraph 9 of this Section 4.A. for a definition of market timing).

9. INITIAL PUBLIC OFFERINGS. As set forth in Paragraph 3 of this Section 4.A., the purchase by an employee of securities offered in an initial public offering must be precleared. As a matter of policy, employees will not be allowed to participate in so-called "hot" offerings as such term may be defined by Merrill Lynch or appropriate regulators (e.g., offerings that are oversubscribed or for which the demand is such that there is the possibility of oversubscription). Additionally, Merrill Lynch policy specifically prohibits all employees from purchasing closed-end investment companies during their initial public offering periods.

10. MUTUAL FUND MARKET TIMING AND LATE TRADING. Mutual funds are NOT intended to be short-term trading vehicles; therefore, Merrill Lynch policy prohibits employees from engaging in mutual fund market timing and from engaging in or facilitating late trading. Mutual fund market timing involves the purchase and sale of shares of mutual funds (including exchanges within the same fund family) within 15 days with the intention of capturing short-term profits resulting from market volatility. Late trading occurs when a mutual fund order is received from a client after the fund's trading deadline and is an illegal practice. These prohibitions apply to all accounts and services offered through Merrill Lynch, including employee and employee-related accounts and retirement accounts. These prohibitions do not, however, apply to purchases and sales of taxable and tax-exempt money market funds.

B.       ADDITIONAL TRADING RESTRICTIONS FOR INVESTMENT PERSONNEL

     The following additional restrictions apply to investment personnel. Investment personnel are persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by a Fund). The Compliance Department will retain a current list of investment personnel.

     1. NOTIFICATION. An investment person must notify the Compliance Department or preclearance designee of any intended transactions in a security for his or her own personal account or related accounts which is owned or contemplated for purchase or sale by a Fund for which the employee has investment authority.

     2. BLACKOUT PERIODS. An investment person may not buy or sell a security within 7 CALENDAR DAYS either before or after a purchase or sale of the same or related security by a Fund or portfolio management group for which the investment person has investment authority. For example, if a Fund trades a security on day 0, day 8 is the first day the manager, analyst or portfolio management group member of that Fund may trade the security for his or her own account. An investment person's personal trade, however, shall have no affect on the Fund's ability to trade. For example, if within the seven-day period following his or her personal trade, an investment person believes that it is in the best interests of the Fund for which he or she has investment authority to purchase or sell the same security on behalf of the Fund, the trade should be done for the Fund, and an explanation of the circumstances must be provided to the Compliance Department.

     3. ESTABLISHING POSITIONS COUNTER TO FUND POSITIONS. No investment person may establish a long position in his or her personal account in a security if the Fund for which he or she has investment authority maintains a position that would benefit from a decrease in the value of such security. For example, the investment person would be prohibited from establishing a long position if (1) the Fund holds a put option on such security (aside from a put purchased for hedging purposes where the fund hold the underlying security); (2) the Fund has written a call option on such security; or (3) the Fund has sold such security short, other than "against-the-box."

         No investment person may purchase a put option or write a call option where a Fund for which such person has investment authority holds a long position in the underlying security.

         No investment person may short sell any security where a Fund for which such person has investment authority holds a long position in the same security or where such Fund otherwise maintains a position in respect of which the Fund would benefit from an increase in the value of the security.

4. PURCHASING AN INVESTMENT FOR A FUND THAT IS A PERSONAL HOLDING. An investment person may not purchase an investment for a Fund that is also a personal holding of the investment person or any other account covered by this Code of Ethics, or the value of which is materially linked to a personal holding, unless the investment person has obtained prior approval from his or her senior manager.

5. INDEX FUNDS. The restrictions in Paragraphs 1-4 of this Section 4.B. do not apply to purchases and sales of securities by investment personnel which coincide with trades by or holdings of any MLIM index fund for which an investment person has investment authority. However, Paragraphs 6, 7, and 8 of this Section 4.B. (see below) do apply to such investment persons.

6. PROHIBITION ON SHORT-TERM PROFITS. Investment personnel are prohibited from profiting on any sale and subsequent purchase, or any purchase and subsequent sale of the same (or equivalent) securities occurring within 60 calendars days ("short-term profit"). This holding period also applies to all permitted options transactions; therefore, for example, an investment person may not purchase or write an option if the option will expire in less than 60 days (unless such a person is buying or writing an option on a security that he or she has held more than 60 days). In determining short-term profits, all transactions within a 60-day period in all accounts related to the investment person will be taken into consideration in determining short-term profits, regardless of his or her intentions to do otherwise (e.g., tax or other trading strategies). Should an investment person fail to preclear a trade that results in a short-term profit, the trade would be subject to reversal with all costs and expenses related to the trade borne by the investment person, and he or she would be required to disgorge the profit. Transactions not required to be precleared under Section 5 will not be subject to this prohibition.

7. Notwithstanding that open-end mutual funds are exempted from the Code of Ethics (see Section 5), investment personnel must obtain approval from the Compliance Director or preclearance delegatee prior to entering into any purchase or sale of a mutual fund for which the investment person has investment authority.

8. Notwithstanding the fact that employees are permitted to maintain mutual fund accounts away from Merrill Lynch by holding them at the mutual funds' transfer agents, investment personnel who have investment authority over a sub-advised mutual fund may only hold that fund through a Merrill Lynch account.

                                      -6-
C. TRADING RESTRICTIONS FOR DISINTERESTED DIRECTORS OF THE MLIM FUNDS

         The following restrictions apply only to disinterested directors of the MLIM Funds (i.e., any director who is not an "interested person" of a MLIM fund within the meaning of Section 2(a)(10) of the 1940 Act):

     1. RESTRICTIONS ON PURCHASES. No disinterested director may purchase any security which, to the director's knowledge at the time, is being purchased or is being considered for purchase by any Fund for which he or she is a director.

     2. RESTRICTIONS ON SALES. No disinterested director may sell any security which, to the director's knowledge at the time, is being sold or is being considered for sale by any Fund for which he or she is a director.

     3. RESTRICTIONS ON TRADES IN SECURITIES RELATED IN VALUE. The restrictions applicable to the transactions in securities by disinterested directors shall similarly apply to securities that are issued by the same issuer and whose value or return is related, in whole or in part, to the value or return of the security purchased or sold by any Fund for which he or she is a director (see Section 4.A.6.).

SECTION 5 - EXEMPTED TRANSACTIONS/SECURITIES

         MLIM has determined that the following securities transactions do not present the opportunity for improper trading activities that Rule 17j-1 is designed to prevent; therefore, the restrictions set forth in Section 4 of this Code (including preclearance, prohibition on short-term profits and blackout periods) shall not apply.

A. Purchases or sales in an account over which the employee has no direct or indirect influence or control (e.g., an account managed on a fully discretionary basis by an investment adviser or trustee).

B.    Purchases or sales of direct obligations of the U.S. Government.

C. Purchases or sales of open-end mutual funds (including money market funds), variable annuities and unit investment trusts. (However, unit investment trusts traded on a stock exchange (e.g., MITS, DIAMONDS, etc.), except as indicated in Paragraph I of this section, must be precleared.) Although open-end investment companies to not require preclearance, please see Section 4.A.9. regarding the prohibition on market timing and late trading of mutual funds and Section 4.B.7. regarding certain preclearance requirements applicable to investment personnel.

D. Purchases or sales of bank certificates, bankers acceptances, commercial paper and other high quality short-term debt instruments, including repurchase agreements.

E. Purchases or sales of Merrill common stock (and securities related in value to Merrill Lynch common stock). Also exempt is employer stock purchased and sold through employer-sponsored benefit plans in which the spouse of a MLIM employee may participate (e.g., employee stock purchase plans or 401(k) plans) and sales of employer stock (or the exercise of stock options) that is received as compensation by a MLIM employee's spouse.

F. Purchases or sales which are non-volitional on the part of the employee (e.g., an in-the-money option that is automatically exercised by a broker; a security that is called away as a result of an exercise of an option; or a security that is sold by a broker, without employee consultation, to meet a margin call not met by the employee).

G. Purchases which are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment plan.

H. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

I. Purchases or sales of commodities, currency futures and futures on broad-based indices, options on futures and options on broad-based indices. Currently, "broad-based indices" include only the NASDAQ 100, S&P 100, S&P 500, FTSE 100 and Nikkei 225. Also exempted are exchange-traded securities which are representative of, or related closely in value to, these broad-based indices.

J. The receipt of a bona fide gift of securities. (Donations of securities, however, require preclearance.)

         Exempted transactions/securities may NOT be executed/held in brokerage accounts maintained outside of Merrill Lynch.

         THE REPORTING REQUIREMENTS LISTED IN SECTION 6 OF THIS CODE, HOWEVER, SHALL APPLY TO THE SECURITIES AND TRANSACTION TYPES SET FORTH IN PARAGRAPHS F-J OF THIS SECTION.

SECTION 6 - REPORTING BY EMPLOYEES

         The requirements of this Section 6 apply to all MLIM employees. The requirements will also apply to all transactions in the accounts of spouses, dependent relatives and members of the same household, trustee and custodial accounts or any other account in which the employee has a financial interest or over which the employee has investment discretion. The requirements do not apply to securities acquired for accounts over which the employee has no direct or indirect control or influence. All employees whose accounts are maintained at Merrill Lynch or BNYE are deemed to have automatically complied with the requirements of this Section 6.B. and C. as to reporting executed transactions and personal holdings. Transactions and holdings in such accounts are automatically reported to the Compliance Department through automated systems.

         Employees who have approved accounts outside of Merrill Lynch or BNYE are deemed to have complied with the requirements of this Section 6.B. and C. provided that the Compliance Department receives duplicate statements and confirmations directly from their brokers.

         Employees who effect reportable transactions outside of a brokerage account (e.g., optional purchases or sales through an automatic investment program directly with an issuer) will be deemed to have complied with this requirement by preclearing transactions with the Compliance Department and by reporting their holdings annually on the "Personal Securities Holdings" form, as required by the Compliance Department.

A. INITIAL HOLDINGS REPORT. Each new MLIM employee will be given a copy of this Code of Ethics upon commencement of employment. All new employees must disclose their personal securities holdings to the Compliance Department within 10 days of commencement of employment with MLIM. (Similarly, securities holdings of all new related accounts must be reported to the Compliance Department within 10 days of the date that such account becomes related to the employee.) With respect to exempt securities referred to in Section 5 which do not require preclearance/reporting, employees must nonetheless initially report those exempt securities defined in Section 5.F.-J. (This reporting requirement does not apply to holdings that are the result of transactions in exempt securities as defined in Section 5.A.-E.) Initial holdings reports must identify the title, number of shares, and principal amount with respect to each security holding. Within 10 days of commencement of employment, each employee shall file an Acknowledgement stating that he or she has read and understands the provisions of the Code.

B. RECORDS OF SECURITIES TRANSACTIONS. All employees must preclear each securities transaction (with the exception of exempt transactions in
      Section 5) with the Compliance Director or preclearance designee. At the time of preclearance, the employee must provide a complete description of the security and the nature of the transaction. As indicated above, employees whose accounts are maintained at Merrill Lynch or BNYE or who provide monthly statements directly from their approved outside brokers/dealers are deemed to have automatically complied with the requirement to report executed transactions.

C. ANNUAL HOLDINGS REPORT. All employees must submit an annual holdings report reflecting holdings as of a date no more than 30 days before the report is submitted. As indicated above, employees whose accounts are maintained at Merrill Lynch or BNYE or who provide monthly statements directly from their brokers/dealers are deemed to have automatically complied with this requirement.

      With respect to exempt securities referred to in Section 5 which do not require preclearance/reporting, employees must nonetheless annually report the HOLDINGS of those exempt securities that are defined in Section 5.F.-J. (This reporting requirement, however, does not apply to exempt securities as defined in Section 5.A.-E.)

D. ANNUAL CERTIFICATION OF COMPLIANCE. All MLIM employees must certify annually to the Compliance Department that (1) they have read and understand and agree to abide by this Code of Ethics; (2) they have complied with all requirements of the Code of Ethics, except as otherwise notified by the Compliance Department that they have not complied with certain of such requirements; and (3) they have reported all transactions required to be reported under the Code of Ethics.

E. REVIEW OF TRANSACTIONS AND HOLDINGS REPORTS. All transactions reports and holdings reports will be reviewed by department heads (or their designees) or compliance personnel according to procedures established by the Compliance Department.

SECTION 7 - REPORTING BY DISINTERESTED DIRECTORS OF MLIM FUNDS

         A disinterested director of a Fund need only report a transaction in a security if the director, at the time of that transaction, knew or, in the ordinary course of fulfilling the official duties of a director of such Fund, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, the security was purchased or sold by any Fund or was being considered for purchase or sale by any Fund for which he or she is a director. In reporting such transactions, disinterested directors must provide: the date of the transaction, a complete description of the security, number of shares, principal amount, nature of the transaction, price, commission, and name of broker/dealer through which the transaction was effected.

         As indicated in Section 6.D. for MLIM employees, disinterested directors are similarly required to certify annually to the Compliance Department that (1) they have read and understand and agree to abide by this Code of Ethics; (2) they have complied with all requirements of the Code of Ethics, except as otherwise reported to the Compliance Department that they have not complied with certain of such requirements; and (3) they have reported all transactions required to be reported under the Code of Ethics.

SECTION 8 - APPROVAL AND REVIEW BY BOARDS OF DIRECTORS

         The Board of Directors of each MLIM Fund, including a majority of directors who are disinterested directors, must approve this Code of Ethics. Additionally, any material changes to this Code must be approved by the Board of Directors within six months after adoption of any material change. The Board of Directors must base its approval of the Code and any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent employees from engaging in any conduct prohibited by Rule 17j-1. Prior to approving the Code or any material change to the Code, the Board of Directors must receive a certification from the Fund, the Investment Adviser or Principal Underwriter that it has adopted procedures reasonably necessary to prevent employees from violating the Code of Ethics.

SECTION 9 - REVIEW OF MLIM ANNUAL REPORT

         At least annually, the Fund, the Investment Adviser and the Principal Underwriter must furnish to the Fund's Board of Directors, and the Board of Directors must consider, a written report that (1) describes any issues arising under this Code of Ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations and (2) certifies that the Fund, Investment Adviser and Principal Underwriter have adopted procedures reasonably necessary to prevent employees from violating this Code of Ethics.

SECTION 10 - SANCTIONS

         Potential violations of the Code of Ethics must be brought to the attention of the Compliance Director or his designee, are investigated and, if appropriate, sanctions are imposed. Upon completion of the investigation, if necessary, the matter may also be reviewed by the Code of Ethics Review Committee which will determine whether any further sanctions should be imposed. Sanctions may include, but are not limited to, a letter of caution or warning, reversal of a trade, disgorgement of a profit or absorption of costs associated with a trade, supervisor approval to trade for a prescribed period, fine or other monetary penalty, suspension of personal trading privileges, suspension of employment (with or without compensation), and termination of employment.

SECTION 11 - EXCEPTIONS

         An exception to any of the policies, restrictions or requirements set forth herein may be granted only upon a showing by the employee to the Code of Ethics Review Committee that such employee would suffer extreme financial hardship should an exception not be granted. Should the subject of the exception request involve a transaction in a security, a change in the employee's investment objectives, tax strategies, or special new investment opportunities would not constitute acceptable reasons for a waiver.


jw/compli/procedure/code_eth
January 2004

                                 Exhibit p(iv)

                     BATTERYMARCH FINANCIAL MANAGEMENT, INC.
                                 CODE OF ETHICS



                             Dated: February 1, 2005

                                TABLE OF CONTENTS



I.       Introduction                                                         1

II.      Individuals Covered by the Code                                      1

III.     Standards of Business Conduct                                        2

         A     Compliance With Laws and Regulations                           2

         B.    Fiduciary Duties                                               2

               1.   Clients Come First                                        2
               2.   Avoid Taking Advantage                                    3
               3.   Undue Influence                                           3
               4.   Disclosure of Personal Interest                           3
               5.   Investment Opportunities                                  3
               6.   Material Nonpublic Information and Insider Trading        4
               7.   Confidentiality                                           5
               8.   Gifts and Entertainment                                   5
               9.   Service as a Director                                     7
               10.  Outside Business Activities                               7
               11.  Employee Private Securities Transactions                  7
               12.  Political and Charitable Contributions                    7
               13.  Marketing and Promotional Activities                      8
               14.  Personal Securities Transactions                          8

IV.      Personal Securities Transactions in Covered Securities               8

         A.    Preclearance Requirements for Access Persons                   8

               1.   General Requirement                                       8
               2.   Trade Authorization Request Forms                         8
               3.   Review of Form                                            9
               4.   Length of Trade Authorization Approval                    9
               5.   No Explanation Required for Refusals                     10
               6.   Independent Review                                       10
               7.   Excessive Trading                                        10
               8.   Investment Clubs                                         10

         B.    Execution of Personal Securities Transactions                 11

         C.    Prohibited Transactions                                       11

               1.   Always Prohibited Securities Transactions                11

                    a.   Inside Information                                  11
                    b.   Market Manipulation                                 11
                    c.   Legg Mason, Inc. Stock During Restricted Period     11
                    d.   Short Sales in Legg Mason, Inc. Stock               11
                    e.   Option Transactions in Legg Mason, Inc. Stock       12
                    f.   Others                                              12

               2.   Generally Prohibited Securities Transactions             12

                    a.   Initial Public Offerings (all Access Persons)       12
                    b.   Same-Day Blackout (all Access Persons)              12
                    c.   Seven-Day Blackout (Portfolio Managers only)        13
                    d.   60-Day Blackout (Investment Personnel only)         14
                    e.   Private Placements (all Access Persons)             14
                    f.   Intention to Buy or Sell for a Client Account or
                           an Account Managed by a Batterymarch Affiliate
                           (all Access Persons)                              15
                    g.   Option Transactions Not Involving Legg Mason, Inc.
                           Stock (all Access Persons)                        16
                    h.   Limit Orders to Purchase Covered Securities
                           (all Access Persons)                              16

         D.    Exemptions                                                    16

               1.   Exemptions from Preclearance and Treatment as a
                      Prohibited Transaction                                 16

                    a.   Exempt Securities                                   16
                    b.   Commodities, Futures, and Options on Futures        16
                    c.   Closed-End Index Funds                              16
                    d.   Open-End Investment Companies Not Registered
                          in the United States                               16
                    e.   No Knowledge                                        16
                    f.   Involuntary Transactions (Including Certain
                         Corporate Actions)                                  17
                    g.   Automatic Investment Plans                          17
                    h.   Legg Mason, Inc. Stock Outside Restricted Period    17
                    i.   Certain Transactions Under Legg Mason, Inc.'s
                          Employee Stock Plans                               18
                    j.   Rights                                              18
                    k.   Sales Pursuant to a Bona Fide Tender Offer          18
                    l.   Bona Fide Gifts or Contributions of Securities      18
                    m.   Certain Transactions in Non-Legg Mason
                         Employee Benefit and Stock Plans                    18
                    n.   Fixed Income Investments                            19
                    o.   Miscellaneous                                       19

               2.   Exemption from Treatment as a Prohibited Transaction     19

                    a.   De Minimis Transactions                             19
                    b.   Options on Broad-Based Indices                      20

V.       Personal Fund Transactions Involving Legg Mason Funds and
         Batterymarch-Managed Funds                                          20

         A.    Preclearance of Transactions in Legg Mason Funds and
               Batterymarch-Managed Funds                                    20

               1.   General Requirement                                      20
               2.   Fund Trade Authorization Request Form                    20
               3.   Review of Form                                           21
               4.   Length of Trade Authorization Approval                   21
               5.   No Explanation Required for Refusals                     21

         B.    Prohibited Transactions in Legg Mason Funds and
                Batterymarch-Managed Funds                                   22

               1.   60-Day Holding Period                                    22
               2.   Other Prohibited Trading                                 22

         C.    Exemptions for Transactions in Legg Mason Funds and
               Batterymarch-Managed Funds                                    22

               1.   Exemptions from Preclearance and Treatment as a
                    Prohibited Transaction                                   22

                    a.   Money Market Funds                                  22
                    b.   No Knowledge                                        22
                    c.   Automatic Investment Plans                          22
                    d.   Certain 401(k) Plan Reallocations                   22

VI.      Reporting Requirements                                              23

         A.    Initial and Annual Certifications                             23

         B.    Acknowledgement of Amendments to the Code                     23

         C.    Initial and Annual Disclosure of Personal Holdings            24

         D.    Quarterly New Account Reports                                 24

         E.    Quarterly Transaction Reports                                 25

         F.    Duplicate Trade Confirmations and Account Statements          25

         G.    Confidentiality                                               26

         H.    Availability of Reports                                       26

VII.     Administration and Enforcement of the Code of Ethics                26

         A.    Training and Education                                        26

         B.    Annual Review                                                 27

         C.    Reporting Violations                                          27

               1.   Confidentiality                                          27
               2.   Types of Reporting                                       27
               3.   Retaliation                                              27

         D.    Legg Mason's Code of Ethics Review Committee                  27

               1.   Membership, Voting and Quorum                            27
               2.   Investigating Violations of the Code                     27
               3.   Annual Reports                                           28

         E.    Sanctions                                                     28

         F.    Review                                                        28

         G.    Exceptions to the Code                                        29

         H.    Inquiries Regarding the Code                                  29

VIII.    Definitions                                                         29

         "401(k) Plan"                                                       29
         "Access Person"                                                     29
         "Automatic Investment Plan"                                         30
         "Batterymarch"                                                      31
         "Batterymarch Affiliate"                                            31
         "Batterymarch's Compliance Department"                              31
         "Batterymarch-Managed Fund"                                         31
         "Beneficial Interest"                                               31
         "Client Account"                                                    32
         "Closed-End Investment Company"                                     32
         "Code"                                                              32
         "Code of Ethics Review Committee"                                   32
         "Compliance Committee"                                              33
         "Covered Security"                                                  33
         "Covered Securities Transaction"                                    33
         "Equivalent Security"                                               33
         "Exempt Security"                                                   33

         "Fixed Income Investment"                                           33
         "Immediate Family"                                                  33
         "Index Fund"                                                        34
         "Initial Public Offering"                                           34
         "Investment Club"                                                   34
         "Investment Company"                                                34
         "Investment Company Act of 1940"                                    34
         "Investment Person" and "Investment Personnel"                      34
         "Investment Team"                                                   34
         "Legg Mason"                                                        34
         "Legg Mason Fund"                                                   34
         "Legg Mason's Legal and Compliance Department"                      34
         "Monitored Fund"                                                    34
         "Monitored Fund Transaction"                                        35
         "Non-Discretionary Account"                                         35
         "Open-End Investment Company"                                       35
         "Option"                                                            35
         "Portfolio Manager"                                                 35
         "Preclearance Officer"                                              35
         "Private Placement"                                                 35
         "Restricted Period"                                                 35
         "Short Sale"                                                        35
         "Supervised Persons"                                                36
         "Supervisor"                                                        36

VIII.    Appendices to the Code                                              37

         Appendix 1:     Contact Persons                                     38
         Appendix 2:     Acknowledgement of Receipt of Code of Ethics
                         or Amendment to the Code                            39
         Appendix 3:     Personal Holdings Report                            40
         Appendix 4:     Trade Authorization Request Form                    41
         Appendix 5:     Legg Mason Fund and Batterymarch-Managed Fund
                         Trade Authorization Request Form                    43
         Appendix 6:     Certification of Access Person's Designee           45
         Appendix 7:     Form Letter to Broker, Dealer or Bank               46
         Appendix 8:     Certification of No Beneficial Interest             47
         Appendix 9:     New Account(s) Report                               48
         Appendix 10:    Transaction Report                                  49

I.   INTRODUCTION

     Batterymarch and its employees are subject to certain laws and regulations governing personal securities trading and other conduct. Batterymarch expects its employees to adhere to such laws and regulations and has developed this Code of Ethics to promote the highest standards of behavior and ensure compliance with applicable laws and regulations.

     The Code of Ethics sets forth procedures and limitations that govern the personal securities transactions of every Batterymarch employee as well as the standards of business conduct that Batterymarch requires of its employees. It is designed to protect the firm's clients and Batterymarch's reputation by deterring misconduct and guarding against any violation of the federal securities laws. It is imperative that Batterymarch avoid even the appearance of a conflict between the activities of its employees and its fiduciary duties to its client accounts.

     Employees must read this Code of Ethics and are expected to comply with both the spirit and the letter of the Code. Personal securities transactions should be conducted in a manner so as to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility.

     Failure to comply with the Code may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, cancellation of trades, selling of positions, dismissal, personal liability and referral to law enforcement agencies or other regulatory agencies. Known violations of the Code of Ethics must be reported to Batterymarch's Compliance Department. Any questions regarding the Code of Ethics should be referred to Batterymarch's Chief Compliance Officer or his designee.

     Batterymarch employees must also comply with the LEGG MASON, INC. CODE OF CONDUCT, which addresses compliance with laws and regulations, conflicts of interest, confidential information, insider trading and other ethical issues.

II.  INDIVIDUALS COVERED BY THE CODE

     The Code applies to all of Batterymarch's Supervised Persons.1 The Code's applicability to temporary employees, consultants, independent contractors and certain employees of affiliates will be determined on a case-by-case basis. The Code imposes different requirements and limitations on Supervised Persons based on the nature of their activities for Batterymarch. For purposes of adhering to the Code's preclearance and reporting requirements relating to their personal securities transactions, Supervised Persons are classified into one of three categories:

     (1) Access Persons;
     (2) Investment Persons; and
     (3) Portfolio Managers.

------------------
1 Capitalized words are defined in Section VIII. Definitions.

     Supervised Persons should confirm their classification with Batterymarch's Compliance Department.

     The Code covers the personal trading activities of all Supervised Persons in their own accounts and in accounts in which they have a Beneficial Interest.


III. STANDARDS OF BUSINESS CONDUCT

     Legg Mason, Inc. has set out basic principles in the LEGG MASON, INC. CODE OF CONDUCT to guide the day-to-day business activities of directors, officers and employees of Legg Mason, Inc. and its subsidiaries. The LEGG MASON, INC. CODE OF CONDUCT is included in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL. Supervised Persons are expected to comply with all applicable laws, regulations and Company policies, and be sensitive to, and act appropriately in, situations that may give rise to actual as well as apparent conflicts of interest or violations of this Code or the LEGG MASON, INC. CODE OF CONDUCT. Batterymarch requires its Supervised Persons to abide by the following standards of business conduct in addition to the basic principles and restrictions set out in the LEGG MASON, INC. CODE OF CONDUCT:

     A. COMPLIANCE WITH LAWS AND REGULATIONS. In carrying out their responsibilities, Supervised Persons must, at a minimum, comply with all applicable legal requirements, including applicable federal and other securities laws. Supervised Persons should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that ignorance of laws and regulations is not a defense.

     B. FIDUCIARY DUTIES. The Code is based on the principle that Supervised Persons owe fiduciary duties to the Client Accounts and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the Client Accounts.

     Supervised Persons must at all times comply with the following elements of fiduciary duty:

          1. CLIENT ACCOUNTS COME FIRST. A "conflict of interest" occurs when the personal interests of a Supervised Person interfere or could potentially interfere with their responsibilities to Batterymarch and its clients. Conflicts of interest also occur when the interests of Batterymarch interfere or could potentially interfere with the interests of Client Accounts. Supervised Persons must scrupulously avoid serving Batterymarch's or their personal interests ahead of the interests of the Client Accounts (i.e., engaging in "conflicts of interest"). Regardless of whether an activity is specifically addressed in the Code, Supervised Persons should disclose any personal interest that might present a conflict of interest or harm the reputation of Batterymarch.

               Doubtful situations should be resolved in favor of the Client Accounts.

               Technical   compliance  with  the  Code's   procedures  will  not
               automatically insulate from scrutiny any activities that indicate an abuse of fiduciary duties.

          2. AVOID TAKING ADVANTAGE. Supervised Persons may not use any nonpublic information concerning the trading or investment activities of Batterymarch or any of its affiliates to their own advantage. Supervised Persons may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of open, executed, or pending portfolio transactions in the Client Accounts, or "scalping," that is, the purchase or sale of securities for the Client Accounts for the purpose of affecting the value of a security owned or to be acquired by the Supervised Person.

          3. UNDUE INFLUENCE. A Supervised Person may not cause or attempt to cause any Client Account to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Supervised Person. For example, a Supervised Person would violate the Code by causing a Client Account to purchase a security the Supervised Person owned for the purpose of increasing the price of that security.

          4. DISCLOSURE OF PERSONAL INTEREST. If a Supervised Person stands to benefit materially from an investment decision for a Client Account, and the Supervised Person is participating in the investment decision, then the Supervised Person must disclose the potential benefit to those persons with authority to make investment decisions for the Client Account and Batterymarch's Compliance Department (or, if the Supervised Person in question is a person with authority to make investment decisions for the Client Account, to Batterymarch's Compliance Department). The person to whom the Supervised Person reports the interest, in consultation with Batterymarch's Compliance Department, must determine whether or not the Supervised Person will be restricted in making or participating in the investment decision.

          5. INVESTMENT OPPORTUNITIES. Supervised Persons may not take personal advantage of any opportunity (investment or otherwise) properly belonging to Batterymarch or any Client Account. For example, an Access Person should not directly or indirectly acquire ownership in a security of limited availability without first offering the opportunity to purchase such security to Batterymarch on behalf of one or more Client Accounts. Employees must offer any appropriate investment opportunities to the Client Accounts before they may take personal advantage of such opportunities.

          6. MATERIAL NONPUBLIC INFORMATION AND INSIDER TRADING. Supervised Persons possessing material nonpublic information regarding any issuer of securities must inform Batterymarch's Chief Compliance Officer that they are in possession of such information and must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

               Securities laws generally prohibit the trading of securities of an issuer while in possession of material nonpublic information regarding such issuer ("insider trading"). Any person who passes along material nonpublic information upon which a trade is based ("tipping") may also be in violation of securities laws.

               Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities.

               Information about a company is "nonpublic" if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

               Supervised Persons who possess material nonpublic information about a company (including Legg Mason) may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others. These prohibitions remain in effect until the information has become public.

               Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create limitations on their ability to carry out their responsibilities to the Client Accounts.

               Supervised Persons should be aware that material nonpublic information may relate not only to issuers of securities but to Batterymarch's securities recommendations and the investment holdings and securities transactions of Batterymarch's Client Accounts, including those of mutual funds and other pooled investment vehicles.

               Please refer to the INSIDER TRADING POLICY STATEMENT included in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL. Employees are required to certify annually their compliance with Batterymarch's INSIDER TRADING POLICY STATEMENT.

          7. CONFIDENTIALITY. All Supervised Persons are expected to strictly comply with measures necessary to preserve the confidentiality of information considered confidential by Batterymarch, its clients (and former clients)
               and other persons or entities Batterymarch conducts business with (e.g., vendors). Supervised Persons have an obligation to keep such information in strict confidence. Confidential information relating to clients may include the client's identity (unless the client consents to disclosure), the client's security holdings and advice furnished to the client by Batterymarch. Supervised Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Client Accounts, except to persons whose responsibilities require knowledge of the information.

               Employees should refer to and comply with the requirements of Batterymarch's INFORMATIONAL BARRIERS POLICY, PRIVACY POLICY and the various portfolio holdings disclosure policies included in Batterymarch's COMPLIANCE POLICIES AND PROCEDURES MANUAL.

          8. GIFTS AND ENTERTAINMENT. On occasion, because of their position with Batterymarch, Supervised Persons may be offered, or may receive without notice, gifts from persons or entities that do business with or on behalf of Batterymarch (e.g., brokers, vendors, clients or other persons not affiliated with Batterymarch). Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client or prospective client feel beholden to the firm or the Supervised Person.

               No Supervised Person may receive any gift, service or other thing of more than a DE MINIMIS value from any person or entity that does business with or on behalf of Batterymarch. No Supervised Person may give or offer any gift of more than a DE MINIMIS value to existing clients, prospective clients or any entity that does business with or on behalf of Batterymarch without pre-approval by Batterymarch's Chief Compliance Officer.

               For purposes of the Code, gifts, services or other things whose reasonable value do not exceed $100 per year that are provided to or from any person or entity that does business with or on behalf of Batterymarch are considered to be of DE MINIMIS value.

               However, Supervised Persons are expected to be aware that certain clients (such as state or municipal pension funds) may not allow their employees (or government officials) to accept any gifts or entertainment or may have set a different threshold limit for accepting gifts or entertainment (e.g., their employees may not accept gifts with an aggregate value in excess of $50 per year). As a result, no Supervised

               Person  may give  gifts or  provide  entertainment  to clients or
               prospective   clients  in  excess  of  any  limits  set  by  such
               organizations.

               No Supervised Person may accept cash gifts or cash equivalents (e.g., gift certificates) from or give them to any client, prospective client or any entity that does business with or on behalf of Batterymarch.

               No Supervised Person may solicit for themselves or the firm gifts or anything else of value (including entertainment).

               No Supervised Person may accept extravagant or excessive entertainment from or provide such entertainment to any client, prospective client or any person or entity that does or seeks to do business with or on behalf of Batterymarch. Supervised Persons may accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present and it was offered on an unsolicited basis. The receipt of entertainment from any person or entity should not be so frequent as to raise any question of impropriety.

               Unsolicited   gifts   received   during  the  holiday  season  by
               Batterymarch or its Supervised Persons from brokers or other vendors doing or seeking to do business with Batterymarch may be forwarded to Batterymarch's Supervisor instead of returned provided Batterymarch's Supervisor offers such gifts to Batterymarch employees and such gifts are offered to Batterymarch's employees, to the extent possible, on an anonymous basis (i.e., the person or entity providing the gift is not named), the gifts are not viewed as overly generous or with the potential to influence decision-making or make Batterymarch or a Supervised Person feel beholden to the firm providing the gift.

               Any inappropriate gifts or entertainment based on the criteria specified above that are offered to or received by Batterymarch employees must be declined or returned in order to protect the reputation and integrity of Batterymarch, its Supervised Persons and the Client Accounts.

          Employees are required to certify that they have no conflicts of interest or disclose any existing or potential conflicts of interest by completing Batterymarch's CONFLICTS OF INTEREST QUESTIONNAIRE on an annual basis.

          9. SERVICE AS A DIRECTOR. No Investment Person may serve on the board of directors of a publicly held company (other than
               Batterymarch, its affiliates, the Legg Mason Funds or other pooled investment vehicles which Batterymarch or its affiliates sponsor or promote) absent prior written authorization by Batterymarch's Compliance Department and Legg Mason's Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Investment Person not participate in making investment decisions related to the issuer on whose board the Investment Person sits.

               If a Supervised Person is a director of a private company, he or she may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as a director.

          10. OUTSIDE BUSINESS ACTIVITIES. An employee may not engage in any outside business activities without the approval of Batterymarch's Chief Compliance Officer or his designee. Outside business activities must also be reported to Batterymarch's Compliance Department on an annual basis. Please refer to
               Batterymarch's OUTSIDE BUSINESS ACTIVITIES policy in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL.

          11. EMPLOYEE PRIVATE SECURITIES TRANSACTIONS. Direct or indirect ownership of any stock or any financial interest in any other privately owned organization which is engaged in any securities, financial or kindred business must first be approved in writing by Batterymarch's Chief Compliance Officer or his designee. This includes privately owned investment advisers, broker-dealer banks, other depository institutions and insurance concerns. Employee private securities transactions must also be reported to Batterymarch's Compliance Department on an annual basis. Please refer to Batterymarch's EMPLOYEE PRIVATE SECURITIES TRANSACTIONS policy in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL.

          12. POLITICAL AND CHARITABLE CONTRIBUTIONS. Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. In addition, Supervised Persons should refrain from considering Batterymarch's current or anticipated business relationships as a factor in soliciting political or charitable contributions.

               Batterymarch   requires  prior  approval  of  certain   political
               contributions and after the fact reporting of others. All political contributions to candidates for, or incumbents of, state and local political office must be preauthorized by Batterymarch's Chief Compliance Officer or his designee and reported on an annual basis. This policy covers all employees and their immediate family members residing in the same household or if under the employee's control. Please refer to Batterymarch's POLITICAL CONTRIBUTIONS POLICY STATEMENT in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL.

          13. MARKETING AND PROMOTIONAL ACTIVITIES. All oral and written statements, including those made to clients, prospective clients, their representatives or the media, must be professional, accurate, balanced and not misleading in any way. Please refer to Batterymarch's MARKETING AND ADVERTISING and MEDIA RELATIONS
               policies  in  Batterymarch's   COMPLIANCE

               PROGRAM POLICIES AND PROCEDURES MANUAL.

          14. PERSONAL SECURITIES TRANSACTIONS. Supervised Persons are required to comply with Batterymarch's policies and procedures regarding personal securities transactions, including the preclearance and reporting requirements of this Code.

     Employees with questions regarding any of these principles and restrictions should consult with Batterymarch's Chief Compliance Officer.


IV.  PERSONAL SECURITIES TRANSACTIONS IN COVERED SECURITIES

     A.   PRECLEARANCE REQUIREMENTS FOR ACCESS PERSONS.

          1.   GENERAL  REQUIREMENT.  Except for the  transactions  specified in
               Section IV.D.1. (Exemptions from Preclearance and Treatment as a Prohibited Transaction), any Covered Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer. All Access Persons must notify the Preclearance Officer in writing and receive preclearance before they engage in any purchase or sale for their own accounts or accounts in which they otherwise have a Beneficial Interest.

               All requests for preclearance of a Covered Securities Transaction must be submitted by completing a Trade Authorization Request Form (Appendix 4).

          2. TRADE AUTHORIZATION REQUEST FORM. Prior to entering an order for a Covered Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request Form (Appendix 4), submit the completed form to a Preclearance Officer and obtain written preclearance from the Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

               In the event an Access Person is unable to complete a Trade Authorization Request Form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Trade Authorization Request Form and the Certification of Access Person's Designee Form (Appendix 6) and submit both forms to a Preclearance Officer.

               Proposed  Covered  Securities   Transactions  of  a  Preclearance
               Officer that require preclearance must be submitted to another Preclearance Officer.

          3.   REVIEW OF FORM.  After receiving a completed Trade  Authorization

               Request  Form,  a  Preclearance   Officer  will  (a)  review  the
               information set forth in the form, (b) review information regarding past, pending and contemplated transactions by any relevant Client Accounts, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Covered Securities Transaction.

               The Preclearance Officer will notify the Access Person (or his or her designee) in writing whether the request is approved or denied, without obligation to disclose the reason for such approval or denial.

               The granting of authorization, and the date and time of such authorization, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for Batterymarch's Compliance Department and provide one copy to the Access Person seeking authorization.

               NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRECLEARANCE AUTHORIZATION IS REQUIRED MAY BE PLACED BY AN ACCESS PERSON PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION BY A PRECLEARANCE OFFICER. VERBAL APPROVALS ARE NOT PERMITTED.

          4. LENGTH OF TRADE AUTHORIZATION APPROVAL. The authorization provided by a Preclearance Officer is effective until the earlier of (a) its revocation, (b) the close of business on the trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday) or (c) the moment the Access Person learns that the information in the Trade Authorization Request Form is not accurate. For example, if an Access Person learns of a pending buy or sell order in a Covered Security for a Client Account after the Access Person has received authorization to trade, but before the Covered Securities Transaction has been placed, the Access Person must refrain from placing the order [unless the Covered Securities Transaction is a DE MINIMIS transaction as described in Section IV.D.2.a. (DE MINIMIS Transactions)].

               If the order for the Covered Securities Transaction is not placed by the close of business on the trading day after the authorization is granted, a new authorization must be obtained before the Covered Securities Transaction is placed.

          5. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, a Preclearance Officer may refuse to authorize a Covered Securities Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing to authorize any Covered Securities Transaction.

          6. INDEPENDENT REVIEW. If an Access Person seeks preclearance of a Covered Securities Transaction, a Preclearance Officer may seek

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

               confirmation from Batterymarch's Investment Personnel whether there may be a pending buy or sell in the Covered Security for any Client Accounts.

               A Preclearance Officer may request, at his or her discretion, any and all information and/or documentation necessary to satisfy himself or herself that no actual or potential conflict, or appearance of a conflict, exists between the proposed purchase or sale and the interest of any Client Accounts.

               For example, if a Portfolio Manager wishes to execute a Covered Securities Transaction where the possibility of a conflict of interest exists with client interests (e.g., the Covered Security may appear to be appropriate for the Client Accounts or could potentially be recommended to the Client Accounts within seven
               (7) calendar days), a Preclearance Officer may request, at his or her discretion, a written explanation from the Portfolio Manager as to why the Covered Security is not appropriate at such time for the Client Accounts. The Preclearance Officer may also, at his or her discretion, seek an independent review by another member of the relevant Investment Team with no personal interest in the issuer to determine whether the Covered Securities Transaction may be appropriate for the Client Accounts prior to granting authorization.

          7. EXCESSIVE TRADING. Excessive trading may be a potential distraction from servicing clients. Batterymarch discourages all employees from engaging in short-term trading, trading that could be deemed excessive or trading that could interfere with an employee's job responsibilities. Absent special circumstances, an Access Person will be limited to no more than twenty (20) trade authorization requests per calendar quarter.

          8. INVESTMENT CLUBS. Since each member of an Investment Club generally participates in the investment decision-making process, Access Persons must obtain approval from Batterymarch's
               Compliance Department before they or a member of the Access Person's Immediate Family participates in an Investment Club and must thereafter preclear and report all Covered Securities Transactions of the Investment Club. Without such written authorization from a Preclearance Officer, Access Persons (or members of their Immediate Family) may not participate in an Investment Club or the individual Covered Securities Transactions of the Investment Club. Due to the administrative difficulties resulting from such restrictions, Batterymarch recommends that Access Persons refrain from participating in Investment Clubs.

     B. EXECUTION OF PERSONAL SECURITIES TRANSACTIONS. Transactions in Covered Securities subject to the preclearance requirements may be executed through any broker, dealer or bank so long as the requirements of Section VI.F. (Duplicate Trade Confirmations and Account Statements) are met. Although making a preclearance request does not obligate an

Access Person to execute the transaction, it should be noted that preclearance requests should not be made for a transaction that the Access Person does not intend to make. If a precleared trade is not executed, the Access Person should notify the Preclearance Officer promptly.

     C. PROHIBITED TRANSACTIONS.

          1.   ALWAYS   PROHIBITED   SECURITIES   TRANSACTIONS.   The  following
               securities transactions are prohibited and will not be authorized under any circumstances:

               a. INSIDE INFORMATION. Any transaction in a security by an Access Person who possesses material nonpublic information regarding the security or the issuer of the security is prohibited.

               b. MARKET MANIPULATION. Transactions intended to raise, lower or maintain the price of any security or to create a false appearance of active trading are prohibited.

               c. LEGG MASON, INC. STOCK DURING RESTRICTED PERIOD. Any purchase or sale of Legg Mason's publicly traded securities effected by an Access Person during the Restricted Period is prohibited, excluding the exercise of Options under any of Legg Mason's employee stock plans.

               d. SHORT SALES IN LEGG MASON, INC. STOCK. Short sales of Legg Mason's publicly traded securities by employees are prohibited, with the exception of short sales "against the box."

               e. OPTION TRANSACTIONS IN LEGG MASON, INC. STOCK. Option transactions, other than opening and closing hedging transactions, such as covered call options and protective put options, involving Legg Mason's publicly traded securities are prohibited. For example, purchases or sales of listed or OTC options or derivatives relating to Legg Mason are prohibited. Transactions under Legg Mason's incentive or other employee stock option plans are exempt from this prohibition.

               f. OTHERS. Any other transaction deemed by a Preclearance Officer to involve a conflict of interest, possible diversions of corporate opportunity or an appearance of impropriety is prohibited.

          2.   GENERALLY PROHIBITED SECURITIES TRANSACTIONS.  Unless exempted by
               Section IV.D. (Exemptions), the following Covered Securities Transactions are prohibited and will not be authorized by a
               Preclearance Officer absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified below.

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

               a. INITIAL PUBLIC OFFERINGS (ALL ACCESS PERSONS). Any purchase of a Covered Security by an Access Person in an Initial Public Offering without the prior written approval of Batterymarch's Chief Compliance Officer is prohibited. Batterymarch's Chief Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to the Access Person by virtue of his or her position with Batterymarch, or his or her relationship to a Client Account.

               b. SAME-DAY BLACKOUT (ALL ACCESS PERSONS). Any purchase or sale of a Covered Security by an Access Person on any day during which any Client Account has a pending buy or sell order, or has effected a buy or sell transaction, in the same Covered Security (or Equivalent Security) is generally prohibited, except for DE MINIMIS transactions as described in Section IV.D.2.a. (DE MINIMIS Transactions).

                    Excluding transactions considered DE MINIMIS as described in
                    Section IV.D.2.a. (DE MINIMIS Transactions), if a Covered Securities Transaction is executed in an account in which a Portfolio Manager has a Beneficial Interest on the same day that a trade in the same Covered Security (or Equivalent Security) is executed on behalf of a Client Account for which the Portfolio Manager has investment discretion and the price received for such Covered Security (or Equivalent Security) by such Client Account(s) is less favorable than the price received by the Portfolio Manager, then the Portfolio Manager will be obligated to disgorge his or her profits. In such instances, profit disgorgement will be equal to the difference between the price received by the Portfolio Manager and the price received by the Client Account(s). Any profits on disgorgement will be allocated to Client Accounts or to a charity of Batterymarch's choice.

               c. SEVEN-DAY BLACKOUT (PORTFOLIO MANAGERS ONLY). Any purchase or sale of a Covered Security by a Portfolio Manager within seven (7) calendar days of a purchase or sale of the same Covered Security (or Equivalent Security) by a Client
                    Account  managed  by that  Portfolio  Manager  is  generally prohibited. For example, if a Client Account trades a Covered Security on day one, day eight is the first day the Portfolio Manager may trade that Covered Security for an account in which he or she has a Beneficial Interest. Of course, Portfolio Managers must place the interests of the Client Accounts first; they may not avoid or delay purchasing or selling a security for a Client Account in order to profit personally.

                    It is acknowledged that circumstances may change with the passage of time. For example, at the time of a personal trade in a Covered Security by a Portfolio Manager, he or she may have had no intention to purchase or sell the same Covered Security (or Equivalent Security) for a Client Account and no knowledge that the same Covered Security (or Equivalent Security) would be subsequently purchased or sold for the Client Account. However, such events could occur especially where Batterymarch's investment process is quantitative and portfolio construction is automated. As a result, it will not automatically be construed to be a violation of the Code should a Portfolio Manager trade in a Covered Security for a Client Account less than seven (7) calendar days after the Portfolio Manager traded the same Covered Security (or Equivalent Security) for an account in which he or she has a Beneficial Interest. However, under such circumstances, the Portfolio Manager must document in a written memorandum addressed to Batterymarch's Compliance Department why the personal trade by the Portfolio Manager should not be considered a violation of the Code.

                    To guard against possible violations of this prohibition, Batterymarch's Portfolio Managers should consider refraining from purchasing/selling a Covered Security in which they acquire/have a Beneficial Interest that is ranked a "buy" or a "sell" or close to a "buy" or a "sell" by Batterymarch's stock selection model if there is a reasonable likelihood that it may be acquired/disposed of by a Client Account within seven (7) calendar days.

                    In addition to other appropriate sanctions, Portfolio Managers may be required to disgorge any and all profit realized from such transactions violating the seven (7) calendar day blackout period, except that DE MINIMIS transactions as described in Section IV.D.2.a. (DE MINIMIS Transactions) will not be subject to such disgorgement.

               d. 60-DAY BLACKOUT (INVESTMENT PERSONNEL ONLY). (i) Purchase of a Covered Security in which an Investment Person thereby acquires a Beneficial Interest within 60 calendar days of a sale of the same Covered Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, and (ii) sale of a Covered Security in which an Investment Person has a Beneficial Interest within 60 calendar days of a purchase of the same Covered Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, if, in either case, a Client Account held the Covered Security (or an Equivalent Security) at any time on or between the dates of the Covered Securities Transactions by the Investment Person is generally prohibited; unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section VII.E. (Sanctions). THERE IS NO EXCEPTION MADE IN THE CODE FOR DE MINIMIS TRANSACTIONS AS DESCRIBED IN SECTION IV.D.2.A. (DE MINIMIS Transactions). As a result, DE MINIMIS transactions involving Covered Securities that violate the 60-day blackout period restriction are subject to profit disgorgement.

                    Investment Persons should be aware that for purposes of the Code, trading in derivatives (such as options) is deemed to be trading in the underlying security. Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement.

               e. PRIVATE PLACEMENTS (ALL ACCESS PERSONS). Acquisition of a Beneficial Interest in Covered Securities in a Private Placement by an Access Person is prohibited without the prior written approval of Batterymarch's Chief Compliance Officer. Batterymarch's Chief Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to an individual by virtue of his or her position with Batterymarch, or his or her relationship to a Client Account.

                    Access Persons who have acquired a Beneficial Interest in Covered Securities in a Private Placement are required to disclose their Beneficial Interest to Batterymarch's Compliance Department. If the Access Person is subsequently involved in a decision to buy or sell a Covered Security (or an Equivalent Security) from the same issuer for a Client Account, then the decision to purchase or sell the Covered Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

                    Investment Persons who have prior holdings of Covered Securities obtained in a Private Placement must request the written authorization of Batterymarch's Chief Compliance Officer to continue holding the security. This request for authorization must be initiated within ten (10) calendar days of becoming an Investment Person and annually thereafter.

                    Access Persons investing in a Private Placement are not required to preclear any of the securities transactions (whether or not they are Covered Securities Transactions) made by the Private Placement.

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

               f. INTENTION TO BUY OR SELL FOR A CLIENT ACCOUNT OR AN ACCOUNT MANAGED BY A BATTERYMARCH AFFILIATE (ALL ACCESS PERSONS). Any purchase or sale of a security by an Access Person at a time when that Access Person intends, or knows of another's intention, to purchase or sell that security or a similar security on behalf of a Client Account or any client account managed by a Batterymarch Affiliate, including the Monitored Funds. This prohibition also applies to transactions in Fixed Income Investments that may be executed on behalf of a client account managed by a Batterymarch Affiliate.

               g. OPTION TRANSACTIONS NOT INVOLVING LEGG MASON, INC. STOCK (ALL ACCESS PERSONS). Option transactions involving Covered Securities are generally prohibited. The prohibition regarding option transactions in Legg Mason, Inc. stock is set forth in Section IV.C.1.e. (Option Transactions in Legg Mason, Inc. Stock). Option transactions by Immediate Family members of Access Persons that involve their employer's stock under their employer's stock option plans are exempt from this prohibition. Options on certain broad-based indices are also not prohibited as described in Section IV.D.2.b. (Options on Broad-Based Indices).

               h. LIMIT ORDERS TO PURCHASE COVERED SECURITIES (ALL ACCESS PERSONS). Standard orders to purchase Covered Securities at certain prices (sometimes called "limit," "good-until-cancelled," or "standing buy" orders; collectively, referred to as "limit orders" for purposes of the Code) are generally prohibited. Limit orders to sell Covered Securities in which an Access Person already has a Beneficial Interest are not prohibited by the Code.

               The prohibitions set forth in Section IV.C.2.b. (Same-Day Blackout) and c. (Seven-Day Blackout) apply whether the Covered Securities Transaction is in the same direction (e.g., two purchases) or the opposite direction (e.g., a purchase and sale) as the transaction of a Client Account.

     D.   EXEMPTIONS.

          1. EXEMPTIONS FROM PRECLEARANCE AND TREATMENT AS A PROHIBITED TRANSACTION. The following securities transactions are exempt from the preclearance requirements set forth in Section IV.A. (Preclearance Requirements for Access Persons) and the prohibited transaction restrictions set forth in Section IV.C.2. (Generally Prohibited Securities Transactions):

               a. EXEMPT SECURITIES. Any transaction in the following: (i) bankers acceptances; (ii) bank certificates of deposit and time deposits; (iii) commercial paper; (iv) repurchase agreements; (v) securities that are direct obligations of the United States Government (but obligations of instrumentalities of the United States Government or quasi-government agencies are not exempt);
                    (vi) securities issued by Open-End Investment Companies registered under the Investment Company Act of 1940 (i.e., mutual funds), other than the Monitored Funds; (vii) shares of money market funds (regardless of affiliation with Batterymarch Affiliates); and (viii) units of unit investment trusts provided they are invested exclusively in funds that are not Monitored Funds (this exception is aimed at variable insurance contracts that are funded by insurance company separate accounts organized as unit investment trusts; such separate accounts typically are sub-divided into sub-accounts, each of which invests exclusively in shares of an underlying Open-End Investment Company). For purposes of the Code, collectively, these securities are referred to as "Exempt Securities."

               b. COMMODITIES, FUTURES, AND OPTIONS ON FUTURES. Any purchase or sale involving non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market-based index of stocks) and options on futures;

               c. CLOSED-END INDEX FUNDS. Purchases or sales of Index Funds that are Closed-End Investment Companies;

               d. OPEN-END INVESTMENT COMPANIES NOT REGISTERED IN THE UNITED STATES. Purchases or sales of Open-End Investment Companies that are not registered in the United States;

               e. NO KNOWLEDGE. Purchases or sales effected in accounts in which the Access Person has no direct or indirect influence or control over the investment decision making process and knowledge of the transaction before it is completed ("Non-Discretionary Accounts"). Non-Discretionary Accounts may only be exempted from preclearance procedures when Batterymarch's Chief Compliance Officer, after a thorough review, is satisfied that the account is truly non-discretionary to the Access Person (that is, the Access Person has given total investment discretion to an investment manager and retains no ability to influence specific trades). For example, Covered Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed, may be considered as non-discretionary.

                    Standard brokerage accounts generally are not deemed to be Non-Discretionary Accounts, even if the broker is given some discretion to make investment decisions;

               f. INVOLUNTARY TRANSACTIONS (INCLUDING CERTAIN CORPORATE ACTIONS). Transactions that are involuntary on the part of an Access Person, such as stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Covered Securities and sales of fractional shares; however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared;

               g. AUTOMATIC INVESTMENT PLANS. Transactions effected pursuant to an Automatic Investment Plan;

               h. LEGG MASON, INC. STOCK OUTSIDE RESTRICTED PERIOD. Any purchase or sale of Legg Mason's publicly traded securities effected by an Access Person outside the Restricted Period;

               i. CERTAIN TRANSACTIONS UNDER LEGG MASON, INC.'S EMPLOYEE STOCK PLANS. The receipt or exercise of an employee stock option under any of Legg Mason's employee stock plans;

               j. RIGHTS. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

               k. SALES PURSUANT TO A BONA FIDE TENDER OFFER. Any sales effected pursuant to a bona fide tender offer;

               l. BONA FIDE GIFTS OR CONTRIBUTIONS OF SECURITIES. Access Persons desiring to make a bona fide gift or contribution of Covered Securities or who receive a bona fide gift of Covered Securities, including an inheritance, do not need to preclear the transaction. However, the Access Person must report such bona fide gifts or contributions to Batterymarch's Compliance Department within thirty (30) calendar days of making or receiving the gift or contribution and must disclose the following information:
                    (i) the name of the person receiving/giving the gift; (ii) the date of the transaction; (iii) the name of the broker through which the transaction was effected; (iv) the name of the Covered Security; and (v) the number of shares of the Covered Security. A bona fide gift or contribution is one where the donor does not receive anything of monetary value in return. An Access Person who purchases a Covered Security with the intention of making a gift or contribution must preclear the purchase transaction;

               m. CERTAIN TRANSACTIONS IN NON-LEGG MASON, INC. EMPLOYEE BENEFIT AND STOCK PLANS. Purchases of an employer's securities done under a bona fide employee benefit plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family do not require preclearance. Moreover, the receipt or exercise of options in an employer's securities done under a bona fide employee stock option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family do not require preclearance.

                    In such situations, the family member's employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit and stock plans.

                    However, sales of the employer's stock, whether part of the employee benefit or stock plans, do require preclearance and reporting. Furthermore, employee benefit plans that allow the employee to buy or sell Covered Securities other than those of their employer are subject to the preclearance and reporting requirements of the Code;

               n. FIXED INCOME INVESTMENTS. Any purchase or sale of Fixed Income Investments;

               o. MISCELLANEOUS. Transactions in other securities as may from time to time be designated in writing by Batterymarch's Compliance Department or Legg Mason's Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.

               The Covered Securities Transactions listed in Section IV.D.1.a. (Exempt Securities), e. (No Knowledge), i. (Certain Transactions Under Legg Mason, Inc.'s Employee Stock Plans), m. (Certain Transactions Under Legg Mason, Inc.'s Employee Stock Plans) and
               n. (Fixed Income Investments) are also exempt from the reporting requirements set forth in Section VI.C. (Initial and Annual Disclosure of Personal Holdings), D. (Quarterly New Account Reports), E. (Quarterly Transaction Reports) and F. (Duplicate Trade Confirmations and Account Statements). All other Covered Securities Transactions listed in Section IV.D.1. (Exemptions from Preclearance and Treatment as a Prohibited Transaction) are subject to the Code's reporting requirements.

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

          2.   EXEMPTION  FROM  TREATMENT  AS  A  PROHIBITED  TRANSACTION.   The
               following Covered Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section IV.C.2. (Generally Prohibited Securities Transactions). HOWEVER, THEY ARE NOT EXEMPT FROM THE PRECLEARANCE REQUIREMENTS SET FORTH IN SECTION IV.A. (PRECLEARANCE REQUIREMENTS FOR ACCESS PERSONS):

               a. DE MINIMIS TRANSACTIONS. A Preclearance Officer may approve certain DE MINIMIS transactions even when Batterymarch is trading in such securities for the Client Accounts, provided the restrictions and conditions described below are met. In such instances, the prohibitions in Section IV.C.2.b. (Same-Day Blackout) and c. (Seven-Day Blackout) are not applicable to any Covered Securities Transaction, or series of related transactions, effected over a thirty (30) calendar day period, not exceeding the amount of $10,000 or 100 shares, whichever is greater, in the securities of companies with a market capitalization of $5 billion or higher. However, the prohibition in Section IV.C.2.d. (60-Day Blackout) does apply to DE MINIMIS transactions.

                    The following restrictions or conditions are imposed upon the above-described transactions:

                    i. The Access Person must not be aware, and must certify on the Trade Authorization Request Form (Appendix 4) that he or she is not aware, that any Client Account has an open order to buy or sell the Covered Security (or an Equivalent Security);

                    ii. The Access Person must not be using knowledge, and must certify on the Trade Authorization Request Form (Appendix 4) that he or she is not using knowledge, of any open, executed or pending transactions by a Client Account to profit by the market effect of such Client Account transaction;

                    iii. The Access Person must cooperate with the  Preclearance
                         Officer's request to document market capitalization amounts; and

                    iv.  Approval   is  limited  to  two  such   trades  in  the
                         securities of any one issuer in any thirty (30) calendar day period.

               b. OPTIONS ON BROAD-BASED INDICES. The prohibitions in Section IV.C.2.b. (Same-Day Blackout), c. (Seven-Day Blackout), and
                    d. (60-Day Blackout) are not applicable to any Covered Securities

                    Transaction involving options on certain broad-based indices designated by Batterymarch's Compliance Department. The broad-based indices designated by Batterymarch's Compliance Department may be changed from time to time and presently consist of the S&P MidCap 400, S&P 500, S&P Small Cap 600, Russell 1000, Russell 2000, Russell 2500, Russell 3000, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap indices.

V.   PERSONAL FUND TRANSACTIONS INVOLVING MONITORED FUNDS

     The following restrictions apply to transactions and holdings in Legg Mason Funds and Batterymarch-Managed Funds. From time to time, Legg Mason will publish a list of the Legg Mason Funds. This list will be posted in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL. Employees should rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Legg Mason Funds.

     The requirements below regarding Legg Mason Funds and Batterymarch-Managed Funds are in addition to other requirements of this Code and are not affected by the fact that the Legg Mason Funds and Batterymarch-Managed Funds may be exempt from those other requirements.

     A.   PRECLEARANCE    OF    TRANSACTIONS    IN   LEGG    MASON    FUND   AND
          BATTERYMARCH-MANAGED FUNDS.

          1.   GENERAL  REQUIREMENT.  Except for those transactions  exempted by
               Section V.C. (Exemptions for Transactions in Legg Mason Funds and Batterymarch-Managed Funds) of the Code, a Preclearance Officer must preclear each transaction (including any exchange) in any Legg Mason Fund or Batterymarch-Managed Fund in which an Access Person has or acquires a Beneficial Interest.

          2. FUND TRADE AUTHORIZATION REQUEST FORM. Prior to entering an order for a transaction (including any exchange) involving a Legg Mason Fund or Batterymarch-Managed Fund, the Access Person must complete a Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) and submit the completed form to a Preclearance Officer. The Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) requires Access Persons to provide certain information and to make certain representations.

               In the event an Access Person is unable to complete a Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5), the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) and the Certification of Access Person's Designee (Appendix 6) and submit both forms to a Preclearance Officer.

               Proposed     transactions     in    Legg    Mason    Funds    and
               Batterymarch-Managed Funds of a Preclearance Officer must be submitted to another Preclearance Officer for approval.

          3. REVIEW OF FORM. After receiving a completed Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5), a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past transactions by the Access Person in the Legg Mason Fund(s) or Batterymarch-Managed Fund(s), as necessary, and
               (c) as soon as reasonably practicable, determine whether to authorize the proposed transaction. The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for Batterymarch's Compliance Department and provide one copy to the Access Person seeking authorization.

               NO TRANSACTION IN A LEGG MASON FUND OR BATTERYMARCH-MANAGED FUND MAY BE PLACED PRIOR TO THE RECEIPT BY THE ACCESS PERSON OF WRITTEN AUTHORIZATION OF THE TRANSACTION BY A PRECLEARANCE OFFICER. VERBAL APPROVALS ARE NOT PERMITTED.

          4. LENGTH OF TRADE AUTHORIZATION APPROVAL. The authorization provided by a Preclearance Officer is effective untilthe earlier of (1) its revocation, (2) the close of business on the next trading day immediately following the day on which the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the information in the Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) is not accurate. If the order for the transaction in any Legg Mason Fund or Batterymarch-Managed Fund is not placed within that period, a new authorization must be obtained before the transaction may be placed.

          5. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, a Preclearance Officer may refuse to authorize a transaction in a Legg Mason Fund or Batterymarch-Managed Fund for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing any authorization request.

     B. PROHIBITED TRANSACTIONS IN LEGG MASON FUNDS AND BATTERYMARCH-MANAGED FUNDS.

          1. 60-DAY HOLDING PERIOD. No Access Person may sell (or exchange out of) shares of a Legg Mason Fund or Batterymarch-Managed Fund in which the Access Person has a Beneficial Interest within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Legg Mason Fund or Batterymarch-Managed Fund, including any individual retirement account or 401(k) participant account.

          2. OTHER PROHIBITED TRADING. Access Persons should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any Legg Mason Fund or Batterymarch-Managed Fund or any other fund in violation of applicable law or the provisions of the fund's disclosure documents.

     C.   EXEMPTIONS    FOR    TRANSACTIONS    IN   LEGG    MASON    FUNDS   AND
          BATTERYMARCH-MANAGED FUNDS.

          1. EXEMPTIONS FROM PRECLEARANCE AND TREATMENT AS A PROHIBITED TRANSACTION. The following transactions in Legg Mason Funds or Batterymarch-Managed Funds are exempt from the preclearance requirements set forth in Section V.A. (Preclearance of Transactions in Legg Mason Funds and Batterymarch-Managed Funds) and the prohibited transaction restriction set forth in Section V.B.1. (60-Day Holding Period):

               a. MONEY MARKET FUNDS. Acquisitions or sales of money market funds;

               b. NO KNOWLEDGE. Acquisitions or sales of Legg Mason Funds or Batterymarch-Managed Funds effected in accounts in which the Access Person has no direct or indirect influence or control over the investment decision making process and knowledge of the transaction before it is completed ("Non-Discretionary Accounts"). Non-Discretionary Accounts may only be exempted from preclearance procedures when Batterymarch's Chief Compliance Officer, after a thorough review, is satisfied that the account is truly non-discretionary to the Access Person (that is, the Access Person has given total investment discretion to an investment manager and retains no ability to influence specific trades). For example, transactions in Legg Mason Funds and Batterymarch-Managed Funds effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed, may be considered as non-discretionary.

                    Standard brokerage accounts generally are not deemed to be Non-Discretionary Accounts, even if the broker is given some discretion to make investment decisions;

               c. AUTOMATIC INVESTMENT PLANS. Acquisitions or sales of Legg Mason Funds or Batterymarch-Managed Funds effected pursuant to an Automatic Investment Plan;

               d. CERTAIN 401(K) PLAN REALLOCATIONS. Elections regarding future contributions to the Legg Mason Funds or Batterymarch-Managed Funds in Batterymarch's 401(k) Plan are not deemed to be transactions and are therefore not subject to (i.e., they are exempt from) the preclearance and reporting requirements and the 60-day holding period requirement.

                    Payroll deduction contributions to the Legg Mason Funds or Batterymarch-Managed Funds in Batterymarch's 401(k) Plan are deemed to be pursuant to an Automatic Investment Plan. They are exempt from the preclearance and reporting requirements and the 60-day holding period requirement.

                    Movements of balances (including any exchanges) into or out of the Legg Mason Funds or Batterymarch-Managed Funds in Batterymarch's 401(k) Plan are deemed to be purchases or redemptions of those funds for purposes of the 60-day holding period requirement and are thus subject to the preclearance requirement of the Code. In lieu of transaction reporting, employees are deemed to consent to Batterymarch's Compliance Department obtaining transaction information from 401(k) Plan records.

                    Interests in Legg Mason Funds and Batterymarch-Managed Funds (such as through a spouse's 401(k) plan or other retirement plan or any other account) are also subject to the preclearance and 60-day holding period requirements of the Code. Please note that certain Legg Mason Funds and Batterymarch-Managed Funds are a common investment vehicle in employee benefit plans in which Immediate Family members may participate.

               The transactions listed in Section V.C.1.a. (Money Market Funds) and b. (No Knowledge) are also exempt from the reporting requirements set forth in Section VI.C. (Initial and Annual Disclosure of Personal Holdings), D. (Quarterly New Account Reports), E. (Quarterly Transaction Reports) and F. (Duplicate Trade Confirmations and Account Statements). Transactions pursuant to an Automatic Investment Plan outside of Batterymarch's 401(k) Plan [as described in Section V.C.1.c. (Automatic Investment Plans)] are subject to the Code's reporting requirements. However, transactions in Batterymarch's 401(k) Plan listed in Section V.C.1.d. (Certain 401(k) Plan Reallocations) do not need to be reported since the transaction information is available to Batterymarch's Compliance Department from 401(k) Plan records.

VI.  REPORTING REQUIREMENTS

     A. INITIAL AND ANNUAL CERTIFICATIONS. Within ten (10) days of being designated as an Access Person and on an annual basis thereafter, all Access Persons must complete and return to Batterymarch's Compliance Department the Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2). Access Persons must certify in writing that they have: (a) received a copy of the Code;
(b) read and understood all provisions of the Code; and (c) agree to comply with the Code (or have complied with the Code). The Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2) must be signed and dated by the Access Person.

          As part of the annual certification, Access Persons will be required to certify that they are not subject to any of the disciplinary events listed in
Item 11 of Form ADV, Part 1.

     B. ACKNOWLEDGEMENT OF AMENDMENTS TO THE CODE. Batterymarch's Compliance Department will provide Access Persons with any amendments to the Code. Within ten (10) days of receiving such amendments, all Access Persons must complete and return to Batterymarch's Compliance Department the Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2). Access Persons must certify in writing that they have received, read and understood the amendments to the Code. The Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2) must be signed and dated by the Access Person.

     C. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS. Within ten (10) days of being designated as an Access Person and on an annual basis thereafter, an Access Person must disclose all holdings of Covered Securities and Monitored Funds in which such Access Person has a Beneficial Interest on the Personal Holdings Report (Appendix 3). For purposes of the Code, all Investment Companies and pooled investment vehicles managed by Batterymarch (the "Batterymarch-Managed Funds") and all Open-End Investment Companies registered under the Investment Company Act of 1940 (i.e. mutual funds) in which a Batterymarch Affiliate serves as an investment adviser, sub-adviser or principal underwriter (including the Legg Mason Funds) are considered "Monitored Funds." PLEASE NOTE: ALTHOUGH ONLY TRANSACTIONS IN THE LEGG MASON FUNDS AND BATTERYMARCH-MANAGED FUNDS (AND NOT OTHER MONITORED FUNDS) ARE SUBJECT TO THE PRECLEARANCE REQUIREMENT IN SECTION V.A. (PRECLEARANCE OF TRANSACTIONS IN LEGG MASON FUNDS AND BATTERYMARCH-MANAGED FUNDS) AND THE PROHIBITED TRANSACTION RESTRICTION IN SECTION V.B.1. (60-DAY HOLDING PERIOD), ALL HOLDINGS OF MONITORED FUNDS AND MONITORED FUND TRANSACTIONS MUST BE REPORTED AS REQUIRED BY SECTION VI.C. (INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS), D. (QUARTERLY NEW ACCOUNT REPORTS), E. (QUARTERLY TRANSACTION REPORTS) AND F. (DUPLICATE TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS).

          The Personal Holdings Report must include: (a) a listing of all accounts that could hold Covered Securities in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account doesn't hold Covered Securities, but has the capability of holding Covered Securities, the account must be disclosed);
(b) a listing of all accounts that hold Monitored Funds (accounts that are listed in (a) above do not need to be listed twice); (c) a listing of all Covered Securities and Monitored Funds held in the above accounts; and (d) a listing of all Covered Securities held outside of securities trading accounts in which the Access Person presently has a Beneficial Interest, such as physical certificates. The Personal Holdings Report (Appendix 3) must be signed and dated by the Access Person.

          PERSONAL HOLDINGS REPORTS AND TRANSACTION REPORTING RELATING TO OPEN-END INVESTMENT COMPANIES THAT ARE NOT MONITORED FUNDS ARE NOT REQUIRED. THEREFORE, ACCESS PERSONS DO NOT NEED TO DISCLOSE ACCOUNTS THAT ARE CAPABLE OF ONLY HOLDING MUTUAL FUNDS ("MUTUAL FUND-ONLY ACCOUNTS") WHEN NO MONITORED FUNDS ARE HELD IN SUCH ACCOUNTS.

          To satisfy this reporting requirement, an account statement for each account maintained with a broker, dealer or bank in which an Access Person has a Beneficial Interest must be attached to the Personal Holdings Report (Appendix
3).

          The information contained in the Personal Holdings Report (Appendix 3) must be current as of a date no more than forty-five (45) calendar days prior to the date an employee is designated as an Access Person or the date the report is submitted on an annual basis.

          Batterymarch's Compliance Department will notify all Access Persons on an annual basis when to supply Personal Holdings Reports. Batterymarch's Compliance Department reserves the right to ask for holding reports in addition to the initial and annual reports described above.

     D. QUARTERLY NEW ACCOUNT REPORTS. IF AN ACCESS PERSON OPENS AN ACCOUNT AT A BROKER, DEALER, BANK OR MUTUAL FUND (PROVIDED THE MUTUAL FUND ACCOUNT HOLDS ANY MONITORED FUNDS) THAT HAS NOT PREVIOUSLY BEEN DISCLOSED, THE ACCESS PERSON MUST NOTIFY BATTERYMARCH'S COMPLIANCE DEPARTMENT IN WRITING OF THE EXISTENCE OF THE ACCOUNT AND MAKE ARRANGEMENTS TO COMPLY WITH THE REQUIREMENTS SET FORTH IN THE CODE. On a quarterly basis, all Access Persons are required to disclose any new accounts opened in which the Access Person has a Beneficial Interest that have the capability of holding Covered Securities or hold Monitored Funds regardless of what, if any, securities are maintained in such accounts. All Access Persons must complete a New Account(s) Report (Appendix 9) to disclose such accounts and include the following information for each new account: (i) the name of the broker, dealer or bank with whom the Access Person established the account; (ii) the name of the account; (iii) the account number; and (iv) the date the account was established. The New Account Report (Appendix 9) must be signed and dated by the Access Person.

     E. QUARTERLY TRANSACTION REPORTS. All Access Persons are required to submit to Batterymarch's Compliance Department a Transaction Report (Appendix
10) no later than thirty (30) days after the end of each calendar quarter covering all Covered Securities Transactions and Monitored Fund Transactions during the quarter. The Transaction Report (Appendix 10) must include information about each Covered Securities Transaction and Monitored Fund Transaction in which the Access Person had, or as a result of the transaction acquired, any Beneficial Interest. The Transaction Report (Appendix 10) must include: (a) the name of each Covered Security and Monitored Fund traded; (b) the number of shares of each Covered Securities Transaction and Monitored Fund Transaction; (c) the transaction type of each Covered Securities Transaction and Monitored Fund Transaction (i.e., purchase, sale, etc.);

(d) the price of each Covered Security and Monitored Fund at which the Covered Securities Transaction and Monitored Fund Transaction, respectively, was effected; (e) the name of the broker, dealer or bank with or through which the Covered Securities Transaction or Monitored Fund Transaction was effected; and
(f) the date of each Covered Securities Transaction and Monitored Fund Transaction. The Transaction Report (Appendix 10) must be signed and dated by the Access Person.

          AN  ACCESS  PERSON  DOES  NOT  NEED TO  SUBMIT  A  TRANSACTION  REPORT
(APPENDIX 10) TO THE EXTENT THAT ALL OF THE REQUIRED INFORMATION ON THE TRANSACTION IS ALREADY INCLUDED IN A TRADE CONFIRMATION OR ACCOUNT STATEMENT PREVIOUSLY DELIVERED TO BATTERYMARCH'S COMPLIANCE DEPARTMENT IN COMPLIANCE WITH THE REQUIREMENTS DESCRIBED IN SECTION VI.F. (DUPLICATE TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS).

          Covered Securities Transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held outside of securities trading accounts or transactions through employee benefit plans, must be reported to Batterymarch's Compliance Department using a Transaction Report (Appendix 10).

          Access Persons that had no Covered Securities Transactions and/or Monitored Fund Transactions during a calendar quarter are not required to submit a Transaction Report (Appendix 10).

          Furthermore,  Transaction Reports (Appendix 10) need not be filed for:
(a) any transaction in Exempt Securities [Section IV.D.1.a. (Exempt Securities)]; (b) any transaction effected in a Non-Discretionary Account [Sections IV.D.1.e. and Section V.C.1.b. (No Knowledge)]; (c) the receipt or exercise of an employee stock option under any of Legg Mason's employee stock plans [Section IV.D.1.i. (Certain Transactions Under Legg Mason, Inc.'s Employee Stock Plans)]; (d) purchases of an employer's securities done under a bona fide employee benefit plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family [Section IV.D.1.m. (Certain Transactions in Non-Legg Mason Employee
Benefit and Stock Plans)]; (e) the receipt or exercise of options in an employer's securities done under a bona fide employee stock option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family [Section IV.D.1.m. (Certain Transactions in Non-Legg Mason Employee Benefit and Stock Plans)]; (f) any transaction in Fixed Income Investments [Section IV.D.1.n. (Fixed Income Investments)]; (g) acquisitions or sales of money market funds [Section V.C.1.a. (Money Market Funds)]; and (h) any transaction in Batterymarch's 401(k) Plan since the transaction information is available to Batterymarch's Compliance Department from 401(k) Plan records [Section V.C.1.d. Certain 401(k) Plan Reallocations)].

     INTERESTS IN MONITORED FUNDS (SUCH AS THROUGH A SPOUSE'S 401(K) PLAN OR OTHER RETIREMENT PLAN OR ANY OTHER ACCOUNT) ARE SUBJECT TO THE REPORTING (TRANSACTION AND HOLDINGS) REQUIREMENTS OF THE CODE. PLEASE NOTE THAT MONITORED FUNDS ARE A COMMON INVESTMENT VEHICLE IN EMPLOYEE BENEFIT PLANS IN WHICH YOUR IMMEDIATE FAMILY MEMBERS MAY PARTICIPATE.

     PLEASE NOTE: INTERESTS IN LEGG MASON FUNDS AND BATTERYMARCH-MANAGED FUNDS ARE SUBJECT

TO THE PRECLEARANCE, REPORTING (TRANSACTION AND HOLDINGS) AND 60-DAY HOLDING PERIOD REQUIREMENTS OF THE CODE.

     F. DUPLICATE TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS. All Access Persons must arrange for Batterymarch's Compliance Department to receive directly from any broker, dealer, or bank firm (including Legg Mason, if applicable) through which they have effected any Covered Securities Transactions or Monitored Fund Transactions, duplicate copies of all trade confirmations relating to such Covered Securities Transactions and Monitored Fund Transactions and statements relating to each account that holds, or potentially could hold, Covered Securities or holds Monitored Funds in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account doesn't hold Covered Securities, but has the capability of holding Covered Securities, the Access Person must arrange for duplicate trade confirmations and account statements to be sent to Batterymarch's Compliance Department). Duplicate copies of trade confirmations and periodic account statements must be received by Batterymarch's Compliance Department no later than thirty (30) days after the end of each calendar quarter. Access Persons may use the Form Letter to Broker, Dealer or Bank (Appendix 7) as an instruction letter to request such documents from brokers, dealers or banks.

          Access Persons are not required to arrange for the delivery of duplicate copies of account statements relating to Batterymarch's 401(k) Plan.

          IF AN ACCESS PERSON OPENS AN ACCOUNT AT A BROKER, DEALER OR BANK THAT HAS NOT PREVIOUSLY BEEN DISCLOSED, THE ACCESS PERSON MUST NOTIFY BATTERYMARCH'S COMPLIANCE DEPARTMENT IN WRITING OF THE EXISTENCE OF THE ACCOUNT AS DESCRIBED IN
SECTION VI.D. (QUARTERLY NEW ACCOUNT REPORTS) AND MAKE ARRANGEMENTS TO COMPLY WITH THE REQUIREMENTS SET FORTH HEREIN.

          If an Access Person is not able to arrange for duplicate trade confirmations and periodic account statements to be sent, the Access Person must immediately notify Batterymarch's Compliance Department.

     G. CONFIDENTIALITY. Batterymarch's Compliance Department will use its best efforts to assure that the personal holdings information of Access Persons is treated confidentially. However, Batterymarch is required by law to review, retain and, in certain circumstances, disclose documents containing personal holdings information. Therefore, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Legg Mason as is necessary to evaluate compliance with or sanctions under the Code or other requirements applicable to Legg Mason or Batterymarch.

     H. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code may be made available for inspection to Batterymarch's Board of Directors, the Board of Directors of each Legg Mason Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Inc., Batterymarch's Compliance Committee, Batterymarch's Compliance Department, Legg Mason's Code of Ethics Review Committee, Legg Mason's Legal and Compliance Department, any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any self-regulatory organization of which Legg Mason Wood Walker, Incorporated is a member, any state securities commission and any attorney or agent of the foregoing or of the Legg Mason Funds.

VII. ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

     A.   TRAINING AND EDUCATION. All Supervised  Persons are required to attend
any  training  sessions  conducted  by  Batterymarch's   Compliance   Department
concerning the Code.

     B.   ANNUAL REVIEW. Batterymarch's Chief Compliance  Officer will review at
least  annually  the  adequacy  of  the  Code  and  the   effectiveness  of  its
implementation and report such findings to Batterymarch's Compliance Committee.

     C. REPORTING VIOLATIONS. All Supervised Persons are required to report violations of the Code promptly to Batterymarch's Chief Compliance Officer or to another member of Batterymarch's Compliance Committee (provided Batterymarch's Chief Compliance Officer also received reports of all violations).

          1. CONFIDENTIALITY. Any reports of violations from Supervised Persons will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Reports of violations of the Code may be submitted to Batterymarch's Chief Compliance Officer on an anonymous basis.

          2. TYPES OF REPORTING. The types of reporting required include: (a) noncompliance with applicable laws, rules and regulations; (b) fraud or illegal acts involving any aspect of Batterymarch's or Legg Mason's business; (c) material misstatements in regulatory filings, internal books and records, client records or reports;
               (d) activity that is harmful to clients, including shareholders of Monitored Funds; and (e) deviations from required controls and procedures that safeguard clients and the firm. Supervised Persons are reminded to refer to the LEGG MASON, INC. CODE OF CONDUCT and the memorandum entitled EMPLOYEE REPORTING OF ALLEGED QUESTIONABLE ACCOUNTING OR AUDITING MATTERS, both of which reside in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL.

          3. RETALIATION. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

     D.   LEGG MASON'S CODE OF ETHICS REVIEW COMMITTEE

          1. MEMBERSHIP, VOTING AND QUORUM. Legg Mason's Code of Ethics Review Committee is comprised of the individuals identified in Appendix
               1. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee; provided, however, that at least one member of the Committee shall also be a member of Legg

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

               Mason's Legal and Compliance Department.

          2. INVESTIGATING VIOLATIONS OF THE CODE. Batterymarch's Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of any investigation relating to the Legg Mason Funds to Legg Mason's Code of Ethics Review Committee. Legg Mason's Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code relating to the Legg Mason Funds. Any violation of the Code relating to the Legg Mason Funds by an Access Person will also be reported to the Boards of Directors of the relevant Legg Mason Funds no less frequently than each quarterly meeting.

          3. ANNUAL REPORTS. Legg Mason's Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the Board of Directors of each Legg Mason
               Fund:

               a.   Summarizing   existing   procedures    concerning   personal
                    investing and any changes in the procedures made during the past year;

               b. Identifying any violation requiring significant remedial action during the past year; and

               c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices or developments in applicable laws or regulations.

     E. SANCTIONS. If Batterymarch's Chief Compliance Officer or Legg Mason's Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, Batterymarch's Compliance Committee and Legg Mason's Code of Ethics Review Committee may impose sanctions and take other actions as they deem appropriate, including but not limited to a warning, a letter of caution and warning, a forced sale of securities, profit disgorgement, suspension of personal trading rights, suspension of employment (with or without compensation), fine, and termination of the employment of the violator for cause. In addition to sanctions, violations may result in civil referral to the Securities and Exchange Commission or criminal referral, where appropriate.

          Where an Access Person is required to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result, the amount of profit shall be calculated by Batterymarch's Compliance Department or Legg Mason's Code of Ethics Review Committee and shall be forwarded to a charitable organization selected by either Batterymarch's Compliance Committee or Legg Mason's Code of Ethics Review Committee. Failure to promptly abide by a directive from Batterymarch's Compliance Committee, Batterymarch's Compliance Department or Legg Mason's Code of Ethics Review Committee to reverse a trade or forfeit profits may result in the imposition of additional sanctions. No member of Batterymarch's Compliance Department or Legg Mason's Code of Ethics Review Committee may review his or her own transaction.

     F. REVIEW. Whenever Legg Mason's Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code relating to the Legg Mason Funds that merits remedial action, it will report no less frequently than quarterly to the Boards of Directors of the applicable Legg Mason Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of the relevant Legg Mason Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by Legg Mason's Code of Ethics Review Committee in relation to the case. Legg Mason's Code of Ethics Review Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Directors.

     G. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, Batterymarch's Compliance Department may grant exceptions to the requirements of the Code on a case-by-case basis if it finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions relating to the Legg Mason Funds must be in writing and must be reported as soon as practicable to Legg Mason's Code of Ethics Review Committee and to any relevant Legg Mason Funds' Board of Directors at their next regularly scheduled meeting after the exception is granted.

     H. INQUIRIES REGARDING THE CODE. Batterymarch's Compliance Department will answer any questions about this Code or any other compliance-related matters.


VIII. DEFINITIONS

     When used in the Code, the following terms have the meanings set forth below:

     "401(K) PLAN" means Batterymarch's 401(k) plan, the Batterymarch Financial Management Profit Sharing and Retirement Plan.

     "ACCESS PERSON" means each Supervised Person who has access to nonpublic information regarding clients' purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. A Supervised Person who has access to nonpublic information regarding the portfolio holdings of Monitored Funds is also an Access Person.

     Batterymarch's   Compliance   Department   has   designated  the  following
Supervised Persons as Access Persons:

     (1) Every officer and employee of Batterymarch (or employee of a company in a control relationship with any of the foregoing), who in connection with his or her regular functions, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by a Client Account;

     (2) Every natural person in a control relationship with Batterymarch or a Client Account who obtains information concerning recommendations made to a Client Account with regard to the purchase or sale of a Covered Security, prior to its dissemination or prior to the execution of all resulting trades; and

     (3) Such other persons as Batterymarch's Compliance Department or Legg Mason's Legal and Compliance Department shall designate.

     Non-employee directors of Batterymarch are not considered to be Access Persons since they do not have access to nonpublic information regarding clients' purchase or sale of securities, are not involved in making securities recommendations to clients and do not have access to such recommendations that are nonpublic.

     Any uncertainty as to whether an individual is an Access Person should be brought to the attention of Batterymarch's Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 204A-1(e)(1) promulgated under the Investment Advisers Act of 1940, as amended.

     "AUTOMATIC INVESTMENT PLAN" means a program in which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation without affirmative action by the Access Person. Examples are as follows:

     DIVIDEND REINVESTMENT PLANS ("DRIPS"). The automatic investment of dividends under a DRIP is deemed to be pursuant to an Automatic Investment Plan. Optional cash purchases (i.e., the right to buy additional shares through the DRIP) are not considered Automatic Investment Plans unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

     PAYROLL DEDUCTIONS. Deductions from payroll directly into an investment account are deemed to be done pursuant to an Automatic Investment Plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

     BANK ACCOUNT DRAFTS OR DEPOSITS. Automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an Automatic Investment Plan, provided that, in either case:

     o There is documentation with the investment account indicating the drafts or deposits are to be executed according to an express schedule, and
     o At least two drafts or deposits were executed according to the schedule.

     AUTOMATIC MUTUAL FUND EXCHANGE PROGRAMS. Automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an Automatic Investment Plan.

     AUTOMATIC MUTUAL FUND WITHDRAWAL PROGRAMS. Automatic withdrawals of a fixed dollar amount out of one mutual fund are deemed to be made pursuant to an Automatic Investment Plan.

     ASSET ALLOCATION ACCOUNTS. Asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories. Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Code, both the investment of new money into, and periodic rebalancings within, an asset allocation account are deemed to be done pursuant to an Automatic Investment Plan. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset allocation accounts.

     COLLEGE SAVINGS PLANS. Many jurisdictions have college savings plans (often referred to as "529" plans) that provide a tax-advantaged means of investing for future college expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an Automatic Investment Plan. A college savings plan could qualify as an Automatic Investment Plan if it meets the requirements for an asset allocation account, bank account draft or a payroll deduction.

     "BATTERYMARCH" means Batterymarch Financial Management, Inc.

     "BATTERYMARCH AFFILIATE" means any company that controls, is controlled by, or is under common control with Batterymarch.

     "BATTERYMARCH'S COMPLIANCE DEPARTMENT" means the compliance department of Batterymarch and the persons designated in Appendix 1.

     "BATTERYMARCH-MANAGED FUND" means an Investment Company or other pooled investment vehicle managed by Batterymarch.

     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any profit derived from a transaction in the subject Covered Securities.

     An Access Person is deemed to have a Beneficial Interest in the following:

          (1)  Any Covered Security owned individually by the Access Person;

          (2) Any Covered Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

          (3) Any Covered Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

               a. the Covered Security is held in an account over which the Access

                    Person has decision-making authority (for example, the Access Person acts as trustee, executor, or guardian); or

               b. the Covered Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

     The following is guidance on the application of this definition to some common situations.

     FAMILY MEMBERS. An Access Person is presumed to have a Beneficial Interest in any Covered Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide Batterymarch's Compliance Department with satisfactory assurances that the Access Person has no material Beneficial
Interest in the Covered Security and exercises no control over investment decisions made regarding the Covered Security. It will be difficult to rebut this presumption if, with respect to the other person, the Access Person commingles any assets or shares any expenses, provides or receives any financial support, influences investment decisions, includes them as a dependent for tax purposes or as a beneficiary under an employee benefit plan or is in any way financially codependent. Any attempt to disclaim Beneficial Interest with respect to Immediate Family members who share the same household as the Access Person must be based upon countervailing facts that an Access Person can prove in writing.

     PARTNERSHIPS. If an Access Person is a general partner in a general or limited partnership, the Access Person is deemed to own his or her proportionate share of the securities owned by the partnership. An Access Person's "proportionate share" is the greater of such person's share of profits or share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

     SHAREHOLDERS OF CORPORATIONS. An Access Person is not deemed to own the securities held by a corporation in which the Access Person is a shareholder unless the Access Person is a controlling shareholder or the Access Person has or shares investment control over the corporation's portfolio.

     TRUSTS. Generally, parties to a trust will be deemed to have a Beneficial Interest in the securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. "Investment control" is the power to direct the disposition of the securities in the trust.

     DERIVATIVE SECURITIES. An Access Person is deemed to have a Beneficial Interest in any security the Access Person has the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

     Access Persons may use the Certification of No Beneficial Interest form (Appendix 8) to rebut the presumption of Beneficial Interest in any Covered Securities.

     Any uncertainty as to whether an Access Person has a Beneficial Interest in a Covered Security should be brought to the attention of Batterymarch's Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

     "CLIENT ACCOUNT" means any separate or commingled account for which Batterymarch serves as an investment manager, adviser or sub-adviser, including Investment Companies and other collective funds.

     "CLOSED-END INVESTMENT COMPANY" means an Investment Company that has a fixed number of shares and is often listed on a major stock exchange. Unlike Open-End Investment Companies, Closed-End Investment Companies do not stand ready to issue and redeem shares on a continuous basis.

     "CODE" means this Code of Ethics, as amended.

     "CODE OF ETHICS REVIEW COMMITTEE" means the Legg Mason committee that has oversight responsibility for issues relating to personal securities trading and investment activity.

     "COMPLIANCE COMMITTEE" means the Batterymarch committee that is responsible for establishing and monitoring Batterymarch's compliance policies and procedures in accordance with Rule 206(4)-7 of the Investment Advisers Act of 1940, as amended. Batterymarch's Compliance Committee consists of Batterymarch's Chief Compliance Officer and Supervisors.

     "COVERED SECURITY" includes stock, obligations otherwise convertible into stock and all derivative instruments of the foregoing, such as options and warrants. Also, includes Closed-End Investment Companies, such as exchange-traded funds, and Private Placements. A Covered Security does not include futures or options on futures or Open-End Investment Companies not registered under the Investment Company Act of 1940, but the purchase and sale of such instruments and funds are nevertheless subject to the reporting requirements of the Code.

     Unless expressly exempted from the preclearance or reporting requirements of the Code, all securities transactions are considered Covered Securities under the provisions of the Code.

     "COVERED SECURITIES TRANSACTION" means a purchase or sale of Covered Securities in which an Access Person has or acquires a Beneficial Interest.

     "EQUIVALENT SECURITY" means any security issued by the same entity as the issuer of a subject Covered Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, the Options Clearing Corporation or a similar entity issues them.

     "EXEMPT SECURITY" means any security that is expressly exempted from the preclearance or reporting requirements of the Code, where applicable.

     "FIXED INCOME INVESTMENT" means any security that pays a fixed rate of return and is not traded by Batterymarch on behalf of the Client Accounts (e.g., government, corporate and municipal bonds). Convertible securities are not considered Fixed Income Investments.

     "IMMEDIATE FAMILY" of an Access Person means any of the following persons:

     (1)  An employee's spouse;

     (2) Children (including stepchildren, foster children, sons-in-law and daughters-in-law);

     (3)  Grandchildren;

     (4)  Parents (including step-parents, mothers-in-law and fathers-in-law);

     (5)  Grandparents; and

     (6) Siblings (including brothers-in-law, sisters-in-law and step-brothers and sisters). Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that Batterymarch's Compliance Department determines could lead to possible conflicts of interest, diversions of corporate opportunity or appearances of impropriety which this Code is intended to prevent.

     "INDEX FUND" means an investment company or managed portfolio that contains securities of an index in proportions designed to replicate the return of the index.

     "INITIAL  PUBLIC   OFFERING"  means  the  first  offering  of  a  company's
securities to the public through an allocation by the underwriter.

     "INVESTMENT CLUB" means a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club.

     "INVESTMENT COMPANY" means a company that issues securities that represent an undivided interest in the net assets held by the company. An Investment
Company may be a "CLOSED-END INVESTMENT COMPANY" or an "OPEN-END INVESTMENT COMPANY." A mutual fund is an Open-End Investment Company registered under the Investment Company Act of 1940.

     "INVESTMENT COMPANY ACT OF 1940" is legislation passed by Congress requiring registration and regulation of investment companies by the Securities and Exchange Commission. The Act sets the standards by which mutual funds and other investment vehicles of investment companies operate.

     "INVESTMENT PERSONNEL" and "INVESTMENT PERSON" mean each Portfolio Manager and any other Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions.

     "INVESTMENT TEAM" means the group of Portfolio Managers responsible for the management of Client Accounts invested under similar mandates.

     "LEGG MASON" means Legg Mason, Inc., the parent company of Batterymarch.

     "LEGG MASON FUND" means an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is part of the Legg Mason Family of Funds, including, but not limited to, each or all of the series in the Legg Mason Income Trust, Inc., Legg Mason Cash Reserve Trust, Legg Mason Tax Exempt Trust, Inc., Legg Mason Tax Free Income Fund, Legg Mason Value Trust, Inc., Legg Mason Special Investment Trust, Inc., Legg Mason Focus Trust, Inc., Legg Mason Global Trust, Inc., Legg Mason Investors Trust, Inc., Legg Mason Light Street Trust, Inc., Legg Mason Investment Trust, Inc., and Legg Mason Charles Street Trust, Inc.

     From time to time, Legg Mason will publish a list of the Legg Mason Funds. This list will be posted in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL. Access Persons should rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Legg Mason Funds.

     "LEGG  MASON'S  LEGAL  AND  COMPLIANCE  DEPARTMENT"  means  the  Legal  and
Compliance Department of Legg Mason Wood Walker, Incorporated and the persons designated in Appendix 1.

     "MONITORED FUND" means an Investment Company or other pooled investment vehicle managed by Batterymarch (a "Batterymarch-Managed Fund") or an Open-End Investment Company registered under the Investment Company Act of 1940 (i.e., a mutual fund) in which a Batterymarch Affiliate serves as an investment adviser, sub-adviser or principal underwriter. From time to time, Legg Mason will publish a list of the Monitored Funds. This list will be posted in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL. Access Persons should rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Monitored Funds.

     "MONITORED FUND TRANSACTION" means a purchase or sale of shares, units, limited partnership interests or other evidences of ownership interests of Monitored Funds in which an Access Person has or acquires a Beneficial Interest.

     "NON-DISCRETIONARY ACCOUNT" means an account for which an Access Person has no direct or indirect control over the investment decision-making process.

     "OPEN-END INVESTMENT COMPANY" means an Investment Company that continually creates new shares on demand. The opposite of a Closed-End Investment Company, which issues a limited number of shares, which are then traded on a stock exchange.

     "OPTION" means a security that gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. Any Access Person who buys/sells an option is generally deemed to have purchased/sold the underlying security when the option was purchased/sold.

     (1)  Call options

          (a) If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

          (b) If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

     (2)  Put options

          (a) If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

          (b) If an employee sells a put option, the employee is considered to have purchased the underlying security on the date the option was sold.

     "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Client Account. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of securities for the Client Accounts.

     "PRECLEARANCE OFFICER" means the person designated as a Preclearance Officer in Appendix 1 hereof or such person's designee(s).

     "PRIVATE PLACEMENT" means an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933. Such offerings are exempt from registration because they do not constitute a public offering. Private Placements can include limited partnerships, certain co-operative investments in real estate, commingled investment vehicles such as hedge funds and investments in family-owned businesses.

     "RESTRICTED PERIOD" means the period beginning five trading days before the expected release of Legg Mason, Inc.'s quarterly earnings and continuing for two trading days following the quarterly earnings release.

     "SHORT SALE" means the sale of a security that is not owned by the seller at the time of the trade.

     "SUPERVISED PERSONS" include:

     (1) Directors and officers of Batterymarch (or other persons occupying a similar status or performing similar functions);

     (2)  Employees of Batterymarch; and

     (3) Any other person who provides advice on behalf of Batterymarch and is subject to Batterymarch's supervision and control.

     "SUPERVISOR(S)" means, either collectively or individually, Batterymarch's Chief Executive Officer and President.

VIII.   APPENDICES TO THE CODE

The following appendices are attached to and are a part of the Code:

Appendix 1.   CONTACT PERSONS;

Appendix 2.   ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS OR AMENDMENT TO CODE;

Appendix 3.   PERSONAL HOLDINGS REPORT;

Appendix 4.   TRADE AUTHORIZATION REQUEST FORM;

Appendix 5.   LEGG MASON FUND OR BATTERYMARCH-MANAGED FUND TRADE AUTHORIZATION
              REQUEST FORM;

Appendix 6.   CERTIFICATION OF ACCESS PERSON'S DESIGNEE;

Appendix 7.   FORM LETTER TO BROKER, DEALER OR BANK;

Appendix 8.   CERTIFICATION OF NO BENEFICIAL INTEREST;

Appendix 9.   NEW ACCOUNT(S) REPORT;

Appendix 10.  TRANSACTION REPORT.

                                   APPENDIX 1
                                 CONTACT PERSONS

PRECLEARANCE OFFICERS

     Philip E. Channen

DESIGNEES OF PRECLEARANCE OFFICERS

     Denise A. Larson
     Jeffrey S. Morandi

BATTERYMARCH'S COMPLIANCE DEPARTMENT

     Philip E. Channen
     Denise A. Larson
     Jeffrey S. Morandi

LEGG MASON'S LEGAL AND COMPLIANCE DEPARTMENT

     Gregory T. Merz
     Ronald A. Holinsky
     Christopher D. Marzullo
     Richard M. Wachterman

LEGG MASON'S CODE OF ETHICS REVIEW COMMITTEE

     Gregory T. Merz
     Edward A. Taber, III
     Richard M. Wachterman
     Mark R. Fetting
     Jennifer W. Murphy
     Deepak Chowdhury

                                   APPENDIX 2
                 ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS OR
                             AMENDMENT TO THE CODE


I acknowledge that I have received the Code of Ethics dated February 1, 2005 and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Covered Securities and to all Monitored Funds in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Covered Securities and Monitored Funds owned by members of my Immediate Family and that Covered Securities Transactions and Monitored Fund Transactions effected by members of my Immediate Family may therefore be subject to this Code. I have also read the definitions of "Batterymarch-Managed Funds," "Covered Securities," "Legg Mason Funds" and "Monitored Funds" and understand such definitions and the distinctions between them.

2. In accordance with Section IV.A. of the Code, I will obtain prior written authorization for all Covered Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under Section IV.D.1. of the Code.

3. In accordance with Section V.A. of the Code, I will obtain prior written authorization for all transactions in the Legg Mason Funds and Batterymarch-Managed Funds in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under Section V.C.1. of the Code.

4. In accordance with Sections VI.D. and VI.E. of the Code, I will report all new accounts opened on a quarterly basis that may hold Covered Securities or hold Monitored Funds in which I have a Beneficial Interest and provide at least quarterly transaction reports in all Covered Securities Transactions and Monitored Fund Transactions in which I have or acquire a Beneficial Interest.

5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

6.   I will comply with the Code of Ethics in all other respects.

7. I am not subject to any of the disciplinary events listed in Item 11 of Form ADV, Part 1.



---------------------------------
Access Person's Name


-------------------------------                       ----------------------
Access Person's Signature                             Date

                                   APPENDIX 3
                            PERSONAL HOLDINGS REPORT


1. In accordance with Section VI.C. of the Code, the following is a list of all Covered Securities and Monitored Funds in which I have a Beneficial
     Interest:

     A. PROVIDE THE INFORMATION REQUESTED BELOW FOR EACH ACCOUNT THAT YOU MAINTAIN WITH A BROKER, DEALER, BANK OR MUTUAL FUND. INDICATE "NONE" IF APPROPRIATE.

-------------------------------------------------------------------------------
       NAME OF BROKER,
       DEALER, BANK OR             ACCOUNT TITLE            ACCOUNT NUMBER
         MUTUAL FUND
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


                     (ATTACH A SEPARATE SHEET IF NECESSARY)


     B. ATTACH THE MOST RECENT ACCOUNT STATEMENT FOR EACH ACCOUNT IDENTIFIED ABOVE. THE INFORMATION CONTAINED IN THIS PERSONAL HOLDINGS REPORT AND IN EACH ACCOUNT STATEMENT MUST BE CURRENT AS OF A DATE NO MORE THAN FORTY-FIVE (45) CALENDAR DAYS PRIOR TO THE DATE THIS REPORT IS SUBMITTED.

     C. IF YOU OWN BENEFICIAL INTERESTS IN COVERED SECURITIES OR MONITORED FUNDS THAT ARE NOT LISTED ON AN ATTACHED ACCOUNT STATEMENT, LIST THEM BELOW. INCLUDE PRIVATE EQUITY INVESTMENTS. INDICATE "NONE" IF APPROPRIATE.

-------------------------------------------------------------------------------
NAME OF BROKER,                                                 NUMBER OF
DEALER, BANK         ACCOUNT    ACCOUNT     NAME OF SECURITY/   SHARES/
OR MUTUAL FUND       TITLE      NUMBER      MONITORED FUND      PRINCIPAL AMOUNT
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                      (ATTACH SEPARATE SHEET IF NECESSARY)


2.   I certify that the information on this form is accurate and complete.



---------------------------------
Access Person's Name


---------------------------------                 ----------------------
Access Person's Signature                         Date

                                   APPENDIX 4
                                COVERED SECURITY
                        TRADE AUTHORIZATION REQUEST FORM


1.   Name of Access Person: _________________________

2.   Account Title and Number: ____________________________

3.   Name of Covered Security and ticker or CUSIP/SEDOL: _________________

4.   Maximum number of shares or units to be purchased or sold: ____________

5.   Name of broker to effect transaction: ________________


6.   Check applicable boxes: Purchase [ ] Sale [ ]   Market Order [ ]
                             Limit Order [ ]    Limit Price: ___________
                                                (sales only)

     Any other relevant trade details: _______________________________

7. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Covered Security or the issuer of the Covered Security.

     (b) I am not aware that any Client Account or any client account managed by an affiliate of Batterymarch has an open order to buy or sell the Covered Security or an Equivalent Security.

     (c) By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Client Account or any client account managed by an affiliate of Batterymarch to profit by the market effect of such transaction.

     (d)  The  Covered  Security  is not being  acquired  in an  Initial  Public
          Offering.

     (e) The Covered Security is not being acquired in a Private Placement or, if it is, I have reviewed Section IV.C.2.e. of the Code and have attached hereto a written explanation of such transaction.

     (f) (Investment Personnel Only.) If I am purchasing the Security, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold the Covered Security or an Equivalent Security in the prior 60 calendar days if the same or an Equivalent Security has been held by a Client Account at any time on or between the dates of the Covered Securities Transactions by me.

     (g) (Investment Personnel Only.) If I am selling the Security, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased the Covered Security or an Equivalent Security in the prior 60 calendar days if the same or an Equivalent Security has been held by a Client Account at any time on or between the dates of the Covered Securities Transactions by me.

     (h) I understand that if this trade is authorized, the length of the trade authorization approval will not extend beyond the close of business on the trading day after the authorization is granted (as stated in Section IV.A.4. of the Code). If the order is not placed within that period, a new authorization must be obtained before the order is placed.

     (i) Once this order is executed, I understand that I must satisfy the transaction and periodic statement reporting requirements as stated in
          Section VI.E. and VI.F. (as applicable) of the Code. IF THIS ORDER IS NOT EXECUTED, I AGREE TO NOTIFY THE PRECLEARANCE OFFICER.

     (j) I believe that the proposed trade fully complies with the requirements of the Code.

-----------------------------     ----------------------    ----------------
Access Person's Signature         Date                      Time

===============================================================================
                         TRADE AUTHORIZATION OR DENIAL
                   (to be completed by Preclearance Officer)

-----------------------------     ----------------------    ----------------
Name of Preclearance Officer      Date                      Time


-----------------------------
Signature of Preclearance Officer       [ ] Approved           [ ] Denied
===============================================================================

                                   APPENDIX 5
                  LEGG MASON FUND AND BATTERYMARCH-MANAGED FUND
                           TRADE AUTHORIZATION REQUEST

1.   Name of Access Person: __________________________________

2. Name of person executing trade (if not listed above) and such person's relationship to Access Person _____________________________________________

3.   Account Title: ___________________________________

4.   Account Number: _____________________

5. Legg Mason Fund or Batterymarch-Managed Fund to be purchased or sold: ___________________________

6. Maximum number of shares or $ ________________ amount to be purchased or sold: ________________

7.   Name of broker to effect transaction: ______________________

8.   Check applicable boxes: Purchase [ ]   Sale [  ]

9. In connection with the foregoing transaction, I hereby make the following representations and warranties:

(a) If I am requesting authorization for a sale, I have not purchased shares of the same Legg Mason Fund or Batterymarch-Managed Fund within 60 calendar days.

(b) By entering this order, I am not using my knowledge of the portfolio holdings of a Legg Mason Fund or Batterymarch-Managed Fund in an effort to profit through short-term trading of such Fund.

(c) I believe that the proposed trade fully complies with the requirements of the Code and the policies outlined in the Prospectus of the Fund.

-----------------------------     ----------------------    ----------------
Access Person's Signature         Date                      Time

===============================================================================
                         TRADE AUTHORIZATION OR DENIAL
                   (to be completed by Preclearance Officer)

-----------------------------     ----------------------    ----------------
Name of Preclearance Officer      Date                      Time


-----------------------------
Signature of Preclearance Officer       [ ] Approved           [ ] Denied
===============================================================================

                                   APPENDIX 6
                    CERTIFICATION OF ACCESS PERSON'S DESIGNEE

     The undersigned hereby certifies that the Access Person named on the attached Trade Authorization Request Form for Access Persons (a) directly instructed me to complete the attached form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in the attached Form are accurate.



                                             --------------------------------
                                             Access Person's Designee


                                             --------------------------------
                                             Print Name


                                             --------------------------------
                                             Date

                                   APPENDIX 7
              SAMPLE INSTRUCTION LETTER TO BROKER, DEALER, OR BANK

(Date)

(Broker Name)
(Address)

Re:      (Account Name)
         (Account No.)

To Whom It May Concern:

In connection with my existing brokerage account(s) with your firm, please be advised that my employer should be noted as an "Interested Party" with respect to the account(s). They should, therefore, be sent copies of all trade confirmations and account statements relating to my account on a regular basis.

Please send the requested documentation for the referenced account(s) directly to:

                     Batterymarch Financial Management, Inc.
                           Attn: Compliance Department
                        200 Clarendon Street, 49th Floor
                           Boston, Massachusetts 02116

Thank you for your cooperation.

If you have any questions, please contact me.


                                Sincerely,


                                (Name of Access Person)

                                   APPENDIX 8
                     CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics and I understand that it applies to me and to all Covered Securities and Monitored Funds in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Covered Securities and Monitored Funds owned by members of my Immediate Family and that Covered Securities Transactions and Monitored Fund Transactions effected by members of my Immediate Family may therefore be subject to this Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household of which I wish to rebut the presumption of having a Beneficial Interest:

                      RELATIONSHIP OF
                      IMMEDIATE FAMILY
NAME                  MEMBER              BROKERAGE FIRM         ACCOUNT NUMBER








I certify that with respect to each of the accounts listed above (INITIAL APPROPRIATE BOXES):


    [ ] I do not own individually or jointly with others any of the securities/funds held in the account.


    [ ] I do not possess or exercise decision making authority over the account.



    [ ] I do not act as a broker or investment adviser representative for the account.


I agree that I will notify Batterymarch's Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.




                                             --------------------------------
                                             Access Person's Designee


                                             --------------------------------
                                             Print Name


                                             --------------------------------
                                             Date

                                   APPENDIX 9
                              NEW ACCOUNT(S) REPORT

I  recently  opened  the  following  account(s)  in  which  I have a  Beneficial
Interest:

--------------------------------------------------------------------------------
DATE               NAME OF BROKER, DEALER,
OPENED             BANK, OR MUTUAL FUND        ACCOUNT TITLE     ACCOUNT NUMBER
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                            ------------------------------------
                                            Access Person's Name  (PLEASE PRINT)


                                            ------------------------------------
                                            Access Person's Signature


                                            ------------------------------------
                                            Date

                                  Exhibit p(v)

                         MARSICO CAPITAL MANAGEMENT, LLC
                           THE MARSICO INVESTMENT FUND
                                 CODE OF ETHICS



A.    INTRODUCTION AND OVERVIEW...............................................2

B.    PERSONS COVERED BY THE CODE.............................................4

C.    GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS.....................5

D.1.  PROHIBITION ON PURCHASES OF CERTAIN SECURITIES..........................6

D.2.  EXEMPTED TRANSACTIONS...................................................7

D.3.  PRE-CLEARANCE AND OTHER REQUIREMENTS FOR SELLING RESTRICTED TRADING
      SECURITIES AND MARSICO FUND SHARES.....................................11

E.1.  REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS.....................13

E.2.  REVIEW OF REPORTS AND OTHER DOCUMENTS..................................16

F.    VIOLATIONS OF THE CODE.................................................16

G.    PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION.........................16

H.1.  MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED
      OFFERINGS..............................................................17

H.2.  RECORDKEEPING REQUIREMENTS.............................................18

H.3.  BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS..........................19

H.4.  CERTIFICATION OF COMPLIANCE............................................19

H.5.  ADOPTION AND EFFECTIVE DATE............................................20

I.    DEFINITIONS............................................................20

J.    FORMS..................................................................23

INITIAL PERSONAL HOLDINGS REPORT.............................................24

QUARTERLY PERSONAL TRANSACTION REPORT.........................................1

ANNUAL PERSONAL HOLDINGS REPORT...............................................1

SAMPLE LETTER TO BROKER OR OTHER INSTITUTION..................................1

INITIAL CERTIFICATION OF COMPLIANCE...........................................1

PERIODIC CERTIFICATION OF COMPLIANCE..........................................1

APPROVAL OF INVESTMENT IN LIMITED OFFERING....................................1

APPROVAL OF INVESTMENT IN INITIAL PUBLIC OFFERING.............................1

SPECIAL ACCOUNT CERTIFICATION.................................................1

PRE-CLEARANCE FORM............................................................1


A.       INTRODUCTION AND OVERVIEW

         This is the Code of Ethics ("Code") of Marsico Capital Management, LLC ("MCM") and The Marsico Investment Fund (the "Funds") (together, "Marsico"). This Code is intended to help ensure that our professional and personal conduct preserves Marsico's reputation for high standards of ethics and integrity. It is also intended to ensure that we obey federal and state securities laws.

         The fiduciary duties that all of us associated with Marsico owe to our clients must remain our foremost priority. One important part of our duty is to place the interests of our clients ahead of our own interests, and to avoid potential conflicts of interest. We have to avoid activities, interests, and relationships that might interfere, or appear to interfere, with our decisions for Fund shareholders and other clients. A conflict of interest can arise even if we don't intend it, and even if our clients don't take a loss.

         The Code is designed to help us avoid conflicts of interest in personal trading and related activities. It emphasizes four general principles for how we conduct our business:

1. WE MUST COMPLY WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. In connection with our investment advisory business, including the purchase or sale of a security for any client, directly or indirectly, it is unlawful to defraud or mislead any client (either directly or by failure to state material facts), or to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any client. We also seek to fully disclose any conflicts of interest.

2. WE MUST PLACE THE INTERESTS OF OUR CLIENTS FIRST, INCLUDING THE FUNDS, THEIR SHAREHOLDERS, AND OTHER CLIENTS. As fiduciaries, we owe our clients a duty of care, loyalty, honesty, and good faith. As such, we seek to treat all clients equitably and seek to avoid favoritism among our clients. We must also scrupulously avoid putting our own personal interests ahead of the interests of Marsico clients. For example, we must never take for ourselves an investment opportunity that appropriately belongs to our clients.

3. WE MUST CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENTLY WITH THE CODE, AND AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST AND ANY ABUSE OF OUR POSITION OF TRUST. Marsico's personal trading policies are highly restrictive and provide substantial assistance in ensuring that personal securities transactions do not conflict with the interests of our clients. These policies also help to ensure that our focus remains on the interests of our clients

4. WE MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF OUR POSITIONS. The receipt of investment opportunities, perquisites, or gifts from persons seeking investment or business from Marsico could call into question our independent judgment.

         The Code's rules apply to everyone identified in Section B below. It is your responsibility to become familiar with the Code and to comply with it. COMPLIANCE WITH THE CODE IS EVERYONE'S RESPONSIBILITY AND IS A CONDITION TO EMPLOYMENT WITH MARSICO. Violations of the Code will be taken seriously and could result in sanctions against the violator, including termination of employment.

         Because regulations and industry standards can change, Marsico reserves the right to amend any part of the Code. These amendments may result in more stringent requirements than are currently applicable. Marsico also may grant exemptions when necessary. Exemptions must be documented by the Compliance Department, and will be granted only when no harm to MCM's clients is expected to result. Any amendments to the Code will be circulated to all employees, as discussed in Section H.4 below, and will be acknowledged in writing.

         No code of ethics can anticipate every situation. You are expected to follow both the letter and the spirit of the Code. Even if no specific Code provision applies, please avoid all conflicts of interest and abide by the general principles of the Code. IF YOU HAVE ANY QUESTIONS ABOUT THE CODE OR WHETHER CERTAIN ACTIONS MAY BE COVERED BY IT, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE LEGAL DEPARTMENT.

         Capitalized terms in the Code are defined in Section I below.

B.       PERSONS COVERED BY THE CODE

         The Code applies to all Covered Persons. Covered Persons include all Access Persons and all Employees (whether or not they are Access Persons).

         Some provisions of the Code apply indirectly to other persons, such as relatives, significant others, or advisers, if they own or manage securities or accounts in which a Covered Person has a Beneficial Ownership interest. For example, if you are a Covered Person, the Code's investment restrictions and reporting requirements apply both to you, and to securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. An exemption may apply to a Special Account that you don't directly or indirectly influence or control, as discussed in Sections D.2.e.(4) and E.1.

TRUSTEES OF THE FUNDS

         Trustees of the Funds who are "interested persons" of the Funds and are MCM employees are subject to all requirements of the Code. Special rules apply to Trustees of the Funds who are not "interested persons" of the Funds (including any Trustee who may have a business relationship with the Funds, MCM, or its officers or directors, but is not an MCM employee and has not been formally determined to be an "interested person"). These Trustees are subject to the Code generally, but are not subject to the investment restrictions or reporting requirements in Sections D.1, D.2, D.3, or E.1 UNLESS THE TRUSTEE KNEW OR SHOULD HAVE KNOWN, IN THE ORDINARY COURSE OF FULFILLING HIS OR HER OFFICIAL DUTIES AS A FUND TRUSTEE, THAT DURING THE 15-DAY PERIOD IMMEDIATELY BEFORE OR AFTER THE TRUSTEE'S TRANSACTION IN A COVERED SECURITY, MARSICO PURCHASED OR SOLD THAT SECURITY FOR A FUND, OR CONSIDERED THE PURCHASE OR SALE OF THAT SECURITY. A special provision of the Code applies to any Fund Trustee who is an officer or director of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund (as summarized in Section G below).

COVERED PERSONS NOT EMPLOYED BY MARSICO

         Some persons not employed by Marsico might be deemed Access Persons in some circumstances - see the definition of Access Person in Section I. Hypothetical examples include: (i) a person who is an Advisory Person of the Funds or MCM even though he or she is not a Marsico employee (such as a person employed by an MCM affiliate who regularly obtains information regarding the purchase or sale of Covered Securities by a Fund), or (ii) a person who is an Informed Underwriter Representative (such as an officer of the Funds' principal underwriter who ordinarily obtains information regarding the purchase or sale of Covered Securities by a Fund).

         At present, it appears that there are no Access Persons employed by companies that are in a control relationship to MCM or the Funds.(1) In addition, it does not appear that any director, officer, or general partner of the Funds' principal underwriter meets the definition of an Informed Underwriter Representative.(2)

         If at any time MCM or the Funds determine that an individual not employed by Marsico is an Access Person (and therefore a Covered Person subject to the Code), MCM or the Funds will seek to ensure that either (i) the Covered Person complies with the Code thereafter, or (ii) the employer of the Covered Person has a code of ethics that regulates the Covered Person in accordance with the criteria for a code of ethics under Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Investment Advisers Act, and that the Funds' Board of Trustees receives the opportunity to review and approve that code of ethics.

C.       GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS

         As explained in Section D.1, the Code prohibits all Covered Persons from PURCHASING Restricted Trading Securities, but permits us otherwise to HOLD, ACQUIRE, OR SELL these and other types of securities in certain circumstances. In addition, SEC rules impose certain general conduct guidelines that apply to our personal investments that are permitted by the Code:

1. YOU MAY NOT ACQUIRE AN INTEREST IN A LIMITED OFFERING OR IN AN INITIAL PUBLIC OFFERING WITHOUT THE PRIOR WRITTEN APPROVAL OF MCM.

2. WITH RESPECT TO THE FUNDS, YOU MAY NOT, IN CONNECTION WITH YOUR ACQUISITION OR SALE OF ANY SECURITY HELD OR TO BE ACQUIRED BY A FUND OR ANY SECURITY ISSUED BY THE FUND:

         (a) Employ any device, scheme, or artifice to defraud the Fund;

         (b) Make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact necessary in order to make the statements made not misleading, in light of the circumstances under which the statements are made;
_________________________

(1) Bank of America Corporation ("BAC") and certain of its affiliates are in a control relationship with MCM. MCM and BAC have received reasonable mutual assurances that employees of BAC and its affiliates do not regularly obtain specific current information or recommendations regarding the purchase or sale of Covered Securities by a Fund, and therefore are not Access Persons. MCM has adopted an Information Wall Policy designed to prevent such information from being inappropriately disclosed to non-MCM persons at BAC. The Information Wall Policy is subject to periodic independent review to assess its effectiveness. BAC has stated that it has procedures in place to prevent the misuse of any related information from MCM that it may receive.

(2) The principal underwriter to the Funds is UMB Distribution Services, LLC ("UMB Distribution"). No director, officer, or general partner of UMB
Distribution is believed to, in the ordinary course of business, obtain information or recommendations regarding the purchase or sale of Covered Securities by a Fund. In any case, because UMB Distribution is not an affiliated person of the Funds or MCM, and no officer, director, or general partner of UMB Distribution serves as an officer, director, general partner of the Funds or MCM, any Informed Underwriter Representative presumably would not be required to meet reporting requirements under the Code (or any code of ethics maintained by UMB Distribution).

         (c) Engage in any act, practice, or course of business that would operate as a fraud or deceit upon any Fund; or

         (d) Engage in any manipulative practice with respect to the Fund.

         Practices that may violate these guidelines include intentionally causing a Fund to act or fail to act in order to achieve a personal benefit rather than to benefit the Fund. Examples would include your causing a Fund to buy a Covered Security to support or drive up the value of your investment in the security, or causing the Fund not to sell a Covered Security to protect your investment.

         Another practice that may violate these provisions would be the exploitation of knowledge of Fund transactions to profit from their market effects. One example of this would be to sell a security for your personal account using the knowledge that MCM was about to sell the same security for the Funds. Because you have a duty to tell investment personnel about Covered Securities that are suitable for client investment, another violation may be your failure to recommend a suitable Covered Security or to purchase the Covered Security for a client to avoid a potential conflict with your personal transactions.

D.1.     PROHIBITION ON PURCHASES OF CERTAIN SECURITIES

         (a) Personal investing by Covered Persons can create potential conflicts of interest and the appearance of impropriety. Unrestricted personal investing also could distract us from our service to clients by diverting resources or opportunities from client account management. Thus, Marsico has decided to PROHIBIT all Covered Persons from PURCHASING any securities unless the purchase is an Exempted Transaction listed in Section D.2.(3)

         The practical effect of this prohibition is to restrict your PURCHASE of certain securities we call Restricted Trading Securities for any account in which you have a Beneficial Ownership interest. The Restricted Trading Securities that you generally MAY NOT PURCHASE include, without limitation, shares of mutual funds (other than the Funds) that are advised or sub-advised by MCM ("MCM Sub-advised Fund shares"), shares of common stock or preferred stock in a particular public operating company, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities.

         Subject to the restriction in the following paragraph, you may HOLD a Restricted Trading Security that was purchased before your association with Marsico. You also may otherwise ACQUIRE AND HOLD certain Restricted Trading Securities through certain Exempted Transactions listed in Section D.2. In addition, you may SELL a Restricted Trading Security if you comply with the sale pre-approval requirements ("pre-clearance") in Section D.3., or if the sale would be an Exempted Transaction under Section D.2.
____________________________

(3) This prohibition may not apply to Covered Persons who are employed by entities other than Marsico and are subject to another code of ethics, as described in Section B.

         YOU MAY NOT HOLD SHARES OF AN MCM SUB-ADVISED FUND. MCM Sub-advised Fund shares must be disposed of within a reasonable period of time after you join Marsico.(4) If you acquired MCM Sub-advised Fund shares before November 20, 2003, you may hold those shares for up to one year after that date, or sell the shares after obtaining pre-clearance from the Compliance Department in accordance with Section D.3. You may not purchase MCM Sub-advised Fund shares (other than through dividend reinvestments) on or after November 20, 2003, and may not hold any MCM Sub-advised Fund shares after November 20, 2004.

         (b) PURCHASES OF MARSICO FUND SHARES. Covered Persons ("you") may invest in shares of the Funds ("Marsico Fund shares"), but only subject to the following restrictions:

? After November 20, 2003, you may purchase Marsico Fund shares only through UMB Fund Services ("UMB") or through MCM's 401(k) plan ("Great-West"). You may not purchase new Marsico Fund shares (other than through dividend reinvestments) through brokers or other channels other than UMB or Great-West.

? If you acquired Marsico Fund shares through brokers or other channels other than UMB or Great-West before November 20, 2003, you may hold those shares with the other broker for up to one year, transfer the shares to UMB or Great-West, or sell the shares after obtaining pre-clearance from the Compliance Department in accordance with Section D.3.

? You must hold all Marsico Fund shares for at least 60 days after you purchase them. Waivers of this requirement may be granted in cases of death, disability, or other special circumstances approved by the Compliance Department (such as for automatic investment or systematic withdrawal programs).

? The minimum sanction to be imposed for any initial violation of the 60-day holding period requirement will be disgorgement to the Fund of any profit on a sale of Marsico Fund shares before the expiration of the 60-day holding period. The Compliance Department's determination of the amount of the profit will be final.

         Marsico Fund shares ARE subject to sale pre-clearance and purchase and sale reporting requirements, as discussed below.

D.2.     EXEMPTED TRANSACTIONS

         As a Covered Person, you may participate in the Exempted Transactions listed below. Exempted Transactions generally are exempted from the prohibition on purchases in Section D.1. and the sale pre-approval requirements in Section D.3., except as noted below. Exempted
__________________________

(4) Covered Persons who purchased MCM Sub-advised Fund shares prior to their employment with Marsico should seek pre-clearance under Section D.3. to sell those shares within 60 days of joining Marsico.

Transactions must still comply with other Code requirements, including the general conduct guidelines in Section C with respect to the Funds, and reporting requirements in Section E.1. IF YOU HAVE ANY DOUBT ABOUT HOW THE CODE APPLIES TO A PARTICULAR TRANSACTION, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE LEGAL DEPARTMENT.

a. PURCHASE OR SALE OF SECURITIES THAT ARE NOT COVERED SECURITIES (subject only to requirements in Section E.1. to report ACCOUNTS that contain the securities)

(1) You may buy, exchange, or sell without restrictions ANY SECURITY THAT IS NOT A COVERED SECURITY, including shares of registered open-end mutual funds (other than the Marsico Funds, MCM Sub-advised Funds, or Affiliated Funds), money market funds, Treasury securities, bank certificates of deposit, and high quality short-term debt instruments such as bankers' acceptances and commercial paper.

b.  PURCHASE  OR SALE OF  COVERED  SECURITIES  THAT ARE NOT  RESTRICTED  TRADING
SECURITIES   (subject  to  conduct   guidelines   in  Section  C  and  reporting
requirements in Section E.1.)

         (1) You may buy or sell shares of registered open-end mutual funds that are Affiliated Funds. Shares of the Marsico Funds and MCM Sub-advised Funds are NOT Affiliated Funds (see section D.1 above for trading restrictions on these funds).

         (2) You may buy or sell shares of index-based exchange-traded funds ("ETFs") (other than closed-end funds) and similar products that are linked to broadly based securities indices or sectors.

         (3) You may buy or sell MUNICIPAL SECURITIES (including bonds and notes and investments in state 529 Plans).

         (4)      You may buy or sell any interest in FOREIGN CURRENCY.

         (5) You may participate in transactions in DERIVATIVES THAT ARE BASED ON SECURITIES OTHER THAN RESTRICTED TRADING SECURITIES (for example, options, futures, or other instruments that are based on commodities, broad-based stock indices, ETFs, unit investment trusts, Treasury bonds, municipal bonds, or foreign currency). NO exemption applies to transactions in derivatives that are based on Restricted Trading Securities (such as options based on particular common stocks or corporate bonds).

         (6) A financial adviser, trustee, or other person may buy or sell instruments THAT ARE NOT RESTRICTED TRADING SECURITIES IN A MANAGED ACCOUNT for you (or for a person in whose account you have a Beneficial Ownership interest). This permits managed accounts to buy, for example, mutual funds (other than the Funds or MCM-Subadvised Fund shares), Treasury securities, ETFs, unit investment trusts, municipal bonds, commodities, commodity futures or options, stock index futures (not single stock futures), or foreign currency.

c. ACQUISITIONS OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES (subject to conduct guidelines in Section C, sale pre-clearance requirements in Section D.3, and security and account reporting requirements in Section E.1.)

         (1) You may BUY (but not sell) securities through DIVIDEND REINVESTMENT PLANS (if you do not make discretionary additional purchases), or through THE RECEIPT OR EXERCISE OF RIGHTS OR OTHER SECURITIES granted to all existing shareholders on a pro rata basis (such as the receipt of securities of a spin-off of an existing company, or the exercise of warrants or rights to buy tracking stock or additional securities). You may also acquire securities through stock dividends, stock splits, mergers, or other corporate events that are generally applicable to all existing holders of the same class of securities. MCM hereby grants prior approval to acquire an interest in an Initial Public Offering if the securities acquired are issued to existing shareholders pursuant to this paragraph. Please note that any SALE of Restricted Trading Securities obtained through these means must meet the sale pre-clearance and other requirements in Section D.3.

         (2) You may NOT BUY an interest in ANY OTHER INITIAL PUBLIC OFFERING UNLESS you obtain the prior approval of MCM's Compliance Department (see attached form of Approval of Investment in Initial Public Offering).

d. SALES OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES (subject to conduct guidelines in Section C, sale pre-clearance requirements in Section D.3., and security and account reporting requirements in Section E.1.)

         (1) You may SELL (but not buy) a RESTRICTED TRADING SECURITY if you follow the sale pre-clearance and other requirements in Section D.3. You may not, however, engage in short selling of particular Restricted Trading Securities, including short sales against the box. You may sell short an investment that is not a Covered Security or a Restricted Trading Security (such as an ETF).

e.   OTHER  EXEMPTED  TRANSACTIONS   (PURCHASE  OR  SALE)  (subject  to  conduct
     guidelines in Section C, and security and account reporting requirements in Section E.1.)

         (1) NON-VOLITIONAL TRANSACTIONS. You may buy or sell Restricted Trading Securities through NON-VOLITIONAL TRANSACTIONS you don't control (such as when an issuer whose securities you already own issues new securities to you or calls a security, a derivative instrument expires, or you receive a gift outside your control). If you acquire Restricted Trading Securities through a non-volitional transaction, but can control their sale, the SALE is NOT an
Exempted Transaction, and must meet the sale pre-clearance and other requirements in Section D.3.

         (2) EMPLOYMENT ARRANGEMENTS. You may buy or sell Restricted Trading Securities including options under an EMPLOYMENT ARRANGEMENT, and may exercise or sell any options, if your employer or an affiliate issues the securities or options. MCM's prior approval is required if you or a household member enter into employment arrangements after you join MCM (SEE attached Approval of Investment in Limited Offering). MCM's prior approval also is required if you thereby acquire an interest in a Limited Offering (see attached form of Approval of Investment in Limited Offering).

         (3) LIMITED OFFERINGS. You may BUY an interest in ANY LIMITED OFFERING (such as an interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets) ONLY if you obtain MCM's PRIOR APPROVAL (see attached form of Approval of Investment in Limited Offering). Investments in a hedge fund or other Limited Offering whose assets are invested in securities (except a fund advised by MCM) will be subject to conditions similar to those for a Special Account discussed below. You may SELL an interest in a Limited Offering without restrictions (unless you get an interest in an Initial Public Offering in return, which requires MCM's prior approval). Holdings and transactions in a Limited Offering must be reported on Code report forms (subject to exceptions discussed in E.1.c.4. below).

         Pre-approval and reporting requirements may not apply to your ownership of a personal or family company that does not hold its assets for investment. Shares of a personal or family company or partnership that holds only family property (such as an airplane, residence, or vacation home), and is not primarily intended as an investment, are exempted because the company is not an investment vehicle. In contrast, if the personal or family company or partnership holds assets mainly for investment, owns income-producing assets, or offers shares to non-family members, the company or partnership may be viewed as an investment vehicle, and the exemption from pre-approval and reporting requirements may NOT apply.

         Before you invest in any Limited Offering, please request pre-approval from MCM, and discuss it with the Compliance Department or Legal Department if you are not sure how the Code applies to it.

         (4) SPECIAL ACCOUNTS. A financial adviser, trustee, or other person may buy or sell RESTRICTED TRADING SECURITIES IN A MANAGED SPECIAL
ACCOUNT for you (or for a person in whose securities you have a Beneficial Ownership interest) ONLY in rare circumstances requiring, among other things that you obtain MCM's prior approval (see attached form of Special Account Certification). Approval will require that:

                  (a) You establish that the financial adviser, trustee, or other person who manages the Special Account has complete control over the account under a written grant of discretion or other formal arrangement, and that you have no direct or indirect influence or control over the Special Account or investment decisions made for it;

                  (b) You (and any related person) do not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

                  (c) The financial adviser, trustee, or other person who manages the Special Account does not disclose to you any investment decision to be implemented for the Special Account until after the decision has been implemented; and

                  (d) You complete the attached form of Special Account Certification (or its equivalent) and any other documents requested by MCM; you report the EXISTENCE of the Special Account in your periodic holdings and transaction reports; and you report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested.

         Whether an exemption will be granted for a Special Account will be determined on a case-by-case basis. MCM reserves the rights to require additional conditions as necessary or appropriate depending on the circumstances, and to revoke the exemption at any time.

D.3. PRE-CLEARANCE AND OTHER REQUIREMENTS FOR SELLING RESTRICTED TRADING SECURITIES AND MARSICO FUND SHARES

         As a Covered Person, you may be allowed to SELL a Restricted Trading Security (including Marsico Fund shares, MCM Sub-advised Fund shares, or other securities acquired before your association with Marsico or through an Exempted Transaction), if you follow pre-clearance and other procedures designed to avoid potential conflicts of interest. PLEASE NOTE THAT ALL SALES THAT QUALIFY AS EXEMPTED TRANSACTIONS IN SECTION D.2. ARE EXEMPTED FROM ALL SALE REQUIREMENTS.

a. PRE-CLEARANCE: BEFORE you sell any Restricted Trading Security, Marsico Fund shares, or MCM Sub-advised Fund shares, you must complete and submit a Pre-clearance Form (see attached form). MCM will treat the pre-clearance process as confidential, and will not disclose related information except as required by law or for appropriate business purposes. You may not pre-clear your own form. The persons authorized to pre-clear transactions and sign the form are:

                  Compliance Analysts or Manager
                  Chief Compliance Officer of MCM
                  Chief Compliance Officer of the Marsico Funds
                  General Counsel, Associate General Counsel, or Other Counsel

         YOU MAY NOT SELL THE RESTRICTED TRADING SECURITY, MARSICO FUND SHARES, OR MCM SUB-ADVISED FUND SHARES IN QUESTION UNTIL YOU RECEIVE WRITTEN PRE-CLEARANCE. Pre-clearance requests will be reviewed as quickly as possible. Please remember that pre-clearance is not automatically granted. For example, if MCM is considering the purchase of the security for client accounts, pre-clearance may be denied for a certain period of time.

         When you request pre-clearance of a sale of Marsico Fund shares or MCM Sub-advised Fund shares, you must attach to the Pre-clearance Form a copy of all of your transactions in those shares for the previous 90 days, including any transactions pursuant to automatic purchases, dividend reinvestments, and systematic withdrawal programs.

         Once pre-clearance is granted, it is valid only until the close of the next business day (unless you have no direct control over the timing of the transaction, in which case you should request that the transaction be initiated as soon as reasonably possible after pre-clearance), and only for the security and amount indicated on the Pre-clearance Form. You may not alter the terms of the authorized sale without completing a new Pre-clearance Form and obtaining written authorization.

         FAILURE TO OBTAIN PRE-CLEARANCE FOR A SALE OF ANY RESTRICTED TRADING SECURITY, OR MARSICO FUND SHARES, OR MCM SUB-ADVISED FUND SHARES IS A SERIOUS BREACH OF MARSICO'S RULES. A violation may expose you to sanctions up to and including termination of employment. Failure to obtain pre-clearance also may require your trade to be canceled, and you may be required to bear any loss that results. MCM, in its discretion, may require any profits from an unauthorized trade to be donated to a charity designated by MCM.

b. HOLDING PERIOD: As a general principle, Covered Persons should engage in personal securities transactions for investment purposes rather than to generate short-term trading profits. As a result, Covered Persons and accounts or securities in which they hold a Beneficial Ownership interest are generally prohibited from selling a Restricted Trading Security or Marsico Fund shares that you acquired within the previous 60 days. MCM may waive compliance with this requirement if you request a waiver in advance and show that you have good cause to be excused (such as a need to sell investments to buy a home). Waivers of the 60-day holding period requirement for Marsico Fund shares may be granted in cases of death, disability, or other special circumstances approved by the Compliance Department (such as for automatic investment or systematic withdrawal programs). The minimum sanction to be imposed for any initial violation of the 60-day holding period requirement for Marsico Fund shares will be disgorgement to the Fund of any profit on a sale of Marsico Fund shares before the expiration of the 60-day holding period. The Compliance Department's determination of the amount of the profit will be final.

c. BLACKOUT PERIOD: You MAY NOT SELL a Restricted Trading Security for EITHER SEVEN DAYS BEFORE, OR SEVEN DAYS AFTER, a trade in the same security or an equivalent security for a Fund or other client. This blackout period is intended to ensure that a Covered Person's securities transactions do not coincide with those of MCM's clients, and therefore minimize the possibility that the Covered Person may benefit from actions taken by MCM on behalf of its clients. The application of the blackout period BEFORE a trade for a Fund or other client poses certain difficulties, and could result in inadvertent violations of the Code (since it may be impossible to definitively determine whether a security will be bought or sold in the future). Nonetheless, Marsico makes reasonable efforts to ascertain whether a security will be purchased or sold for a Fund or other client after pre-approval in order to avoid even the appearance of impropriety.

         If a pre-cleared trade ultimately falls within the blackout period, MCM may ask the Covered Person to cancel the transaction. If the transaction was pre-cleared but cannot be canceled, MCM may, but is not required to, impose a sanction if necessary or appropriate in the circumstances. MCM may waive compliance with the blackout period requirement if there is good cause or under other special circumstances approved by the Compliance or Legal

Department. Please contact the Compliance Department or the Legal Department if you have any question about the application of the blackout period.

E.1.     REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS

         As an Employee, you must give MCM periodic written reports about your securities holdings, transactions, and accounts (and the securities or accounts of other persons if you have a Beneficial Ownership interest in them).(5) SEC requirements mainly control these reports and their contents. The reports are intended to assist Marsico in identifying conflicts of interest that could arise when you invest in a Covered Security or hold accounts that permit these investments, and to promote compliance with the Code. Marsico is sensitive to privacy concerns, and will try not to disclose your reports to anyone unnecessarily. Reports should be filed on forms like those attached or in accordance with instructions from MCM's Compliance Department.

         FAILURE TO FILE A TIMELY, ACCURATE, AND COMPLETE REPORT IS A SERIOUS BREACH OF SEC RULES. If you are late in filing a report, or file a report that is misleading or incomplete, you may face sanctions including identification by name to the Funds' board of directors or MCM management, withholding of salary or bonuses, or termination of employment.

a. INITIAL HOLDINGS REPORT: Within ten days after you begin employment with Marsico, you must submit to Marsico a report that contains:

         (1) The name/title and ticker symbol (or CUSIP), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY in which you have any direct or indirect Beneficial Ownership interest as of the date when you began employment with Marsico. You may provide this information in part by referring to attached copies of broker transaction confirmations or account statements that contain accurate, up-to-date information. All information contained in confirmations or account statements attached to the initial holdings report must be current as of a date not more than 45 days prior to the date of your employment.

In a separate section of the holdings report, you must report all holdings of Marsico Fund shares, MCM Sub-advised Fund shares, and Affiliated Fund shares.

         (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership when you began employment with Marsico, the approximate date(s) when those accounts were established, the account numbers and names of the persons for whom the accounts are held.

______________________

(5) Covered Persons employed by entities other than Marsico and subject to another code of ethics should instead comply with its reporting requirements, as noted in Section B.

         (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it. A sample Letter to Broker or Other Institution is attached.

         (4)      The date that you submitted the report.

b. QUARTERLY TRANSACTION REPORT: Within thirty days after the end of each calendar quarter, you must submit to Marsico a report that contains:

         (1) With respect to any transaction during the quarter in a COVERED SECURITY (INCLUDING MARSICO FUND SHARES, MCM SUB-ADVISED FUND SHARES, OR AFFILIATED FUND SHARES) in which you had any direct or indirect Beneficial Ownership interest:

                  (a) The date of the transaction (purchases, exchanges, sales), the name/title and ticker symbol (or CUSIP), interest rate and maturity date (if applicable), and the number of equity shares of (or the principal amount of debt represented by) each SECURITY involved;

                  (b) The nature of the transaction (I.E., purchase, sale, or other type of acquisition or disposition);

                  (c) The price at which the transaction in the Security was effected; and

                  (d) The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.

You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain all of the information, or by referring to statements or confirmations known to have been received by Marsico no later than 30 days after the end of the applicable calendar quarter.

         (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held during the quarter for your direct or indirect Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the approximate date when each account was established.

         (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution that has established a NEW account for the direct or indirect Beneficial Ownership of the Employee
DURING THE PAST QUARTER to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

         (4)      The date that you submitted the report.

c. ANNUAL HOLDINGS REPORT: Annually, at a time determined by the Compliance Department, you must submit to Marsico a report that contains the following information as of the effective date:

         (1) The name/title and ticker symbol (or CUSIP), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY (INCLUDING MARSICO FUND SHARES, MCM SUB-ADVISED FUND SHARES, OR AFFILIATED FUND SHARES) in which you had any direct or indirect Beneficial Ownership interest on the effective date. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information. All such information contained in confirmations or account statements attached to the holdings report must be current as of a date not more than 45 days before the report is submitted. If appropriate, you and MCM may rely on confirmations or account statements that have been previously provided to MCM.

         (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) with which you maintained ANY ACCOUNT in which ANY
SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership of the Employee on the effective date, the account numbers and names of the persons for whom the accounts are held, and the approximate date when each account was established.

         (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

         (4)      The date that you submitted the report.

         EXCEPTION TO REQUIREMENT TO LIST TRANSACTIONS OR HOLDINGS: You need not list any SECURITIES HOLDINGS OR TRANSACTIONS IN any account over which you had no direct or indirect influence or control, unless requested by MCM. This may apply, for example, to a Special Account. You must still identify the EXISTENCE of the account in your list of securities accounts.

         You need not list additional transactions in a Limited Offering (after the initial transaction) if the additional transactions do not increase the amount of your investment or ownership interest beyond those originally approved by MCM. If there are additional investments beyond the amounts approved, the transactions must be reported, and in some circumstances may require a new approval form (see attached form of Approval of Investment in Limited Offering).

         Please ask the Compliance Department or the Legal Department if you have questions about reporting requirements.

E.2.     REVIEW OF REPORTS AND OTHER DOCUMENTS

         The Compliance Department will review each report submitted pursuant to Section E.1. by Covered Persons for consistency with the Code, and will review each account statement or confirmation from institutions that maintain their accounts. To ensure adequate scrutiny, a report concerning a member of the Compliance Department will be reviewed by a different member of the Compliance Department.

F.       VIOLATIONS OF THE CODE

         All employees will promptly report any violations of the Code to the Chief Compliance Officer of MCM, the Chief Compliance Officer of the Funds, or a member of the Compliance Department.(6) Reports of violations of the Code may be submitted anonymously.

         The Compliance Department will promptly investigate any violation or potential violation of the Code, and recommend to the Chief Compliance Officer of MCM or the Chief Compliance Officer of the Funds appropriate action to cure the violation and prevent future violations. The Compliance Department will keep a record of investigations of violations, including actions taken as a result of a violation. If you violate the Code, you may be subject to sanctions including identification by name to the Funds' board of directors or MCM management, withholding of salary or bonuses, or termination of employment. Violations of the Code also may violate federal or state laws and may be referred to authorities.

G.       PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION

         MCM maintains comprehensive polices and procedures designed to prevent the misuse of material, non-public information ("Insider Trading Policy").(7) MCM's Insider Trading Policy is designed to ensure that MCM personnel act consistently with the fiduciary duties owed to clients, and that those personnel do not personally profit from MCM's proprietary information at the expense of clients or other persons to whom duties are owed. MCM's Insider Trading Policy is also designed to ensure that MCM's proprietary information is not disclosed improperly.

         MCM's Insider Trading Policy generally prohibits employees from (1) buying or selling a security either personally or on behalf of any account or fund managed by MCM, while in possession of material, non-public information about that security or its issuer, or (2) communicating material, non-public information to others in violation of the law and the

______________________

(6) All violations of this Code must periodically be reported to MCM's Chief Compliance Officer.

(7) MCM's Insider Trading Policy covers all officers, directors and employees of MCM and any other persons as may from time to time fall within the definition of "persons associated with an investment adviser," as defined in the Advisers Act. MCM's Insider Trading Policy extends to activities within and outside of an employee's duties at MCM.

Insider Trading Policy. These prohibitions generally extend to communications of material, non-public information regarding MCM, its investment processes, analyses, recommendations, and holdings of MCM-advised accounts, the Marsico Funds, and any other registered investment companies sub-advised by MCM. Every MCM employee is required to read the Insider Trading Policy, to sign and return accompanying acknowledgements, and to retain a copy of the policy in a readily accessible place for reference.

         SPECIAL PROVISION FOR FUND TRUSTEES: This provision is intended to prevent the misuse of material, non-public information when a Trustee also serves as a director or officer of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund. In those circumstances, the Trustee may not discuss the company or the Marsico Funds' holdings (or contemplated holdings) in the company with any employee of MCM or the Funds. The Trustee also should recuse himself or herself from any Board discussion or presentation regarding the securities of the company. The Trustee and any employee of MCM or the Funds may attend a general company meeting or other meeting, at which the Trustee may discuss the company with other members of the Board, the financial community, or securities analysts. Any questions regarding this policy should be discussed with the Chief Compliance Officer of the Funds.

H.1.     MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED
OFFERINGS

         Some conduct that does not involve personal trading may still raise concerns about potential conflicts of interest, and is therefore addressed here.

A. SERVICE ON BOARDS: As a Covered Person, you may not serve on the board of directors of any for-profit company that is the type of company in which MCM might reasonably consider investing for clients without MCM's prior written approval. Approval will be granted only if MCM believes that board service is consistent with the interests of Marsico's clients. If board service is authorized, you and MCM must follow appropriate procedures to ensure that you and Marsico do not obtain or misuse confidential information. MCM also may require you to show that any securities you receive from the for-profit company or organization are appropriate compensation.

B. OTHER BUSINESS ACTIVITIES: As a Covered Person, you should consider your fiduciary responsibilities under the Code when accepting outside employment arrangements or involvement in outside business activities. Any questions should be directed to the Compliance Department or Legal Department.

c. GIFTS: On occasion, you may be offered gifts from clients, brokers, vendors, or other persons not affiliated with Marsico who may be in a position to do business with Marsico. You may not accept extraordinary or extravagant gifts. You may accept gifts of a nominal value (I.E., no more than $100 annually from one person), customary business meals and entertainment if both you and the giver are present (E.G., sporting events), and promotional items (E.G., pens or mugs). You may not solicit gifts.

         You may not give a gift that has a fair market value greater than $100 per year to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or clients of MCM. You may provide reasonable entertainment to these persons if both you and the recipient are present. Please do not give or receive gifts or entertainment that would be embarrassing to you or Marsico if made public.

d. LIMITED OFFERINGS IN PRIVATE COMPANIES: If you acquire a Limited Offering in a private company, either before association with Marsico or through an Exempted Transaction, MCM may have to follow special procedures if it later seeks to purchase securities of the same issuer for clients. You may be excluded from decision-making relating to such an investment. If you play a part in MCM's consideration of the investment, your interest may have to be disclosed to all clients for whom MCM may make the investment, and MCM's decision to invest must be independently reviewed by other investment personnel with no personal interest in the issuer.

H.2.     RECORDKEEPING REQUIREMENTS

         Marsico or its agents will maintain the following records at their places of business in the manner stated below. These records may be made available to the Securities and Exchange Commission for reasonable periodic, special, or other examinations:

* A copy of the Code that is in effect, and any Code that was in effect at any time within the past five years (maintained in an easily accessible place);

* A record of any violation of the Code, and of any action taken as a result of the violation (maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs);

* A copy of each report required to be submitted by a Covered Person under Section E.1., including broker transaction confirmations or account statements (maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place);

* A record of all Covered Persons within the past five years, and who are or were required to make reports under the Code (maintained in an easily accessible place);

* A record of all persons who are or were responsible for reviewing reports of Covered Persons during the past five years (maintained in an easily accessible place);

* A copy of each report to the Board of Trustees of the Funds submitted under Section H.3. of the Code (maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place);

* A copy of each written approval (including the reasons supporting such decision) of a Covered Person's acquisition of securities in an Initial Public Offering or a Limited Offering, and each written approval of other transactions, such as a Pre-clearance Form (maintained for at least five years after the end of the fiscal year in which the approval was granted); and

* A copy of each Covered Person's periodic Certificate of Compliance (acknowledging receipt of the Code and any amendments) under Section H.4. for five years (maintained in an easily accessible place).

H.3.     BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS

         This Code and any material changes must be approved by the Board of Trustees of the Funds, including a majority of the Outside Trustees, within six months after the adoption of the material change. Each approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Covered Persons from engaging in any conduct prohibited by Rule 17j-l(b) under the 1940 Act, including conduct identified in Section C above.

         At least annually, the Fund's Chief Compliance Officer, on behalf of MCM, will provide to the Board of Trustees of the Funds, and the Trustees will review, a written report that summarizes existing procedures concerning personal trading (including any changes in the Code), certifies that Marsico has adopted procedures reasonably necessary to prevent violations of the Code, describes any issues arising under the Code, including any material violations and sanctions imposed since the last report to the Board, and identifies any recommended changes to the Code.

         MCM's Chief Compliance Officer must approve the Code on behalf of MCM. On an annual basis, MCM's Chief Compliance Officer, with the assistance of any designees, will also review the adequacy and effectiveness of the Code, and make any necessary recommendations for revisions of the Code.

         MCM's Compliance Department is responsible for providing, as necessary, any training and education to Covered Persons regarding compliance with the Code.

H.4.     CERTIFICATION OF COMPLIANCE

         The Compliance Department will notify each Covered Person that he or she is subject to the Code and will provide each such person with a copy of the Code. Each Covered Person will be asked to certify initially and periodically that he/she has received, read, understands, and has complied or will comply with the Code. You must complete this Certification of Compliance upon commencement of employment and periodically thereafter. Any material amendments to the Code will be circulated prior to becoming effective.

H.5.     ADOPTION AND EFFECTIVE DATE

         Approved by:               /S/ STEVEN CARLSON

         Title:                     CHIEF COMPLIANCE OFFICER

         Effective as of:           OCTOBER 1, 2004

         Amended:                   APRIL 1, 2005

         Approved by:               /S/ STEVEN CARLSON

         Title:                     CHIEF COMPLIANCE OFFICER

         Effective Date:            FEBRUARY 1, 2005


I.            DEFINITIONS

1.            "Access Person" means:

(a) Any "MCM-Supervised Person," defined as any MCM partner, officer, director (or person with similar status or functions), or employee (or other person who provides investment advice for MCM and is subject to MCM's supervision or control), if the MCM-Supervised Person:

              (i) Has access to non-public information regarding any MCM client's purchase or sale of securities, or non-public information regarding the portfolio holdings of any investment company advised or sub-advised by MCM; or
              (ii) Is involved in making securities  recommendations to clients, or has access to such recommendations that are non-public;

(b) Any "Advisory Person of the Funds or of MCM," defined as (i) any director, officer, general partner or employee of the Funds or MCM (or of any company in a control relationship to the Funds or MCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to those purchases or sales; and (ii) any natural person in a control relationship to the Funds or MCM who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund; and

(c) Any "Informed Underwriter Representative," defined as a director, officer, or general partner of the principal underwriter to the Funds who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a

Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities; provided that the Informed Underwriter Representative would not be required to meet reporting requirements under the Code (or any code of ethics maintained by the principal underwriter) unless the principal underwriter is an affiliated person of a Fund or MCM, or the Informed Underwriter Representative also serves as an officer, director, or general partner of a Fund or MCM.

(d) All directors, officers, and general partners of either MCM or the Funds are presumed to be Access Persons.

2. "Affiliated Fund" means any investment company (EXCEPT money market funds) for which a control affiliate of MCM (including a person that controls MCM, is controlled by MCM, or is under common control with MCM) acts as adviser, subadviser, or principal underwriter. Investment companies for which MCM acts as adviser or subadviser are NOT considered to be Affiliated Funds. MCM's Compliance Department will maintain a listing of Affiliated Funds and will periodically distribute the list to all Covered Persons.

3. "Beneficial Ownership" has the same meaning as under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) under the Act. Under those provisions, a person generally is the beneficial owner of (or has a Beneficial Ownership interest in) any securities in which the person has or shares a direct or indirect pecuniary interest. A person's Beneficial Ownership interest ordinarily extends to securities held in the name of a spouse, minor children, relatives resident in the person's home, or unrelated persons in circumstances that suggest a sharing of financial interests, such as when the person makes a significant contribution to the financial support of the unrelated person, or shares in profits of the unrelated person's securities transactions. Key factors in evaluating Beneficial Ownership include the person's ability to benefit from the proceeds of a security, and the extent of the person's control over the security.

4. "Covered Person" means any person subject to the Code, which generally includes any Access Person or any Employee.

5. "Covered Security" means ANY security, as defined in Section 2(a)(36) of the Investment Company Act, EXCEPT (1) direct obligations of the U.S. government;
(2) bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; or
(3) shares issued by open-end registered investment companies (also known as mutual funds). NOTE THAT FOR PURPOSES OF THIS CODE, shares of the Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are considered Covered Securities.

6. "Employee" means (1) any Marsico Employee, and (2) any temporary staffer who has worked for Marsico continuously for more than 30 days.

7. "Exempted Transaction" means a securities transaction listed in Section D.2. The purchase or sale of a security through an Exempted Transaction generally IS exempted from the prohibition on purchases in Section D.1., and the sale pre-approval requirements in Section D.3.,

UNLESS otherwise noted in Section D. An Exempted Transaction generally IS NOT exempted from the general conduct guidelines in Section C, or the reporting requirements in Section E.1.

8. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

9. "Limited Offering" means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rule 504, 505, or 506 under the Securities Act. A Limited Offering generally includes any interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets, and certain interests in stock options or other deferred compensation.

10 "Marsico Employee" means any officer, principal, or permanent employee of MCM, and any officer, trustee, or permanent employee of the Funds. "Marsico Employee" does not include an inactive or semi-retired employee who receives salary or benefits, but does not actively participate in Marsico's business, have access to current information regarding the purchase or sale of Covered Securities by the Funds, or make recommendations regarding those purchases or sales.

11. "Restricted Trading Security" means any security that a Covered Person generally may not PURCHASE because of the prohibition on purchases in Section
D.1. Restricted Trading Securities include, without limitation, shares of common stock or preferred stock in a particular public operating company, MCM Sub-advised Fund shares, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities. A Covered Person may OTHERWISE HOLD, ACQUIRE, OR SELL a Restricted Trading Security (other than MCM Sub-advised Fund shares after a reasonable time), as explained in Section D.1.

12. "Security Held or to be Acquired by a Fund" means (1) any Covered Security that within the most recent 15 days (a) is or has been held by one of the Funds or a mutual fund sub-advised by MCM; or (b) is being or has been considered by a Fund or MCM for purchase by the Fund or a mutual fund sub-advised by MCM; and
(2) any option to purchase or sell, and any security convertible into or exchangeable for, such a Covered Security.

13. "Special Account" means a managed account in which a financial adviser, trustee, or other person buys or sells Restricted Trading Securities for a Covered Person (or for a person in whose securities a Covered Person has a Beneficial Ownership interest), provided that the account meets the requirements described in Section D.2.f.(4).

J. FORMS

         Attached to the Code are the following forms:

*        Initial Personal Holdings Report;
*        Quarterly Personal Transaction Report;
*        Annual Personal Holdings Report;
*        Sample Letter to Broker or Other Institution;
*        Initial/Periodic Certification of Compliance with Code of Ethics;
*        Approval of Investment in Limited Offering;
*        Approval of Investment in Initial Public Offering;
*        Special Account Certification;
*        Pre-clearance Form.

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                        INITIAL PERSONAL HOLDINGS REPORT
             TO BE COMPLETED BY ALL NEW MCM EMPLOYEES WITHIN 10 DAYS
                           AFTER BEGINNING EMPLOYMENT

NAME:  ___________________________________

EFFECTIVE DATE (WHEN YOU
BEGAN EMPLOYMENT WITH MCM): _____________________________


1. Please list every "Covered Security" in which you had any direct or indirect beneficial ownership interest on the Effective Date, including securities owned by other persons.(8)

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds and state 529 Plans, closed-end funds, depositary receipts, broker folios, common stock, preferred stock, corporate bonds, hedge funds, and limited partnership interests, among other securities. These may be held in custody or in certificate form.

Shares of Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are Covered Securities that are reported in a separate section on the holdings report. Money market funds do not need to be reported.

Shares of registered open-end investment companies (mutual funds) which are not listed above, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt are NOT included in the definition of Covered Securities and do not need to be reported.

                                      * * *

You may rely on account statements or confirmations that provide the requested information. To do this, please attach copies to the report and state below that "Confirmations and/or account statements are attached". All information contained in attached confirmations or account statements must be current as of a date no more than 45 days prior to the date of your employment.

_________________

(8) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

Please write "None" below if you do not own a direct or indirect interest in a Covered Security.
--------------------------------------------------------------------------------
TITLE AND SYMBOL OF COVERED SECURITY      NUMBER OF SHARES    PRINCIPAL AMOUNT
(including interest rate and maturity    (if equity)         (if debt)
date if applicable)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Please write "None" below if you do not own a direct or indirect interest in the following fund shares. Money market funds do not need to be reported.

-------------------------------------------------------------------------------
MARSICO FUND SHARES, MCM SUB-ADVISED FUND SHARES,      NUMBER OF SHARES
OR AFFILIATED FUND SHARES
(please list all shares or attach all relevant
account statements and/or confirmations)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit on the Effective Date.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(9) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

_____________________

(9) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

--------------------------------------------------------------------------------
NAME/ADDRESS OF BROKER,      DATE SECURITIES      ACCOUNT REGISTRATION
DEALER, BANK, OR OTHER       ACCOUNT WAS          (SELF/OTHER) AND NUMBER/S
INSTITUTION                  ESTABLISHED
------------------------------------------------------------------------------

Great-West Life & Annuity    (Please state        SELF:
Insurance Co.                approximate date)    MCM 401(k) Plan No. 934587-01,
401(k) Operations                                 Participant Account
8525 East Orchard Road                            (Please state all account
Greenwood Village,                                numbers)
Colorado 80111

--------------------------------------------------------------------------------

UMB Fund Services, Inc.      (Please   state      (Please state all account
803 West Michigan Street     approximate date)    numbers)
Milwaukee, Wisconsin  53233

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account for your direct or indirect benefit on the Effective Date.(10)

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

                                      * * *

You need not send a letter to the MCM 401(k) plan (which provides information to MCM directly), or send a letter to UMB about an account that holds only Marsico funds through UMB

_____________________

(10) You need not send a new letter to an institution if you previously sent a similar letter that references every account maintained at that institution for your benefit on the Effective Date (including accounts maintained for other persons), and you attach a copy to this report.

(which provides information to MCM). You also need not send a letter to an institution (such as a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.


CERTIFICATION

I certify that I have responded fully to Request Nos. 1 and 2, and have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Initial Personal Holdings Report.


Name:      _____________________________________
                          (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________

Revised initial personal holdings report3.doc, January 6, 2006, 1:58 PM

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                      QUARTERLY PERSONAL TRANSACTION REPORT
             TO BE COMPLETED BY ALL MCM EMPLOYEES WITHIN THIRTY DAYS
                          AFTER EACH CALENDAR QUARTER


NAME:(11)  _______________________________________


CALENDAR QUARTER JUST ENDED:  (please indicate below)


         1ST Q               2ND Q              3RD Q               4TH Q

                                      200__


1. Please list on page 2 each "transaction" in the past quarter in a "Covered Security" in which you had a direct or indirect beneficial ownership interest.(12) A transaction generally happens when someone acquires or disposes of a Covered Security.

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds and state 529 Plans, closed-end funds, depositary receipts, broker folios, common stock, preferred stock corporate bonds, hedge funds, and limited partnership interests, among other securities.

Shares of Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are Covered Securities. Transactions in these shares are reported in a separate section of the transaction report. Money market fund transactions do not need to be reported.

Shares of registered open-end investment companies (mutual funds) which are not listed above, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt are NOT included in the definition of Covered Securities, and transactions in such investments do not need to be reported.

                                      * * *

________________________

(11) This report also serves as MCM's record of every transaction in certain types of securities in which an advisory representative has any direct or indirect beneficial ownership, as required by Rule 204-2(a)(12) under the Investment Advisers Act.

(12) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

You may rely on confirmations or account statements that provide the requested information. To do this, please state on page 2 that: (a) "I know my broker/dealer/bank/other institution sent copies of all relevant confirmations and account statements to MCM no later than 30 days after the end of the applicable calendar quarter," if true; or (b) "Confirmations and/or account statements are attached" (and attach copies). Only (b) is acceptable for Marsico Fund shares, Marsico Sub-advised Fund shares, and Affiliated Fund shares.

Please write "None" on page 2 if no transaction in Covered Securities happened this quarter.


------------------------------------------------------------------------------------------------------------------------------------
DATE OF TRANSACTION     TITLE AND SYMBOL OF     NUMBER OF      PRINCIPAL     NATURE OF           PRICE OF        NAME OF BROKER,
                        COVERED SECURITY        SHARES         AMOUNT        TRANSACTION         COVERED         DEALER, OR
                        (including interest     (if equity)    (if debt)     (purchase, sale,    SECURITY        BANK through which
                        rate and maturity                                    dividend, gift,     at which        transaction was
                        date if applicable)                                   etc.)              transaction     effected
                                                                                                 was effected
------------------------------------------------------------------------------------------------------------------------------------
[  ] I know my broker/dealer/bank/other  nstitution  sent copies of all relevant account  statements and confirmations to MCM no later than 30 days after the end of the applicable calendar quarter.

[ ]   I do not have any transactions to report this quarter.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

(FOR MARSICO FUND SHARES,  MCM  SUB-ADVISED  FUND SHARES,  AND  AFFILIATED  FUND
SHARES,  PLEASE LIST ALL TRANSACTIONS OR ATTACH ALL RELEVANT ACCOUNT  STATEMENTS
OR CONFIRMATIONS - DO NOT INCLUDE MONEY MARKET FUNDS)

------------------------------------------------------------------------------------------------------------------------------------
[ ]  Confirmations and/or account statements are attached.

[ ]  I do not have any transactions to report this quarter.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit in the past quarter.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(13) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

--------------------------------------------------------------------------------
NAME/ADDRESS OF BROKER,       DATE SECURITIES      ACCOUNT REGISTRATION
DEALER, BANK, OR OTHER        ACCOUNT WAS          (SELF/OTHER) AND NUMBER/S
INSTITUTION                   ESTABLISHED
--------------------------------------------------------------------------------
Great-West Life & Annuity     (Please state        SELF:
Insurance Co.                 approximate date)    MCM 401(k) Plan No. 934587-01
401(k) Operations                                  Participant Account
8525 East Orchard Road                             (Please state all account
Greenwood Village,                                 numbers)
Colorado 80111

--------------------------------------------------------------------------------
UMB Fund Services, Inc.       (Please       state  (Please state all account
803 West Michigan Street      approximate date)    numbers)
Milwaukee, Wisconsin  53233

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

_______________

(13) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that established a NEW account for your direct or indirect benefit in the past quarter.

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

You need not send a letter to the MCM 401(k) plan (which provides information to MCM directly), or send a letter to UMB about an account that holds only Marsico funds through UMB (which provides information to MCM). You also need not send a letter to an institution (such as a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.

4. If you own an interest in a private fund or managed account that invests in securities and is not managed by MCM, please sign the private fund/managed account certification below.

GENERAL QUARTERLY CERTIFICATION

I certify that:

    *    I have responded fully to Request Nos. 1 and 2;

    * I have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Quarterly Personal Transaction Report;

    * I have signed the private fund/managed account certification below if I own an interest in a private fund or managed account that invests in securities and is not managed by MCM.


Name:      _____________________________________
                   (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________

                   PRIVATE FUND/MANAGED ACCOUNT CERTIFICATION

I own an interest in a private fund or managed account that invests in securities and is not managed by MCM. I certify that:

    *    THE  MANAGER  OF  THE   FUND/ACCOUNT   HAS  COMPLETE   CONTROL  OF  THE
         FUND/ACCOUNT UNDER A WRITTEN GRANT OF DISCRETION OR OTHER FORMAL AGREEMENT.

    * I HAVE NO DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER THE FUND/ACCOUNT OR INVESTMENT DECISIONS MADE FOR IT.

    * I (AND ANY RELATED PERSON) HAVE NOT DISCLOSED AND WILL NOT DISCLOSE TO THE FUND/ACCOUNT MANAGER ANY ACTION THAT MCM HAS TAKEN OR MAY TAKE RELATING TO ANY SECURITY, OR ANY CONSIDERATION BY MARSICO OF ANY SECURITY.

    * THE FUND/ACCOUNT MANAGER AND OTHER REPRESENTATIVES OF THE FUND/ACCOUNT HAVE NOT DISCLOSED AND WILL NOT DISCLOSE TO ME ANY INVESTMENT DECISION FOR THE FUND/ACCOUNT UNTIL AFTER IT HAS BEEN IMPLEMENTED.

    * I HAVE REPORTED AND WILL CONTINUE TO REPORT TO MCM THE EXISTENCE OF THE FUND/ACCOUNT IN MY PERIODIC REPORTS.

    * IF REQUESTED, I WILL REPORT THE FUND'S/ACCOUNTS SECURITIES HOLDINGS AND TRANSACTIONS TO MCM.


Name:      _____________________________________
                          (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________



Revised quarterly personal transaction report4.doc, January 6, 2006, 1:58 PM

                  SAMPLE LETTER TO BROKER OR OTHER INSTITUTION



DATE

INSTITUTION NAME
ADDRESS


         Re: Request for Duplicate Confirmations and Account Statements Account Registration/Name: __________________________
                  Account No/s: ______________________________________

Dear Sir or Madam:

Effective at once, if you are not already doing so, please mail regularly to Marsico Capital Management, LLC:

(1) A duplicate confirmation of each transaction that occurs in all accounts listed above (and in any related accounts that are open now or in the future); and

(2) A duplicate copy of all periodic account statements for the same accounts.

The mailing address where the duplicate confirmations and statements should be sent is:

         Marsico Capital Management, LLC
         Attention:  Compliance Department
         1200 17th Street, Suite 1600
         Denver, Colorado  80202

Thank you for your prompt attention to this matter.

Sincerely,



YOUR NAME

cc:  Marsico Capital Management, LLC
       Compliance Department

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                         ANNUAL PERSONAL HOLDINGS REPORT

TO BE COMPLETED BY ALL MCM EMPLOYEES ANNUALLY AS OF AN EFFECTIVE DATE DETERMINED BY THE COMPLIANCE DEPARTMENT WITHIN 45 DAYS AFTER EFFECTIVE DATE

NAME:  _____________________________________

EFFECTIVE DATE:  (please indicate)  __________________________


1. Please list every "Covered Security" in which you had any direct or indirect beneficial ownership interest on the Effective Date, including securities owned by other persons.(14)

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds and state 529 Plans, closed-end funds, depositary receipts, broker folios, common stock, corporate bonds, preferred stock, hedge funds, and limited partnership interests, among other securities.

Shares of Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are Covered Securities that are reported in a separate section on the holdings report. Money market funds do not need to be reported.

Shares of registered open-end investment companies (mutual funds) which are not listed above, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt are NOT included in the definition of Covered Securities, and do not need to be reported.

                                      * * *

You may rely on account statements or confirmations that provide the requested information. To do this, please attach copies to the report and state below that: "Confirmations and/or account statements are attached". All information contained in attached confirmations or account statements must be current as of a date no more than 45 days prior to the date of submission of this report.

____________

(14) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

Please write "None" below if you do not own a direct or indirect interest in a Covered Security. Please list the security details or attach account statements containing the relevant information.

--------------------------------------------------------------------------------
TITLE AND SYMBOL OF COVERED SECURITY     NUMBER OF SHARES    PRINCIPAL AMOUNT
(including interest rate and             (if equity)         (if debt)
maturity date if applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please write "None" below if you do not own a direct or indirect interest in the following fund shares. Money market funds do not need to be reported. Please list the fund share details or attach account statements containing the relevant information.

-------------------------------------------------------------------------------
MARSICO FUND SHARES, MCM SUB-ADVISED FUND SHARES,          NUMBER OF SHARES
OR AFFILIATED FUND SHARES
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit on the Effective Date.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(15) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

________________

(15) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

--------------------------------------------------------------------------------
NAME/ADDRESS OF BROKER,      DATE SECURITIES      ACCOUNT REGISTRATION
DEALER, BANK, OR OTHER       ACCOUNT WAS          (SELF/OTHER) AND NUMBER/S
INSTITUTION                  ESTABLISHED
--------------------------------------------------------------------------------
Great-West Life & Annuity    (Please state        SELF:
Insurance Co.                approximate date)    MCM 401(k) Plan No. 934587-01,
401(k) Operations                                 Participant Account
8525 East Orchard Road                            (Please state all account
Greenwood Village,                                numbers)
Colorado 80111
--------------------------------------------------------------------------------

UMB Fund Services, Inc.      (Please    state     (Please state all account
803 West Michigan Street     approximate date)    numbers)
Milwaukee, Wisconsin  53233
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account for your direct or indirect benefit on the Effective Date.(16)

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

                                      * * *

You need not send a letter to the MCM 401(k) plan (which provides information to MCM directly), or send a letter to UMB about an account that holds only Marsico funds through UMB (which provides information to MCM). You also need not send a letter to an institution (such as

__________________

(16) You need not send a new letter to an institution if you previously sent a similar letter that references every account maintained at that institution for your benefit on the Effective Date (including accounts maintained for other persons), and you attach a copy to this report.

a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.


CERTIFICATION

I certify that I have responded fully to Request Nos. 1 and 2, and have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Annual Personal Holdings Report.


Name:      _____________________________________
                          (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________


Revised annual personal holdings report4.doc, January 6, 2006, 1:58 PM

                  SAMPLE LETTER TO BROKER OR OTHER INSTITUTION


DATE

INSTITUTION NAME
ADDRESS


         Re: Request for Duplicate Confirmations and Account Statements Account Registration/Name: __________________________
                  Account No/s: ______________________________________

Dear Sir or Madam:

Effective at once, if you are not already doing so, please mail regularly to Marsico Capital Management, LLC:

(1) A duplicate confirmation of each transaction that occurs in all accounts listed above (and in any related accounts that are open now or in the future); and

(2) A duplicate copy of all periodic account statements for the same accounts.

The mailing address where the duplicate confirmations and statements should be sent is:

         Marsico Capital Management, LLC
         Attention:  Compliance Department
         1200 17th Street, Suite 1600
         Denver, Colorado  80202

Thank you for your prompt attention to this matter.

Sincerely,



YOUR NAME

cc:  Marsico Capital Management, LLC
     Compliance Department

                       INITIAL CERTIFICATION OF COMPLIANCE
                             WITH THE CODE OF ETHICS
                       OF MARSICO CAPITAL MANAGEMENT, LLC
                         AND THE MARSICO INVESTMENT FUND
                    TO BE COMPLETED BY ALL NEW MCM EMPLOYEES


I hereby acknowledge receipt of the Code of Ethics (the "Code") of Marsico Capital Management, LLC ("MCM") and the Marsico Investment Fund. I hereby certify that I (i) recently have read the Code (including any updates) and understand its provisions; (ii) will comply with the Code; (iii) have fully and accurately disclosed to MCM all of my securities holdings as required by the Code; and (iv) have requested brokerage confirmations and monthly account statements for all my securities accounts to be provided directly by my broker or bank or other institution to MCM as required by the Code.



Name:             _________________________________
                  (Please print or type clearly)

Signature:        _________________________________


Date:             _________________________________

                      PERIODIC CERTIFICATION OF COMPLIANCE
                             WITH THE CODE OF ETHICS
                       OF MARSICO CAPITAL MANAGEMENT, LLC
                         AND THE MARSICO INVESTMENT FUND
                      TO BE COMPLETED BY ALL MCM EMPLOYEES


I hereby acknowledge receipt of the Code of Ethics (the "Code") of Marsico Capital Management, LLC ("MCM") and the Marsico Investment Fund. I hereby certify that I (i) recently have re-read the Code (including any updates) and understand its provisions; (ii) have complied with and will continue to comply with the requirements of the Code; (iii) have fully and accurately disclosed to MCM all of my securities holdings and personal securities transactions on a quarterly and annual basis as required by the Code; and (iv) have requested brokerage confirmations and monthly account statements for all my securities accounts to be provided directly by my broker or bank or other institution to MCM as required by the Code.



Name:             _________________________________
                  (Please print or type clearly)

Signature:        _________________________________


Date:             _________________________________

                   APPROVAL OF INVESTMENT IN LIMITED OFFERING

I                                   , hereby certify as follows:
  ----------------------------------
         (PRINT NAME)

I seek the approval of Marsico Capital Management, LLC ("MCM") to invest in a Limited Offering (such as an interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets, or certain interests in stock options or other deferred compensation), as required by SEC rules and the Code of Ethics. The Limited Offering is an unregistered offering in: (please circle number)

1. A private operating company, partnership, limited liability company, or similar company that does not primarily invest in securities, but invests primarily in an operating business, real estate, or other assets. I have listed the name of the company, the nature of its business, and the amount of my anticipated investment over time. I believe that my investment in this company or partnership will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the reasons stated below:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


2. A hedge fund or other unregistered investment company that is advised or subadvised by MCM.

3. Any other hedge fund, venture capital fund, private equity fund, or other unregistered investment company that primarily invests in securities. I have listed below the name of the fund, name of the fund manager, nature of the fund's investments, amount of my anticipated investment over time, and any facts supporting my desire to invest in the fund.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I further certify that my investment in this hedge fund or other unregistered investment company will meet the following requirements:

         (a) The fund manager will have complete control over the fund under a written grant of discretion or other formal arrangement described above, and I will have no direct or indirect influence or control over the fund or investment decisions made for it;

         (b) I (and any related person) will not disclose to the fund manager or any representative of the fund any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

         (c) The fund manager and other fund representatives will not disclose to me any investment decision to be implemented for the fund until after the decision has been implemented; and

         (d) I will report to MCM the EXISTENCE of the fund account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the fund through account statements or otherwise if requested, and meet any additional conditions stated below.

4. An unregistered interest in stock options or other deferred compensation. I seek the approval of Marsico Capital Management ("MCM") to participate in my employer's stock option plan and/or stock purchase plan through which my employer makes company stock available to me as part of my compensation arrangements. I have listed below the ESOP/ESPP Account, registration number, company name, securities to be held under the employment plan and any facts supporting my arrangement to hold an interest in the ESOP/ESPP Account. I believe that my receipt of these options or other compensation will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

I certify that my investment activities in this ESOP/ESPP Account are subject to the following requirements:

(a) I understand that pursuant to the MCM Code of Ethics, I may buy or sell these Restricted Trading Securities under an employment arrangement, and may exercise or sell any options, if my employer or an affiliate issues the securities or options.

(b) I understand that I remain subject to the MCM Insider Trading Policy which forbids any Employee from (1) buying or selling a security while in possession of non-public, material information about that security, or (2) communicating material nonpublic information to others in violation of the law.

(c) I will report to MCM the EXISTENCE of the ESOP/ESPP Account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the Account through account statements or otherwise if requested, and meet any additional conditions stated below.


Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
              (Compliance Department)

Date:    __________________________________


Additional Conditions:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Approval of Limited Offering.doc 1/6/2006

                APPROVAL OF INVESTMENT IN INITIAL PUBLIC OFFERING

I                                   , hereby certify as follows:
  ----------------------------------
         (PRINT NAME)

I seek the approval of Marsico Capital Management ("MCM") to invest in an Initial Public Offering ("IPO"), as required by SEC rules and the Code of Ethics.

A. The IPO will be a public offering by an issuer described below: (please circle number below)

         1. An issuer whose publicly issued securities I already own is making a rights offering under which all public shareholders may purchase a limited number of shares of an IPO. MCM has granted approval in the Code to invest in IPOs involving this type of rights offering.

         2. An issuer whose privately issued securities I already own is offering private shareholders the opportunity to purchase shares of an IPO. I believe that my investment in IPO securities offered by this issuer will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


         3. An issuer will offer me the right to purchase shares of an IPO for reasons not stated above. I believe that my investment in IPO securities offered by this issuer will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

B. I agree that if MCM grants approval to invest in the IPO, I will comply with any restriction on the subsequent sale of the securities that MCM chooses to impose, including waiting for at least a fixed period of time (such as 90 days) after the offering before selling the securities. I will also comply with the pre-approval, holding period, and blackout period requirements of the Code for the sale of the securities.


Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
              (Compliance Department)

Date:    __________________________________


Additional Conditions:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Approval of Initial Public Offering.doc  1/6/2006

                          SPECIAL ACCOUNT CERTIFICATION


I                                   , hereby certify as follows:
  ----------------------------------
         (PRINT NAME)

I seek the approval of Marsico Capital Management ("MCM") to hold an interest in a managed Special Account through which a financial adviser, trustee, or other person may buy or sell Restricted Trading Securities for me (or for another person in whose securities I have a Beneficial Ownership interest). Approval is required by the Code of Ethics.

I have listed below the Special Account, registration number, name of the financial adviser, trustee, or other person who will manage the Special Account, and any facts supporting my desire to hold an interest in the Special Account.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


I certify that my investment in this Special Account will meet the following requirements:

         (a) The financial adviser, trustee, or other person who manages the Special Account will have complete control over the account under a written grant of discretion or other formal arrangement described above, and I will have no direct or indirect influence or control over the Special Account or investment decisions made for it;

         (b) I (and any related person) will not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

         (c) The  financial  adviser,  trustee,  or other person who manages the
Special Account will not disclose to me any investment decision to be implemented for the Special Account until after the decision has been implemented; and

         (d) I will report to MCM the EXISTENCE of the Special Account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested, and meet any additional conditions stated below.

Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
              ( Compliance Department)

Date:    __________________________________


Additional Conditions:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Special Acct Cert.doc  1/6/06

                               PRE-CLEARANCE FORM

Employee Name
             ----------------------------------------

Person on whose Behalf Trade is Being Executed (if different)
                                                             -------------------

Broker                                   Brokerage Account Number
      --------------------------------                           ---------------

Security/Fund                            Ticker Symbol
             -------------------------                --------------------------

Number of Shares or Units                Price per Share or Unit
                         -----------                             ---------------

Approximate Total Price
                       ------------------

To the best of your knowledge,  is the requested transaction consistent with the
letter and spirit of the MCM Insider Trading Policy?        Yes______ No________


To the best of your knowledge, is the requested transaction consistent with the letter and spirit of the MCM/Marsico Funds Code of Ethics? Yes______ No________


Have you acquired the securities  within the last 60 days?  Yes _____ No________
(attach  90-day   transaction   history  for  Marsico  Fund  shares  or  Marsico
Sub-advised  Fund shares)
I CERTIFY THAT THE ABOVE  INFORMATION  IS COMPLETE AND ACCURATE.



----------------------------                ----------------------
SIGNATURE                                   DATE


================================================================================
                       FOR COMPLIANCE DEPARTMENT USE ONLY


INFORMATION FROM TRADING DESK:

         Current Orders on desk?
                                ------------------------------------------------

         Traded within the last 7 days?
                                        ----------------------------------------

         Portfolio managers planning on trading in next 7 days?
                                                               -----------------

Remarks:
        ------------------------------------------------------------------------

APPROVAL/DISAPPROVAL

Approved: Y      N       Returned to employee on (date)
           -----  -----                               --------------------------

Approved by                       Date:           Signature:
           ---------------------       ----------           --------------------

================================================================================
MCM PRECLEARANCE FORM.doc  1/6/06

                                  Exhibit p(vi)

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------
MESSAGE FROM OUR             "THE REPUTATION OF A THOUSAND YEARS MAY BE
CEO                          DETERMINED BY THE CONDUCT OF ONE HOUR."
                             ANCIENT JAPANESE PROVERB

                             We have said it time and again in our GOALS, STRATEGY AND CULTURE statement, "We exist for our clients and are driven by their needs." Wellington Management's reputation is built on this principle. We know that our reputation is our most valuable asset as that reputation attracts clients and promotes their trust and confidence in our firm's capabilities. We entrust our clients' interests and the firm's reputation every day to each Wellington Management employee around the world. Each of us must take constant care that our actions fully meet our duties as fiduciaries for our clients. Our clients' interests must always come first; they cannot and will not be compromised.

                             We have learned through many experiences, that when we put our clients first, we are doing the right thing. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

                             It is important that we all remember "client, firm, person" is our most fundamental guiding principle. This high ethical standard is embodied in our Code of Ethics. The heart of the Code of Ethics goes to our obligation to remain vigilant in protecting the interests of our clients above our own. We encourage you to become familiar with all facets of the Code and trust that you will embrace and comply with both the letter and the spirit of the Code.

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------
TABLE OF CONTENTS            Standards of Conduct                              4
                             Ethical Considerations Regarding
                              Confidentiality                                  5
                             Ethical Considerations Regarding Open-end
                              Mutual Fund Transactions                         5
                             Policy on Personal Securities Transactions        6
                                Covered Accounts                               6
                                Transactions Subject to Pre-clearance
                                 and Reporting                                 8
                                Requesting Pre-clearance                       8
                                Restrictions on Covered Transactions and
                                 Other Restrictions                            9
                                    Blackout Periods                           9
                                    Short Term Trading                        10
                                    Securities of Brokerage Firms             11
                                    Short Sales, Options and Margin
                                     Transactions                             11
                                    Derivatives                               11
                                    Initial Public Offerings ("IPOs")         12
                                    Private Placements                        12
                                    ETFs and HOLDRs                           12
                                Transactions Subject to Reporting Only        12
                                    Transactions Exempt from Pre-clearance
                                     and Reporting                            13
                             Exemptive Procedure for Personal Trading         14
                             Reporting and Certification Requirements         14
                                Initial Holdings Report                       15
                                Duplicate Brokerage Confirmations
                                 and Statements                               15
                                Duplicate Annual Statements for
                                 Wellington Managed Funds                     16
                                Quarterly Reporting of Transactions
                                 and Brokerage Accounts                       16
                                Annual Holdings Report                        17
                                Quarterly Certifications                      17
                                Annual Certifications                         18
                                Review of Reports and Additional Requests     18
                             Gifts, Travel and Entertainment Opportunities
                              and Sensitive Payments                          18
                                General Principles                            18
                                Accepting Gifts                               19
                                Accepting Travel and Entertainment
                                 Opportunities and Tickets                    19
                                Solicitation of Gifts, Contributions,
                                 or Sponsorships                              21
                                Giving Gifts (other than Entertainment
                                 Opportunities)                               22
                                Giving Entertainment Opportunities            22
                                Sensitive Payments                            23
                             Other Activities                                 23
                             Violations of the Code of Ethics                 24

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS
-----------------------      --------------------------------------------------

TABLE OF CONTENTS            APPENDIX A - APPROVED EXCHANGE TRADED FUNDS
                             APPENDIX B - QUICK REFERENCE TABLE FOR PERSONAL
                               SECURITIES  TRANSACTIONS
                             APPENDIX  C -  QUICK REFERENCE TABLE FOR GIFTS AND
                               ENTERTAINMENT

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

STANDARDS OF CONDUCT         Wellington   Management   Company,   LLP   and  its
                             affiliates   ("Wellington   Management")   have   a
                             fiduciary duty to investment company and investment
                             counseling  clients that  requires each Employee to
                             act solely for the  benefit of  clients.  As a firm
                             and as  individuals,  our  conduct  (including  our
                             personal  trading) must  recognize  that the firm's
                             clients  always  come  first and that we must avoid
                             any   abuse  of  our   positions   of   trust   and
                             responsibility.

                             Each Employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each Employee must act with integrity, honesty, dignity and in a highly ethical manner. Each Employee is also required to comply with all applicable securities laws. Moreover, each Employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear.

                             This Code of Ethics (the "Code") recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding Employee conduct in those situations in which conflicts with our clients' interests are most likely to develop. ALL EMPLOYEES ARE SUBJECT TO THIS CODE AND ADHERENCE TO THE CODE IS A BASIC CONDITION OF EMPLOYMENT. IF AN EMPLOYEE HAS ANY DOUBT AS TO THE APPROPRIATENESS OF ANY ACTIVITY, BELIEVES THAT HE OR SHE HAS VIOLATED THE CODE, OR BECOMES AWARE OF A VIOLATION OF THE CODE BY ANOTHER EMPLOYEE, HE OR SHE SHOULD CONSULT TRACY SOEHLE, OUR GLOBAL COMPLIANCE MANAGER, AT 617.790.8149, SELWYN NOTELOVITZ, OUR CHIEF COMPLIANCE OFFICER AT 617.790.8524, CYNTHIA CLARKE, OUR GENERAL COUNSEL AT 617.790.7426, OR LORRAINE KEADY, THE CHAIR OF THE ETHICS COMMITTEE AT 617.951.5020.

                             The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on August 31, 2004, and Rule 204A-1 under the Investment Advisers Act of 1940. The term "Employee" for purposes of this Code, includes all Partners and employees worldwide (including temporary personnel compensated directly by Wellington Management and other temporary personnel to the extent that their tenure with Wellington Management exceeds 90 days).

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                             CODE OF ETHICS

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ETHICAL CONSIDERATIONS       CONFIDENTIALITY  IS  A  CORNERSTONE  OF  WELLINGTON
REGARDING CONFIDENTIALITY    MANAGEMENT'S  FIDUCIARY  REGARDING  CONFIDENTIALITY
                             OBLIGATION  TO ITS CLIENTS AS WELL AS AN  IMPORTANT
                             PART OF THE FIRM'S CULTURE.

                             USE AND DISCLOSURE OF INFORMATION
                             Information acquired in connection with employment by the organization, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, or client interests, is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with our firm to be treated confidentially.

                             Specific reference is made to the firm's Portfolio Holdings Disclosure Policy and Procedures, accessible on the Wellington Management intranet, which addresses the appropriate and authorized disclosure of a client's portfolio holdings.

                             "INSIDE INFORMATION"
                             Specific reference is made to the firm's Statement of Policy on the Receipt and Use of Material, Non-Public Information (i.e., "inside information"), accessible on the Wellington Management intranet, which applies to personal securities transactions as well as to client transactions.

-----------------------      --------------------------------------------------

ETHICAL CONSIDERATIONS       Wellington  Management  requires  that  an Employee
REGARDING  OPEN-END          engaging in mutual fund investments ensure that all
MUTUAL FUND  TRANSACTIONS    that  all  investments  in  open-end  mutual  funds
                             comply with the funds' rules regarding purchases, redemptions, and exchanges.

                             Wellington Management has a fiduciary relationship with the mutual funds and variable insurance portfolios for which it serves as investment adviser or subadviser, including funds organized outside the US ("Wellington Managed Funds").
                             Accordingly, an Employee may not engage in any activity in Wellington Managed Funds that might be perceived as contrary to or in conflict with the interests of such funds or their shareholders.

                             The Code's personal trading reporting requirements extend to transactions and holdings in Wellington Managed Funds (excluding money market funds). A complete list of the Wellington Managed Funds is available to Employees via the Wellington Management intranet. Please refer to "Reporting and Certification Requirements" for further details.

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                             CODE OF ETHICS

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POLICY ON PERSONAL           All Employees are  required to clear their personal
SECURITIES TRANSACTIONS      securities transactions (as defined below) prior to
                             execution, report their transactions and holdings periodically, and refrain from transacting either in certain types of securities or during certain blackout periods as described in more detail in this section.

                             EMPLOYEES SHOULD NOTE THAT WELLINGTON MANAGEMENT'S POLICIES AND PROCEDURES WITH RESPECT TO PERSONAL SECURITIES TRANSACTIONS ALSO APPLY TO TRANSACTIONS BY A SPOUSE, DOMESTIC PARTNER, CHILD OR OTHER IMMEDIATE FAMILY MEMBER RESIDING IN THE SAME HOUSEHOLD AS THE EMPLOYEE.

                             COVERED ACCOUNTS

                             DEFINITION OF "PERSONAL SECURITIES TRANSACTIONS"
                             A personal securities transaction is a transaction in which an Employee has a beneficial interest.

                             DEFINITION OF "BENEFICIAL INTEREST"
                             An Employee is considered to have a beneficial interest in any transaction in which the Employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear and report, the following:

                             1
                             Securities owned by an Employee in his or her name.

                             2
                             Securities owned by an individual Employee indirectly through an account or investment vehicle for his or her benefit, such as an IRA, family trust or family partnership.

                             3
                             Securities owned in which the Employee has a joint ownership interest, such as property owned in a joint brokerage account.

                             4

                             Securities in which a member of the Employee's immediate family (e.g., spouse, domestic partner, minor children and other dependent relatives) has a direct,

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                             CODE OF ETHICS

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                             indirect  or  joint   ownership   interest  if  the
                             immediate   family  member   resides  in  the  same
                             household as the Employee.

                             5
                             Securities owned by trusts, private foundations or other charitable accounts for which the Employee has investment discretion (other than client accounts of the firm).

                             If an Employee believes that he or she does not have a beneficial interest in the securities listed above, the Employee should provide the Global Compliance Group (the "Compliance Group") with satisfactory documentation that the Employee has no beneficial interest in the security and exercises no control over investment decisions made regarding the security (see "Exceptions" below). Any question as to whether an Employee has a beneficial interest in a transaction, and therefore an obligation to pre-clear and report the transaction, should be directed to the Compliance Group.

                             EXCEPTIONS
                             If an Employee has a beneficial interest in an account which the Employee feels should not be subject to the Code's pre-clearance and reporting requirements, the Employee should submit a written request for clarification or an exemption to the Global Compliance Manager. The request should name the account, describe the nature of the Employee's interest in the account, the person or firm responsible for managing the account, and the basis upon which the exemption is being claimed. Requests will be considered on a case-by-case basis. An example of a situation where grounds for an exemption may be present is an account in which the Employee has no influence or control (e.g., the Employee has a professionally managed account over which the Employee has given up discretion.

                             In all transactions involving such an account an Employee should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the firm's clients, or with the Employee's position within Wellington Management. In this regard, please refer to the "Ethical Considerations Regarding Confidentiality" section of this Code.


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                             WELLINGTON TRUST COMPANY, NA
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                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             TRANSACTIONS SUBJECT TO PRE-CLEARANCE AND REPORTING "COVERED TRANSACTIONS"

                             ALL EMPLOYEES MUST CLEAR THEIR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION, EXCEPT AS SPECIFICALLY EXEMPTED IN SUBSEQUENT SECTIONS OF THE CODE. CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR 24 HOURS FROM THE TIME OF APPROVAL. TRANSACTIONS IN THE FOLLOWING SECURITIES ARE "COVERED TRANSACTIONS" AND THEREFORE MUST BE PRE-CLEARED AND REPORTED:

                             o bonds (including municipal bonds)
                             o stock  (including  shares of closed-end funds and
                               funds organized outside the US that have a structure similar to that of closed-end funds)
                             o exchange-traded funds not listed on Appendix A
                             o notes
                             o convertibles
                             o preferreds
                             o ADRs o single stock futures
                             o limited partnership and limited liability company
                               interests (for example, hedge funds not sponsored by Wellington Management or an affiliate)
                             o options on securities
                             o warrants,  rights,  etc., whether publicly traded
                               or privately placed

                             See Appendix B for a summary of securities subject to pre-clearance and reporting, securities subject to reporting only, and securities exempt from pre-clearance and reporting.

                             --------------------------------------------------
                             REQUESTING PRE-CLEARANCE

                             Pre-clearance  for  Covered  Transactions  must  be
                             obtained   by   submitting   a   request   via  the
                             intranet-based Code of Ethics Compliance System ("COEC"). Approval must be obtained prior to placing the trade with a broker. An Employee is responsible for ensuring that the proposed transaction does not violate Wellington Management's policies or applicable securities laws and regulations by virtue of the Employee's responsibilities at Wellington Management or the information that he or she may possess about the securities or the issuer. The Compliance Group will maintain confidential records of all requests for approval. Covered Transactions offered through a participation in a private placement (including both securities and partnership interests) are

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                             CODE OF ETHICS

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                             subject   to   special   clearance   by  the  Chief
                             Compliance Officer or the General Counsel or their designees, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days (See, "Private Placements").

                             An Employee wishing to seek an exemption from the pre-clearance requirement for a security or instrument not covered by an exception (see below) that has similar characteristics to an excepted security or transaction should submit a request in writing to the Global Compliance Manager.

                             ---------------------------------------------------

                             RESTRICTIONS ON COVERED TRANSACTIONS AND OTHER RESTRICTIONS ON PERSONAL TRADING

                             Covered Transactions are restricted and will be denied pre-clearance under the circumstances described below. Please note that the following restrictions on Covered Transactions apply equally to the Covered Transaction and to instruments related to the Covered Transaction. A related instrument is any security or instrument issued by the same entity as the issuer of the Covered Transaction, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer or instruments otherwise convertible into securities of that issuer.

                             THE RESTRICTIONS AND BLACKOUT PERIODS PRESCRIBED BELOW ARE DESIGNED TO AVOID CONFLICT WITH OUR CLIENTS' INTERESTS. HOWEVER, PATTERNS OF TRADING THAT MEET THE LETTER OF THE RESTRICTIONS BUT ARE INTENDED TO CIRCUMVENT THE RESTRICTIONS ARE ALSO PROHIBITED. IT IS EXPECTED THAT EMPLOYEES WILL COMPLY WITH THE RESTRICTIONS BELOW IN GOOD FAITH AND CONDUCT THEIR PERSONAL SECURITIES TRANSACTIONS IN KEEPING WITH THE INTENDED PURPOSE OF THIS CODE.

                             1
                             Blackout Periods
                             No Employee may engage in Covered Transactions involving securities or instruments which the Employee knows are actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security or instrument. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

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                             CODE OF ETHICS

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                             EMPLOYEE BLACKOUT PERIODS

                             An  Employee  will  be  denied   pre-clearance  for
                             Covered Transactions that are:

                             o being  bought or sold on behalf of clients  until
                               one trading day after such buying or selling is completed or canceled;

                             o the   subject   of  a  new  or   changed   action
                               recommendation from a research analyst until 10 business days following the issuance of such recommendation;

                             o the  subject  of  a  re-issued   but    unchanged
                               recommendation from a research analyst until 2 business days following re-issuance of the recommendation.

                             PORTFOLIO MANAGER ADDITIONAL BLACKOUT PERIOD
                             In addition to the above, an Employee who is a Portfolio Manager may not engage in a personal transaction involving any security for 7 calendar days prior to, and 7 calendar days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures for Personal Trading" below.

                             Portfolio Managers include all designated portfolio managers and other investment professionals that have portfolio management responsibilities for client accounts or who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios.

                             2
                             Short Term Trading
                             No Employee may take a "short term trading" profit with respect to a Covered Transaction, which means a sale, closing of a short position or expiration of an option at a gain within 60 calendar days of its purchase (beginning on trade date plus one), without a special exemption. See "Exemptive Procedures for Personal Trading" on page 14. The 60-day trading prohibition does not apply to transactions resulting in a loss.

                             An Employee engaging in mutual fund investments must ensure that all investments and transactions in open-end mutual funds, including funds organized outside the US, comply with the funds' rules regarding purchases, redemptions, and exchanges.

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                             CODE OF ETHICS

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                             3
                             Securities of Brokerage Firms
                             An Employee engaged in Global Trading and an Employee with portfolio management responsibility for client accounts may not engage in personal transactions involving any equity or debt securities of any company whose primary business is that of a broker/dealer. A company is deemed to be in the primary business as a broker/dealer if it derives more than 15 percent of its gross revenues from broker/dealer related activities.

                             4
                             Short Sales, Options and Margin Transactions
                             THE CODE STRONGLY DISCOURAGES SHORT SALES, OPTIONS AND MARGIN TRANSACTIONS. Subject to pre-clearance, an Employee may engage in short sales, options and margin transactions, however, an Employee engaging in such transactions should recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as noted above. These types of activities are risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited under the Code while the position remains open. FOR EXAMPLE, YOU MAY NOT BE ABLE TO CLOSE OUT SHORT SALES AND TRANSACTIONS IN
                             DERIVATIVES. In specific cases of hardship, an exception may be granted by the Chief Compliance Officer or the General Counsel with respect to an otherwise "frozen" transaction.

                             Particular attention should be paid to margin transactions. An Employee should understand that brokers of such transactions generally have the authority to automatically sell securities in the Employee's brokerage account to cover a margin call. Such sale transactions will be in violation of the Code unless they are pre-cleared. An Employee engaging in margin transactions should not expect that exceptions will be granted after the fact for these violations.

                             5
                             Derivatives
                             Transactions in derivative instruments shall be restricted in the same manner as the underlying security. An Employee engaging in derivative transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as described in more detail in paragraph 4 above.

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                             CODE OF ETHICS

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                             6
                             Initial Public Offerings
                             ("IPOs") No Employee may engage in personal transactions involving the direct purchase of any security (debt or equity) in an IPO (including initial offerings of closed-end funds). This restriction also includes new issues resulting from spin-offs, municipal securities, and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Chief Compliance Officer or the General Counsel upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to initial offerings of open-end mutual funds, US government issues or money market instruments.

                             7
                             Private Placements
                             AN  EMPLOYEE  MAY  NOT  PURCHASE  SECURITIES  IN  A
                             PRIVATE PLACEMENT TRANSACTION (INCLUDING HEDGE FUNDS THAT ARE NOT SPONSORED BY WELLINGTON MANAGEMENT OR ONE OF ITS AFFILIATES) UNLESS APPROVAL OF THE CHIEF COMPLIANCE OFFICER, THE
                             GENERAL COUNSEL OR THEIR RESPECTIVE DESIGNEES HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management, and other relevant factors on a case-by-case basis.

                             8
                             Exchange Traded Funds ("ETFs") and HOLDRs AN EMPLOYEE MAY NOT TRANSACT IN HOLDRS.
                             Transactions in exchange traded funds are permitted. However, transactions in exchange traded funds not listed on Appendix A are Covered Transactions that must be pre-cleared and reported. Transactions in exchange traded funds listed on Appendix A are not Covered Transactions and accordingly, are not subject to pre-clearance or reporting.
                             --------------------------------------------------

                             TRANSACTIONS SUBJECT TO REPORTING ONLY (NO NEED TO PRE-CLEAR)
                             Pre-clearance is not required, but reporting is required for transactions in:

                             1
                             Open-end mutual funds and variable insurance products that are managed by Wellington Management or any of its affiliates, INCLUDING FUNDS ORGANIZED OUTSIDE THE US THAT HAVE A STRUCTURE SIMILAR TO THAT OF OPEN-END MUTUAL FUNDS,

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                             CODE OF ETHICS

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                             if held outside of the  Wellington  Retirement  and
                             Pension Plan ("WRPP"). A list of Wellington Managed Funds is available via the Wellington Management intranet.

                             2
                             Non-volitional transactions to include:
                             o automatic   dividend   reinvestment   and   stock
                               purchase plan acquisitions;
                             o transactions  that result from a corporate action
                               applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).

                             3
                             Gift transactions to include:
                             o gifts  of   securities  to  an  Employee  if  the
                               Employee has no control of the timing;
                             o gifts  of  securities  from  an  Employee  to  an
                               individual so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee;
                             o gifts  of  securities   from  an  Employee  to  a
                               not-for-profit organization. For this purpose, a not-for-profit organization includes only those trusts and other entities exclusively for the benefit of one or more not-for-profit organizations and does not include so-called split interest trusts (no writing is required);
                             o gifts of  securities  from an  Employee  to other
                               trusts   or   investment   vehicles,    including
                               charitable lead trusts, charitable remainder trusts, family partnerships and family trusts, so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee.

                             Even if the gift of a security from an Employee does not require pre-clearance under these rules, a subsequent sale of the security by the recipient of the gift must be pre-cleared and reported IF the Employee is deemed to have a beneficial interest in the security (for example, if the Employee has investment discretion over the recipient or the recipient is a family member living in the same house as the Employee).
                             --------------------------------------------------

                             TRANSACTIONS    EXEMPT   FROM   PRE-CLEARANCE   AND
                             REPORTING
                             Pre-clearance and reporting is not required for transactions in:
                             o US government securities
                             o Exchange Traded Funds listed in Appendix A
                             o money market instruments

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                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD
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                             CODE OF ETHICS

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                             o Collective    Investment   Funds   sponsored   by
                               Wellington Trust Company, na ("trust company pools")
                             o hedge funds sponsored by Wellington Management or
                               any of its affiliates
                             o broad-based   stock   index  and  US   government
                               securities futures and options on such futures o commodities futures
                             o currency  futures
                             o open-end  mutual  funds  and  variable  insurance
                               products, including funds organized outside the US with a structure similar to that of an open-end mutual fund, that are not managed by Wellington Management or any of its affiliates

-----------------------      ---------------------------------------------------
EXEMPTIVE PROCEDURE          Incases of hardship,  the Chief Compliance Officer,
FOR PERSONAL TRADING         Global  Compliance Manager,  the  General  Counsel,
                             or their respective designees can grant exemptions from the personal trading restrictions in this Code. The decision will be based on a determination that a hardship exists and the transaction for which an exemption is requested would not result in a conflict with our clients' interests or violate any other policy embodied in this Code. Other factors that may be considered include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors.

                             Any Employee seeking an exemption should submit a written request to the Chief Compliance Officer, Global Compliance Manager or the General Counsel, setting forth the nature of the hardship along with any pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive requests for exemptions by an Employee are not likely to be granted.

                             Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Group.

-----------------------      ---------------------------------------------------

REPORTING AND                Records  of  personal  securities  transactions  by
CERTIFICATION                Employees and their  immediate  family members will
REQUIREMENTS                 be  maintained.  All  Employees  are subject to the
                             following reporting and certification requirements:

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             1
                             Initial Holdings Report
                             New Employees are required to file an Initial Holdings Report and a Disciplinary Action Disclosure form within ten (10) calendar days of joining the firm. New Employees must disclose all of their security holdings in Covered Transactions including private placement securities, and
                             Wellington   Managed  Funds,   at  this  time.  New
                             Employees are also required to disclose all of their brokerage accounts or other accounts holding Wellington Managed Funds (including IRA Accounts, 529 Plans, custodial accounts and 401K Plans outside of WRPP) at that time, even if the only securities held in such accounts are mutual funds. Personal trading is prohibited until these reports are filed. The forms can be filed via the COEC that is accessible on the Wellington Management intranet.

                             PLEASE NOTE THAT YOU DO NOT NEED TO REPORT MUTUAL FUNDS OR TRUST COMPANY POOLS HELD WITHIN THE WRPP (THIS INFORMATION WILL BE OBTAINED FROM THE WRPP ADMINISTRATOR); AND YOU NEED NOT REPORT WELLINGTON MANAGED FUNDS THAT ARE MONEY MARKET FUNDS.

                             2
                             Duplicate Brokerage Confirmations and Statements for Covered Transactions
                             Employees may place securities transactions with the broker of their choosing. All Employees must require their securities brokers to send duplicate confirmations of their Covered Transactions and quarterly account statements to the Compliance Group. Brokerage firms are accustomed to providing this service.

                             To arrange for the delivery of duplicate confirmations and quarterly statements, each Employee must complete a Duplicate Confirmation Request Form for each brokerage account that is used for personal securities transactions of the Employee and each account in which the Employee has a beneficial interest and return the form to the Compliance Group. The form can be obtained from the Compliance Group. The form must be completed and returned to the Compliance Group prior to any transactions being placed with the broker. The Compliance Group will process the request with the broker in order to assure delivery of the confirmations and quarterly statements directly to the Compliance Group and to preserve the confidentiality of this information. When possible, the duplicate confirmation requirement will be satisfied by

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             electronic means. Employees should NOT send the completed forms to their brokers directly.

                             If under local market practice, brokers are not willing to deliver duplicate confirmations and/or quarterly statements to the Compliance Group, it is the Employee's responsibility to provide promptly the Compliance Group with a duplicate confirmation (either a photocopy or facsimile) for each trade and quarterly statement.

                             3
                             Duplicate Annual Statements for Wellington Managed Funds.
                             Employees must provide duplicate Annual Statements to the Compliance Group with respect to their holdings in Wellington Managed Funds.

                             4
                             Quarterly Reporting of Transactions and Brokerage Accounts
                             SEC rules require that a quarterly record of all personal securities transactions be submitted by each person subject to the Code's requirements within 30 calendar days after the end of each calendar quarter and that this record be available for inspection. To comply with these SEC rules, every Employee must file a quarterly personal securities transaction report electronically utilizing the COEC accessible to all Employees via the Wellington Management intranet by this deadline.

                             AT THE END OF EACH CALENDAR QUARTER, EMPLOYEES WILL BE REMINDED OF THE SEC FILING REQUIREMENT. AN EMPLOYEE THAT FAILS TO FILE WITHIN THE SEC'S 30
                             CALENDAR DAY DEADLINE WILL, AT A MINIMUM, BE PROHIBITED FROM ENGAGING IN PERSONAL TRADING UNTIL THE REQUIRED FILINGS ARE MADE AND MAY GIVE RISE TO OTHER SANCTIONS.

                             Transactions during the quarter as periodically entered via the COEC by the Employee are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker and certain holdings that were not subject to pre-clearance (as described below) must also be entered by the Employee.

                             ALL  EMPLOYEES  ARE  REQUIRED TO SUBMIT A QUARTERLY
                             REPORT, EVEN IF THERE WERE NO REPORTABLE TRANSACTIONS DURING THE QUARTER. THE QUARTERLY REPORT MUST INCLUDE TRANSACTION INFORMATION
                             REGARDING:

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             o all Covered Transactions (as defined on page 8);
                             o all Wellington  Managed Funds (as defined on page
                               5);
                             o any new brokerage account  established during the
                               quarter including the name of the broker, dealer or bank and the date the account was established;
                             o non-volitional transactions (as described on page
                               13); and
                             o gift transactions (as described on page 13).

                             Transactions in Wellington Managed Funds and non-volitional transactions must be reported even though pre-clearance is not required. For non-volitional  transactions,  the  nature  of  the
                             transaction must be clearly specified in the report. Non-volitional transactions include automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities to and from the Employee, and transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends).

                             5
                             Annual Holdings Report
                             SEC Rules also require that each Employee file, on an annual basis, a schedule indicating their personal securities holdings as of December 31 of each year by the following February 14th. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account and the accounts for which the Employee has a beneficial interest, and the name of any broker, dealer or bank with whom the Employee maintains an account.
                             "Securities" for purposes of this report are Covered Transactions, Wellington Managed Funds and those that must be reported as indicated in the prior section.

                             Employees are also required to disclose all of their brokerage accounts at this time, even if the only securities held in such accounts are mutual funds.

                             6
                             Quarterly Certifications
                             As part of the quarterly reporting process on the COEC, Employees are required to confirm their compliance with the provisions of this Code of Ethics. In addition, each Employee is also required to identify any issuer for which the Employee owns more than 0.5% of the outstanding securities.

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             7
                             Annual Certifications
                             As part of the annual reporting process on the COEC, each Employee is required to certify that:
                             o The  Employee  has read the Code and  understands
                               its terms and requirements;
                             o The Employee  has  complied  with the Code during
                               the  course  of his or her  association  with the
                               firm;
                             o The  Employee  has  disclosed  and  reported  all
                               personal securities transactions and brokerage accounts required to be disclosed or reported;
                             o The  Employee  will  continue  to comply with the
                               Code in the future;
                             o The  Employee   will   promptly   report  to  the
                               Compliance Group, the General Counsel, or the Chair of the Ethics Committee any violation or possible violation of the Code of which the Employee becomes aware; and
                             o The Employee  understands that a violation of the
                               Code may be grounds for disciplinary action or termination and may also be a violation of federal and/or state securities laws.

                             8
                             Review of Reports and Additional Requests
                             All reports filed in accordance with this section will be maintained and kept confidential by the Compliance Group. Such reports will be reviewed by the Chief Compliance Officer or his/her designee. The firm may request other reports and certifications from Employees as may be deemed necessary to comply with applicable regulations and industry best practices.

-----------------------      ---------------------------------------------------
GIFTS, TRAVEL AND            Occasionally,  an Employee may be offered  gifts or
ENTERTAINMENT                entertainment  opportunities  by clients,  brokers,
OPPORTUNITIES, AND           vendors or other  organizations  with whom the firm
SENSITIVE PAYMENTS           transacts  business.  The giving and  receiving  of
                             gifts  and   opportunities  to  travel  and  attend
                             entertainment events from such sources are subject to the general principles outlined below and are permitted only under the circumstances specified in this section of the Code.

                             1
                             GENERAL PRINCIPLES APPLICABLE TO GIFTS, TRAVEL AND ENTERTAINMENT OPPORTUNITIES, AND SENSITIVE PAYMENTS
                             o An  Employee  cannot  give  or  accept  a gift or
                               participate in an entertainment opportunity if the frequency and/or value of the gift or entertainment opportunity may be considered excessive or extravagant.

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             o An Employee cannot give or receive a gift, travel
                               and entertainment opportunity or sensitive payment if, in doing so, it would create or appear to create a conflict with the interests of our clients or the firm, or have a detrimental impact on the firm's reputation.
                             o With   regard   to   gifts   and    entertainment
                               opportunities covered and permitted under the Code, under no circumstances is it acceptable for an Employee to resell a gift or ticket to an entertainment event.

                             2
                             ACCEPTING GIFTS
                             The only gift (other than entertainment tickets) that may be accepted by an Employee is a gift of nominal value (i.e. a gift whose reasonable value is no more than $100) and promotional items (e.g. pens, mugs, t-shirts and other logo bearing items). Under no circumstances may an Employee accept a gift of cash, including a cash equivalent such as a gift certificate, bond, security or other items that may be readily converted to cash.

                             Acceptance of a gift that is directed to Wellington Management as a firm should be cleared with the Employee's Business Manager. Such a gift, if approved, will be accepted on behalf of, and treated as the property of, the firm.

                             If an Employee receives a gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Wellington Management. Any question as to the appropriateness of any gift should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

                             3
                             ACCEPTING TRAVEL AND ENTERTAINMENT OPPORTUNITIES AND TICKETS
                             Wellington Management recognizes that occasional participation in entertainment opportunities with representatives from organizations with whom the firm transacts business, such as clients, brokers, vendors or other organizations, can be useful relationship building exercises. Examples of such entertainment opportunities are: lunches, dinners, cocktail parties, golf outings or regular season sporting events.

                             Accordingly, OCCASIONAL participation by an Employee in such entertainment opportunities for legitimate business purposes is permitted provided that:

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             o a  representative  from the hosting  organization
                               attends the event with the Employee;
                             o the  primary  purpose  of the event is to discuss
                               business or build a business relationship;
                             o the  Employee   demonstrates  high  standards  of
                               personal behavior;
                             o participation   complies   with   the   following
                               requirements for entertainment tickets, lodging, car and limousine services, and air travel.

                             ENTERTAINMENT TICKETS
                             An Employee occasionally may accept ONE TICKET to an entertainment event ONLY IF THE HOST WILL ATTEND THE EVENT WITH THE EMPLOYEE AND THE FACE VALUE OF THE TICKET OR ENTRANCE FEE IS $200 OR LESS, not including the value of food that may be provided to the Employee before, during, or after the event. An Employee is required to obtain prior approval from his or her Business Manager before accepting any other entertainment opportunity.

                             An Employee is strongly discouraged from participating in the following situations and may not participate unless PRIOR approval from his/her Business Manager is obtained:
                             o the  entertainment  ticket has a face value above
                               $200; if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket;
                             o the  Employee  wants  to  accept  more  than  one
                               ticket; if approved by a Business Manager, the Employee is required to reimburse the host for the aggregate face value of the tickets regardless of each ticket's face value;
                             o the  entertainment   event  is  unusual  or  high
                               profile (e.g., a major sporting event); if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket regardless of what the face value might be;
                             o the  host  has  extended  an  invitation  to  the
                               entertainment event to numerous Employees.

                             Business Managers must clear their own participation in the above situations with the Chief Compliance Officer or Chair of the Ethics Committee.

                             EACH EMPLOYEE MUST FAMILIARIZE HIMSELF/HERSELF WITH, AND ADHERE TO, ANY ADDITIONAL POLICIES AND PROCEDURES REGARDING ENTERTAINMENT OPPORTUNITIES AND TICKETS THAT MAY BE ENFORCED BY HIS/HER BUSINESS MANAGER.

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             LODGING
                             An Employee is not permitted to accept a gift of lodging in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own lodging expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which lodging is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the lodging, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement PRIOR to attending the entertainment event. Lodging connected to an Employee's business travel will be paid for by Wellington.

                             CAR AND LIMOUSINE SERVICES
                             An Employee must exercise reasonable judgment with respect to accepting rides in limousines and with car services. Except where circumstances warrant (e.g., where safety is a concern), an Employee is discouraged from accepting limousine and car services paid for by a host when the host is not present.

                             AIR TRAVEL
                             An Employee is not permitted to accept a gift of air travel in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own air travel expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which air travel is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the air travel, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement PRIOR to attending the entertainment event. Use of private aircraft or charter flights arranged by the host for entertainment related travel is prohibited. Air travel that is connected to an Employee's business travel will be paid for by Wellington Management.

                             4
                             SOLICITATION    OF   GIFTS,    CONTRIBUTIONS,    OR
                             SPONSORSHIPS
                             An Employee may not solicit gifts, entertainment tickets, gratuities, contributions (including charitable contributions), or sponsorships from brokers, vendors, clients or companies in which the firm invests or conducts research. Similarly, an Employee is prohibited from making such requests through Wellington

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             Management's Trading Department or any other Wellington Management Department or employee (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees).

                             5
                             GIVING    GIFTS    (other    than     Entertainment
                             Opportunities)
                             In appropriate circumstances, it may be acceptable for the firm or its Employees to extend gifts to clients or others who do business with Wellington Management. Gifts of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the gift(s), are prohibited. Gifts with a face value in excess of $100 must be cleared by the Employee's Business Manager.

                             An Employee should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations, and in accordance with generally accepted business practices in the various countries and jurisdictions where Wellington Management does business.

                             6
                             GIVING ENTERTAINMENT OPPORTUNITIES
                             An Employee is not permitted to source tickets to entertainment events from Wellington Management's Trading Department or any other Wellington Management Department or employee, brokers, vendors, or other organizations with whom the firm transacts business (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees). Similarly, an Employee is prohibited from sourcing tickets on behalf of clients or prospects from ticket vendors.

                             CLIENT EVENTS AND ENTERTAINMENT ORGANIZED, HOSTED AND ATTENDED BY ONE OR MORE WELLINGTON MANAGEMENT EMPLOYEES ARE NOT SUBJECT TO THIS PROHIBITION AND ARE OUTSIDE THE SCOPE OF THIS CODE.

                             7
                             SENSITIVE PAYMENTS
                             An Employee may not participate on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             o Use  of the  firm's  name  or  funds  to  support
                               political candidates or issues, or elected or appointed government officials;
                             o Payment  or  receipt  of  bribes,  kickbacks,  or
                               payment or receipt of any money in violation of any law applicable to the transaction;
                              o Payments to  government  officials or government
                               employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.


                             An Employee making contributions or payments of any kind may do so in his/her capacity as an individual, but may not use or in any way associate Wellington Management's name with such contributions or payments (except as may be required under applicable law). Employees should be mindful of these general principals when making donations to charities sponsored by clients.

                             8
                             QUESTIONS AND CLARIFICATIONS
                             Any question as to the appropriateness of gifts, travel and entertainment opportunities, or payments should be discussed with the Chief Compliance Officer, Global Compliance Manager, the General Counsel, or the Chair of the Ethics Committee.

-----------------------      --------------------------------------------------
OTHER ACTIVITIES             OUTSIDE ACTIVITIES
                             All   outside    business    affiliations    (e.g.,
                             directorships, officerships or trusteeships) of any
                             kind  or  membership  in  investment  organizations
                             (e.g.,  an investment  club) must be approved by an
                             Employee's  Business  Manager  and  cleared  by the
                             Chief  Compliance  Officer,  the General Counsel or
                             the  Chair  of the  Ethics  Committee  prior to the
                             acceptance  of such a position  to ensure that such
                             affiliations  do not  present a  conflict  with our
                             clients'  interests.  New Employees are required to
                             disclose all outside business affiliations to their
                             Business  Manager  upon  joining  the  firm.  As  a
                             general matter,  directorships  in public companies
                             or  companies  that may  reasonably  be expected to
                             become  public  companies  will  not be  authorized
                             because of the  potential  for  conflicts  that may
                             impede our freedom to act in the best  interests of
                             clients.   Service  with  charitable  organizations
                             generally   will   be   authorized,    subject   to
                             considerations  related  to  time  required  during
                             working hours,  use of proprietary  information and
                             disclosure  of  potential  conflicts  of  interest.
                             Employees  who  engage  in  outside   business  and
                             charitable activities are not acting in their capacity as employees of Wellington Management and may not use Wellington Management's name.

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             OUTSIDE EMPLOYMENT
                             Employees who are officers of the firm may not seek additional employment outside of Wellington Management without the prior written approval of the Human Resources Department. All new Employees are required to disclose any outside employment to the Human Resources Department upon joining the firm.


VIOLATIONS OF THE            COMPLIANCE WITH THE CODE IS EXPECTED AND VIOLATIONS
CODE OF ETHICS               OF ITS  PROVISIONS ARE TAKEN  SERIOUSLY.  Employees
                             must  recognize  that  the Code is a  condition  of
                             employment with the firm and a serious violation of
                             the  Code  or  related   policies   may  result  in
                             dismissal.  Since many  provisions of the Code also
                             reflect  provisions  of  the  US  securities  laws,
                             Employees  should be aware  that  violations  could
                             also   lead  to   regulatory   enforcement   action
                             resulting  in  suspension  or  expulsion  from  the
                             securities  business,   fines  and  penalties,  and
                             imprisonment.

                             The Compliance Group is responsible for monitoring compliance with the Code. Violations or potential violations of the Code will be considered by some combination of the Chief Compliance Officer, the General Counsel, the Chair of the Ethics Committee and the Vice Chair of the Ethics Committee, who will jointly decide if the violation or potential violation should be discussed with the Ethics Committee, the Employee's Business Manager, and/or the firm's senior management. Further, a violation or potential violation of the Code by an Associate or Partner of the firm will be discussed with the Managing Partners. Sanctions for a violation of the Code may be determined by the Ethics Committee, the Employee's Business Manager, senior management, or the Managing Partners depending on the Employee's position at the firm and the nature of the violation.

                             Transactions that violate the Code's personal trading restrictions will presumptively be subject to being reversed and any profit realized from the position disgorged, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation. If disgorgement is required, the proceeds shall be paid to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee.

                             Violations of the Code's reporting and certification requirements will result in a suspension of personal trading privileges and may give rise to other sanctions.

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------
-----------------------      --------------------------------------------------

FURTHER INFORMATION          Questions regarding  interpretation of this Code or
                             questions related to specific  situations should be
                             directed  to  the  Chief  Compliance  Officer,  the
                             General   Counsel   or  the  Chair  of  the  Ethics
                             Committee.

                             Revised: February 1, 2005

Approved Exchange Traded Funds                                       Appendix A



SYMBOL                 NAME

DIA                    The Dow Industrials DIAMONDS
QQQ                    Nasdaq-100 Index Tracking Stock
SPY                    Standard & Poor's Depositary Receipts
RSP                    Standard & Poor's Equal Weighted ETF
DGT                    streetTRACKS Dow Jones US Global Titan
DSG                    streetTRACKS Dow Jones US Small Cap Growth
DSV                    streetTRACKS Dow Jones US Small Cap Value
ELG                    streetTRACKS Dow Jones US Large Cap Growth
ELV                    streetTRACKS Dow Jones US Large Cap Value
EFA                    iShares MSCI EAFE
EEM                    iShares MSCI Emerging Markets
FFF                    The FORTUNE 500 Index Tracking Stock
NY                     iShares NYSE 100
NYC                    iShares NYSE Composite
IJH                    iShares S&P MidCap 400 Index Fund
IJJ                    iShares S&P Midcap 400/BARRA Value
IJK                    iShares S&P Midcap 400/BARRA Growth
IJR                    iShares S&P SmallCap 600 Index Fund
IJS                    iShares S&P SmallCap 600/BARRA Value
IJT                    iShares S&P SmallCap 600/BARRA Growth
IOO                    iShares S&P Global 100
ISI                    iShares S&P 1500
IVE                    iShares S&P 500/BARRA Value Index Fund
IVV                    iShares S&P 500 Index Fund
IVW                    iShares S&P 500/BARRA Growth Index Fund
IWB                    iShares Russell 1000 Index Fund
IWD                    iShares Russell 1000 Value Index Fund
IWF                    iShares Russell 1000 Growth Index Fund
IWM                    iShares Russell 2000
IWN                    iShares Russell 2000 Value
IWO                    iShares Russell 2000 Growth
IWP                    iShares Russell Midcap Growth
IWR                    iShares Russell Midcap IWS iShares Russell Midcap Value
IWV                    iShares Russell 3000 Index Fund
IWW                    iShares Russell 3000 Value
IWZ                    iShares Russell 3000 Growth
IYY                    iShares Dow Jones U.S. Total Market Index Fund
JKD                    iShares Morningstar Large Core
JKE                    iShares Morningstar Large Growth
JKF                    iShares Morningstar Large Value
JKG                    iShares Morningstar Mid Core
JKH                    iShares Morningstar Mid Growth
JKI                    iShares Morningstar Mid Value
JKJ                    iShares Morningstar Small Core
JKK                    iShares Morningstar Small Growth
JKL                    iShares Morningstar Small Value
MDY                    Standard & Poor's MidCap 400 Depositary Receipts
OEF                    iShares S&P 100 Index Fund
ONEQ                   Nasdaq Composite
VB                     Vanguard Small Cap VIPERs

Approved Exchange Traded Funds                                       Appendix A


VBK                    Vanguard Small Cap Growth VIPERs
VBR                    Vanguard Small Cap Value VIPERs
VO                     Vanguard MidCap VIPERs
VTI                    Vanguard Total Stock Market VIPERs
VTV                    Vanguard Value VIPERs
VUG                    Vanguard Growth VIPERs
VXF                    Vanguard Extended Market VIPERs
VV                     Vanguard Large Cap VIPERs
SHY                    iShares Lehman 1-3 Year Treasury
IEF                    iShares Lehman 7-10 Year Treasury
TLT                    iShares Lehman 20+ Year Treasury
TIP                    iShares Lehman TIPs
AGG                    iShares Lehman Aggregate
LQD                    iShares Goldman Sachs $ InvesTop Corporate


Other ETF's should be pre-cleared and may be added to the above list at the discretion of the Ethics Committee.

Personal Securities Transactions                                     Appendix B

===============================================================================
YOU MUST PRE-CLEAR AND REPORT THE FOLLOWING TRANSACTIONS:
===============================================================================
Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government )
Municipal Bonds
Stock
Closed-end Funds
Exchange Traded Funds not listed in Appendix A
Notes
Convertible Securities
Preferred Securities
ADRs
Single Stock Futures
Limited Partnership Interests (INCLUDING HEDGE FUNDS NOT MANAGED BY WMC)
Limited Liability Company Interests (INCLUDING HEDGE FUNDS NOT MANAGED BY WMC) Options on Securities
Warrants
Rights
===============================================================================
YOU MUST REPORT (BUT NOT PRE-CLEAR) THE FOLLOWING TRANSACTIONS:
===============================================================================
Automatic Dividend Reinvestment
Stock Purchase Plan Acquisitions
Corporate Actions (splits, tender offers, mergers, stock dividends, etc.) Open-end Mutual Funds (other than money market funds) and variable insurance products advised or sub-advised by WMC, including offshore funds ("Wellington Managed Funds")
Gifts of  securities to you over which you did not control the timing
Gifts of securities from you to a not-for-profit organization,  including a private  foundation and donor advised fund
Gifts of securities from you to an individual or donee other than a not-for-profit if the individual or donee represents that he/she has no present intention of selling the security
===============================================================================
YOU DO NOT NEED TO PRE-CLEAR OR REPORT THE FOLLOWING TRANSACTIONS:
===============================================================================
Open-end Mutual Funds not managed by WMC
Offshore Funds not managed by WMC
Variable Insurance Products not managed by WMC
Approved ETFs listed on Appendix A
Direct Obligations of the U.S. Government (including  obligations issued by
GNMA & PEFCO)
Money Market Instruments
Wellington Trust Company Pools
Wellington Sponsored Hedge Funds
Broad based Stock Index Futures and Options
Securities Futures and Options on Direct Obligations of the U.S. Government Commodities Futures
Foreign Currency Transactions
===============================================================================
PROHIBITED TRANSACTIONS:
===============================================================================
HOLDRS
Initial Public Offerings ("IPOs")
===============================================================================

GIFTS AND ENTERTAINMENT                                               APPENDIX C

                             PERMITTED                      RESTRICTIONS

ACCEPTING AN INDIVIDUAL      Gifts with a value of $100     Gifts of cash, gift
GIFT                         or less are generally          certificates or
                             permitted.                     other item readily
                                                            convertible to cash
                                                            cannot be accepted.
                                                            Gifts valued at
                                                            over $100 cannot
                                                            be accepted.

ACCEPTING A FIRM GIFT                                       Employee's Business
                                                            Manager must approve
                                                            prior to accepting.

ACCEPTING ENTERTAINMENT      Permissible only if            Discouraged from
OPPORTUNITIES AND TICKETS    participation is occasional,   accepting ticket or
                             host is present, event has     entrance fee with
                             a legitimate business purpose, face value over
                             ticket or entrance fee has     $200, more than one
                             face value of $200 or less,    ticket, ticket to
                             event is not unusual or high   high provile or
                             profile or could not be deemed unusual event, or
                             excessive.                     event where
                                                            numerous Wellington
                                                            Employees are
                                                            invited. Business
                                                            Manager approval
                                                            required for above
                                                            situations and
                                                            Employee must pay
                                                            for ticket.

ACCEPTING LODGING            Employee cannot accept gift    Employee must pay
                             of lodging                     cost of lodging in
                                                            connection with any
                                                            entertainment
                                                            opportunity.

ACCEPTING CAR/LIMO           Exercise reasonable judgment   Discouraged from
SERVICE                      and hose must be present.      accepting when
                                                            host is not present
                                                            unless safety is a
                                                            concern

ACCEPTING AIR TRAVEL-        Employee cannot accept gift    Employee must pay
COMERCIAL                    of air travel                  air travel expenses
                                                            in connection with
                                                            entertainment
                                                            opportunity.

ACCEPTING AIR TRAVEL-        Employee cannot accept gift    Employee cannot
PRIVATE                      of private air travel.         accept gift of
                                                            private air travel.


GIVING GIFTS                 Gifts to clients valued at     Gifts valued at over
                             $100 or less are acceptable    $100 require
                             provided gift is not cash or   approval of
                             case equivalent.               employee's Business
                                                            Manager.

GIVING ENTERTAINMENT                                        Employees cannot
OPPORTUNITIES                                               source tickets on
                                                            behalf of clients
                                                            from other employees
                                                            or from ticket
                                                            vendors.

                                Exhibit p (vii)

                           LOOMIS, SAYLES & CO., L.P.


                                 CODE OF ETHICS

                         -------------------------------
                         POLICY ON PERSONAL TRADING AND
                               RELATED ACTIVITIES
                           BY LOOMIS SAYLES PERSONNEL
                         -------------------------------

                                   EFFECTIVE:


                                January 14, 2000
                                   AS AMENDED:
                                 January 1, 2003
                                  March 1, 2004
                                 January 1, 2005
                                 August 23, 2005

                                 January 1, 2006

                           LOOMIS, SAYLES & CO., L.P.


                                 CODE OF ETHICS

                         -------------------------------
                         POLICY ON PERSONAL TRADING AND
                               RELATED ACTIVITIES
                         -------------------------------


1. INTRODUCTION

         This Code of Ethics ("Code") has been adopted by Loomis, Sayles & Co., L.P. ("Loomis Sayles") to govern certain conduct of Loomis Sayles' Supervised Persons and personal trading in securities and related activities of those individuals who have been deemed ACCESS PERSONS thereunder, and under certain circumstances, those ACCESS PERSONS' family members and others in a similar relationshiptothem.

         The policies in this Code reflect Loomis Sayles' desire to detect and prevent not only situations involving actual or potential conflicts of interest or unethical conduct, but also those situations involving even the appearance of these.

2. STATEMENT OF GENERAL PRINCIPLES

         It is the policy of Loomis Sayles that no ACCESS PERSON or Supervised Person as such terms are defined under the Loomis Sayles' Code, (please note that Loomis Sayles treats all employees as ACCESS PERSONS) shall engage in any act, practice or course of conduct that would violate the Code, the fiduciary duty owed by Loomis Sayles and its personnel to Loomis Sayles' clients, Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 there under. The fundamental position of Loomis Sayles is, and has been, that it must at all times place the interests of its clients first. Accordingly, your personal financial transactions (and in some cases, those of your family members and others in a similar relationship to you) and related activities must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of your position of trust and responsibility.

         Without limiting in any manner the fiduciary duty owed by Loomis Sayles to its clients, it should be noted that Loomis Sayles considers it proper that purchases and sales be made by ACCESS PERSONS in the marketplace of securities owned by Loomis Sayles' clients, provided that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in the Code. In making personal investment decisions, however, you must exercise extreme care to ensure that the provisions of the Code are not violated and under no circumstances, may an ACCESS PERSON use the knowledge of Covered Securities purchased or sold by any client of Loomis Sayles or COVERED SECURITIES being considered for purchase or sale by any client of Loomis Sayles to profit personally, directly or indirectly, by the market effect of such transactions.

         Improper trading activity can constitute a violation of the Code. The Code can also be violated by an Access Person's failure to file required reports, by making inaccurate or misleading reports or statements concerning trading activity, or by opening an account with a non-Select Broker.

         It is not intended that these policies will specifically address every situation involving personal trading. These policies will be interpreted and applied, and exceptions and amendments will be made, by Loomis Sayles in a manner considered fair and equitable, but in all cases with the view of placing Loomis Sayles' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate you from scrutiny of, and sanctions for, securities transactions which indicate an abuse of Loomis Sayles' fiduciary duty to any of its clients.

         You are encouraged to bring any questions you may have about the Code to PERSONAL TRADING COMPLIANCE. Please do not guess at the answer.

         Personal Trading Compliance,the Chief Compliance Officer and the Ethics Committee will review the terms and provisions of the Code at least annually and make amendments as necessary. Any amendments to the Code will be provided to you.

         3.  A FEW KEY TERMS

         BOLDFACED terms have special meaning in this Code. The application of a particular Code requirement to you may hinge on the elements of the definition of these terms. See the GLOSSARY at the end of this Code for definitions of these terms. In order to have a basic understanding of the Code, however, you must have an understanding of the terms "COVERED SECURITY", "BENEFICIAL OWNERSHIP" and "INVESTMENT CONTROL" as used in the Code.

         3.1 Covered Security

         This Code generally relates to transactions in and ownership of an investment that is a Covered Security. Currently, this means any type of equity or debt security (such as common and preferred stocks, and corporate and government bonds or notes), any equivalent (such as ADRs), any derivative, instrument representing, or any rights relating to, a Covered Security, and any closely related security (such as certificates of participation, depository receipts, put and call options, warrants, and related convertible or exchangeable securities and securities indices). Shares of closed-end funds, municipal obligations and securities issued by agencies and instrumentalities of the U.S. government (e.g. GNMA obligations) are also considered Covered Securities under the Code.

         Additionally, the shares of any investment company that is registered under the Investment Company Act that is advised, sub-advised, or distributed by Loomis Sayles, and those investment companies that are advised, sub-advised, or distributed by any affiliated investment adviser within the IXIS organization (e.g. IXIS Asset Management Advisers, Harris Associates, Hansberger, etc.) ("REPORTABLE FUNDS") are deemed to be COVERED SECURITIES for purposes of certain provisions of the Code. REPORTABLE FUNDS include any open-ended or closed-end funds managed by Loomis Sayles or an IXIS organization as described above, but exclude money market funds. A current list of REPORTABLE FUNDS is attached as EXHIBIT ONE and will be maintained on the firm's intranet site under the Legal and Compliance page.

         All ACCESS PERSONS are expected to comply with the spirit of the Code, as well as the specific rules contained in the Code. Therefore, while the list of REPORTABLE FUNDS is subject to change, it is ultimately the responsibility of all ACCESS PERSONS to determine whether or not an investment company or mutual fund is advised, sub-advised, or distributed by Loomis Sayles or advised, sub-advised, or distributed by an IXIS investment adviser prior to investing in such a fund to ensure that you comply with all aspects of the Code regarding your investment in a REPORTABLE FUND.

         Please see EXHIBIT TWO for the application of the Code to a specific Covered Security or instrument, including exemptions from pre-clearance.

         It should be noted that private placements, hedge funds and investment pools are deemed to be COVERED SECURITIES for purposes of the Code whether or not advised, sub-advised, or distributed by Loomis Sayles or an IXIS investment adviser. Investments in such securities are discussed under sections 4.14 and 5.2.

         3.2 BENEFICIAL OWNERSHIP

         The Code governs any COVERED SECURITY in which an Access Person has any director indirect "BENEFICIAL OWNERSHIP." BENEFICIAL OWNERSHIP for purposes of the Code means a direct or indirect "pecuniary interest" that is held or shared by you directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a COVERED SECURITY. The term "pecuniary interest" in turn generally means your opportunity directly or indirectly to receive or share in any profit derived from a transaction in a COVERED SECURITY, whether or not the COVERED SECURITY or the relevant account is in your name and regardless of the type of account (i.e. brokerage account, direct account, or retirement plan account). Although this concept is subject to a variety of U.S. Securities and Exchange Commission (the "SEC") rules and interpretations, you should know that you are PRESUMED under the Code to have an indirect pecuniary interest as a result of:

     o   ownership of a COVERED SECURITY by your spouse or minor children;

     o ownership of a COVERED SECURITY by a live-in partner who shares your household and combines his/her financial resources in a manner similar to that of married persons;

     o ownership of a COVERED SECURITY by your other family members sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother-or father-in-law, sister-or brother-in-law, and son-or daughter-in-law);

     o   your share  ownership,  partnership  interest  or similar  interest  in
         COVERED   SECURITIES   held  by  a  corporation,   general  or  limited
         partnership or similar entity you control;

     o your right to receive dividends or interest from a COVERED SECURITY even if that right is separate or separable from the underlying securities;

     o your interest in a COVERED SECURITY held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal); and

     o your right to acquire a COVERED SECURITY through the exercise or conversion of a "derivative COVERED SECURITY."

EXPLANATORY NOTE:

          ANY ACCOUNT OF AN ACCESS PERSON, EVEN IF ALSO A CLIENT ACCOUNT OF THE FIRM WILL BE SUBJECT TO THE CODE AS AN ACCOUNT IN WHICH AN ACCESS PERSON HAS BENEFICIAL OWNERSHIP.

         Please see EXHIBIT THREE to this Code for specific examples of the types of interests and accounts subject to the Code.

         3.3 INVESTMENT CONTROL

         The Code governs any Covered Security in which an Access Person has direct or indirect "Investment Control." The term Investment Control encompasses any influence (i.e., power to manage, trade, or give instructions concerning the investment disposition of assets in the account or to approve or disapprove transactions in the account), whether sole or shared, direct or indirect, you exercise over the account or Covered Security.

         You should know that you are presumed under the Code to have Investment Control as a result of having:

     o   INVESTMENT CONTROL (shared) over your personal brokerage account(s)

     o INVESTMENT CONTROL (shared) over an account(s) in the name of your spouse or minor children, unless, you have renounced an interest in your spouse's assets (subject to the approval of PERSONAL TRADING COMPLIANCE)

     o INVESTMENT CONTROL (shared) over an account(s) in the name of any family member, friend or acquaintance

     o   Involvement in an Investment Club

     o   Trustee power over an account(s)

     o   The existence and/or exercise of a power of attorney over an account

         Please see EXHIBIT THREE to this Code for specific examples of the types of interests and accounts subject to the Code.

         3.4 MAINTAINING PERSONAL ACCOUNTS

         All ACCESS PERSONS who have personal accounts that hold or can hold COVERED SECURITIES in which they have direct or indirect INVESTMENT CONTROL AND BENEFICIAL OWNERSHIP are required to maintain such accounts at one of the following firms: Charles Schwab, Fidelity Investments, Merrill Lynch or TD Waterhouse (collectively, the "SELECT BROKERS"). Additionally, an ACCESS PERSON may only purchase and hold shares of Reportable Funds through either a SELECT BROKER, directly from the REPORTABLE FUND through its transfer agent, or through one or more of Loomis Sayles' retirement plans.

         Accounts in which the ACCESS PERSON only has either INVESTMENT CONTROL or BENEFICIAL OWNERSHIP; certain retirement accounts with an ACCESS PERSON'S prior employer; and/or the retirement accounts of an ACCESS PERSON'S spouse may be maintained with a firm other than the SELECT BROKERS with the approval of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER.


4. SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING

         The following are substantive prohibitions and restrictions on Access Persons' personal trading and related activities. In general, the prohibitions set forth below relating to trading activities apply to accounts holding COVERED SECURITIES in which an ACCESS PERSON has BENEFICIAL OWNERSHIP AND

INVESTMENT CONTROL.

         4.1 PRECLEARANCE

         Each ACCESS PERSON must pre-clear through the iTrade Preclearance System ("iTrade System") all VOLITIONAL transactions in COVERED SECURITIES (including Reportable Funds)(i.e. transactions in which the ACCESS PERSON has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold) in which he or she has INVESTMENT CONTROL and in which he or she has or would acquire BENEFICIAL OWNERSHIP. Limited exceptions to the preclearance requirement are set forth in Exhibit Four.

EXPLANATORY NOTE:   FIXED INCOME TRANSACTIONS, SHORT SALES, WARRANTS AND OPTIONS
                    TRANSACTIONS   IN  COVERED   SECURITIES   MUST  BE  MANUALLY
                    PRE-CLEARED  BY  PERSONAL  TRADING  COMPLIANCE  OR THE CHIEF
                    COMPLIANCE  OFFICER SINCE THE ITRADE SYSTEM CANNOT CURRENTLY
                    HANDLE  SUCH  TRANSACTIONS.  INITIAL  AND  SECONDARY  PUBLIC
                    OFFERINGS, PRIVATE PLACEMENTS TRANSACTIONS,  INCLUDING HEDGE
                    FUNDS  WHETHER  OR NOT THEY  ARE  ADVISED,  SUB-ADVISED,  OR
                    DISTRIBUTED BY LOOMIS SAYLES OR AN IXIS INVESTMENT  ADVISER.
                    PARTICIPATION   IN  INVESTMENT   CLUBS  AND  PRIVATE  POOLED
                    VEHICLES  REQUIRE  SPECIAL  PRECLEARANCE  AS DETAILED  UNDER
                    SECTIONS 4.13, 4.14 AND 5.2 OF THE CODE.

         Any transaction approved pursuant to the preclearance request procedures must be executed by the end of the trading day on which it is approved unless PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER, or designee thereof, extends the pre-clearance for an additional trading day. If the ACCESS PERSON'S trade has not been executed by the end of the same trading day (or the next trading day in the case of an extension), the "preclearance" will lapse and the ACCESS PERSON may not trade without again seeking and obtaining preclearance of the intended trade.

         Preclearance requests can only be submitted through iTrade and/or to Personal Trading Compliance Monday - Friday from 9:30am-4:00pm Eastern Standard Time.

         If after preclearance is given and before it has lapsed, an ACCESS PERSON becomes aware that a Covered Security as to which he or she obtained preclearance has become the subject of a buy or sell order or is being considered for purchase or sale for a client account, the ACCESS PERSON who obtained the preclearance must consider the preclearance revoked. If the transaction has already been executed before the Access Person becomes aware of such facts, no violation will be considered to have occurred as a result of the Access Person's transactions.

         If an ACCESS PERSON has actual knowledge that a requested transaction is nevertheless in violation of this Code or any provision thereof, approval of the request will not protect the ACCESS PERSON'S transaction from being considered in violation of the Code. The CHIEF COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE may deny or revoke preclearance for any reason that is deemed to be consistent with the spirit of the Code.

         4.2 GOOD UNTIL CANCELED AND LIMIT ORDERS

         No ACCESS PERSON shall place a "good until canceled," "limit" or equivalent order with his/her broker except that an ACCESS PERSON may utilize a "day order with a limit" so long as the transaction is consistent with provisions of this Code, including the preclearance procedures. All orders must expire at the end of the trading day on which they are pre-cleared unless otherwise extended by PERSONAL TRADING COMPLIANCE.

         4.3 SHORT TERM TRADING PROFITS

         No ACCESS PERSON may profit from the Volitional purchase and sale, or conversely the VOLITIONAL sale and purchase, of the same or equivalent COVERED SECURITY (including REPORTABLE FUNDS) within 60 calendar days (unless the sale involved shares of a Covered Security that were acquired more than 60 days prior). Hardship exceptions may be requested (in advance) from PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER.

         An Access Person may sell a COVERED SECURITY (including REPORTABLE FUNDS) or cover an existing short position at a loss within 60 calendar days. Such request must be submitted to the iTrade System and to PERSONAL TRADING COMPLIANCE for approval because the iTrade System does not have the capability to determine whether the COVERED SECURITY will be sold at a gain or a loss.

         4.4 RESTRICTIONS ON ROUND TRIP TRANSACTIONS IN REPORTABLE FUNDS

         In addition to the 60 day holding period requirement for purchases and sales of REPORTABLE FUNDS, with the exception of closed-end Reportable Funds,an ACCESS PERSON is prohibited from purchasing, selling and then re-purchasing shares of the same Reportable Fund within a 90 day period ("Round Trip" restriction). The Round Trip restriction does not limit the number of times an Access Person can purchase a REPORTABLE FUND or sell a REPORTABLE FUND during a 90 day period. In fact, subject to the holding period requirement described above, an Access Person can purchase a REPORTABLE FUND (through one or multiple transactions) and can liquidate their position in that fund (through one or several transactions) during a 90 day period. However, an ACCESS PERSON cannot then reacquire a position in the same REPORTABLE FUND previously sold within the same 90 day period.

         The Round Trip restriction will only apply to VOLITIONAL transactions in REPORTABLE FUNDS. Therefore, shares of Reportable Funds acquired through a dividend reinvestment or dollar cost averaging program, and automatic monthly contributions to the firm's 401K plan will not be considered when applying the Round Trip restriction.

         Finally, all VOLITIONAL purchase and sale transactions of REPORTABLE FUNDS, in any share class and in any employee account (i.e., direct account with the REPORTABLE FUND, Select Broker account, 401K account, etc.) will be matched for purposes of applying the Round Trip restriction.

         4.5 FUTURES AND RELATED OPTIONS

         No ACCESS PERSON shall use derivatives including futures, options on futures, or options or warrants on a Covered Security to evade the restrictions of the Code. In other words, no ACCESS PERSON may use derivative transactions with respect to a Covered Security if the Code would prohibit the Access Person from taking the same position directly in the COVERED SECURITY.

         4.6 SHORT SALES

         No ACCESS PERSON may purchase a put option, sell a call option, sell a COVERED SECURITY short or otherwise take a short position in a COVERED SECURITY then being held in a Loomis Sayles client account, unless, in the cases of the purchase of a put or sale of a call option, the option is on a broad based index.

         4.7 COMPETING WITH CLIENT TRADES

         Except as set forth in Section 4.9, an ACCESS PERSON may not, directly or indirectly, purchase or sell a COVERED SECURITY (REPORTABLE FUNDS are not subject to this rule.) when the ACCESS PERSON knows, or reasonably should have known, that such COVERED SECURITIES transaction competes in the market with any actual or considered COVERED SECURITIES transaction for any client of Loomis Sayles, or otherwise acts to harm any Loomis Sayles client's COVERED SECURITIES transactions.

     Generally preclearance will be denied if:

     o a COVERED SECURITY or a closely related COVERED SECURITY is the subject of a pending "buy" or "sell" order for a Loomis Sayles client until that buy or sell order is executed or withdrawn.

     o   the COVERED  SECURITY is being  considered  for  purchase or sale for a
         Loomis  Sayles   client,   until  that  security  is  no  longer  under
         consideration for purchase or sale.

     o the COVERED SECURITY is on the Loomis Sayles "Restricted List" or "Concentration List" (or such other trading restriction list as Loomis Sayles, may from time to time establish).

For those transactions pre-cleared through the iTrade System, such system will have the information necessary to deny preclearance if any of these situations apply. Therefore, you may assume the COVERED SECURITY is not being considered for purchase or sale for a client account unless you have actual knowledge to the contrary in which case, the preclearance you received is null and void. For COVERED SECURITIES requiring manual preclearance (i.e. bonds, futures, options, warrants and short sales of COVERED SECURITIES), the applicability of such restrictions will be determined by PERSONAL TRADING COMPLIANCE upon the receipt of the preclearance request.

         4.8 INVESTMENT PERSON SEVEN-DAY BLACKOUT

         Except as set forth in Section 4.9 below, no INVESTMENT PERSON shall, directly or indirectly, purchase or sell any COVERED SECURITY (REPORTABLE FUNDS are not subject to this rule.) within a period of seven (7) calendar days (trade date being day zero) BEFORE and AFTER the date that a Loomis Sayles client, with respect to which he or she is an INVESTMENT PERSON, has purchased or sold such COVERED SECURITY. It is ultimately the INVESTMENT PERSON'S responsibility to understand the rules and restrictions of the Code and to know what COVERED SECURITIES are being traded in his/her client(s) account(s) or any account(s) with which he/she is associated.

EXPLANATORY NOTE:

                    THE "SEVEN DAYS BEFORE" ELEMENT OF THIS RESTRICTION IS BASED ON THE PREMISE THAT AN INVESTMENT PERSON CAN NORMALLY BE EXPECTED TO KNOW, WHEN HE OR SHE IS EFFECTING A PERSONAL TRADE, WHETHER ANY CLIENT AS TO WHICH HE OR SHE IS DESIGNATED AN INVESTMENT PERSON HAS TRADED, OR WILL BE TRADING IN THE SAME COVERED SECURITY WITHIN SEVEN DAYS OF THE INVESTMENT PERSON'S TRADE. FURTHERMORE, AN INVESTMENT PERSON HAS A FIDUCIARY OBLIGATION TO RECOMMEND AND/OR EFFECT SUITABLE AND ATTRACTIVE TRADES FOR CLIENTS REGARDLESS OF WHETHER SUCH TRADES MAY CAUSE A PRIOR PERSONAL TRADE TO BE CONSIDERED AN APPARENT VIOLATION OF THIS RESTRICTION. IT WOULD CONSTITUTE A BREACH OF FIDUCIARY DUTY AND A VIOLATION OF THIS CODE TO DELAY OR FAIL TO MAKE ANY SUCH RECOMMENDATION OR TRANSACTION IN A CLIENT ACCOUNT IN ORDER TO AVOID A CONFLICT WITH THIS RESTRICTION.

                    IT IS UNDERSTOOD THAT THERE MAYBE PARTICULAR CIRCUMSTANCES (I.E. NEWS ON AN ISSUER, A CLIENT

                    INITIATED LIQUIDATION, SUBSCRIPTION OR REBALANCING) THAT MAY OCCUR AFTER AN INVESTMENT PERSON'S PERSONAL TRADE WHICH GIVES RISE TO AN OPPORTUNITY OR NECESSITY FOR HIS OR HER CLIENT TO TRADE IN THAT COVERED SECURITY WHICH DID NOT EXIST OR WAS NOT ANTICIPATED BY THAT PERSON AT THE TIME OF THAT PERSON'S PERSONAL TRADE. PERSONAL TRADING COMPLIANCE OR THE CHIEF COMPLIANCE OFFICER, WILL REVIEW ANY EXTENUATING CIRCUMSTANCES WHICH MAY WARRANT THE WAIVING OF ANY REMEDIAL ACTIONS IN A PARTICULAR SITUATION INVOLVING AN INADVERTENT VIOLATION OF THIS RESTRICTION.


         4.9 LARGE CAP/DE MINIMIS EXEMPTION

         An ACCESS PERSON who wishes to make a trade ina Covered Security that would otherwise be denied preclearance solely because the COVERED SECURITY is under consideration or pending execution for a client as provided in Section 4.7 or an INVESTMENT PERSON who wishes to make a trade in a COVERED SECURITY that would otherwise be denied preclearance solely because either the Covered Security is under consideration or pending execution for a client as provided in
Section 4.7 or because such transaction would violate the Investment Person Seven Day Blackout Restriction set forth in Section 4.8 above, will nevertheless receive preclearance provided that:

     o The issuer of the COVERED SECURITY in which the ACCESS PERSON wishes to transact has a market capitalization exceeding U.S. $5 billion (a "Large Cap Security"), AND

     o The aggregate amount of the ACCESS PERSON'S transactions in that Large Cap Security on that day across all personal accounts does not exceed $10,000 USD.

         Such transactions will be subject to all other provisions of the Code

         4.10 RESEARCH ANALYST THREE-DAY BLACKOUT BEFORE A RECOMMENDATION

         During the three (3) business day period before a RESEARCH ANALYST issues a RECOMMENDATION on a COVERED SECURITY, that RESEARCH ANALYST may not purchase or sell that Covered Security.

EXPLANATORY NOTE:

                    IT'S UNDERSTOOD THAT THERE MAY BE PARTICULAR CIRCUMSTANCES SUCH AS A NEWS RELEASE, CHANGE OF CIRCUMSTANCE OR SIMILAR EVENT THAT MAY OCCUR AFTER A RESEARCH ANALYST'S PERSONAL TRADE WHICH GIVES RISE TO A NEED, OR MAKES IT APPROPRIATE, FOR A RESEARCH ANALYST TO ISSUE A RECOMMENDATION ON SAID COVERED SECURITY. A RESEARCH ANALYST HAS AN AFFIRMATIVE DUTY TO MAKE UNBIASED RECOMMENDATIONS AND ISSUE REPORTS, BOTH WITH RESPECT TO THEIR TIMING AND SUBSTANCE, WITHOUT REGARD TO HIS OR HER PERSONAL INTEREST. IT WOULD CONSTITUTE ABREACH OF A RESEARCH ANALYST'S FIDUCIARY DUTY AND A VIOLATION OF THIS CODE TO DELAY OR FAIL TO ISSUE A RECOMMENDATION IN ORDER TO AVOID A CONFLICT WITH THIS RESTRICTION.

                    PERSONAL TRADING COMPLIANCE OR THE CHIEF COMPLIANCE OFFICER,WILLREVIEW ANY EXTENUATING CIRCUMSTANCES WHICH MAY WARRANT THE WAIVING OF ANY REMEDIAL SANCTIONS IN A PARTICULAR SITUATION INVOLVING AN INADVERTENT VIOLATION OF THIS RESTRICTION.

         4.11 ACCESS PERSON SEVEN-DAY BLACKOUT AFTER RECOMMENDATION CHANGE

         During the seven (7) day period after a RECOMMENDATION is issued for a COVERED SECURITY, no ACCESS PERSON may purchase or sell that COVERED SECURITY. A request to pre--clear a transaction in a COVERED SECURITY will be denied if there has been a RECOMMENDATION issued for such COVERED SECURITY during the past seven (7) days.


         4.12 HEDGE FUND TEAM RESTRICTIONS

         Due to the unique trading practices and strategies associated with hedge funds, a hedge fund team member (i.e., any INVESTMENT PERSON for a hedge fund) is prohibited from trading COVERED SECURITIES in their personal brokerage accounts that are eligible investments for the hedge fund with which he/she is associated. Hedge fund team members must therefore, contact PERSONAL TRADING COMPLIANCE for special preclearance approval prior to executing any personal securities transactions.

         4.13 INITIAL AND SECONDARY PUBLIC OFFERINGS

Investing in INITIAL AND SECONDARY PUBLIC OFFERINGS of COVERED SECURITIES is prohibited unless such opportunities are connected with your prior employment compensation (i.e. options, grants, etc.) or your spouse's employment compensation. No ACCESS PERSON may, directly or indirectly, purchase any Covered Security sold in an Initial or SECONDARY PUBLIC OFFERING without obtaining prior written approval from the CHIEF COMPLIANCE OFFICER.

         4.14 PRIVATE PLACEMENT TRANSACTIONS

         No ACCESS PERSON may, directly or indirectly, purchase any COVERED SECURITY offered and sold pursuant to a PRIVATE PLACEMENT TRANSACTION without obtaining prior written approval from the CHIEF COMPLIANCE OFFICER. A request for an approval form for a private placement investment can be obtained by contacting PERSONAL TRADING COMPLIANCE.

EXPLANATORY NOTE:

                    IF YOU HAVE BEEN AUTHORIZED TO ACQUIRE A COVERED SECURITY IN A PRIVATE PLACEMENT TRANSACTION, YOU MUST DISCLOSE TO PERSONAL TRADING COMPLIANCE IF YOU ARE INVOLVED IN A CLIENT'S SUBSEQUENT CONSIDERATION OF AN INVESTMENT IN THE ISSUER OF THE PRIVATE PLACEMENT, EVEN IF THAT INVESTMENT INVOLVES A DIFFERENT TYPE OR CLASS OF COVERED SECURITY. IN SUCH CIRCUMSTANCES, THE DECISION TO PURCHASE SECURITIES OF THE ISSUER FOR A CLIENT MUST BE INDEPENDENTLY REVIEWED BY AN INVESTMENT PERSON WITH NO PERSONAL INTEREST IN THE ISSUER.

         The purchase of additional shares or the subsequent sale of an approved PRIVATE PLACEMENT TRANSACTION does not require preclearance provided there are no publicly traded COVERED SECURITIES in the corporation, partnership or limited liability company whose shares the ACCESS PERSON owns. However, if the issuer of the PRIVATE PLACEMENT has publicly traded COVERED SECURITIES, then the sale of such PRIVATE PLACEMENTS must be pre-cleared with PERSONAL TRADING COMPLIANCE. Further, additional purchases and any subsequent sales of an approved private placement, regardless of whether or not the issuer is publicly traded, must be reported quarterly and annually as detailed in Section 6 of the Code.

         4.15 EXEMPTIONS GRANTED BY THE CHIEF COMPLIANCE OFFICER

         Subject to applicable law, the CHIEF COMPLIANCE OFFICER may from time to time grant exemptions, other than or in addition to those described in EXHIBIT FOUR, from the trading restrictions, preclearance requirements or other provisions of the Code with respect to particular individuals such as non-employee directors, consultants, temporary employee, intern or independent contractor, and types of transactions or Covered Securities, where in the opinion of the Chief Compliance Officer,such an exemption is appropriate in light of all the surrounding circumstances.

5.   PROHIBITED OR RESTRICTED ACTIVITIES

         5.1 PUBLIC COMPANY BOARD SERVICE AND OTHER AFFILIATIONS

         To avoid conflicts of interest, inside information and other compliance and business issues, the firm prohibits ACCESS PERSONS from serving as officers or members of the board of any publicly traded entity. This prohibition does not apply to service as an officer or board member of any parent subsidiary of the firm.

         In addition, in order to identify potential conflicts of interests, compliance and business issues, before accepting any service, employment, engagement, connection, association, or affiliation in or within any enterprise, business or otherwise, (herein after, collectively outside activity(ies)), an Access Person must obtain the advance written approval of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER AND the applicable ACCESS PERSON'S supervisor or other appropriate member of senior management.

         A request form for approval of such Outside Activities can be obtained by contacting PERSONAL TRADING COMPLIANCE. In determining whether to approve such Outside Activity, PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on Loomis Sayles' ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of Loomis Sayles' or the ACCESS PERSON'S duties to clients.

         5.2 PARTICIPATION IN INVESTMENT CLUBS AND PRIVATE POOLED VEHICLES

         No ACCESS PERSON shall participate in an investment club or invest in a hedge fund, or similar private organized investment pool (but not an SEC registered open-end mutual fund) without the express permission of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER, whether or not the investment vehicle is advised, sub-advised or distributed by Loomis Sayles or an IXIS investment adviser.

6. REPORTING REQUIREMENTS

         6.1 INITIAL HOLDINGS REPORTING, ACCOUNT DISCLOSURE AND ACKNOWLEDGEMENT OF CODE

         Within 10 days after becoming an ACCESS PERSON, each ACCESS PERSON must file with PERSONAL TRADING COMPLIANCE, a report (by paper) of all COVERED SECURITIES holdings (including holdings of REPORTABLE FUNDS) in which such ACCESS PERSON has BENEFICIAL OWNERSHIP or INVESTMENT CONTROL. The information contained therein must be current as of a date not more than 45 days prior to the individual becoming an ACCESS PERSON.

         Additionally, within 10 days of becoming an ACCESS PERSON, such ACCESS PERSON must report all brokerage or other accounts that hold or can hold COVERED SECURITIES in which the ACCESS PERSON has BENEFICIAL OWNERSHIP or INVESTMENT CONTROL. The information must be as of the date the person became an ACCESS PERSON. An ACCESS PERSON can satisfy these reporting requirements by providing PERSONAL TRADING COMPLIANCE with a current copy of his or her brokerage account or other account statements, which hold or can hold COVERED SECURITIES.


  EXPLANATORY NOTE:

                    LOOMIS SAYLES TREATS ALL OF ITS EMPLOYEES AS ACCESS PERSONS. THEREFORE, YOU ARE DEEMED TO BE AN ACCESS PERSON AS OF THE FIRST DAY YOU BEGIN WORKING FOR THE FIRM.

         Finally, upon becoming an ACCESS PERSON and annually thereafter, each ACCESS PERSON must acknowledge that he or she has received, read and understands the Code and recognizes that he or she is subject hereto, and certify that he or she will comply with the requirements of the Code.

         6.2 BROKERAGE CONFIRMATIONS AND BROKERAGE ACCOUNT STATEMENTS

         Each ACCESS PERSON must notify PERSONAL TRADING COMPLIANCE IMMEDIATELY upon opening an account that holds or may hold COVERED SECURITIES (including REPORTABLE FUNDS), and must assist Personal Trading Compliance in ensuring that Loomis Sayles receives copies of the ACCESS PERSON'S confirmations and account statements for all accounts holding COVERED SECURITIES in which the ACCESS PERSON has either BENEFICIAL OWNERSHIP or INVESTMENT CONTROL.

         6.3 QUARTERLY TRANSACTION REPORTING AND ACCOUNT DISCLOSURE PROCEDURE

         Utilizing the automated reporting procedure ("Blue Sheets"), each ACCESS PERSON must file by electronic means a Blue Sheet on all VOLITIONAL transactions in COVERED SECURITIES (including Volitional transactions in REPORTABLE FUNDS) made during each calendar quarterly period in which such ACCESS PERSON has, or by reason of such transaction acquires or disposes of, any BENEFICIAL OWNERSHIP of a COVERED SECURITY (even if such ACCESS PERSON has no direct or indirect INVESTMENT CONTROL over such COVERED SECURITY), or as to which the Access Person has any direct or indirect INVESTMENT CONTROL (even if such ACCESS PERSON has no BENEFICIAL OWNERSHIP in such COVERED SECURITY). NON-VOLITIONAL transactions in COVERED SECURITIES (including REPORTABLE FUNDS) are subject to annual reporting only and are not required for purposes of the Blue Sheets (such as automatic monthly payroll deductions, changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging programs, and transactions made within the Guided Choice Program). If no transactions in any COVERED SECURITIES, required to be reported, were effected during a quarterly period by an ACCESS PERSON, such ACCESS PERSON shall nevertheless submit a Blue Sheet within the time frame specified below stating that no reportable securities transactions were affected.

         ACCESS PERSONS are also required to report each account that may hold or holds COVERED SECURITIES (including accounts that hold or may hold REPORTABLE FUNDS) opened or closed by the ACCESS PERSON during the reporting period, other then those accounts described in Exhibit Three.

         Every Blue Sheet must be submitted not later than thirty (30) calendar days after the close of each calendar quarter.

         6.4 ANNUAL HOLDINGS AND CODE COMPLIANCE REPORTING REQUIREMENTS

         On an annual basis, by a date specified by PERSONAL TRADING COMPLIANCE, each ACCESS PERSON must file with PERSONAL TRADING COMPLIANCE a dated Annual Package which identifies all holdings in COVERED SECURITIES (including REPORTABLE FUNDS) in which such ACCESS PERSON has a BENEFICIAL OWNERSHIP and/or over which such ACCESS PERSON has INVESTMENT CONTROL. This reporting requirement also applies to shares of COVERED SECURITIES, including shares of Reportable Funds that were acquired during the year in NON-VOLITIONAL transactions. The information in the Annual Package shall reflect holdings in the ACCESS PERSON'S account(s) that are current as of a date not more than 45 days prior to the date on which the Annual Package was submitted.

         Additionally, on an annual basis, each ACCESS PERSON and each Supervised Person must acknowledge that he/she has received, read and understood the Code and Loomis Sayles Policies and Procedures on Insider Trading ("Insider Trading Policy") and recognizes that he/she is subject thereto, and certify that he/she has complied with the requirements of the Code and Insider Trading Policy during the past year, except as otherwise disclosed in writing to PERSONAL TRADING COMPLIANCE or the Chief Compliance Officer.

         6.5 REVIEW OF REPORTS BY CHIEF COMPLIANCE OFFICER

The CHIEF COMPLIANCE OFFICER shall establish procedures as the CHIEF COMPLIANCE OFFICER may from time to time determine appropriate for the review of the information required to be compiled under this Code regarding transactions by ACCESS PERSONS and to report any violations thereof to all necessary parties.

         6.6 INTERNAL REPORTING OF VIOLATIONS TO THE CHIEF COMPLIANCE OFFICER

         Prompt internal reporting of any violation of the Code to the CHIEF COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE is required under Rule 204A-1. While the daily monitoring process undertaken by PERSONAL TRADING COMPLIANCE is designed to identify any violations of the Code and handle any such violations immediately, ACCESS PERSONS and SUPERVISED PERSONS are required to promptly report any violations they learn of resulting from either their own conduct or those of other ACCESS PERSONS and SUPERVISED PERSONS to the CHIEF COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE. It is incumbent upon Loomis Sayles to create an environment that encourages and protects ACCESS PERSONS and SUPERVISED PERSONS who report violations. In doing so, individuals have the right to remain anonymous in reporting violations. Furthermore, any form of retaliation against an individual who reports a violation could constitute a further violation of the Code, as deemed appropriate by the CHIEF COMPLIANCE OFFICER. All ACCESS PERSONS and SUPERVISED PERSONS should therefore feel safe to speak freely in reporting any violations.

7.   SANCTIONS

         Any violation of the substantive or procedural requirements of this Code will result in the imposition of a sanction as set forth in the firm's then current Sanctions Policy, or as the Ethics Committee may deem appropriate under the circumstances of the particular violation. These sanctions may include, but are not limited to:

     o   a letter of caution or warning (i.e. Procedures Notice);

     o payment of a fine, disgorgement of profits generated or payment of losses avoided and/or restitution to an affected client;

     o   suspension of personal trading privileges;

     o actions affecting employment status, such as suspension of employment without pay, demotion or termination of employment; and

     o   referral to the SEC, other civil authorities or criminal authorities.

         Serious violations, including those involving deception, dishonesty or knowing breaches of law or fiduciary duty, will result in one or more of the most severe sanctions regardless of the violator's history of prior compliance.

         Fines, penalties and disgorged profits will be donated to a charity selected by the Loomis Sayles Charitable Giving Committee.

8.   RECORDKEEPING REQUIREMENTS

         Loomis Sayles shall maintain and preserve records, in an easily accessible place, relating to the Code of thetype and in themanner and form and for thetime period prescribed from timeto timeby applicable law. Currently, Loomis Sayles is required by law to maintain and preserve:

     o in an easily accessible place, a copy of this Code (and any prior Code of Ethics that was in effect at any time during the past five years) for a period of five years;

     o in an easily accessible place a record of any violation of the Code and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

     o a copy of each report (or information provided in lieu of a report including any manual preclearance forms and information relied upon or used for reporting) submitted under the Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

     o   copies   of   Access   Persons'   and   Supervised   Persons'   written
         acknowledgment of receipt of the Code;

     o in an easily accessible place, a record of the names of all Access Persons within the past five years, even if some of them are no longer Access Persons, the holdings and transactions reports made by these Access Persons, and records of all Access Persons' personal securities reports (and duplicate brokerage confirmations or account statements in lieu of these reports);

     o a copy of each report provided to any Investment Company as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and

     o a written record of any decision, and the reasons supporting any decision, to approve thepurchasebya Access Person of any Covered Security in an Initial or Secondary Public Offering or Private Placement Transaction or other limited offering for a period of five years following the end of the fiscal year in which the approval is granted.

  EXPLANATORY NOTE:

                    UNDER RULE 204-2, THE STANDARD RETENTION PERIOD REQUIRED FOR ALL DOCUMENTS AND RECORDS LISTED ABOVE IS FIVE YEARS, IN EASILY ACCESSIBLE PLACE, THE FIRST TWO YEARS IN AN APPROPRIATE OFFICE OF PERSONAL TRADING

                    COMPLIANCE.

9. MISCELLANEOUS

     9.1     CONFIDENTIALITY

         Loomis Sayles will keep information obtained from any ACCESS PERSON hereunder in strict confidence. Notwithstanding the forgoing, reports of COVERED SECURITIES transactions and violations hereunder will be made available to the SEC or any other regulatory or self-regulatory organizations to the extent required by law rule or regulation, and in certain circumstances, may in Loomis Sayles' discretion be made available to other civil and criminal authorities. In addition, information regarding violations of the Code may be provided to clients or former clients of Loomis Sayles that have been directly or indirectly affected by such violations.

     9.2     DISCLOSURE OF CLIENT TRADING KNOWLEDGE

         No ACCESS PERSON may, directly or indirectly, communicate to any person who is not an Access Person or other approved agent of Loomis Sayles (e.g., legal counsel) any non-public information relating to any client of Loomis Sayles or any issuer of any COVERED SECURITY owned by any client of Loomis Sayles, including, without limitation, the purchase or sale or considered purchase or sale of a COVERED SECURITY on behalf of any client of Loomis Sayles, except to the extent necessary to comply with applicable law or to effectuate COVERED SECURITIES transactions on behalf of the client of Loomis Sayles.

     9.3 NOTICE TO ACCESS PERSONS, INVESTMENT PERSONNEL AND RESEARCH ANALYSTS AS TO STATUS

         PERSONAL TRADING COMPLIANCE will initially determine an employee's status as an ACCESS PERSON, RESEARCH ANALYST or INVESTMENT PERSON and the client accounts to which INVESTMENT PERSONS should be associated, and will inform such persons of their respective reporting and duties under the Code.

         All ACCESS PERSONS and/or the applicable  Supervisor  thereof,  have an
obligation  to  inform  PERSONAL  TRADING   COMPLIANCE  if  an  ACCESS  PERSON'S
responsibilities change during the ACCESS PERSON'S tenure at Loomis Sayles.

     9.4 NOTICE TO PERSONAL TRADING COMPLIANCE OF ENGAGEMENT OF INDEPENDENT CONTRACTORS

         Any person engaging a consultant, temporary employee, intern or independent contractor shall notify Personal Trading Compliance of this engagement and provide to Personal Trading Compliance, the information necessary to make a determination as to how the Code shall apply to such consultant, temporary employee, intern or independent contractor, if at all.

     9.5     QUESTIONS AND EDUCATIONAL MATERIALS

         Employees are encouraged to bring to PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER any questions you may have about interpreting or complying with the Code about COVERED SECURITIES, accounts that hold or may hold COVERED SECURITIES or personal trading activities of you, your family, or household members, about your legal and ethical responsibilities or about similar matters that may involve the Code.

         PERSONAL   TRADING   COMPLIANCE   will  from  time  to  time  circulate
educational materials or bulletins or conduct training sessions designed to assist you in understanding and carrying out your duties under the Code.

                                GLOSSARY OF TERMS


The BOLDFACE terms used throughout this policy have the following meanings:

1. "ACCESS PERSON" means an "access person" as defined from time to time in Rule 17j-1 under the 1940 Act or any applicable successor provision. Currently, this means any director, or officer of Loomis Sayles, or any ADVISORY PERSON (as defined below) of Loomis Sayles , but does not include any director who is not an officer or employee of Loomis Sayles or its corporate general partner and who meets all of the following conditions:

     a. He or she, in connection with his or her regular functions or duties, does not make, participate in or obtain information regarding the purchase or sale of Covered Securities by a registered investment company, and whose functions do not relate to the making of recommendations with respect to such purchases or sales;

     b. He or she does not have access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any REPORTABLE FUND;and

     c. He or she is not involved in making securities recommendations to clients, and does not have access to such recommendations that are nonpublic.

     Loomis Sayles treats all employees as Access Persons.

2. "ADVISORY PERSON" means an "advisory person" and "advisory representative" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act, respectively, or any applicable successor provision. Currently, this means (i) every employee of Loomis Sayles (or of any company in a CONTROL relationship to Loomis Sayles), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a COVERED SECURITY by Loomis Sayles on behalf of clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) every natural person in a CONTROL relationship to Loomis Sayles who obtains information concerning recommendations made to a client with regard to the purchase or sale of a COVERED SECURITY. ADVISORY PERSON also includes: (a) any other employee designated by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as an ADVISORY PERSON under this Code; (b) any consultant, temporary employee, intern or independent contractor (or similar person) engaged by Loomis Sayles designated as such by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as a result of such person's access to information about the purchase or sale of COVERED SECURITIES by Loomis Sayles on behalf of clients (by being present in Loomis Sayles offices, having access to computer data or otherwise).

3.   "BENEFICIAL OWNERSHIP" is defined in Section 3.2 of the Code.

4. "CHIEF COMPLIANCE OFFICER" refers to the officer or employee of Loomis Sayles designated from time to time by Loomis Sayles to receive and review reports of purchases and sales by ACCESS PERSONS, and to address issues of personal trading. "PERSONAL TRADING COMPLIANCE" means the employee or employees of Loomis Sayles designated

                                            -1
     from time to time by the General Counsel of Loomis Sayles to receive and review reports of purchases and sales, and to address issues of personal trading, by the CHIEF COMPLIANCE OFFICER, and to act for the CHIEF COMPLIANCE OFFICER in the absence of the CHIEF COMPLIANCE OFFICER.

5. "INVESTMENT CONTROL" is defined in Section 3.3 of the Code. This means "control" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means the power to exercise a controlling influence over the management or policies of Loomis Sayles, unless such power is solely the result of an official position with Loomis Sayles.

6. "INITIAL PUBLIC OFFERING" means an "initial public offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means any offering of securities registered under the Securities Act of 1933 the issuer of which immediately before the offering, was not subject to the reporting requirements of
     Section 13 or 15(d) of the Securities Exchange Act of 1934.

7. "INVESTMENT COMPANY" means any INVESTMENT COMPANY registered as such under the 1940 Act and for which Loomis Sayles serves as investment adviser or subadviser or which an affiliate of Loomis Sayles serves as an investment adviser.

8. "INVESTMENT PERSON" means all PORTFOLIO MANAGERS of Loomis Sayles and other ADVISORY PERSONS who assist the PORTFOLIO MANAGERS in making and implementing investment decisions for an INVESTMENT COMPANY or other client of Loomis Sayles, including, but not limited to, designated RESEARCH ANALYSTS and traders of Loomis Sayles. A person is considered an INVESTMENT PERSON only as to those client accounts or types of client accounts as to which he or she is designated by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as such. As to other accounts, he or she is simply an ACCESS PERSON.

9. "NON-VOLITIONAL" transactions are any transaction in which the employee has not determined the timing as to when the purchase or sale will occur and the amount of shares to be purchased or sold, i.e. changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging program, automatic monthly payroll deductions, and any transactions made within the Guided Choice Program. Non-volitional transactions are not subject to the preclearance or quarterly reporting requirements under the Code.

10. "PORTFOLIO MANAGER" means any individual employed by Loomis Sayles who has been designated as a PORTFOLIO MANAGER by Loomis Sayles. A person is considered a PORTFOLIO MANAGER only as to those client accounts as to which he or she is designated by the CHIEF COMPLIANCE OFFICER as such. As to other client accounts, he or she is simply an ACCESS PERSON.

11. "PRIVATE PLACEMENT TRANSACTION" means a "limited offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under that Act, including hedge funds.

12. "RECOMMENDATION" means any initial rating or change therein, in the case of an equity COVERED SECURITY, or any initial rating or status, or change therein in the case of a fixed income COVERED SECURITY in either case issued by a RESEARCH ANALYST.

13. REPORTABLE FUND" is defined in Section 3.1 of the Code and a list of such funds is found in Exhibit One.

14. "RESEARCH ANALYST" means any individual employed by Loomis Sayles who has been designated as a RESEARCH ANALYST by Loomis Sayles. A person is considered a RESEARCH ANALYST only as to those COVERED SECURITIES which he or she is assigned to cover and about which he or she issues research reports to other INVESTMENT PERSONNEL. As to other securities, he or she is simply an ACCESS PERSON.

15.  "COVERED SECURITY" is defined in Section 3.1 of the Code.

16. "SECONDARY PUBLIC OFFERING" is defined as a registered offering of a block of COVERED SECURITIES which had been previously issued to the public, by a current shareholder.

17.  "SELECT BROKER" is defined in Section 3.4 of the Code.

18. "SUPERVISED PERSON" is defined in Section 202(a)(25) of the Advisers Act and currently includes any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Loomis Sayles, or other person who provides investment advice on behalf of Loomis Sayles and is subject to the supervision and control of Loomis Sayles.

19. "VOLITIONAL" transactions are any transactions in which the employee has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold, i.e. making changes to existing positions or asset allocations within the Loomis Sayles retirement plans, sending a check or wire to the Transfer Agent of a REPORTABLE FUND, and buying or selling shares of a REPORTABLE FUND in a brokerage account or direct account held with the applicable fund's Transfer Agent. VOLITIONAL transactions are subject to the preclearance and reporting requirements under the Code.

                                REPORTABLE FUNDS1

                                                                     EXHIBIT ONE

--------------------------------------------------------------------------------
                                   FUNDS LIST
--------------------------------------------------------------------------------

AB Funds Extend-Duration Bond Fund                     Loomis Sayles Tax Managed Equity Fund
AEW Real Estate Fund                                   Loomis Sayles Value Fund
AEW Real Estate Income Fund                            Managers Fund - Balanced Fund
AssetMark Large Cap Growth Fund                        Managers Fund - Bond Fund
AssetMark Real Estate Portfolio                        Managers Fund - Fixed Income Fund
Calvert Variable Series - Ameritas Select Portfolio    Managers Fund - Global Bond Fund
CGM Advisor Targeted Equity                            Mass Mutual Focused Value Fund
Delafield Fund, Inc.                                   Mass Mutual International Overseas Fund
Hansberger International Fund                          Masters Select International Fund
Harris Associates Focused Value Fund                   Masters Select Value Fund
Harris Associates Large Cap Value Fund                 Maxim Loomis Sayles Bond Portfolio
IXIS Equity Diversified Portfolio                      Maxim Loomis Sayles Small Cap Value Portfolio
IXIS Income Diversified Portfolio                      Metropolitan Series Fund - Harris Oakmark Focused Value Portfolio
IXIS Moderate Diversified                              Metropolitan Series Fund - Harris Oakmark International Portfolio
IXIS U.S. Diversified Portfolio                        Metropolitan Series Fund - Harris Oakmark Large Cap Portfolio
IXIS Value Fund                                        Metropolitan Series Fund - Loomis Sayles Small Cap Portfolio
Frank Portfolio Russell Investment Co. - Real
Estate Securities Fund                                 Oakmark Equity and Income Fund
Frank Russell Investment Co. - Russell Insurance
Fund                                                   Oakmark Fund
Jennison Dryden Small Cap Value Portfolio              Oakmark Global Fund
JP Morgan Multi-Manager Small Cap Value Fund           Oakmark International Fund
Laudus International Marketmasters Fund                Oakmark International Small Cap Fund
Laudus U.S. Marketmasters Fund                         Oakmark Select Fund
Loomis Sayles Aggressive Growth Fund                   Optimum Small Cap Value Fund
Loomis Sayles Bond Fund                                Pacific Funds-PF Loomis Sayles Large-Cap Growth Fund
Loomis Sayles Core Plus Bond Fund                      Pacific Select Funds-Large-Cap Growth Portfolio
Loomis Sayles Fixed Income Fund                        Partners Small Cap Value Fund II
Loomis Sayles Global Bond Fund                         Pioneer Real Estate Shares
Loomis Sayles Global Markets Fund                      Pioneer Real Estate Shares VCT Portfolio
Loomis Sayles Growth Fund                              Real Estate Income Fund
Loomis Sayles High Income Opportunities Fund           Roszel/Loomis Sayles Large Cap Growth Portfolio
Loomis Sayles Inflation Protected Securities Fund      Saratoga Financial Services  Portfolio
Loomis Sayles Institutional High Income Fund           Saratoga Large Capitalization Growth Portfolio
Loomis Sayles Intermediate Duration Fixed Income Fund  Strategic Partners Conservative Growth Fund
Loomis Sayles Investment Grade Bond Fund               Strategic Partners High Growth Fund
Loomis Sayles Investment Grade Fixed Income Fund       Strategic Partners Moderate Growth Fund
Loomis Sayles High Income Fund                         Strategic Partners Small Cap Value Fund
Loomis Sayles Ltd. Term Government & Agency Fund       SunAmerica Focused International Fund
Loomis Sayles Massachusetts Tax Free Income Fund       SunAmerica Seasons Focused Growth and Income Fund
Loomis Sayles Municipal Income Fund                    USAA First Start Growth Fund
Loomis Sayles Research Fund                            USAA Growth Fund
Loomis Sayles Securitized Asset Fund                   Vaughan Nelson Small Cap Value Fund
Loomis Sayles Small Cap Growth Fund                    VN Small Cap Value Portfolio
Loomis Sayles Small Cap Value Fund                     Westpeak Capital Growth Fund
Loomis Sayles Strategic Income Fund                    Wilmington Trust Real Estate Portfolio



1 Please note that this list is subject to change. Therefore, it is your responsibility, as an ACCESS PERSON under the Code, to determine whether or not an investment company or mutual fund is advised or sub-advised by Loomis Sayles or advised or sub-advised by an IXIS affiliate prior to investing in such fund, and to ensure that you comply with all aspects of the Code regarding your investment in a REPORTABLE FUND.

                                                                     Exhibit Two

                                   Securities

====================================================================================================================================
Instrument                                           Subject  Pre-     Subject         Quart      Annual             Comment
                                                       to     closure  to Trading      Reporting  Reporting
                                                      Code             Restrictions1
------------------------------------------------------------------------------------------------------------------------------------
Bonds issued or guaranteed by any foreign government   Yes     Yes       Yes            Yes        Yes
or its agencies, instrumentalities or authorities or
supranational issuers

------------------------------------------------------------------------------------------------------------------------------------
Company stock received through an employer (including  Yes     Yes/      Yes            Yes        Yes       *Certain purchases and
options and warrants associated   therewith)                    No*                                          all subsequent sales of
                                                                                                             such securities must be
                                                                                                             pre-cleared. Please see
                                                                                                             Exhibits Three and Four
                                                                                                             for guidance.
------------------------------------------------------------------------------------------------------------------------------------
Derivatives involving Securities                       Yes     Yes       Yes            Yes        Yes
------------------------------------------------------------------------------------------------------------------------------------
Equity or debt securities (such as common              Yes     Yes       Yes            Yes        Yes
and preferred stocks and corporate and government
bonds or notes) and any equivalent instrument
representing, or any rights relating to, a Security
(such as ADRs, certifications of participation,
depository receipts, put and call options, warrants,
convertible securities and securities indices)
------------------------------------------------------------------------------------------------------------------------------------
Index funds/baskets (including Spiders and             Yes      No       No             Yes        Yes
options and futures tied to broad market indices),
closed end funds, exchange-traded funds and
indices (i.e. NADAQ 100, ishares, etc.)
------------------------------------------------------------------------------------------------------------------------------------
Municipal obligations                                  Yes      Yes      Yes            Yes        Yes
------------------------------------------------------------------------------------------------------------------------------------
Private Placements                                     Yes      Yes*     No*            Yes        Yes       *Private placements
                                                                                                             require special
                                                                                                             preclearance. Please
                                                                                                             consult Section 4.14
                                                                                                             of the Code and contact
                                                                                                             Personal Trading
                                                                                                             Compliance.
====================================================================================================================================

------------
1 The substantive prohibitions and restrictions (including Competing with Client Trades, Short Term Trading Profits, and the applicable Black-out Periods) detailed in Section 4 of the Code apply to each SECURITY as noted.

====================================================================================================================================
Instrument                                           Subject Pre-       Subject        Quarterly  Annual      Comments
                                                       to    clearance  to Trading     Reporting  Reporting
                                                      Code              Restrictions2

====================================================================================================================================
Shares of any investment company or mutual            Yes     Yes        Yes            Yes        Yes
fund advised or sub-advised by Loomis
Sayles, and those proprietary mutual funds
(excluding money market funds) that are
advised or sub-advised by any affiliated
investment adviser within the IXIS
organization (e.g. CDC IXIS Asset
Management Advisers, Harris Associates,
Hansberger, etc.) ("REPORTABLE FUNDS").
REPORTABLE FUNDS include registered
open-ended investment companies, hedge
funds, offshore funds, closed end funds,
SICAVs, etc., but exclude money market
funds. Please see EXHIBIT ONE for a list of
REPORTABLE FUNDS.
------------------------------------------------------------------------------------------------------------------------------------
Shares of Unit Investment Trusts                      Yes     No         No              Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
U.S. Government agencies (direct debt obligations     Yes     No         No              Yes       Yes
such as GNMA, FNMA, FHLMCS, FHLB, FFCB, FHA, FLB,
SLMA, & TVA)
------------------------------------------------------------------------------------------------------------------------------------
Bank certificates of deposit                           No      N/A       N/A             N/A       N/A
------------------------------------------------------------------------------------------------------------------------------------
Bankers' acceptances                                   No      N/A       N/A             N/A       N/A
------------------------------------------------------------------------------------------------------------------------------------
Commercial Paper                                       No      N/A       N/A             N/A       N/A
------------------------------------------------------------------------------------------------------------------------------------
Direct obligations of the United States                No      N/A       N/A             N/A       N/A
Government (i.e. Treasury securities, as
distinct from U.S. Government agencies or
instrumentalities)
------------------------------------------------------------------------------------------------------------------------------------
Money Market Instruments                               No      N/A       N/A             N/A       N/A
------------------------------------------------------------------------------------------------------------------------------------
Open ended mutual funds other than Reportable Funds    No      N/A       N/A             N/A       N/A
------------------------------------------------------------------------------------------------------------------------------------
Repurchase Agreements                                  No      N/A       N/A             N/A       N/A
====================================================================================================================================


2 The substantive prohibitions and restrictions (including Competing with Client Trades, Short Term Trading Profits, and the applicable Black-out Periods) detailed in Section 4 of the Code apply to each Security as noted.

                                                                 Exhibit Three

                                    Accounts

The types of accounts that hold or can hold SECURITIES, that are typically covered by the Code include, but are not limited to: personal accounts; join accounts with a spouse or live-in partner; an accounts of spouses or live-in partners; accounts of minor children; accounts of any relative living in the same household as the Access Person; accounts for which the employee has trustee powers or power of attorney; and current and former employer 401(k) and other retirement plans of the ACCESS PERSON and/or the ACCESS PERSON'S spouse or live-in partner, etc..

The extent to which such accounts are governed by the Code will depend on the ACCESS PERSON'S BENEFICIAL OWNERSHIP in and/or Investment Control over the account. Additionally, there are certain accounts that may not be obvious to an ACCESS PERSON as being covered by the Code, and examples of such accounts have been provided below. ACCESS PERSONS should contact PERSONAL TRADING COMPLIANCE who will assist the ACCESS PERSON in determining the applicability of the Code to a particular account(s).

====================================================================================================================================
                    ACCOUNT TYPE                     SUBJECT  SELECT   PRE-           QUARTERLY   ANNUAL     COMMENTS
                                                       TO     BROKER   CLEARANCE      REPORTING   REPORTING
                                                      CODE
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which the ACCESS PERSON has                Yes     No       No              Yes        Yes
BENEFICIAL OWNERSHIP but no direct or
indirect INVESTMENT CONTROL (i.e. an
account managed by an adviser or a trust
being managed by an entity)
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which the ACCESS PERSON has direct or      Yes     No       No              Yes        Yes
indirect INVESTMENT CONTROL but no BENEFICIAL OWNERSHIP
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which ACCESS PERSON has BENEFICIAL         Yes     Yes      Yes             Yes        Yes
OWNERSHIP and direct or indirect INVESTMENT CONTROL
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which ACCESS PERSON has no BENEFICIAL       No     N/A      N/A             N/A         N/A
OWNERSHIP and no direct or indirect INVESTMENT CONTROL
------------------------------------------------------------------------------------------------------------------------------------
                   OTHER ACCOUNTS
------------------------------------------------------------------------------------------------------------------------------------
Accounts of children who have reached majority that     No     N/A      N/A             N/A         N/A
do not share same household and over which the Access
Person exercises no INVESTMENT CONTROL
------------------------------------------------------------------------------------------------------------------------------------
Spouse's account where he/she works at an investment    Yes     No      No              Yes          Yes     Requires prior approval
firm and is subject to that firm's personal trading                                                          by Personal Trading
policies                                                                                                     Compliance
------------------------------------------------------------------------------------------------------------------------------------
Spouse manages and holds a limited partnership          Yes     No      No              Yes          Yes
interest in a hedge fund sponsored by another
investment firm
====================================================================================================================================

====================================================================================================================================
              ACCOUNT TYPE                 SUBJECT  SELECT   PRE-        QUARTERLY   ANNUAL       COMMENTS
                                              TO    BROKER   CLEARANCE   REPORTING   REPORTING
                                             CODE
------------------------------------------------------------------------------------------------------------------------------------
Accounts set up for an ESOP, DRIP or other   Yes      No       No         Yes          Yes        The account does not require pre-
direct investment programs                                                                        clearance provided there is
                                                                                                  provided there is no voluntary
                                                                                                  adjustment in the rate at which
                                                                                                  you purchase or sell SECURITIES
                                                                                                  within the account
------------------------------------------------------------------------------------------------------------------------------------
Physically held shares of Securities         Yes      N/A      Yes        Yes          Yes
------------------------------------------------------------------------------------------------------------------------------------
      MUTUAL FUND AND RETIREMENT ACCOUNTS
------------------------------------------------------------------------------------------------------------------------------------
401(k) plans which only offer mutual funds   No*       No      No          No           No        *Note, however, that transactions/
(other than REPORTABLE FUNDS) as investment                                                       holdings in closed end funds, if
choices (yours or your spouse's account)                                                          any, in such 401(k) plans are
                                                                                                  subject  to  pre-clearance  and
                                                                                                  reporting.
------------------------------------------------------------------------------------------------------------------------------------
401(k) plans which only offer mutual funds   *Yes      Yes     Yes         Yes          Yes       *Must pre-clear any volitional
(both REPORTABLE FUNDS and non-Reportable                                                         transactions in Reportable and
Funds)  as investment choices (yours or                                                           closed-end funds. Also you must
your spouse's account)                                                                            confirm the existence of such an
                                                                                                  account  for quarterly and annual
                                                                                                  reporting  and report  only
                                                                                                  volitional transactions in
                                                                                                  Reportable  Funds (nonvolitional
                                                                                                  transactions  are not  subject to
                                                                                                  reporting)  and  any  transactions
                                                                                                  in closed-end funds on a quarterly
                                                                                                  basis and holdings in Reportable
                                                                                                  and closed end funds on an annual
                                                                                                  basis.
------------------------------------------------------------------------------------------------------------------------------------
An account held directly with a               No       N/A     N/A         N/A          N/A
non-Reportable Fund (or the applicable
fund's transfer agent)(i.e. an account with
Janus, Putnam, etc.) that can invest only
in non-Reportable Funds and cannot invest
in closed end funds
------------------------------------------------------------------------------------------------------------------------------------
An account that can invest in both           *Yes      No      Yes          Yes          Yes      * Transactions in REPORTABLE FUNDS
REPORTABLE and non-Reportable Funds but                                                           must be done with a SELECT BROKER,
that is currently only invested in                                                                directly with REPORTABLE FUND,
non-Reportable Funds (including Uniform                                                           or through one or more of the
Transfers to Minor Act and Uniform Gifts to                                                       Loomis
Minor Act accounts (UTMA's and UGMA's))
====================================================================================================================================

====================================================================================================================================
              ACCOUNT TYPE            SUBJECT  SELECT   PRE-        QUARTERLY  ANNUAL      COMMENTS
                                         TO    BROKER   CLEARANCE   REPORTING  REPORTING
                                        CODE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Sayles' retirement plans. You must pre-
                                                                                           clear any VOLITIONAL transactions in
                                                                                           Reportable and closed-end funds. Also you
                                                                                           must confirm the existence of such an
                                                                                           account for quarterly and annual
                                                                                           reporting and report only VOLITIONAL
                                                                                           transactions in REPORTABLE FUNDS (non-
                                                                                           volitional transactions are not subject
                                                                                           to reporting) and any transactions in
                                                                                           closed end funds on a quarterly basis and
                                                                                           holdings in Reportable and closed end
                                                                                           funds on an annual basis.
------------------------------------------------------------------------------------------------------------------------------------
529 Plan accounts (or qualified          No      N/A      N/A         N/A       N/A
tuition program accounts)
------------------------------------------------------------------------------------------------------------------------------------
Loomis Sayles Capital Accumulation       No      N/A      N/A         N/A       N/A       This account is not subject to the Code
Benefit Plan (CABP)                                                                       because participants do not have any
                                                                                          control over the investment options for
                                                                                          the account/plan. The plan is simply an
                                                                                          additional benefit from the Loomis Sayles
                                                                                          Funded Pension Plan. When eligible for a
                                                                                          distribution, participants receive a cash
                                                                                          payment and not shares of the Loomis
                                                                                          Sayles Research Fund (the Fund is simply
                                                                                          used to track the value of a participant's
                                                                                          investment within the plan).
====================================================================================================================================

                                                                   Exhibit Four

                     TRANSACTIONS EXEMPT FROM PRE-CLEARANCE

====================================================================================================================================
Transactions in which the ACCESS PERSON has either               SUBJECT   PRE-       QUARTERLY  ANNUAL
BENEFICIAL OWNERSHIP and/or INVESTMENT                             TO      CLEARANCE  REPORTING  REPORTING
CONTROL unless otherwise noted                                    CODE                                      COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Purchases or sales of SECURITIES which occur as a result of        Yes      No          Yes        Yes
operation of law, or any margin call (provided such margin call does not result from your withdrawal of collateral within 10 days before the call and you have no involvement in the selection of the specific SECURITIES to be sold)
------------------------------------------------------------------------------------------------------------------------------------
Purchases of SECURITIES which are part of an automatic             Yes      No          Yes        Yes
dividend reinvestment plan, automatic payroll deduction program, automatic cash purchase or withdrawal program or other similar automatic transaction program, but only to the extent you have made no voluntary adjustment (up or down) in the rate at which you purchase or sell
------------------------------------------------------------------------------------------------------------------------------------
Purchases or sales of SECURITIES for an account over which         Yes      No          Yes        Yes
you have no direct or indirect influence or control
------------------------------------------------------------------------------------------------------------------------------------
Purchases of SECURITIES made by exercising rights distributed      Yes      No          Yes        Yes
by an issuer pro rata to all other holders of a class of its
SECURITIES or other interests, to the extent such rights were acquired by you from the issuer, and sales of such rights so acquired
------------------------------------------------------------------------------------------------------------------------------------
Tenders of SECURITIES pursuant to tender offers which are          Yes      No          Yes        Yes
expressly conditioned on the tender offeror's acquisition of all of the Securities of the same class
------------------------------------------------------------------------------------------------------------------------------------
Transactions in SECURITIES by your spouse (or person in a          Yes      No          Yes        Yes
similar relationship such that the presumption of BENEFICIAL
OWNERSHIP arises) employed at another investment firm provided that: (a) you have no direct or indirect influence or control over the transactions; (b) the transactions are effected solely through an account in which you are not named and (c) you have obtained pre-approval from PERSONAL TRADING COMPLIANCE or the
REVIEW OFFICER to exempt the account from the pre-clearance
requirements and certain trading restrictions of the Code
------------------------------------------------------------------------------------------------------------------------------------
Receipt of SECURITIES as a gift or bequest                         Yes      No          Yes        Yes
------------------------------------------------------------------------------------------------------------------------------------
Making of personal or charitable gift of SECURITIES                Yes      No          Yes        No
------------------------------------------------------------------------------------------------------------------------------------
NON-VOLITIONAL transactions in REPORTABLE FUNDS (i.e. changes      Yes      No           No        Yes*    *You must report holdings
to future contributions within the Loomis Sayles Retirement                                                in REPORTABLE FUNDS on an
Plans, dividend reinvestment programs, dollar cost averaging                                               annual basis.
programs, monthly payroll deductions, transactions made within the Guided Choice program or any transaction in which the
employee has not determined he timing as to when the purchase or sale will occur and the amount of shares to be purchased or sold.
====================================================================================================================================

                                                                   Exhibit Five

                     TRANSACTIONS SUBJECT TO PRE-CLEARANCE

====================================================================================================================================
Transactions in which the ACCESS PERSON has either BENEFICIAL      SUBJECT   PRE-       QUARTERLY  ANNUAL
OWNERSHIP and/or to or INVESTMENT CONTROL unless otherwise noted     TO      CLEARANCE  REPORTING  REPORTING
                                                                    CODE                                      COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
All purchases and sales of Securities (unless otherwise noted),     Yes       Yes         Yes       Yes
including VOLITIONAL transactions in REPORTABLE FUNDS.
------------------------------------------------------------------------------------------------------------------------------------
Sale of current or former employer stock the Access Person or       Yes       Yes         Yes       Yes
his/her Spouse or live-in partner received upon exercising stock options
====================================================================================================================================

                                Exhibit p(viii)

                                       GMO
                                 CODE OF ETHICS


                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                  GMO U.K. LTD.
                                GMO WOOLLEY LTD.
                             RENEWABLE RESOURCES LLC
                            RENEWABLE RESOURCES LTD.

                               Dated April 1, 2005

                                TABLE OF CONTENTS

TABLE OF CONTENTS.............................................................2

INTRODUCTION..................................................................4

PART I: FIDUCIARY AND PROFESSIONAL STANDARDS..................................5
   A.          Conflicts of Interest - Standards..............................5
   B.          Gifts..........................................................6
   C.          Disclosure.....................................................6
   D.          Confidentiality................................................7
   E.          Reporting and Accountability...................................7
   F.          Compliance with the Federal Securities Laws....................8
PART II: PERSONAL TRADING POLICIES............................................9
   A.          Introduction...................................................9
      1.       FIDUCIARY DUTY.................................................9
         a.    Place the interests of the GMO Funds and Accounts first........9
         b. Conduct all personal Securities Transactions consistent with this Code including both the pre-clearance and reporting requirements...................................................9
         c.    Avoid taking inappropriate advantage of their positions........9
      2.       APPENDICES TO THE CODE.........................................9
         a.    Definitions (capitalized terms in the Code are defined
               in Appendix 1); ...............................................9
         b.    Master Personal Trading Policies and Procedures and the
               appendices thereto (Appendix 2);...............................9
         c.    Quick Reference Guide to Pre-Clearance and Quarterly Reporting
               (Appendix A to Appendix 2);....................................9
         d.    Quarterly Transaction Report (Appendix B to Appendix 2);.......9
         e.    Contact Persons including the Chief Compliance Officer and the Conflicts of Interest Committee, if different than as
               initially designated herein (Appendix C to Appendix 2);........9
         f.    Annual Holdings Report (Appendix D to Appendix 2);.............9
         g.    Beneficial Ownership Report (Appendix E to Appendix 2);....... 9
         h.    File a PTAF (Appendix F to Appendix 2);.......................10
         i.    Annual Certificate of Compliance (Appendix G to Appendix 2);..10
         j.    Form Letter to Broker, Dealer or Bank ("407" Letter)
               (Appendix H to Appendix 2); and...............................10
         k.    List of GMO Sub-Advised Funds (Appendix I to Appendix 2)
   B.          Personal Securities Transactions..............................10
      1.       PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS.................10
         a.    General Requirement...........................................10
         b.    General Policy................................................10
         c.    Procedures....................................................10
         d.    No Explanation Required For Refusals..........................10
      2.       PROHIBITED TRANSACTIONS.......................................10
         a.    Prohibited Securities Ttransactions...........................10
            i.    Initial Public Offierings..................................10
            ii.   Private Placements.........................................11
            iii.  Options on Securities......................................11
            iv.   Securities Purchased or Sold or Being Considered
                  For Purchase or Sale.......................................11
            v.    Short-Term Profiting.......................................11
            vi.   Short Selling of Securities................................11
            vii.  Short-Term Trading Strategies in GMO Funds.................12
         b.    Improper Securities Transacgtions.............................12
             i.    Inside Information........................................12
            ii.   Market Manipulation........................................12
            iii.  Market-Timing of GMO Advised/Sub-Advised Mutual Funds......12
            iv.   Others.....................................................12
         c.    Exemptions....................................................13
            i.    Pre-Clearance and Reporting Exemptions.....................13
            ii.   Application to Commodities, Futures and Options............15
         d.    Reporting Requirements........................................16
            i.    Initial and Annual Disclosure of Personal Holdings.........16
            ii.   Quarterly Reporting Requirements...........................17
            iii.  Brokerage Statements.......................................17
            iv.   Exemption for Certain Trsutees.............................17

            v.    Review of Reports..........................................17
            vi.   Availability of Reports....................................17

PART III: COMPLIANCE WITH THIS CODE OF ETHICS................................18
   A.          Conflicts of Interest Committee...............................18
      1.       MEMBERSHIP, VOTING AND QUORUM.................................18
      2.       INVESTIGATING VIOLATIONS OF THE CODE..........................18
      3.       ANNUAL REPORTS................................................18
      4.       REVIEW OF DENIED TRADES.......................................18
   B.          Remedies......................................................18
   C.          Exceptions to the Code .......................................19
   D.          Compliance Certification......................................19
   E.          Inquiries Regarding the Code..................................19
   F.          Boards of Trustees Approvals..................................20
      1.       APPROVAL OF CODE..............................................20
      2.       AMENDMENTS TO CODE............................................20

APPENDIX 1: DEFINITIONS......................................................21

APPENDIX 2: MASTER PERSONAL TRADING POLICIES AND PROCEDURES..................24

APPENDIX A: QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING...31

APPENDIX B: QUARTERLY TRANSACTION REPORT.....................................34

APPENDIX C: CONTACT PERSONS..................................................35

APPENDIX D: ANNUAL HOLDINGS REPORT...........................................36

APPENDIX E: BENEFICIAL OWNERSHIP REPORT......................................37

APPENDIX F: FILE A PTAF......................................................38

APPENDIX G: ANNUAL CERTIFICATE OF COMPLIANCE.................................39

APPENDIX H: FORM LETTER TO BROKER, DEALER OR BANK ("407" LETTER).............40

APPENDIX I: LIST OF GMO SUB-ADVISED FUNDS....................................41

GMO U.K. LTD. CODE OF ETHICS SUPPLEMENT......................................42

GMO AUSTRALIA LIMITED CODE OF ETHICS SUPPLEMENT..............................45

                                  INTRODUCTION

As an investment adviser, GMO is a fiduciary with respect to the assets managed on behalf of its various clients. As a fiduciary, GMO owes a duty to its clients to at all times act in the clients' best interest. This Code of Ethics (the "Code") is based on the principle that GMO's officers, employees, and certain other related persons have a fiduciary duty to place the interests of GMO's clients ahead of their own. The Code applies to all Access Persons1 and is intended to promote:

|X|  honest and ethical  conduct,  including  the ethical  handling of actual or
     apparent   conflicts  of  interest   between   personal  and   professional
     relationships;

|X| full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Trust;

|X|  compliance with applicable laws and governmental rules and regulations;

|X| the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

|X|  accountability for adherence to the Code.

The Code consists of three principal components. "Part I: Fiduciary and Professional Standards" focuses principally on the professional conduct that is expected of all Access Persons. "Part II: Personal Trading Policies" focuses on specific pre-clearance and reporting obligations with respect to personal transactions in securities. Lastly, "Part III: Compliance with this Code of Ethics" discusses certain procedural aspects of how the Code is implemented.


1 Capitalized words are defined in Appendix 1.

                  PART I: FIDUCIARY AND PROFESSIONAL STANDARDS

As mentioned, GMO is a fiduciary with respect to the assets managed on behalf of its various clients, and, as a result, Access Persons have a fiduciary duty to place the interests of GMO's clients ahead of their own. This fiduciary duty may be compromised by potential conflicts of interest with respect to an Access Person. Whenever a potential conflict arises, the Access Person must report the conflict to GMO's Chief Compliance Officer. This Part I sets forth the proper standards and procedures for evaluating and reporting potential conflicts of interest.

A "conflict of interest" occurs when an Access Person's private interest interferes with the interests of, or that person's service to, GMO Funds and Accounts. For example, a conflict of interest would arise if an Access Person, or a member of his family, receives improper personal benefits as a result of that person's position at GMO.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or are a result of, the contractual relationship between GMO Funds and Accounts and GMO. As a result, this Code recognizes that Access Persons may, in the normal course of their duties, be involved in establishing policies and implementing decisions that will have different effects on GMO and a GMO Fund or Account. Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. In reading the following examples of conflicts of interest under the Code, Access Persons should keep in mind that such a list cannot ever be exhaustive by covering every possible scenario. It follows that the overarching principle - that the personal interest of an Access Person should not be placed improperly before the interest of GMO Funds or Accounts - should be the guiding principle in all circumstances.

A.   CONFLICTS OF INTEREST - STANDARDS

     Each Access Person must:

     |X| not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by a GMO Fund or Account whereby the Access Person would benefit personally to the detriment of the GMO Fund or Account;

     |X| not cause a GMO Fund or Account to take action, or fail to take action, for the individual personal benefit of the Access Person rather than for the benefit of the GMO Fund or Account;

     |X| not use material non-public knowledge of portfolio transactions made or contemplated for a GMO Fund or Account to profit personally or cause others to profit, by the market effect of such transactions;

     |X| not retaliate against any employee or Access Person for reports of potential violations of law that are made in good faith.

     There are some conflict of interest situations that should always be discussed with the Chief Compliance Officer if material. Examples of these include:

     |X|  any outside  business  activity  that  detracts  from an  individual's
          ability   to   devote   appropriate   time   and   attention   to  his
          responsibilities;

     |X| service as a director on the board (or equivalent position) of any public company;

     |X| service as a director or otherwise for any foundation, charity or other institution such that the Access Person may influence the selection or consideration of GMO as an investment adviser;

     |X| the providing of any financial, political or other support or existence of any other relationship with any person connected with the account of any public pension fund client of GMO;

     |X| the receipt of any non-nominal gifts or entertainment (see Gifts policy below);

     |X|  any   ownership   interest  in,  or  any   consulting   or  employment
          relationship with, any of GMO's or a GMO Fund's service providers;

     |X| a direct or indirect financial interest in commissions, transaction charges or spreads paid by a GMO Fund or Account for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Access Person's employment, such as compensation or equity ownership.

B.   GIFTS

     On occasion, because of their affiliation with the Funds or Accounts, Access Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with any GMO Entity. Due to the potential conflicts of interest, no gifts of substantial value may be accepted. In cases where a GMO employee or her supervisor believe that attendance of certain events will be beneficial to GMO and/or its clients interests, the employee should request that GMO consider paying for the cost of the employee's attendance rather than accepting it as a gift. If this is not possible or practicable (e.g. if the cost applicable to GMO cannot be ascertained), the employee may participate provided that such participation is approved by her supervisor, and the supervisor reports the receipt of the invitation. Non-GMO employee Access Persons should discuss any potential conflicts with the Chief Compliance Officer.

     Examples of gifts of greater than nominal value that may not be accepted:

     |X|  Golf
     |X|  Tours, Cruises or Tourist Events
     |X|  Sporting Events
     |X|  Arts/Cultural Events
     |X|  Services
     |X|  Parties
     |X|  Conference Fees
     |X|  Travel Expenses

     The following exceptions are made to this policy and may be accepted and need not be reported, except as indicated:

     |X| Working lunch/dinner without entertainment if reasonable in relation to the circumstances.
     |X| Gifts of nominal value (i.e. less than $100), particularly holiday-related, that are consumed or enjoyed within GMO by and among GMO employees (i.e. NOT enjoyed solely by an individual).
     |X| Lunch or dinner with entertainment provided by a GMO service provider where other clients of the service provider are also present, provided that the attendance of events of this nature is reported to the Chief Compliance Officer.

     GIFTS REGISTER
     All gifts, except for the exceptions noted above, must be recorded on a register maintained by the Compliance Department.

C.   DISCLOSURE

     |X| Each Access Person must be familiar with the disclosure requirements applicable to the GMO Funds, including disclosure controls and procedures; and
     |X| Each Access Person must not knowingly misrepresent, or cause others to misrepresent, facts about GMO Funds or Accounts to others, including to the Trustees and auditors, and to governmental regulators and self-regulatory organizations.

D.   CONFIDENTIALITY

     Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds and Accounts, except to persons whose responsibilities require knowledge of such information.

E.   REPORTING AND ACCOUNTABILITY

     Each Access Person will be provided with a copy of the Code any any amendments to the Code. Each Access Person must affirm in writing (which may be by electronic means) that the Access Person has received, read, and understands the Code and any amendments to the Code.

     An Access Person must notify the Chief Compliance Officer of Grantham, Mayo, Van Otterloo & Co. LLP promptly if the Access Person knows of any violation of this Code. Failure to do so is itself a violation of this Code.

     With respect to Fiduciary and Professional Standards, each Access Person must:

     |X|  annually   affirm  that  the  Access  Person  has  complied  with  the requirements of the Code;

     |X|  report at least annually affiliations and potential conflicts;

     |X| report any known or apparent conflict with an Access Person's fiduciary obligations, including their own, to the Chief Compliance Officer of Grantham, Mayo, Van Otterloo & Co. LLD;

     The  Chief Compliance Officer must:

     |X| complete questionnaires developed by the Compliance Department to solicit disclosure of potential conflicts and related issues;

     |X|  provide   additional   information  as  requested  by  the  Compliance
          Department.

     The Conflicts of Interest Committee, which is an instrumentality of GMO's Board, is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. As of the date of this Code, the Conflicts of Interest Committee consists of Scott Eston, John Rosenblum and Bill Royer.

     Procedures to be followed in investigating and enforcing this Code:

     |X| the Compliance Department will take all appropriate action to investigate any violations and potential violations reported to it or the Chief Compliance Officer of Grantham, Mayo, Van Otterloo & Co. LLD;

     |X| the Compliance Department will report such findings to the Conflicts of Interest Committee;

     |X| the Conflicts of Interest Committee will consider appropriate action, such as granting waivers, as appropriate, and which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of GMO or its board; or recommending dismissal of the Access Person;

     |X| the Compliance Department will report all findings and actions taken by the Conflicts of Interest Committee to the Trustees of GMO Trust; and

     |X| any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

F.   COMPLIANCE WITH THE FEDERAL SECURITIES LAWS

     More generally, Access Persons are required to comply with applicable federal securities laws at all times. Examples of applicable federal securities laws include:

     |X| the SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934, the SARBANES-OXLEY ACT OF 2002 and the SEC rules thereunder;

     |X|  the INVESTMENT ADVISERS ACT OF 1940 and the SEC rules thereunder;

     |X|  the INVESTMENT COMPANY ACT OF 1940 and the SEC rules thereunder;

     |X| title V of the GRAMM-LEACH-BLILEY ACT OF 1999 (privacy and security of client non-public information); and

     |X| the BANK SECRECY ACT, as it applies to mutual funds and investment advisers, and the SEC and Department of the Treasury rules thereunder.

                       PART II: PERSONAL TRADING POLICIES

A.   INTRODUCTION

     1.   Fiduciary Duty.

          As fiduciaries, Access Persons must at all times:

          a.   PLACE THE INTERESTS OF THE GMO FUNDS AND ACCOUNTS FIRST.

               Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the GMO Funds and Accounts in any decision relating to their personal investments. An Access Person may not induce or cause a Fund to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund. Nor may any Access Persons otherwise exploit the client relationship for personal gain. For the avoidance of doubt, an Access Person may not engage in short-term trading strategies (i.e. market timing) for their own account (or any account in which the Access Person has a Beneficial Interest) in any GMO Fund or Account, as such activity would constitute a breach of their fiduciary duty to the Fund.

          b. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENT WITH THIS CODE INCLUDING BOTH THE PRE-CLEARANCE AND REPORTING REQUIREMENTS.

               Doubtful situations should be resolved in favor of the GMO Funds and Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

          c.   AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS.

               Access Persons must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.

     2.   Appendices to the Code.

          The appendices to this Code are attached to and are a part of the Code. The appendices include the following:

          a. DEFINITIONS (capitalized terms in the Code are defined in Appendix 1);

          b.   MASTER   PERSONAL   TRADING   POLICIES  AND  PROCEDURES  and  the
               appendices thereto (Appendix 2);

          c. QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING (Appendix A to Appendix 2);

          d.   QUARTERLY TRANSACTION REPORT (Appendix B to Appendix 2);

          e. CONTACT PERSONS including the Chief Compliance Officer and the Conflicts of Interest Committee, if different than as initially designated herein (Appendix C to Appendix 2);

          f.   ANNUAL HOLDINGS REPORT (Appendix D to Appendix 2);

          g.   BENEFICIAL OWNERSHIP REPORT (Appendix E to Appendix 2);

          h.   FILE A PTAF (Appendix F to Appendix 2);

          i.   ANNUAL CERTIFICATE OF COMPLIANCE (Appendix G to Appendix 2);

          j. FORM LETTER TO BROKER, DEALER OR BANK ("407" Letter) (Appendix H to Appendix 2); and

          k.   LIST OF GMO SUB-ADVISED FUNDS (Appendix I to Appendix 2).


B.   PERSONAL SECURITIES TRANSACTIONS

     1.   Pre-Clearance Requirements for Access Persons.

          a.   GENERAL REQUIREMENT.

               All Securities Transactions by Access Persons for an account in which the Access Person has a Beneficial Interest (other than by any trustee of GMO Trust who is not an "interested person" as defined in the Investment Company Act of 1940 ("1940 Act") of a GMO Fund) of the types set forth in Section 2 of the Procedures are subject to the pre-clearance procedures set forth in Section 6 of the Procedures.

          b.   GENERAL POLICY.

               In general, requests to buy or sell a security will be denied if the Security (a) was purchased or sold within 3 calendar days prior to the date of the request or (b) is being considered for purchase or sale within 15 days after the date of the request by any Fund or Account. Requests to sell a Security short will be denied for the same reasons and also if the security is owned by any GMO Active Portfolio.

          c.   PROCEDURES.

               The procedures for requesting pre-clearance of a Securities Transaction are set forth in Section 6 of the Procedures and in Appendix A thereto. The Chief Compliance Officer (or a designee) will keep appropriate records of all pre-clearance requests.

          d.   NO EXPLANATION REQUIRED FOR REFUSALS.

               In some cases, the Chief Compliance Officer (or a designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The Chief Compliance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

     2.   Prohibited Transactions.

          a.   PROHIBITED SECURITIES TRANSACTIONS.

               The following Securities Transactions are prohibited and will not be authorized, except to the extent designated below. These prohibitions shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

               i.   INITIAL PUBLIC OFFERINGS.

                    Any purchase of Securities in an initial public offering other than a new offering of a registered open-end investment company or any initial offering that an Access Person can demonstrate in the pre-clearance process is available and accessible to the general investing public through on-line or other means.

               ii.  OPTIONS ON SECURITIES.

                    Options on any securities held by Active Portfolios (including International Active, Domestic Active and Emerging Markets). ). Access Persons also are prohibited from purchasing or selling options on Securities held in an account within his or her own area, even if quantitatively managed.

               iii. SECURITIES PURCHASED OR SOLD OR BEING CONSIDERED FOR
                    PURCHASE OR SALE.

                    Any Security purchased or sold or being considered for purchase or sale by a Fund or an Account. For this purpose, a security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.

               iv.  SHORT-TERM PROFITING.

                    Profiting from the purchase or sale of the same or equivalent Securities within 60 calendar days is prohibited. If a position is sold for a profit within 60 days, any such profit will be required to be disgorged to a charity approved by the Conflicts of Interest Committee. The following securities (as defined in Part II.B.2.c.i.(b) of this Code) are not subject to this prohibition:

                    (a) Mutual Funds (excluding GMO Funds which are discussed in subsection (vi) below);

                    (b)  U.S. Government Securities;

                    (c)  Money Market Instruments;

                    (d)  Currencies and Forward Contracts thereon;

                    (e)  Futures on interest rates;

                    (f)  Futures on bonds and commodities;

                    (g)  Commodities and options and futures on Commodities;

                    (h) Securities acquired through the exercise of Rights Offerings;

                    (i)  Municipal Bonds;

                    (j) Certain ETFs, including NASDAQ 100 Index Shares (QQQ), Barclays iShares, HOLDRs Trusts and S&P Depository Receipts (SPY) (Contact Compliance concerning ETFs not addressed herein);

                    (k)  Dow Jones Industrial Average Index (DIA); and

               v.   SHORT SELLING OF SECURITIES.

                    Shortselling securities that are held in Active Portfolios (including International Active, Domestic Active and Emerging Markets). Access Persons also are prohibited from short selling Securities held in an account within his or her own area, even if quantitatively managed. The Compliance Department will determine whether an Active Portfolio holds a Security and whether a Security is held by an Access Person's "area."

               vi.  SHORT-TERM TRADING STRATEGIES IN GMO FUNDS.

                    Redemption  of a portion or all of a purchase  in a GMO Fund
                    (including the GMO Trust mutual funds and mutual funds sub-advised by GMO, but excluding GMO Short Duration Income Fund and GMO Domestic Bond Fund) made within the past 60 calendar days. If a position is sold for a profit within 60 days, any such profit will be required to be disgorged and paid to the Fund or as otherwise directed by GMO's Conflicts of Interest Committee. Additionally, three "round-trip" transactions (purchase and subsequent redemption) in the same GMO Fund, with the same exceptions, over a 12-month period is prohibited. Any profits will be required to be disgorged in a similar manner.

          b.   IMPROPER SECURITIES TRANSACTIONS.

               The following Securities Transactions may violate the federal securities laws or other legal or regulatory provisions or are otherwise deemed to be improper and are prohibited and will not be authorized under any circumstances:

               i.   INSIDE INFORMATION.

                    Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security;

               ii.  MARKET MANIPULATION.

                    Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading

               iii. MARKET-TIMING OF GMO ADVISED/SUB-ADVISED MUTUAL FUNDS.

                    Transactions in GMO Funds (including GMO Sub-Advised Funds) that, when taken together, constitute a short term trading strategy that is inconsistent with the interests of the fund's long-term investors; and

               iv.  OTHERS.

                    Any other transactions deemed by the Chief Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of corporate opportunities, or an appearance of impropriety.

               c.   EXEMPTIONS.

               ANY  SECURITIES   TRANSACTION   NOT  SPECIFICALLY  EXEMPTED  FROM
               PRE-CLEARANCE AND REPORTING REQUIREMENTS AS DETAILED BELOW IS FULLY SUBJECT TO SUCH REQUIREMENTS.

               i.   PRE-CLEARANCE AND REPORTING EXEMPTIONS.

                    The following Securities Transactions and other transactions are exempt (as indicated below) from either the pre-clearance requirements set forth in Part II.B.1 of this Code or the reporting requirements set forth in Part
                    II.B.2.d of this Code, or both. Note that de minimus purchases and sales of large market cap stocks and investments in municipal bonds, and ETF's (as defined below) are exempt from pre-clearance, but are subject to quarterly and annual reporting.

                    (a) Securities Transactions Exempt from Both Pre-clearance and Reporting.

                         o MUTUAL FUNDS (other than Reportable Funds, including the GMO Funds and GMO Sub-Advised Funds). Securities issued by any registered open-end investment companies (excluding Reportable Funds).

                              - Please note that transactions by employees in GMO mutual funds are subject to the Code and will be regularly monitored for compliance with the Code. Employees should have no expectation of privacy with respect to such transactions.

                         o U.S. GOVERNMENT SECURITIES. Securities issued by the Government of the United States;

                         o MONEY MARKET INSTRUMENTS. Money market instruments or their equivalents, including bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments2, including repurchase agreements;

                         o    CURRENCIES   AND   FORWARD   CONTRACTS    THEREON.
                              Currencies of foreign governments and forward contracts thereon;

                         o CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities; and

                         o RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

                    (b) Securities Transactions Exempt from Pre-clearance but Subject to Reporting Requirements.

                         o DISCRETIONARY ACCOUNTS. Transactions through any discretionary accounts (i) that have been approved by the Compliance Department in advance and (ii) for


2 High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

                              which the Access Person has arranged for quarterly certification from the third party manager stating that the individual (Access Person or Immediate Family Member) has not influenced the discretionary manager's decisions during the period in question;

                         o DE MINIMUS PURCHASES AND SALES OF LARGE CAP STOCKS BY NO-INVESTMENT PERSONNEL. Purchases or sales by Access Persons who are not portfolio managers or trading staff of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales, provided that the Access Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. This exemption from pre-clearance may be utilized once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000;

                         o MUNICIPAL BONDS. Personal investment in municipal bonds is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.2.d of this Code;

                         o EXCHANGE TRADED FUNDS (ETF'S). Personal investment in shares of ETF's, including iShares offered by Barclays, NASDAQ 100 Index Shares (QQQ), HOLDRs Trusts and S&P Depository Receipts (SPY), is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.2.d of this Code (For ETF's not addressed herein, please contact compliance to ascertain reporting status);

                         o DOW JONES INDUSTRIAL AVERAGE (DIA). Personal investment in units of Dow Jones Industrial Average Index shares is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.2.d of this Code;

                         o MISCELLANEOUS. Any transaction in other Securities as may from time to time be designated in writing by the Conflicts of Interest Committee on the ground that the risk of abuse is minimal or non-existent; and

                         o DONATION OF SECURITIES TO A CHARITY. A donation of securities to a charity is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.2.d of this Code.

                         o REPORTABLE FUNDS. Securities issued by any mutual funds for which a GMO Entity serves as an investment adviser, sub-adviser or principal underwriter are exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.2.d of this Code.

               ii.  APPLICATION TO COMMODITIES, FUTURES AND OPTIONS.

                    (a)  The  purchase  or  sale  of  commodities,   futures  on
                         interest rates, futures on currencies, non-exchange-traded options on currencies, and non-exchange-traded options on currency futures are not subject to the pre-clearance requirements set forth in Part

                         II.B.1 of this Code or the reporting requirements set forth in Part II.B.2.d of this Code.

                    (b) The purchase and sale of exchange-traded options on currencies, exchange-traded options on currency futures; futures on bonds and commodities and the purchase of futures on securities comprising part of a broad-based, publicly traded market based index of stocks and related options are not subject to the pre-clearance requirements set forth in Part II.B.1 of this Code, but are subject to the reporting requirements set forth in Part II.B.2.d of this Code.

                    (c)  Purchasing Options:

                         o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

                         o The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

                         o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

                    (d)  Writing Options:

                         o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

                         o The exercise of a written option (by the other party) need not be pre-cleared or reported.

                         o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

                    (e) Short-Term Transactions on Options. The following transactions with respect to options implicate the Short-Term Profiting provision set forth in Part II.B.2.a.v of this Code:

                         PURCHASING A CALL
                         o Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

                         o Selling the underlying security within 60 days from the date the option was purchased.

                         o Selling a put on the underlying security within 60 days from the date the option was purchased.3


3 Portion of the profits that were locked in as a result of the transaction will be required to be forfeited.

                         o Writing a call on the underlying security within 60 days from the date the option was purchased.3

                         PURCHASING A PUT
                         o Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

                         o Buying the underlying security within 60 days from the date the option was purchased.

                         o Selling a call on the underlying security within 60 days from the date the option was purchased.3

                         o Writing a put on the underlying security within 60 days from the date the option was purchased.3

                         WRITING A CALL
                         o Purchasing a call on the underlying security within 60 days from the date the option was sold.3

                         o Buying the underlying security within 60 days from the date the option was sold.

                         o Selling a put on the underlying security with 60 days from the date the option was sold.3

                         WRITING A PUT
                         o Purchasing a put on the underlying security within 60 days from the date the option was sold.3

                         o Selling the underlying security within 60 days from the date the option was sold.

                         o Selling a call on the underlying security with 60 days from the date the option was sold.3

               iii. APPLICATION TO LIMIT ORDERS

                    Limit orders will be subject to an initial pre-clearance upon establishment. Once approved, subsequent trades resulting from the limit order need not be pre-cleared. Compliance will require an attestation from the broker upon the creation of the limit order stating that the broker will act solely within that limit order, with no influence exercised or information supplied by the Access Person or anyone else acting on his or her behalf. Any future changes to existing limit orders must be pre-cleared. All transactions are subject to reporting.

          d.   REPORTING REQUIREMENTS

               i.   INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS.

                    No later than 10 days after initial designation as an Access Person and thereafter on an annual basis (and based on information current as of a date not more than 30 days before the report is submitted), each Access Person (subject to sub-section (iv) below) must report to the Compliance Department all of the information set forth in Section 1 of the Procedures.

               ii.  QUARTERLY REPORTING REQUIREMENTS.

                    Each Access Person (subject to sub-section (iv) below) must file a quarterly report with the Compliance Department within 10 calendar days of quarter-end with respect to all Securities Transactions of the types listed in Section 2 of the Procedures occurring during that past quarter. The procedures to be followed in making quarterly reports are set forth in Section 7 of the Procedures.

               iii. BROKERAGE STATEMENTS.

                    Each Access Person must disclose to the Compliance Department all of his or her brokerage accounts and relationships and must require such brokers to forward to the Compliance Department copies of confirmations of account transactions.

               iv.  EXEMPTION FOR CERTAIN TRUSTEES.

                    The reporting requirements in the three preceding paragraphs shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund. However, if such trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of GMO Trust, should have known that during the 15-day period immediately before or after the trustee's transaction in a Covered Security, a GMO Trust mutual fund purchased or sold the Covered Security, or a GMO Trust mutual fund or its investment adviser considered purchasing or selling the Covered Security, such trustee shall notify the Chief Compliance Officer and file a quarterly transaction report as required by the Chief Compliance Officer.

               v.   REVIEW OF REPORTS.

                    The Chief Compliance Officer shall review and maintain each Access Person's reports filed pursuant to Parts II.B.2.d.i and .ii of this Code and brokerage statements filed pursuant to Part II.B.2.d.iii of this Code.

               vi.  AVAILABILITY OF REPORTS.

                    All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may be made available (without notice to Access Person) for inspection to the directors, trustees or equivalent persons of each GMO Entity employing the Access Person, the Board of Trustees of each GMO Fund, the Conflicts of Interest Committee, the Compliance Department, the Chief Compliance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any state securities commission, and any attorney or agent of the foregoing or of the GMO Funds.

                  PART III: COMPLIANCE WITH THIS CODE OF ETHICS

A.   CONFLICTS OF INTEREST COMMITTEE

     1.   Membership, Voting and Quorum.

          As of the date of this Code, the Conflicts of Interest Committee consists of Scott Eston, John Rosenblum and Gregory Pottle. The Conflicts of Interest Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee.

     2.   Investigating Violations of the Code.

          The Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Conflicts of Interest Committee. The Conflicts of Interest Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code will be reported to the Boards of Trustees of the GMO Funds no less frequently than each quarterly meeting.

     3.   Annual Reports.

          The Conflicts of Interest Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will provide a written report to the Board of Trustees of each GMO Fund:

          a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

          b. Identifying material issues under this Code since the last report to the Board of Trustees of the GMO Funds, including, but not limited to, any material violations of the Code or sanctions imposed in response to material violations or pattern of non-material violation or sanctions;

          c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

          d.   Certifying  to the Boards of  Trustees  of the GMO Funds that the
               applicable  GMO  Entities  have  adopted  procedures   reasonably
               necessary to prevent Access Persons from violating the Code.

     4.   Review of Denied Trades.

          The process and standards for Conflicts of Interest Committee review of denied trades is set forth in Section 3 of the Procedures and Appendix A thereto.

B.   REMEDIES

     1.   Sanctions.

          If the Conflicts of Interest Committee determines that an Access Person has committed a violation of the Code, the Conflicts of Interest Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Conflicts of Interest Committee also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. In such cases, the amount of profit shall be calculated by the Conflicts of Interest Committee and shall be forwarded to a charitable organization selected by the Conflicts of Interest Committee. No member of the Conflicts of Interest Committee may review his or her own transaction.

          Additionally, the Conflicts of Interest Committee will institute a monetary penalty for recurring non-material violations of the Code. Specifically, Access Persons who violate any provisions of the Code for more than two quarters in any 12-month period will be subject to a $100 penalty. To the extent that the violation indicates serious misconduct, more serious sanctions may be imposed.

     2.   Review.

          Whenever the Conflicts of Interest Committee determines that an Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than quarterly to the Boards of Trustees of the applicable GMO Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Trustees of the GMO Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Conflicts of Interest Committee in relation to the case. The Conflicts of Interest Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Trustees.

     3.   Review of Pre-Clearance Decisions.

          Upon written request by any Access Person, the Conflicts of Interest Committee may review, and, if applicable, reverse any request for pre-clearance denied by the Compliance Department (or a designee).

C.   EXCEPTIONS TO THE CODE

     Although exceptions to the Code will rarely, if ever, be granted, the Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported by the Compliance Department as soon as practicable to the Conflicts of Interest Committee and to the Boards of Trustees of the GMO Funds at their next regularly scheduled meeting after the exception is granted.

D.   COMPLIANCE CERTIFICATION

     At least once a year, all Access Persons will be required to certify that they have read, understand and complied with the Code and the Procedures.

E.   INQUIRIES REGARDING THE CODE

     The Compliance Department will answer any questions about this Code, the Procedures or any other compliance-related matters.

F.   BOARDS OF TRUSTEES APPROVALS

     1.   Approval of Code.

          The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve the Code based upon a determination that it contains the provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

     2.   Amendments to Code.

          The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve any material amendment to the Code or the Procedures within six months of such change.

                             APPENDIX 1: DEFINITIONS

"ACCESS PERSON" means:

     (1) every trustee, officer, or member of Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Ltd., GMO Australasia LLC, GMO U.K. Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, Renewable Resources LLC, or any of the GMO Funds;

     (2) every employee or on-site consultant of a GMO Entity (or a company in a control relationship with any of the foregoing) who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund or an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

     (3) every natural person in a control relationship with a GMO Entity or a GMO Fund who obtains information concerning recommendations made to a Fund or an Account with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

     (4) such other persons as the Legal and Compliance Department shall designate. Initially, the Compliance Department has designated all supervised persons (including employees and on-site consultants) of GMO Entities and all members of Grantham, Mayo, Van Otterloo & Co. LLC as Access Persons.

     Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Department, which will make the determination in all cases.

"BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

"CLIENT" means any GMO Fund, GMO Sub-Advised Fund or GMO Account.

"CODE" means this Code of Ethics, as amended.

"COMPLIANCE  DEPARTMENT" means the Legal and Compliance  Department of Grantham,
     Mayo, Van Otterloo & Co. LLC. Communications received under this Code to be directed to the Compliance Department in the first instance should be directed to the Chief Compliance Officer.

"CHIEF COMPLIANCE OFFICER" means the Chief Compliance Officer of Grantham, Mayo,
     Van Otterloo & Co. LLC, namely, Julie Perniola.


"COVERED ACCOUNTS" means all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise or substantially influence investment decisions.

"DISCRETIONARY  ACCOUNT"  is an  account  for which  the  access  person  has no authority to make  investment  decisions  with respect to the assets in the account. These accounts must first be approved by the Compliance Department. The access person is also responsible for arranging a quarterly certification letter from the third party manager stating that the individual in question has not influenced the discretionary manager's decisions during the period in question.

"EXCHANGE TRADED FUNDS" represent shares of ownership in either fund, unit investment trusts, or depository receipts that hold portfolios of common stocks which closely track the performance and dividend yield of specific indexes, either broad market, sector or international. While similar to an index mutual fund, ETFs differ from mutual funds in significant ways. Unlike Index mutual funds, ETFs are priced and can be bought and sold throughout the trading day. Furthermore, ETFs can be sold short and bought on margin.

"GMO ACTIVE PORTFOLIO" means any Fund or Account that is managed by application of traditional (rather than quantitative) investment techniques, which includes International Active, Domestic Active, and Emerging Markets.

"GMO ACCOUNT" AND "ACCOUNT" mean any investments managed for a client by a GMO entity, including private investment accounts, ERISA pools and unregistered pooled investment vehicles.

"GMO ENTITY"  means GMO Trust,  Grantham,  Mayo,  Van  Otterloo & Co.  LLC,  GMO
     Australia Ltd., GMO Australasia LLC, GMO U.K. Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO Wiilley Ltd., Renewable Resources LLC, or Renewable Resources Ltd.

"EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.

"GMO FUND" and "FUND" mean an investment  company  registered under the 1940 Act
     (or a  portfolio  or series  thereof,  as the case may be),  including  GMO
     Trust, for which any of the GMO Entities serves as an adviser or sub-adviser.

"GMO SUB-ADVISED FUND" means an investment company registered under the 1940 Act
     (or a portfolio or series thereof, as the case may be) for which any of the GMO Entities serves as a sub-adviser. A list of such GMO Sub-Advised Funds is available and will be continually updated on GMO's intranet site, a current version of which is attached hereto as Appendix I.

"IMMEDIATE  FAMILY" of an Access Person means any of an Access  Person's  spouse and minor children who reside in the same household. Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent. The Compliance Department may from time-to-time circulate such expanded definitions of this term as it deems appropriate.

"INVESTMENT PERSONNEL" means those Access Persons who are portfolio managers or trading staff.

"PRIVATE PLACEMENT" means any purchase of Securities in an offering exempt from registration under the Securities Act of 1933, as amended.

"PROCEDURES"  means the Master  Personal  Trading  Policies  and  Procedures  of
     Grantham, Mayo, Van Otterloo & Co. LLC, from time-to-time in effect and attached hereto as Appendix 2.

"REPORTABLE FUNDS" means mutual funds for which a GMO Entity serves an an investment adviser, sub-adviser or principal underwriter.

"SEC" means the Securities and Exchange Commission.

"SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

"SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. A donation of securities to a charity is considered a Securities Transaction.


Revised:      February 17, 2000
              June 1, 2000
              January 1, 2001
              August 1, 2001
              March 1, 2002
              March 11, 2003
              July 8, 2003
              September 25, 2003
              October 27, 2003
              January 1, 2004
              April 15, 2004
              June 25, 2004
              April 1, 2005

           APPENDIX 2: MASTER PERSONAL TRADING POLICIES AND PROCEDURES

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                                  GMO U.K. LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                GMO WOOLLEY LTD.
                             RENEWABLE RESOURCES LLC
                            RENEWABLE RESOURCES LTD.

                               DATED APRIL 1, 2005

The Investment Company Act of 1940 provides that every investment adviser must adopt a written Code of Ethics containing provisions reasonably necessary to prevent persons with access to knowledge of any client activities from engaging in trading that is fraudulent or manipulative. Further, investment advisers are obligated to use reasonable diligence and to institute procedures reasonably necessary to prevent violations of the Code. Fraudulent or manipulative practices are defined very broadly, but over time the SEC's focus has been on four concerns: 1) front running, 2) usurping client opportunities, 3) profiting or taking advantage of opportunities that are presented solely as a result of the adviser's business for clients, and 4) market timing and other short-term trading strategies in advised mutual funds that are detrimental to the interests of long term investors. These Policies and Procedures are intended to summarize in readily understandable form and implement the personal trading policies established by the Code. Persons subject to the provisions of the Code are also required to read the Code and certify to the same. It should be noted that the Code contains certain other provisions with respect to standards of ethical conduct in addition to those specifically relating to personal trading.

Fraudulent or deceptive trading (as so defined) is unlawful regardless of whether a client can demonstrate harm. Further, GMO can be sanctioned for not having sufficient procedures, even if no violations occur. Therefore, it is important that these procedures be taken seriously. Failure to adhere to the procedures will result in disciplinary sanction.

1.   WHAT IS SUBJECT TO DISCLOSURE UPON COMMENCEMENT OF EMPLOYMENT AND ANNUALLY?

     o COVERED ACCOUNTS: Identification of all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise control or substantially influence investment decisions and have a Beneficial Interest ("Covered Accounts").

     o DISCRETIONARY ADVISORS: The name(s) of any discretionary advisors that manage Covered Accounts on your behalf.

     o BROKERAGE RELATIONSHIPS: Identification and contact information for all brokerage and other investment transaction accounts used by any Covered Account.

     o CORPORATE OR OTHER DIRECTORSHIPS/OFFICERS POSITIONS: You must disclose all corporate or other directorships or officer positions held by you.

     o HOLDINGS: Any ownership of covered securities, including open-end mutual funds sub-advised by GMO.

         NOTE:  See ANNUAL HOLDINGS REPORT and BENEFICIAL OWNERSHIP REPORT

2.   WHO AND WHAT IS SUBJECT TO PRE-CLEARANCE AND REPORTING?

     o Purchasing, selling or writing securities (domestic and international), financial commodities or other investment instruments of any kind that are traded in any public or private market must be pre-cleared and reported, unless specifically exempted below.

     o All members, employees and on-site consultants of GMO, GMO Australia Ltd., GMO Australasia LLC, GMO U.K. Ltd., GMO Singapore PTE Ltd., GMO Switzerland GmbH, GMO Woolley Ltd. and Renewable Resources LLC and all other persons meeting the definition of "Access Persons" in the Code are subject to those rules. Any questions in this regard should be immediately directed to the Compliance Department. The term "employee" is used herein to refer to all persons described in this paragraph.

     o Any account owned by an employee, employee's spouse and minor children, and any other account for which an employee controls, or substantially influences the investment decisions ("Covered Accounts").

     o Discretionary Accounts (when an employee has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance reporting unless the Compliance Department has approved other arrangements in advance.

     o Any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund is generally not subject to the Code's preclearance and reporting requirements. Please see Part II(B)(2)(d)(iv) for additional details.

     o Private placements (including private placements of any GMO pooled vehicle (including private placements of any GMO Trust fund) or GMO Hedge Fund) are subject to pre-clearance and reporting.

3.   WHAT IS THE PROCESS FOR REVIEW OF DENIED TRADES?

          CONFLICTS OF INTEREST COMMITTEE. A Conflicts of Interest Committee, composed of Scott Eston, John Rosenblum and Gregory Pottle, has been established to examine situations where an employee would like to seek exception to pre-clearance denial. The Conflicts of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any employee who would like to bring a request before this Committee should submit a request to the STARCOMPLIANCE mailbox.

4.   WHAT IS EXEMPT FROM PRE-CLEARANCE AND REPORTING?

     o    Open-end mutual funds (EXCLUDING Reportable Funds)
     o    Money market-like instruments
     o Commercial paper and high quality short-term debt instruments4, including repurchase agreements
     o    U.S. Government Securities or futures thereon


4 High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

     o    Trading in spot currencies
     o    Currency Forward Contracts
     o    Futures on interest rates
     o Commodities and options on commodities (NOTE: financial commodity contracts ARE subject to pre-clearance and reporting)
     o    Certain Corporate Actions (see Section II(c)(1)(a))
     o    Exercise of Rights Offerings
     o    Dividend Investment Programs
     o    Miscellaneous (see Section II(c)(1)(b))

5.   WHAT IS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT TO REPORTING?

     o    Charity/Gifts.  The  practice  of  donating  securities  to charity is
          subject  to  quarterly   transaction  reporting  and  annual  holdings
          disclosure.

     o Futures and Related Options on commercially available broad based indexes.

     o    Futures on Bonds and Commodities

     o    Municipal Bonds

     o    Dow Jones Industrial Average Index (DIA)

     o Certain Exchange Traded Funds (ETFs), including NASDAQ 100 Index Shares (QQQ), Barclays iShares, HOLDRs Trusts and S&P Depository Receipts (SPY). Contact Compliance concerning ETFs not addressed herein.

     o    Reportable Funds

     o    GMO Sub-Advised Funds

     o Any discretionary accounts (i) that have been approved by the Compliance Department in advance, and (ii) for which employees arranged for quarterly certification from outsider manager stating that the individual (employee/spouse and/or minor children/account which employee controls) has not influenced the discretionary manager's decisions during the period in question.

     o EXEMPTION FOR DE MINIMUS PURCHASES AND SALES OF LARGE MARKET CAP STOCKS BY NON-INVESTMENT PERSONNEL (DOES NOT INCLUDE IPOS): Purchases or sales by Access Persons who are not portfolio managers or trading staff of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales provided that the Access Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. If an employee has any question as to whether a transaction qualifies for this exemption, the question should be directed to the Compliance Department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

6.   HOW TO REQUEST PRE-CLEARANCE

     A Quick Reference Guide to the procedures is set forth in Appendix A. Employees must send all trade requests via the FILE A PTAF link at http://gmo.starcompliance.com. GMO Compliance strongly recommends that you input ALL trades for approval, regardless of exemption status. This will shift the responsibility of interpreting the code to the system rather than the access person. Based on the trade requests that you input, your quarterly transaction and annual holdings reports will automatically populate. If you submit all trades for pre-clearance (regardless of pre-clearance subjectivity), your form will be completed by the system.

     Generally, requests to buy or sell a security will be denied if any GMO client or product (a) has purchased or sold that security within 3 calendar days prior to the date of the request or (b) is considering the security for purchase or sale within 15 days after the date of the request. Requests to sell a security short will be denied for the same reasons and also if the security is owned by any of GMO's Active Portfolios.

     For private placements, pre-approval can be requested by submitting an e-mail to Compliance which sets forth the details of the offering. Compliance will ensure that the information is reviewed by the Conflicts of Interest Committee in order to arrive at a decision. The Committee or Compliance may request further information in connection with the consideration. An Access Person shall not engage in any transactions regarding the subject security during the time that the Committee is considering whether to approve the matter. Access Persons should allow at least several days for this pre-approval process.

7.   QUARTERLY REPORTING

     All members, employees and on-site consultants will receive an email at each quarter-end with a link to the QUARTERLY TRANSACTION REPORT on which they are required to report all trades effected during the quarter. Forms are to be submitted within 10 calendar days of quarter-end. EMPLOYEES WHO DO NOT HAVE ANY TRADING ACTIVITY TO REPORT FOR THE GIVEN QUARTER ARE STILL REQUIRED TO SUBMIT THE REPORT INDICATING SUCH.

     See APPENDIX A "QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING" AND APPENDIX B "QUARTERLY TRANSACTION REPORT".

8.   SPECIAL RULES FOR CERTAIN INVESTMENT PRACTICES

     o INITIAL PUBLIC OFFERINGS - Prohibited unless Chief Compliance Officer determines, based upon information provided with a pre-clearance request, that an offering is accessible to general investing public. Determination of public accessibility qualifies for the Conflicts of Interest Committee.

     o PRIVATE PLACEMENTS/PRIVATE POOLED VEHICLES/NON-GMO HEDGE FUNDS - Permitted, subject to pre-approval by the Conflicts of Interest Committee.

     o    OPTIONS ON SECURITIES
               PURCHASING OPTIONS:
               o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

               o The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

               o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

               WRITING  OPTIONS:
               o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

               o The exercise of a written option (by the other party) need not be pre-cleared or reported.

               o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

          The following transactions with respect to options implicate the Short-Term Profiting provision set forth below.

               PURCHASING A CALL
               o Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

               o Selling the underlying security within 60 days from the date the option was purchased.

               o Selling a put on the underlying security within 60 days from the date the option was purchased.5

               o Writing a call on the underlying security within 60 days from the date the option was purchased.2

               PURCHASING A PUT
               o Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

               o Buying the underlying security within 60 days from the date the option was purchased.

               o Selling a call on the underlying security within 60 days from the date the option was purchased.2

               o Writing a put on the underlying security within 60 days from the date the option was purchased.2

               WRITING A CALL
               o Purchasing a call on the underlying security within 60 days from the date the option was sold.2

               o Buying the underlying security within 60 days from the date the option was sold.


5 Portion of the profits that were locked in as a result of the transaction will be forfeited.

               o Selling a put on the underlying security with 60 days from the date the option was sold.2

               WRITING A PUT

               o Purchasing a put on the underlying security within 60 days from the date the option was sold.2

               o Selling the underlying security within 60 days from the date the option was sold.

               o Selling a call on the underlying security with 60 days from the date the option was sold.2

     o SHORT-TERM PROFITING - All employees are prohibited from profiting from the purchase and sale or sale and purchase of the same or equivalent securities within 60 calendar days. If an employee engages in this practice, any profits earned shall be surrendered to charity, to be approved by the Conflicts of Interest Committee. The following securities are not subject to this prohibition:

               o Mutual Funds (excluding GMO Funds, which are discussed below);

               o    U.S. Government Securities;

               o    Money Market Instruments;

               o    Currencies and Forward Contracts thereon;

               o    Commodities   and   options   and   futures   on  bonds  and
                    commodities;

               o    Securities acquire through the exercise of Rights Offerings;

               o    Municipal Bonds; and

               o Certain ETFs, including NASDAQ 100 Index Shares (QQQ), Barclays iShares, HOLDRs Trusts and S&P Depository Receipts
                    (SPY) (Contact Compliance concerning ETFs not addressed herein).

     o SHORT SELLING OF SECURITIES - All employees are prohibited from the practice of short selling securities that are held in Active Portfolios (International Active, Domestic Active and Emerging Markets). This prohibition does not extend to the activity of shorting futures that are traded on commercially available broad-based indexes. Employees are also prohibited from short selling securities that are owned by accounts within their own area, even if their area is quantitatively (and not "actively") managed. The Compliance Department will review holdings upon a short sale pre-clearance request to determine whether an Active Portfolio holds the security and whether an account managed by the employee's area holds the security.

     o INSIDER TRADING, MARKET MANIPULATION, ETC. - Transactions involving the use of material non-public information; that are intended to manipulate the price of or to create the appearance of trading in a security; or that are otherwise designated by the Compliance Department as inappropriate are prohibited and do not qualify for the Conflicts of Interest Committee.

     o SHORT-TERM TRADING STRATEGIES IN GMO FUNDS. - All employees are prohibited from engaging in market timing or other short term trading strategies in any GMO Fund (including GMO mutual funds and mutual funds sub-advised by GMO). While other criteria may be considered by the Compliance Department, all employees are specifically prohibited from redeeming a portion or all of a purchase in a GMO Fund, excluding GMO Short Duration Investment Fund and GMO Domestic Bond Fund, made within the past 60 calendar days. Additionally, three "round-trip" transactions (purchase and subsequent redemption) in the same GMO Fund, excluding GMO Short Duration Investment Fund and GMO Domestic Bond Fund, over a 12 month period is prohibited.

9.   BROKERAGE STATEMENTS

     All employees are required to disclose to the Compliance Department all their brokerage accounts and relationships and to require such brokers to forward copies of confirmations of account transactions. If the brokers utilize electronic confirmation feeds, than you are required to coordinate with the Compliance Department to ensure that this feed is activated.

10.  VIOLATIONS

     Violation of these policies can result in sanctions ranging from reprimand, disgorgement of profits, suspension of trading privileges and termination of employment or relationship with GMO.

11.  ANNUAL AFFIRMATION AND ATTESTATION

     On an annual basis, all employees will be required to certify that they have read, understand and complied with the above policies and procedures.

Revised:      February 17, 2000
              June 1, 2000
              January 1, 2001
              August 1, 2001
              March 1, 2002
              March 11, 2003
              July 8, 2003
              September 25, 2003
              October 27, 2003
              January 1, 2004
              April 15, 2004
              June 25, 2004
              April 1, 2005

     APPENDIX A: QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING


WHO AND WHAT IS SUBJECT TO PRE-CLEARANCE AND REPORTING?

     PURCHASING, SELLING OR WRITING SECURITIES (DOMESTIC AND FOREIGN), FINANCIAL COMMODITIES OR OTHER INVESTMENT INSTRUMENTS OF ANY KIND THAT ARE TRADED IN ANY PUBLIC OR PRIVATE MARKET MUST BE PRE-CLEARED AND REPORTED, UNLESS SPECIFICALLY EXEMPTED BELOW.

     CHARITY/GIFTS the practice of donating securities to charity is also subject to pre-clearance and quarterly reporting.

     ALL SUPERVISED PERSONS (INCLUDING MEMBERS, EMPLOYEES AND ON-SITE CONSULTANTS of GMO, GMO Australasia LLC, GMO Australia Ltd., GMO Australasia LLC, GMO U.K. Ltd., GMO Singapore PTE Ltd., GMO Switzerland GmbH, GMO Trust, GMO Woolley Ltd., Renewable Resources LLC, Renewable Resources Ltd., and certain other related persons are subject to these rules.

     ANY ACCOUNT owned by an employee, employee's spouse and minor children, and any other account for which an employee controls, or substantially influences the investment decisions ("Covered Accounts").

     DISCRETIONARY ACCOUNTS (when an employee has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance and reporting unless other arrangements have been approved in advance by the legal department.

WHAT IS EXEMPT FROM PRE-CLEARANCE AND QUARTERLY REPORTING?

     Open-end mutual funds (other than Reportable Funds)
     Money market-like instrument
     U.S. Government Securities or futures thereon
     Trading in spot currencies
     Currency Forward Contracts
     Futures on interest rates
     Commodities and options and futures on commodities
    (NOTE: financial commodity contracts ARE subject to pre-clearance and reporting)
     Mergers
     Tender Offers
     Exercise of Rights Offerings Dividend Investment Programs
     Transactions designated by the Conflict of Interest Committee

WHAT IS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT TO QUARTERLY REPORTING?

     Futures and Related Options on commercially available broad based indexes

     Any discretionary accounts (i) that have been approved by the legal department in advance, and (ii) for which employee has arranged for quarterly certification from outsider manager stating that the individual (employee/spouse and/or minor children/account which employee controls) has not influenced the discretionary manager's decisions during the period in question.

     EXEMPTION FOR DE MINIMUS PURCHASES AND SALES OF LARGE MARKET CAP STOCKS FOR NON-INVESTMENT PERSONNEL (DOES NOT INCLUDE IPOS): Purchases or sales by Access Persons who are not portfolio managers or trading staff of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion provided that the Access Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. If an employee has any question as to whether a transaction qualifies for this exemption, the question should be directed to the legal department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption ONCE per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

     MUNICIPAL BONDS

     DOW JONES INDUSTRIAL AVERAGE INDEX

     EXCHANGE TRADED FUNDS

     REPORTABLE FUNDS

     FUTURES ON BONDS AND COMMODITIES

     GMO SUB-ADVISED FUNDS

BASIC RULE

     Other than as exempted above, ALL trades must be cleared through the legal department.

HOW TO REQUEST PRE-CLEARANCE

1) Login to http://gmo.starcompliance.com (contact the Compliance Department if you need assistance with your login credentials). Click on FILE A PTAF. Select the EXCHANGE that the security is traded on, the BROKERAGE ACCOUNT that you wish to trade from and the TRADE REQUEST TYPE. Click NEXT. Select the security that you would like to trade. Fill out the form with all pertinent information and click SUBMIT.

2) The Compliance Department will seek approval from each trading area that may have interest in the security(ies). All requests are dealt with on an anonymous basis.

3) You will be notified via email as soon as possible whether approval was obtained or denied.

4) If your proposed trade was denied, under no circumstance should you effect the trade.

5) If your proposed trade has been approved, you have five business days to effect such trade. If you do not trade within 5 business days of the issuance of pre-clearance, you must request pre-clearance again.

6) In some cases, a request may be denied for a reason that is confidential. An explanation is not required to be given for refusing any request.

WHAT IS THE PROCESS FOR REVIEW OF DENIED TRADES?

1) CONFLICT OF INTEREST COMMITTEE. A Conflict of Interest Committee, composed of Scott Eston, John Rosenblum and Gregory Pottle, has been established to examine situations where an employee would like to seek exception to pre-clearance denial. The Conflict of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any employee who would like to bring a request before this Committee should submit a request to the STARCOMPLIANCE mailbox.

THERE IS NO GUARANTEE THAT PRE-CLEARANCE WILL BE OBTAINED. THIS MAY MEAN THAT YOU WILL NOT BE ABLE TO SELL A SECURITY YOU OWN OR PURCHASE FOR AN INDEFINITE PERIOD OF TIME.

                    APPENDIX B: QUARTERLY TRANSACTION REPORT

As it appears via http://gmo.starcompliance.com:

                                [GRAPHIC OMITTED]

                           APPENDIX C: CONTACT PERSONS


-------------------------------------------------------------------------------
COMPLIANCE ISSUES                            CONFLICTS OF INTEREST COMMITTEE
-------------------------------------------------------------------------------

Brian Bellerby, Compliance Specialist                Scott Eston

Kelly Butler-Stark, Code of Ethics Administrator     John Rosenblum

Kelly Donovan, Senior Compliance Specialist          Gregory Pottle

Mark Mitchelson, Compliance Speclialist

Julie Perniolam, Chief Compliance Officer

-------------------------------------------------------- ----------------------

NOTE: All requests for the Conflicts of Interest Committee should be submitted to the Compliance mailbox (COMPLIANCE@GMO.COM).

                       APPENDIX D: ANNUAL HOLDINGS REPORT

As it appears via http://gmo.starcompliance.com:

                                [GRAPHIC OMITTED]

                     APPENDIX E: BENEFICIAL OWNERSHIP REPORT

As it appears via http://gmo.starcompliance.com:

                                [GRAPHIC OMITTED]

                             APPENDIX F: FILE A PTAF

As it appears via http://gmo.starcompliance.com:

                                [GRAPHIC OMITTED]

                  APPENDIX G: ANNUAL CERTIFICATE OF COMPLIANCE

As it appears via http://gmo.starcompliance.com:

                               [GRAPHIC OMITTED]

        APPENDIX H: FORM LETTER TO BROKER, DEALER OR BANK ("407" LETTER)



                                     (Date)

VIA REGULAR MAIL

[Broker Name and Address]

         RE:  ACCOUNT #

Dear                                :
     -------------------------------

     Grantham, Mayo, Van Otterloo & Co. LLC ("GMO"), my employer, is a registered investment adviser. In connection with GMO's Code of Ethics, and in order to comply with SEC insider trading regulations, employees are required to have duplicate confirmations of individual transactions sent to our compliance department. I would like to request duplicate confirmations for all transactions on the above-referenced account. They may be forwarded to the following address:

                                    Compliance: Personal Trades
                                    GMO LLC
                                    40 Rowes Wharf
                                    Boston, MA  02110

     Your cooperation is most appreciated. If you have any questions regarding this request, please contact me at (617) 330-7500.


                                      Sincerely,



                                      [Name of Employee]

Cc:  Compliance Department

                    APPENDIX I: LIST OF GMO SUB-ADVISED FUNDS

This Appendix I will be continually updated on the GMO Legal Departments intranet website. Please consult the website for the most current list of sub-advised funds:

                   Allmerica Select International Equity Fund
                        Calvert Social International Fund
                 Calvert World Values International Equity Fund
                         Evergreen Asset Allocation Fund
                         Evergreen Large Cap Value Fund
         LargeCap Growth (a series of Principal Variable Contracts Fund)
                          MassMutual Growth Equity Fund
                             MML Growth Equity Fund
      Partners LargeCap Growth Fund (a series of Principal Investors Fund)
                             USAA Income Stock Fund
                             Vanguard Explorer Fund
                            Vanguard U.S. Value Fund
                        Vanguard Variable Insurance Fund

                     GMO U.K. LTD. CODE OF ETHICS SUPPLEMENT

In order to comply with the FSA's personal account dealing rules and to allow for certain UK specific investment practices, this UK Supplement has been issued to all GMO UK staff as a supplement to the GMO Code of Ethics policy. In the event of a conflict between the Code of Ethics policy and the UK Supplement, the UK Supplement shall govern.

1.   APPLICATION OF THE CODE TO COVERED ACCOUNTS

     The Code of Ethics and the UK Supplement apply to all GMO UK employees, on-site consultants and "Covered Accounts". A "Covered Account" includes the employee's spouse and minor children and any person to whom the employee, in his or her personal capacity, gives share recommendations including, a relative, co-habitee, business partner or friend. GMO presumes that an employee exercises control or influence over a spouse's or minor child's personal account transactions and therefore any such transactions must comply with the Code of Ethics. All transactions by a Covered Account must be reported by the employee concerned.

2.   SPECIAL RULES FOR CERTAIN INVESTMENTS AND INVESTMENT PRACTICES

     - UK GILTS: Transactions in UK Gilts are not subject to pre-clearance but must be reported quarterly.

     -    PEP'S AND ISA'S:  Any  proposed  transaction  for a PEP or ISA account
          must  be   pre-cleared   unless   an   available   exemption   exists.

     - DE MINIMIS PURCHASES AND SALES OF FOOTSIE 100 STOCKS: Employees may purchase or sell up to a maximum of (pound)15,000 of any FOOTSIE 100 stock once, within a five business day period without obtaining
          pre-clearance.   All  such   transactions  are  subject  to  quarterly
          reporting.

     - INVESTMENT TRUSTS: Purchases and sales of investment trusts which hold predominantly UK equities are not subject to pre-clearance but are subject to quarterly reporting. Pre-clearance will be required for transactions in investment trusts holding non-UK stocks as such trusts may be purchased for client accounts from time to time.

     - TRADES FOR ACCOUNTS MANAGED BY AN OUTSIDE DISCRETIONARY MANAGER must be pre-cleared unless the Compliance Department has waived the pre-clearance obligation and the employee has arranged for quarterly certification from the outside manager stating that the individual or covered account has not influenced the discretionary manager's decisions during the period in question. A form letter requesting such quarterly certification may be obtained from the Compliance Department.

3.   GENERAL EXEMPTIONS

     The restrictions do not extend to:

     (a) any transaction by you in an authorised unit trust, a regulated collective investment scheme or a life assurance policy (including a pension); or

     (b) any discretionary transaction entered into without consultation with you, where the discretionary account is not held with the firm.

4.   PERSONAL ACCOUNT PROCEDURES

     All trades subject to pre-clearance must be pre-cleared through the Compliance Department. To request pre-clearance, you must complete a Pre-Trade Authorisation Form ("PTAF") using the StarCompliance system. For all UK stocks above the de minimus amount, the Compliance Department will seek approval from the appropriate GMO UK fund manager. If the proposed personal account transaction is in a non-UK security and not subject to a de minimus U.S. large cap stock GMO exemption, this will be referred to the relevant Portfolio Manager and GMO's Compliance Department. Please note that there is a 3 business day blackout period AFTER a trade has been executed, before a personal account trade may be executed. If your proposed trade is approved, you will have 5 business days in which to issue your instruction to trade. If you do not trade within 5 business days, you must seek pre-clearance again. If your proposed trade is denied, you may not trade.

     You must arrange for copies or duplicate confirmations or contract notes to be sent for the attention of the Compliance Department in respect of all personal account transactions which are subject to quarterly reporting. These include de minimus trades, UK Gilt transactions, discretionary trades and PEP/ISA account trades. Trades which are not subject to quarterly reporting are identified in the GMO Code of Ethics and include for example, trades in unit trusts, money market instruments and currencies. A form letter requesting copies of confirmations to be sent to GMO UK may be obtained from the Compliance Department.

5.   REPORTING OF TRANSACTIONS

     GMO UK and GMO must keep a record of all personal account transactions executed by GMO UK staff. Accordingly, you will be required to complete a quarterly report of personal trades form at the end of each quarter and an annual holdings disclosure at the end of September. These reports are submitted through StarCompliance.

     The quarterly forms must be completed within 10 calendar days of the last day of each quarter. The annual return must be completed by the end of October each year.

6.   PERSONAL BENEFITS (INDUCEMENTS)

     You must not accept from any person any benefit or inducement which is likely to conflict with your duties to GMO UK or any of GMO UK's clients. For the detailed rules, see section 9.2 of the Compliance and Procedures Manual. If you have any questions regarding personal benefits and inducements you should consult the Compliance Department.

7.   COUNSELLING AND PROCURING

     If the Code of Ethics provisions preclude you from entering into any transaction, you cannot:

     (a)  advise or cause any other person to enter into such a transaction; or
     (b)  communicate any information or opinion to any other person,

     if you know, or have reason to believe, that the other person will as a result enter into such a transaction or cause or advise someone else to do so.

     This does not apply to actions that you take in the course of your employment with us. For example, the fact that you are yourself prohibited from dealing in a certain stock as a result of one of the provisions above does not necessarily mean that you are precluded from dealing for the client's account, subject to the insider dealing legislation summarised in 8 below.

8.   SUMMARY OF INSIDER DEALING LEGISLATION

     The UK insider dealing provisions contained in part V of the Criminal Justice Act 1993 (the "Act") are complex, and if you would like fuller details or are in any doubt whether a particular transaction would be prohibited, you should consult the Compliance Department.

     The Act applies to all securities traded on a regulated market (which currently includes all EC stock exchanges, LIFFE, OMLX and NASDAQ) and to warrants and derivatives (including index options and futures) relating to these securities even if these warrants and derivatives are only "over the counter" or otherwise not publicly traded.

     In broad terms, and subject to the exemptions provided by the Act, the Act makes it a criminal offence, with a maximum penalty of seven years imprisonment and an unlimited fine, for an individual who has non-public information to deal in price-affected securities (including warrants or derivatives relating to them) on a regulated market; or deal with or through a professional intermediary; or by acting himself as a professional intermediary. Securities are "price-affected" if the inside information, if made public, would be likely to have a significant effect on the price of the securities. This applies to all companies' securities affected by the information, whether directly or indirectly (for example, competitors of a company about to bring out a new product).

     The Act applies whether you deal as part of your employment or on your own account. It also applies to information which you obtain directly or indirectly from an insider whether or not in the course of your employment (for example, by social contacts).

     (1) If you are precluded from dealing, normally you are also prohibited from dealing on behalf of the firm or a client (except perhaps on an unsolicited basis);

     (2)  Procuring or encouraging  another person to deal in the price-affected
          securities   (whether  or  not  the  other   person   knows  they  are
          price-affected); and

     (3) Passing the inside information to another person other than in the proper performance of your employment.

     It is possible for a transaction which involves insider dealing to constitute an offence otherwise than under the insider dealing provisions of the Criminal Justice Act. In particular, under section 118 of the Financial Services and Markets Act 2000 a person who "dishonestly conceals any material facts" is guilty of an offence if he does so for the purpose of inducing, or is reckless as to whether it may induce, another person (whether or not the person from whom the facts are concealed) to buy or sell an investment, or to refrain from buying or selling and investment. This offence could well be committed by a person who conceals price sensitive information from a counterparty to induce him to deal, if the concealment is dishonest.

                 GMO AUSTRALIA LIMITED CODE OF ETHICS SUPPLEMENT

The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the "Code") and Personal Trading Policies and Procedures manual.

AUTHORISATION

Authorisation must be sought by all staff members prior to trading via the StarCompliance system.

EXEMPTION FROM AUTHORISATION REQUIREMENT

Authorisation for purchasing securities in an unrestricted public offer is not required.

GMOA TRADING

Securities that are held in the GMOA trusts or individually managed portfolios:
o may not be traded by staff during the 3 working days before and after re-balancing* by GMOA.
o and are not being traded as part of the re-balancing* by GMOA may be traded during this 6 working day period subject to pre-authorisation.
Staff may trade securities at any other time subject to the pre-authorisation.

*Re-balancing includes normal monthly trading and any other trading as a result of cashflows.

                                 Exhibit p(ix)

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.


                                 CODE OF ETHICS




INTRODUCTION

Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm") has adopted this Code of Ethics ("Code") in compliance with the requirements of Sections 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Section 17j of the Investment Company Act of 1940. This Code was adopted on November 28, 1983 and last amended on December 30, 2005. The Code of Ethics REQUIRES THE FIRM'S SUPERVISED PERSONS TO COMPLY WITH THE FEDERAL SECURITIES LAWS, sets forth standards of conduct expected of the Firm's supervised Persons and addresses conflicts that arise from personal trading by Access Persons. The policies and procedures outlined in the Code of Ethics are intended to promote compliance with fiduciary standards by the Firm and its supervised Persons. As a fiduciary, the Firm has the responsibility to render professional, continuous and unbiased investment advice, owes its clients a duty of honesty, good faith and fair dealing, must act at all times in the best interests of clients and must avoid or disclose conflicts of interest.

This Code Of Ethics Is Designed To:

     o Protect the Firm's clients by deterring misconduct;
     o Educate our employees regarding the Firm's expectations and the laws governing their conduct;
     o Remind employees that they are in a position of trust and must act with complete propriety at all times;
     o Protect the reputation of the Firm;
     o Guard against violations of the securities laws; and
     o Establish procedures for employees to follow so that the Firm may determine whether employees are complying with its ethical principals.

This Code of Ethics is based upon the principle that the directors, officers and other employees of the Firm owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal Securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Chief Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and any U.S. registered investment company client for which the Firm acts as adviser or sub-adviser.

This Code contains provisions reasonably necessary to prevent Persons from engaging in acts in violation of the above standards, and procedures reasonably necessary to prevent violations of the Code. Each employee at the commencement of their employment and as an Access Person must certify, by their signature on Exhibit A, they have read and understand the Code's requirements and their acknowledgement to abide by all of the Code's provisions. Each employee must re-certify understanding and acknowledgement of the Code any time the Code is amended.

     A.   DEFINITIONS

          (1) "ACCESS PERSON" means any director, officer, general partner, advisory person, investment personnel, portfolio manager, or employee of the firm.

          (2)  "ADVISORY   PERSON"  means  any  natural   person  in  a  control
               relationship to the Firm who obtains information concerning recommendations made to the Firm with regard to the purchase or sale of a Security by the Firm

          (3) "AFFILIATED COMPANY" means a company which is an affiliate of the Firm through the Old Mutual U.S. Holdings, Inc. relationship.


          (4) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm has a pending "buy" or "sell" order with respect to a Security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a Security.

          (5) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations hereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Security. An Access Person is PRESUMED TO BE the beneficial owner of Securities held BY HIS/HER IMMEDIATE FAMILY MEMBER SHARING THE SAME household.

          (6) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any Person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural Person shall be presumed not to be a controlled Person.

          (7) "INVESTMENT PERSONNEL" means: (a) any Portfolio Manager of the Firm as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager's decisions.

          (8) "NONRESIDENT DIRECTOR" means any director of the Firm who: (a) is not an officer, employee or shareholder of the Firm; (b) does not maintain a business address at the Firm and (c) who does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of Securities by the Firm, information regarding recommendations concerning the purchase or sale of Securities by the Firm or information regarding Securities being considered for purchase or sale by the Firm.

          (9)  "PERSON" means any natural Person or a company.

          (10) "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

          (11) "REPORTABLE FUND" means any Fund for which the Firm serves as an Investment Adviser or Sub-Adviser.

          (12) "SECURITY" means any note, stock, treasury stock, bond, debenture, unit trust-ETFs, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national Securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a Security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include: direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, and shares of registered open-end investment companies, other than shares of Reportable Funds, open-end ETFs, and UITs that are invested exclusively in one or more open-end fund (none of which are Reportable Funds.)

B.        POLICY STATEMENT ON INSIDER TRADING

          Section 204A of the Advisers Act requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment  adviser's  business,  to prevent  the misuse of  material, nonpublic information by such investment adviser or any person associated with such investment adviser. The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. BHMS' Insider Trading Policy applies to all of its employees and any questions regarding this policy and procedures should be referred to the Firm's Chief Compliance Officer.

          The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in Securities (whether or not one is an "insider") or to communications of material nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

               (1) Trading by an insider, while in possession of material nonpublic information; or

               (2) Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

               (3) Communicating material nonpublic information to others in a breach of fiduciary duty.

          Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's Securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, debt service and liquidation problems, extraordinary management developments, write-downs or write-offs of assets, additions to reserves for bad debts, new product/services announcements, criminal, civil and government investigations and indictments. Material information does not have to relate to a company's business. For example, material information about the contents of any upcoming newspaper column may affect the price of a Security, and therefore be considered material. Disclosure of a registered investment company client's holdings or any client's holdings that are not publicly available are considered material information and therefore must be kept confidential. All employees of BHMS are subject to the Duty of Confidentiality, Item C of this Code.

          Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS
          ECONOMIC  SERVICES,  THE WALL STREET JOURNAL or other  publications of general circulation would be considered public. You should be particularly careful with information received from client contacts at public companies.

          Before trading for yourself or others in the Securities of a company about which you may have potential inside information, ask yourself the following questions:

               (i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the Securities if generally disclosed?

               (ii) Is the information  nonpublic?  To whom has this information
                    been  provided?   Has  the  information   been   effectively
                    communicated to the marketplace?

          The role of the Firm's Chief Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

               (i) Report the matter immediately to the Firm's Chief Compliance Officer.

               (ii) Do not purchase or sell the Securities on behalf of yourself or others.

              (iii) Do not communicate  the  information  inside or outside the
                    Firm,  other than to the Firm's  Chief  Compliance  Officer.
                    (iv) After the Firm's Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

          Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

      C.  DUTY OF CONFIDENTIALITY

          Employees of the Firm must keep confidential at all times any nonpublic information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

               (1) Information on the clients accounts, including account holdings, recent or impending Securities transactions by the clients and recommendations or activities of the Portfolio Managers for the clients' accounts;

               (2) Information on the Firm's clients and prospective clients investments and account transactions;

               (3) Information on other Firm personnel, including their pay, benefits, position level and performance rating; and (4) Information on the Firm's business activities, including new services, products, technologies and business initiatives.

          The Firm's personnel have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information and to safeguard all client information.

      D.  RESTRICTIONS FOR ACCESS PERSONS

          (1) GENERAL RESTRICTIONS FOR ACCESS PERSONS. Access Persons are subject to the following restrictions with respect to their personal transactions:

               (A) PROHIBITION ON ACCEPTING GIFTS OF MORE THAN DE MINIMIS VALUE. Access Persons are prohibited from accepting any gift or other items of more than DE MINIMIS value from any Person or entity that does business with or on behalf of the Firm; for the purpose of this Code DE MINIMIS shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business. A GIFT DOES NOT INCLUDE PARTICIPATION IN LUNCHES, DINNERS, COCKTAIL PARTIES, SPORTING ACTIVITIES OR SIMILAR GATHERINGS CONDUCTED FOR BUSINESS PURPOSES.

               (b) PROHIBITION ON SERVICE AS A DIRECTOR OR PUBLIC OFFICIAL. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such Investment Personnel from making decisions about trading in that company's securities.

               (c) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from acquiring Securities in an initial public offering. NONRESIDENT DIRECTORS MUST RECEIVE PRE-CLEARANCE TO PURCHASE SECURITIES IN AN INITIAL PUBLIC OFFERING.

               (d) PROHIBITION ON PRIVATE PLACEMENTS. Access Persons are prohibited from acquiring Securities in a private placement without prior approval from the Firm's Chief Compliance Officer. In the event an Access Person receives approval to purchase Securities in a private placement, the Access Person must disclose that investment if he or she plays any part in the Firm's later consideration of an investment in the issuer.

               (e)  PROHIBITION  ON  OPTIONS.   Access  Persons,   WHO  ARE  NOT
                    NONRESIDENT DIRECTORS, are prohibited from acquiring or selling any option on any Security.

               (f) PROHIBITION ON SHORT-SELLING. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from selling any Security that the Access Person does not own or otherwise engaging in "short-selling" activities.

               (g) PROHIBITION ON SHORT-TERM TRADING PROFITS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement.

               (h) PROHIBITION ON SHORT-TERM TRADING OF REPORTABLE FUNDS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from short-term trading of any Reportable Fund shares. "Short-term trading" defined as a purchase and redemption/sell of a fund's shares within a 30-day period. This prohibition does not cover purchases and redemptions/sales: (i) into or out of money market funds or short term bond funds; or (ii) purchases effected on a regular periodic basis by automated means, such as 401(k) purchases.

          (2) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are subject to the following restrictions when their purchases and sales of Securities coincide with trades by any client of the Firm:

               (a) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A TRADE BY A CLIENT. Access Persons are prohibited from purchasing or selling any Security within three calendar days after any client has traded in the same (or a related) Security. In the event that an Access Person makes a prohibited purchase or sale within the three-day period, the access Person must unwind the transaction and relinquish to the Firm any gain from the transaction.

               (b) PURCHASES WITHIN SEVEN DAYS BEFORE A PURCHASE BY A CLIENT. Any Access Person who purchases a Security within seven calendar days before any client purchases the same (or a related) Security is prohibited from selling the Security for a period of six months following the client's trade. In the event that an Access Person makes a prohibited sale within the six-month period, the Access Person must relinquish to the Firm any gain from the transaction.

               (c) SALES WITHIN SEVEN DAYS BEFORE A SALE BY A CLIENT. Any Access Person who sells a Security within seven days before any client sells the same (or a related) Security must relinquish to the Firm the difference between the Access Person's sale price and the client portfolio(s) sale price (assuming the Access Person's sale price is higher).

               (d)  DISGORGEMENT.  A CHARITY  SHALL BE  SELECTED  BY THE FIRM TO
                    RECEIVE  ANY  DISGORGED  OR  RELINQUISHED   AMOUNTS  DUE  TO
                    PERSONAL TRADING VIOLATIONS.

      E.  EXEMPTED TRANSACTIONS

          The prohibitions of Sections D (1)(f) and (g) and D (2)(a),(b) and (c) shall not apply to:

          (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control; AN ACCESS PERSON IS PRESUMED TO BE A BENEFICIAL OWNER OF SECURITIES THAT ARE HELD BY HIS/HER IMMEDIATE FAMILY MEMBERS SHARING THE ACCESS PERSON'S HOUSEHOLD;

          (2) Purchases or sales which are non-volitional on the part of either the Access Person or the Firm;

          (3) Purchases which are part of an automatic dividend reinvestment plan or an automatic investment plan, such as 401(k) purchases; and

          (4) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      F.  COMPLIANCE PROCEDURES

          (1) RECORDS OF SECURITIES TRANSACTIONS. All Access Persons must notify the Firm's Chief Compliance Officer if they have opened or intend to open a brokerage or Securities account. Access Persons must direct their brokers to supply the Firm's Chief Compliance Officer with duplicate brokerage confirmations of their
               Securities transactions and duplicate statements of their Securities account(s).

          (2) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. All Access Persons, who are not Nonresident Directors, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling Securities or any Reportable Fund. Pre-clearance for Securities owned or traded by the Firm is valid for that trading day. Pre-clearance for Securities not owned or traded by the Firm and any Reportable Fund is valid for five concurrent trading sessions. The personal Securities transactions pre-clearance form is attached as Exhibit D.

          (3) PRE-CLEARANCE OF ANY TRANSACTION IN A REPORTABLE FUND. All Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling any Reportable Fund. Pre-clearance for Reportable Funds is valid for THAT TRADING DAY. This prohibition does not cover purchases and redemptions/sales: (a) into or out of money market funds or short term bond funds; or (b) effected on a regular periodic basis by automated means, such as 401(k) purchases.

          (4) DISCLOSURE OF PERSONAL HOLDINGS, AND CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS. All Access Persons shall disclose to the Firm's Chief Compliance Officer all personal Securities holdings and all Reportable Funds holdings upon the later of commencement of employment or adoption of this Code and thereafter on an annual basis as of December 31. Every Access Person shall certify by their signature:

               (a) They have read and understand the Code and recognize that they are subject to all provisions of the Code and they have reported all personal Securities and Reportable Funds holdings, on Exhibit A, INITIAL REPORT OF ACCESS PERSONS, upon employment with the Firm;

               (b) They have read and understand the Code and recognize they are subject to all provisions of the Code, AT ANY TIME THE CODE IS AMENDED;

               (c) They have complied with the requirements of the Code and reported all personal Securities and Reportable Funds holdings on Exhibit B, ANNUAL REPORT OF ACCESS PERSONS, annually; and

               (d) They have reported all personal Securities and Reportable Funds transactions, and any Securities account(s) opened during the quarter on Exhibit C, QUARTERLY REPORT OF ACCESS PERSONS, quarterly.

               (e) These reports shall be made WITHIN 10 BUSINESS DAYS OF HIRE, QUARTER-END AND YEAR-END, on the forms attached as Exhibits, as identified above, and delivered to the Firm's Chief Compliance Officer.

      (5)  REPORTING REQUIREMENTS

          (a) The Chief Compliance Officer of the Firm shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon their date of employment AND UPON SUCH TIME AS ANY AMENDMENT IS MADE TO THIS CODE.

          (b) Reports submitted to the Chief Compliance Officer of the Firm pursuant to this Code shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

          (c) Every Access Person shall report to the Chief Compliance Officer of the Firm the information described in, Sub-paragraph (4)(d) of this Section with respect to transactions in any security or Reportable Fund in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; AN ACCESS PERSON IS PRESUMED TO BE A BENEFICIAL OWNER OF SECURITIES THAT ARE HELD BY HIS/HER IMMEDIATE FAMILY MEMBERS SHARING THE ACCESS PERSON'S HOUSEHOLD.

          (d) Reports required to be made under this Paragraph (5) shall be made not later than 10 BUSINESS DAYS after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Access Person and Nonresident Director shall be required to submit a report for all periods, including those periods in which no Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

                    (i) The date of the transaction, the Security name and cusip, the number of shares, and the principal amount of each Security transacted;

                    (ii) The nature of the transaction (i.e., purchase or sale);

                    (iii) The price at which the transaction  was effected;  and

                    (iv) The name of the broker,  dealer or bank with or through whom the transaction was effected. Duplicate copies of the Securities transaction confirmation of all personal transactions and copies of periodic statements for all Securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

               (e) Any such report may contain a statement that the report shall not be construed as an admission by the Person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

      (6) CONFLICT OF INTEREST

          Every Access Person shall notify the Chief Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients, such as the existence of any economic relationship between their transactions and Securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

      G.  REPORTING OF VIOLATIONS

          (1) ANY EMPLOYEE OF THE FIRM WHO BECOMES AWARE OF A VIOLATION OF THE CODE MUST PROMPTLY REPORT SUCH VIOLATION TO THE CHIEF COMPLIANCE OFFICER.

          (2) The Firm's Chief Compliance Officer shall promptly report to the Board of Directors and to the any Investment Company client's Compliance Officer all MATERIAL violations of this Code and the reporting requirements there-under.

          (3) When the Firm's Chief Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph
               (2) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 of the Advisers Act or

               Rule 17j-1 of the `40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board of Directors.

          (4) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

      H.  ANNUAL REPORTING TO THE BOARD OF DIRECTORS

          The Firm's Chief Compliance Officer shall prepare an annual report relating to this Code to the Board of Directors. Such annual report shall:

               (1) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

               (2)  Identify  any  violations  requiring   significant  remedial
                    action during the past year; and

               (3) Identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code, evolving industry practices or developments in applicable laws or regulations.

      I.  SANCTIONS

          Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

      J.  RETENTION OF RECORDS

          This Code, a list of all Persons required to make reports hereunder from time to time, as shall be updated by the Firm's Chief Compliance Officer, a copy of each report made by an Access Person hereunder, each memorandum made by the Firm's Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm. Exhibit A

                                                                       Exhibit A

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                        INITIAL REPORT OF ACCESS PERSONS


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

     1. I hereby acknowledge receipt of a copy of the Code of Ethics for Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm").

     2. I have read and understand the Code and recognize that I am subject thereto in the capacity of Access Persons.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and Securities held or to be acquired by the Firm or any of its portfolios.

     4. As of the date below I had a direct or indirect beneficial ownership in the following Securities:


===============================================================================
SECURITY NAME/TYPE/TICKER    NUMBER OF    PRINCIPAL VALUE      TYPE OF
INTEREST RATE & MATURITY      SHARES                           INTEREST
                                                               (DIRECT OR
                                                                INDIRECT)
=============================================================================

============================================================================


    5. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

================================================================================
                                                      TYPE OF INTEREST
                         NAME OF FIRM              (DIRECT OR INDIRECT)
===============================================================================
===============================================================================


NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


 Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer

                                                                       Exhibit B


                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                         ANNUAL REPORT OF ACCESS PERSONS


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

     1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an Access Person.

     2. I hereby certify that, during the year ended December 31, 20 ___, I have complied with the requirements of the Code and I have reported all Securities transactions required to be reported pursuant to the Code.


     3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Client's portfolio of the Firm to any employees of any other OMUSH affiliate, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

     4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.


     5. As of December 31, 20___, I had a direct or indirect beneficial ownership in the following Securities:



===============================================================================
SECURITY NAME/TYPE/                NUMBER OF SHARES          TYPE OF INTEREST
TICKER INTEREST RATE & MATURITY                            (DIRECT OR INDIRECT)
===============================================================================

     6. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

=============================================================================
                                                       TYPE OF INTEREST
                          NAME OF FIRM             (DIRECT OR INDIRECT)
=============================================================================
=============================================================================


NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


  Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer

                                                                       Exhibit C

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                       QUARTERLY REPORT OF ACCESS PERSONS

 Securities Transactions Report for the Calendar Quarter Ended: _______________


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

During the quarter referred to above, the following transactions were effected in Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

============================================== ============ =========== ================ ================ ==========================
  SECURITY NAME/TYPE TICKER         DATE OF      NO. OF      DOLLAR AMOUNT      NATURE OF       PRICE     BROKER/
  INTEREST RATE & MATURITY          TRANSACTION  SHARES      OF TRANSACTION     TRANSACTION               DEALER OR BANK
                                                                                (Purch., Sale,             NAME
                                                                                   Other)
============================================== ============ =========== ================ ================ ========== ===============

During the quarter referred to above, the following brokerage accounts were opened with direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.


==============================================================================
     NAME OF FIRM          TYPE OF INTEREST           DATE ACCOUNT OPENED
                        (DIRECT OR INDIRECT)
======================================================================
======================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as the existence of any economic relationship between my transactions and Securities held or to be acquired by Firm clients or any related portfolios.

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).



 Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer

                                                                       Exhibit D

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 ACCESS PERSONS

                 Personal Securities Transactions Pre-clearance
                    Form (See Section D(2), Code of Ethics)

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.: I hereby request pre-clearance of the following proposed transactions:


================================ ============ ================ ================ ============= ===================== ===============
  SECURITY NAME/TYPE/ TICKER     NO. OF        DOLLAR AMOUNT      NATURE OF      PRICE (OR      BROKER/DEALER OR    AUTHORIZED
   INTEREST RATE & MATURITY      SHARES       OF TRANSACTION     TRANSACTION      PROPOSED     BANK THROUGH WHOM     YES    NO
                                                               (Purch., Sale,      PRICE)           EFFECTED
                                                                   Other)
================================ ============ ================ ================ ============= ===================== ===============
================================ ============ ================ ================ ============= ===================== ======== ======


 Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer

                                  Exhibit p(x)

                              AMENDED AND RESTATED
                                 CODE OF ETHICS
                                     OF THE
                   OPPENHEIMER FUNDS, OPPENHEIMERFUNDS, INC.
                    (INCLUDING AFFILIATES AND SUBSIDIARIES)
                                      AND
                       OPPENHEIMERFUNDS DISTRIBUTOR, INC.

                          DATED AS OF FEBRUARY 1, 2005

                               TABLE OF CONTENTS



1.  Introduction and Purpose of the Code of Ethics..........................  2

2.  Statement of General Principles ........................................  3

3.  Standards of Business Conduct ..........................................  3

4.  Definitions ............................................................. 5

5.  All Employees--Restrictions on Outside Business Activities .............  9

6.  All Employees--Restrictions on Gifts from Business Associates ..........  9

7.  All Employees--Investments in Oppenheimer Funds.........................  9

8.  Requirements for Personal Accounts for Access Persons  ................  10

9.  Access Persons--Prohibited Transactions in Securities .................  10

10.  Investment Persons--Prohibited Transactions in Securities.............  11

11. Reporting Requirements ................................................  13

12. Certifications.........................................................  15

13. Independent Directors..................................................  15

14. Penalties and Sanctions................................................  16

15. Duties of the Code of Ethics Oversight Committee ....................... 16

16. Duties of the Code Administrator.......................................  16

17. Recordkeeping........................................................... 18

18. Amendments.............................................................. 19

                  1. INTRODUCTION AND PURPOSE OF THE CODE OF ETHICS.

          As an investment management firm, OppenheimerFunds, Inc., its affiliates and subsidiaries (collectively defined below as "OFI"), owe a fiduciary responsibility to our clients, including the Oppenheimer funds. Accordingly, OFI and every Employee of OFI owe those clients a duty of undivided loyalty. Our clients entrust us with their financial well-being and expect us to act in their best interests at all times. OFI seeks to maintain a reputation for fair dealing, honesty, candor, objectivity and unbending integrity by conducting our business on a set of shared values and principles of trust.

          This Code of Ethics ("Code") establishes standards of conduct expected of all Employees and addresses conflicts that arise from Employees' personal trading and other activities. EVERY EMPLOYEE OF OFI IS EXPECTED TO FULLY UNDERSTAND AND ADHERE TO THE POLICIES AND PROCEDURES SET FORTH IN THIS CODE. As each Employee must be aware, we work in a highly regulated industry and are governed by an ever-increasing body of federal, state, and international laws and numerous rules and regulations which, if not observed, can subject OFI and/or its Employees to regulatory sanctions.

          The investment companies for which OFI or Centennial Asset Management Corporation ("CAMC") acts as investment adviser (collectively referred to as the "Oppenheimer Funds"); (ii) OFI, CAMC, OFI's other subsidiaries or directly controlled affiliates that are registered investment advisers(1); and (iii) OppenheimerFunds Distributor, Inc. ("OFDI"), the principal underwriter of the Oppenheimer Funds (hereinafter, these entities are collectively referred to as "OFI"), have adopted this Code of Ethics ("Code") in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act"), or Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act").

          The Code is designed to establish procedures for the detection and prevention of activities by which persons having knowledge of the holdings, recommended investments and investment intentions of the Oppenheimer Funds, other investment companies and other clients for which OFI acts as adviser or sub-adviser (collectively, "Advisory Clients") may abuse their fiduciary duties, and otherwise to deal with the type of conflict of interest situations addressed by Rule 17j-1 and Rule 204A-1.

          Although the Code is intended to provide each Employee with guidance and certainty as to whether or not certain actions or practices are permissible, it does not cover every issue an Employee may face. In this regard, OFI also maintains other compliance-oriented policies and procedures (including among others, a separate Code of Conduct and a Policy Governing Dissemination of Fund Portfolio Holdings) that may be directly applicable to an Employee's specific responsibilities and duties. Nevertheless, this Code should be viewed as a guide for each


-----------------------

1 As of the date of adoption of this Code, in addition to CAMC, the other subsidiaries and directly controlled affiliates of OFI (for purposes of this Code) include: OFI Institutional Asset Management, Inc.; HarbourView Asset Management Corporation, Trinity Investment Management Corporation; OFI Private Investments, Inc., and Oppenheimer Real Asset Management, Inc.

Employee and OFI with respect to how we jointly must conduct our business to live up to our guiding tenet that the interests of our clients and customers must always come first.

          If you have any questions about this Code, you should discuss them with the Code Administrator as soon as possible to ensure that you remain in compliance with the Code at all times. In the event that any provision of this Code conflicts with any other OFI policy or procedure, the provisions of this Code shall apply. Please understand that you are expected to adhere to all company policies at all times.

          ALL OFI EMPLOYEES ARE EXPECTED TO READ THE CODE CAREFULLY AND OBSERVE AND ADHERE TO ITS GUIDANCE AT ALL TIMES. All OFI Employees have an obligation to provide notice to the Code Administrator on a timely basis if there is a change to their duties, responsibilities or title which affects their reporting status under this Code.

               2. STATEMENT OF GENERAL PRINCIPLES. In general, every Employee must observe the following fiduciary principles with respect to his or her personal investment activities:

               (a) At all times, each Employee must place the interests of Advisory Clients first;

               (b) All personal securities transactions of each Employee must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the Employee's position of trust and responsibility; and

               (c) No Employee should take inappropriate advantage of his or her position at OFI.

               3. STANDARDS OF BUSINESS CONDUCT

          The specific provisions and reporting requirements of this Code are concerned primarily with those investment activities of an Access Person (as defined below) who may benefit from or interfere with the purchase or sale of portfolio securities by Advisory Clients. However, all Employees are prohibited from using information concerning the investment intentions of Advisory Clients, or the Employees' ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Advisory Client. In this regard, each Employee also should refer to the separate Code of Conduct which governs certain other activities of Employees. In addition to this Code and the separate Code of Conduct, all Employees must comply with the following general standards of business conduct.

               (a) COMPLIANCE WITH LAWS AND REGULATIONS. All Employees must comply with all federal, state and local laws, rules and regulations applicable to the business or operations of OFI, including, but not limited to, the federal securities laws.2 In particular,

-------------------

2        For  purposes  of this  Code,  "f  ederal  securities  laws " means the
         Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act (privacy), any rules adopted by the Commission under any of these statutes, the

Employees (including all Access Persons) are not permitted, in connection with the purchase or sale, directly or indirectly, of a Security Held or to Be Acquired by an Advisory Client, to:

                    (i) employ any device,  scheme or  artifice to defraud  such
               Advisory Client;

                    (ii) make to such Advisory Client any untrue  statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                    (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Advisory Client; or

                    (iv) engage in any  manipulative  practice  with  respect to such Advisory Client.

               (b) CONFLICTS OF INTEREST. As a fiduciary, OFI has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. All Employees must try to avoid situations that have even the appearance of conflict or impropriety. (See also the section titled "Conflicts of Interests" in the separate Code of Conduct.)

               (c) CONFLICTS AMONG CLIENT INTERESTS. Conflicts of interest may arise when OFI or its Employees have reason to favor the interests of one client over another client (E.G., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which Employees have made material personal investments, accounts of close friends or relatives of Employees). Such inappropriate favoritism of one client over another client would constitute a breach of fiduciary duty and is expressly prohibited. (See also the section titled "Conflicts of Interests" in the separate Code of Conduct.)

               (d) COMPETING WITH CLIENT TRADES. All Employees are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. This means that no Employee may purchase or sell a security for his or her personal account with actual knowledge that an order to buy or sell the same security has been made for an Advisory Client or is being considered for an Advisory Client until such information is made publicly available. Conflicts raised by personal securities transactions also are addressed more specifically in Sections 7-10 of this Code.

               (e)  CONFIDENTIALITY  OF  ADVISORY  CLIENT  TRANSACTIONS.   Until
disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning

--------------------

     Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury (anti-money laundering).

Securities "Being Considered for Purchase or Sale" by any Advisory Client shall be kept confidential by all Employees and disclosed by them only on a need to know basis in accordance with Policy Governing Dissemination of Fund Portfolio Holdings (as attached in Appendix A) or any other related policies adopted by OFI from time to time . (See also the section titled "Confidentiality" in the separate Code of Conduct.)

               (f) DISCLOSURE OF OPPENHEIMER  FUNDS  PORTFOLIO  HOLDINGS.  Until
publicly disclosed, an Oppenheimer Fund's portfolio holdings are proprietary, confidential business information. All Employees are subject to OFI's and the Funds' separate "Policy Governing Dissemination of Fund Portfolio Holdings" (attached as Appendix A hereto) which sets forth the conditions under which an Employee may disclose information about an Oppenheimer Fund's portfolio holdings. In general, the policy is designed to assure that information about portfolio holdings is distributed in a manner that conforms to applicable laws and regulations and to prevent that information from being used in a manner that could negatively affect a fund's investment program or otherwise enable third parties to use that information in a manner that is not in the best interests of a Fund. Generally, any non-public portfolio holding information may only be distributed pursuant to a confidentiality agreement approved by OFI's Legal Department.

               (g) INSIDER TRADING. All Employees are subject to OFI's separate insider trading policies and procedures which are considered an integral part of this Code (attached as Appendix B to this Code). In general, all Employees are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information. Employees are also prohibited from communicati ng material nonpublic information to others in violation of the law.

               (h) PERSONAL SECURITIES TRANSACTIONS. All Employees must strictly comply with OFI's policies and procedures regarding personal securities transactions. As explained in further detail throughout this Code, the Code sets forth the certain standards for personal trading by persons subject to its provisions. For example, no Employee may purchase or sell a security for his or her personal account with actual knowledge that an order to buy or sell the same security has been made for an Advisory Client or is being considered for an Advisory Client until such information is made publicly available. In general, persons who may have greater access to investment and trading information (I.E., Access Persons and Investment Persons) are subject to greater restrictions on their trading. (See also the section titled "Personal Investing" in the separate Code of Conduct.)

               4. DEFINITIONS - As used herein: (

          a) "ADVISORY CLIENT" means any Oppenheimer Fund, other investment company or other client for which OFI act as adviser or sub-adviser.

          (b) "ACCESS PERSON" means any officer, director, general partner, Investment Person, trustee or certain other Employees (as described immediately below) of: OFI, OFDI, CAMC, OFI Institutional Asset Management, Inc.;
HarbourView Asset Management Corporation, Trinity Investment Management Corporation; OFI Private Investments, Inc., Oppenheimer Real Asset Management, Inc., any of the Oppenheimer Funds, any other entity adopting this Code; or any persons directly controlled by OFI who directly or indirectly control (as defined in the 1940 Act) the activities of such persons.

          An Access Person also means any natural person in a control (as defined in the 1940 Act) relationship to any Oppenheimer Fund or OFI (or any company in a control relationship to an Oppenheimer Fund or OFI) who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund.

          Notwithstanding the definitions above, for purposes of the reporting requirements under Section 11 of this Code, an "Independent Director" (or a non-independent director who is not otherwise an employee of OFI or an Access Person) of an Oppenheimer Fund is NOT considered an Access Person.

          An Employee is an Access Person if:

                    (i) in  connection  with  his or her  regular  functions  or duties, that Employee makes, participates, in or obtains information regarding, the purchase or sale of a Security by an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

                    (ii) the Employee has access to timely information  relating to investment management activities, research and/or client portfolio holdings and those who in the course of their employment regularly receive access to trading activity of Advisory Clients; or

                    (iii) the Employee has been  notified in writing by the Code
               Administrator (or a designee) that the Employee has been designated as an Access Persons by the Code Administrator by virtue of the nature of the Employee's duties and functions.

          (c) "BENEFICIAL INTEREST" means any interest by which an Access Person, or any Family Member living in the same household as an Access Person, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a Security, except such interests as a majority of the Independent Directors of the affected Oppenheimer Fund(s) shall determine to be too remote for the purpose of this Code of Ethics.

          For purposes of this definition and the Code, "Family Member" shall include: grandparents, parents, mother-in-law or father-in-law; husband, wife or domestic partner (whether registered or unregistered under applicable law); brother, sister, brother-in-law, sister-in-law, son-in-law or daughter-in-law; children (including step and adoptive relationships); and grandchildren. In a situation in which the status of a "Family Member" is in question, such person shall be presumed to be a "Family Member" for purposes of this Code. It is the Employee's burden to affirmatively prove to the Code Administrator that the other person at issue is not a "Family Member" within this definition.

          (d) "CAMC" means Centennial Asset Management Corporation.

          (e) "CODE ADMINISTRATOR" is the person appointed by OFI as responsible for the day-to-day administration of the Code.

          (f) "CODE OF CONDUCT" is a separate set of guidelines that defines the standards to which all Employees of OFI and its subsidiaries and affiliates are expected to adhere during the course of their employment with, and when conducting business on behalf of, OFI.

          (g) "CODE OF ETHICS OVERSIGHT COMMITTEE" is the committee of persons nominated by OFI and having the responsibilities described in sections 14 and 15 of this Code. The membership of the Code of Ethics Oversight Committee shall consist of the: members of the board of directors of OFI, General Counsel of OFI, Chief Investment Officer of OFI, and Chief Compliance Officer (if not also serving as the Code Administrator) of the Oppenheimer Funds and of OFI, and/or their designees.

          (h)  "EMPLOYEE"   means  any  person  deemed  to  be  an  employee  or
"supervised person" of OFI for purposes of the Advisers Act.

          (i) "INDEPENDENT DIRECTOR" means any director or trustee of an Oppenheimer Fund who is not an "interested person" (as that term is defined by Section 2(a)(19) of the 1940 Act) of the Fund. Notwithstanding the definition of an Access Person above, for purposes of this Code, an Independent Director is NOT considered an Access Person.

          (j) "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended ("1933 Act"), the issuer of which immediately before the registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

          (k) "INVESTMENT PERSON" means an Access Person who is (1) a Portfolio Manager, (2) a securities analyst or trader who provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions, (3) any other person who, in connection with his or her duties, makes or participates in making recommendations regarding an Advisory Client's purchase or sale of securities, (4) any Employee who works directly with a Portfolio Manager or in the same department as the Portfolio Manager or (5) any natural person in a control relationship to an Oppenheimer Fund or OFI who obtains information concerning recommendations made to the Oppenheimer Fund with regard to the purchase or sale of Securities by the Oppenheimer Fund.

          In addition to the above definitions, an Employee is an "Investment Person" if the Employee has been notified in writing by the Code Administrator (or a designee) that the Employee has been designated as an "Investment Person" by the Code Administrator by virtue of the nature of the Employee's duties and functions.

          (l) "OFI" means any Oppenheimer Fund, Oppenheimer Funds, Inc., Centennial Asset Management Corporation ("CAMC"), OFI's other subsidiaries or directly controlled affiliates that are registered investment advisers, including OFI Institutional Asset Management, Inc.; HarbourView Asset Management Corporation, Trinity Investment Management Corporation; OFI Private Investments, Inc. Tremont Capital Management, Inc., Oppenheimer Real Asset Management, Inc., and OppenheimerFunds, Distributor, Inc.

          (m) "OPPENHEIMER FUND" means any investment company registered under the 1940 Act for which OFI or CAMC serves as the investment adviser or for which OFDI serves as the principal underwriter.

          (n) "PERSONAL ACCOUNT" means any account owned by, or in which a Beneficial Interest is owned, in the name of an OFI Employee or Access Person or any account in which an Employee or Access Person has any direct or indirect Beneficial Interest.

          (o)  "PORTFOLIO   MANAGER"  means  a  Access  Person  who  has  direct
responsibility and authority to make investment decisions affecting a particular Advisory Client.

          (p) "PRIVATE PLACEMENT" means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the 1933 Act or pursuant to rules 504, 505 or 506 under the 1933 Act.

          (q) "SECURITY" means generally any investment, instrument, asset or holding in which an Advisory Client invests, or may consider investing.

         Among other things, a "Security" includes any note, stock, treasur y stock, security future, financial futures contract or option thereon, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a "Security" in the Code shall include any warrant for, option in, or security or other instrument immediately convertible into or whose value is derived from that "Security" and any instrument or right which is equivalent to that "Security."

         The term "Security" specifically includes any shares issued by an investment company, but for purposes of this Code, excludes shares issued by money market funds that comply with Rule 2a-7 under the 1940 Act.

          (r) "SECURITY HELD OR TO BE ACQUIRED" by an Advisory Client means any Security that, within the most recent 15 days (i) is or has been held by the Advisory Client or (ii) is being considered by the Advisory Client or its investment adviser for purchase by the Advisory Client. A "Security Held or to Be Acquired" also includes any option to purchase or sell, and any security convertible into or exchangeable for, a Security.

          (s) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" from the time an order is given by or on behalf of the Portfolio Manager to the order room of an Advisory Client until the time all orders with respect to that security are completed or withdrawn.

          (t) "SUB-ADVISER" means an investment adviser that acts as an investment sub-adviser to a portfolio advised by OFI and is not affiliated with OFI.

               5. ALL EMPLOYEES--RESTRICTIONS ON OUTSIDE BUSINESS ACTIVITIES

               No Employee may serve as a director, trustee, officer, owner or partner of any other business organization, with or without compensation, without prior written approval of the General Counsel of OFI. An Employee may serve without compensation as a director, trustee, officer or representative of a non-profit organization (E.G., school board, hospital, professional or social organization) without prior approval if there is no conflict of interest with the Employee's duties to OFI Company. These positions should be reported to the Employee's department manager. The department manager should notify the Code Administrator of such reports no less than quarterly. (See also the section titled "Conflicts of Interests" in the separate Code of Conduct.)

               6. ALL EMPLOYEES--RESTRICTIONS ON GIFTS FROM BUSINESS ASSOCIATES

               All Employees are subject to OFI's separate Gift Policy which is considered an integral part of this Code (attached as Appendix C to this Code). In general, no Employee may accept gifts or anything else of more than a nominal amount in value (not exceeding $100 per individual on an annual basis) from any person or entity that does business with or on behalf of OFI or an Advisory Client.

               7. ALL EMPLOYEES--INVESTMENTS IN OPPENHEIMER FUNDS.

               (a) Any Employee who holds shares of Oppenheimer Funds must hold those shares in an account identified as an "OFI 401(k) account," "OFI Retirement account," "OFI Deferred Compensation account" or "OFI Employees Account." Notwithstanding the sentence above, an Employee with a Personal Account with A.G. Edwards may hold shares of the Centennial money market funds if selected as the Employee's "sweep account" option for those specific accounts.

               (b) Any Employee who holds shares of Oppenheimer Funds in other types of accounts must arrange to transfer those holdings into one of the accounts described above. Notwithstanding this requirement, an Employee who holds shares in Oppenheimer Funds in a retirement account or other qualified retirement account with another employer that cannot be transferred to one of the accounts identified above (or in an A.G. Edwards account as discussed above) is not required to transfer those shares to one of the accounts identified above PROVIDED the Employee provides a written explanation to the Code Administrator describing the circumstances that prevent him or her from transferring the shares.

               (c) OFI's policy is to prevent  disruptive  short-term trading in the Oppenheimer Funds. Accordingly, when purchasing, exchanging, or redeeming shares of Oppenheimer Funds, all Employees must comply in all respects with the policies and standards set forth in the funds' prospectuses, including specifically the restrictions on market timing activities, exchanges and redemption policies.

               (d) Any Employee who redeems shares of an Oppenheimer Fund purchased within the preceding 30 days (a "short-term trade") must report that short-term trade to the Code Administrator no more than two business days after the redemption. The Employee may be required to relinquish any profit made on a short-term trade and will be subject to disciplinary action if the Employee fails to report the short-term trade or the Code Administrator determines that the short-term trade was detrimental to the interests of the Oppenheimer Fund or its shareholders. For purposes of this paragraph, a redemption includes a redemption by any means, including an exchange from the Fund.

               This policy does not cover  purchases,  redemptions  or exchanges
(i) into or from money market funds, or (ii) effected on a regular periodic basis by automated means, such as 401(k) purchases or monthly redemptions to a checking or savings account.

               8. REQUIREMENTS FOR PERSONAL ACCOUNTS FOR ACCESS PERSONS

               (a) ACCESS PERSONS--PERSONAL TRADING ACCOUNTS. All Access Persons may maintain Personal Accounts with the broker, dealer or bank of their choice, provided the broker, dealer or bank is able to provide copies of the Access Persons' account statements to the Code Administrator no less than quarterly and such statements are being provided. However, the Code of Ethics Oversight Committee reserves the right in its sole discretion to require such Access Persons to maintain their Personal Accounts with broker-dealers designated by the Committee or to prohibit Access Persons from maintaining their Personal Accounts with specified broker-dealers.

               The requirements of this section do not apply to Personal Accounts in which Access Persons hold shares of an Oppenheimer Fund. (Please see
Section 7.)

               9. ACCESS PERSONS--PROHIBITED TRANSACTIONS IN SECURITIES

               (NOTE: Any profits realized on trades prohibited by this Section 9 shall be subject to disgorgement.)

               In addition to the prohibitions or restrictions imposed on all Employees as set forth in the prior sections, an Access Person is further prohibited from:

          (a) purchasing any Security in an Initial Public Offering or Private Placement, without pre-approval from the Code Administrator. If an Access Person seeks pre-approval for the acquisition of a Security in a Private Placement or an Initial Public Offering, the Access Person shall set forth in detail the rationale for the transaction.

          (b) purchasing or selling any interest in a collective investment vehicle that is exempt from registration under the 1933 Act, including, but not limited to, hedge funds, private funds or similar investment limited partnerships, without pre-approval from the Code Administrator;

          (c) selling a security short, except a short sale as a hedge against a long position in the same security if such short sale has been pre-approved by the Code Administrator; and

          (d) purchasing or selling in his or her Personal Account options or futures, other than options and futures related to broad-based indices, U.S. Treasury securities, currencies and long portfolio positions in the same or a substantially similar security.

          (e)  TRANSACTIONS  EXEMPT  FROM  THESE  PROHIBITIONS.   The  following
transactions by Access Persons are exempt from the  prohibitions of this Section
9:

                    (i) Purchases or sales of Securities made in a Personal Account over which an Access Person has no direct or indirect influence or control, such as Personal Accounts managed by a third party over which such Access Person has no investment discretion;

                    (ii) Involuntary purchases or sales of Securities in a Personal Account, such as Securities received pursuant to a dividend reinvestment plan or a stock split or through a gift or bequest; or

                    (iii) Purchases of Securities in a Personal Account that result from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights.

          (f) LENGTH OF PRE-APPROVALS. Pre-approval remains in effect until the end of the next business day on which such pre-approval is granted or as otherwise specified by the Code Administrator.

               10. INVESTMENT PERSONS--PROHIBITED TRANSACTIONS IN SECURITIES.

               NOTE: Any profits realized on trades prohibited by this Section 10 shall be subject to disgorgement.

          (NOTE: EVERY INVESTMENT PERSON ALSO IS AN ACCESS PERSON AND REMAINS SUBJECT TO THE PROHIBITIONS IN THE PREVIOUS SECTIONS.) Certain Access Persons may have greater access to Advisory Clients' information and there is an increased risk that those Access Persons may benefit from or interfere with the purchase or sale of portfolio securities by Advisory Clients. Accordingly, it is necessary to further categorize those persons as "Investment Persons" and to impose the following additional restrictions on personal trading by Investment
Persons:

               (a) Each Investment Person must obtain pre-approval of all Securities transactions in his or her Personal Account, except the following:

                    (i) Purchases or sales of Securities made in a Personal Account over which the Investment Person has no direct or indirect influence or control, such as Personal Accounts managed by a third party over which such Investment Person has no investment discretion.

                    PROVIDED,  HOWEVER,  that for  purposes  of this  subsection
               10(a)(i), the Investment Person claiming to have no direct or indirect influence or control over such a Personal Account, must first provide a written explanation to the Code Administrator describing the circumstances of the Personal Account and reasons why the Investment Person believe he or she does not have direct or indirect influence or control (I.E., no investment discretion) over that Personal Account and that he or she does not provide any investment advice or suggestions with respect to the Personal Account. The Code Administrator, however, reserves the right to require pre-approval of such a Personal Account. (NOTE: Any Personal Account covered by the provisions of this subsection 10(a)(i) remains subject to the reporting requirements in Section 11.)

                    (ii) Shares of any open-end Oppenheimer Fund that the Investment Person does not serve in the capacity, or perform the functions that warrant him or her to be identified as an Investment Person;

                    (iii) Shares of any non-Oppenheimer fund that is an open-end investment company, except: (a) an open-end investment company for which OFI serves as the investment sub-adviser and for whom the Investment Person does not serve in the capacity, or perform the functions, that warrant him or her to be identified as an Investment Person; and (b) open-end investment companies that are traded on an exchange (including SPDRs, QQQs, iShares and other exchange-traded funds that are organized as open-end investment companies);

                    (iv) Securities issued by the U.S. government, its agencies, instrumentalities and government-sponsored enterprises;

                    (v) Bankers' acceptances, bank certificates of deposit, commercial paper, and short-term debt instruments (including repurchase agreements), provided such debt instruments have a maturity at the date of issuance of less than 366 days are and rated in one of the two highest rating categories by a nationally recognized statistical rating organization; (vi) Involuntary purchases or sales of Securities in a Personal Account, such as Securities received pursuant to a dividend reinvestment plan or a stock split or through a gift or bequest; or

                    (vii) Purchases of Securities in a Personal Account that result from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights; or

               (b) No Investment Person may purchase or sell any Security for his or her Personal Account within fifteen (15) calendar days before or fifteen
(15) calendar days after the same Security is purchased or sold by an Advisory Client for whom the Investment Person serves in the capacity, or performs the functions, that warrant him or her to be identified as an Investment Person. Provided however, the Code Administrator may exclude from this provision trades for an Advisory Client that are programmatic in nature and do not represent a substantive investment decision with respect to any particular Security (E.G., a program trade to sell pro-rata portions of each Security in an Advisory Client's portfolio). The Code Administrator shall maintain a record of such transactions.

               (c) No Investment Person may purchase and sell, or sell and purchase, in his or her Personal Account any Security within any period of sixty
(60) calendar days,  except:

                    (i) the  instruments  listed in Section 9, provided they are used for BONA FIDE hedging purposes and the trade has been pre-approved by the Code Administrator; or

                    (ii) a  Security  sold  at a loss,  if the  trade  has  been pre-approved by the Code Administrator.

               If an Investment  Person  obtains  pre-approval  pursuant to this
Section 10 for a transaction in a Security, and a transaction in the same Security for an Advisory Client for which that Investment Person acts as an Investment Person takes place within a period of fifteen (15) calendar days following the Investment Person's transaction, the Investment Person's transaction may be reviewed further by the Code of Ethics Oversight Committee to determine the appropriate action, if any. For example, the Committee may recommend that the Investment Person be subject to a price adjustment to ensure that he or she did not receive a better price than the Advisory Client.

               (d) No Investment Person may purchase any Security in an Initial Public Offering or Private Placement, without pre-approval from the Code Administrator. If an Investment Person seeks pre-approval for the acquisition of a Security in a Private Placement or an Initial Public Offering, the Investment Person shall set forth in detail the rationale for the transaction.

               Any Investment Person who has purchased a Security in a Private Placement or an Initial Public Offering for his or her Personal Account must disclose that investment to the Code Administrator before he or she participates in the subsequent consideration of an investment in Securities of the same or a related issuer for an Advisory Client. An independent review of the proposed investment by the Advisory Client shall be conducted by Investment Persons who do not have an interest in the issuer and by the Code Administrator.

               (e) LENGTH OF PRE-APPROVALS. Pre-approval remains in effect until the end of the next business day on which such pre-approval is granted or as otherwise specified by the Code Administrator.

               11. REPORTING REQUIREMENTS

               (a) Each Access Person shall arrange for duplicate copies of confirmations of all transactions and/or periodic account statements of all Personal Accounts to be sent directly to the Code Administrator.

               (b) Quarterly Reports. Each Access Person must report in writing to the Code Administrator, within 30 days after the end of each calendar quarter, all transactions in Securities occurring in the quarter in his or her Personal Account. (See Appendix D for a form of the Report.) If there were no such transactions, the report should so state.

               An Access Person is deemed to be in compliance with these reporting requirements if all the information so required is contained in trade confirmations and/or periodic account statements previously provided to the Code Administrator for the time period covered by the quarterly report.

               (c) Each quarterly report must contain the following information with respect to each reportable transaction:

                    (i) Name(s) in which the Personal  Account is registered and the date the Personal Account was established;

                    (ii) Date and nature of the transaction  (purchase,  sale or any other type of acquisition or disposition);

                    (iii) Title,  number of shares,  principal amount,  interest rate and maturity (if applicable) of each Security and the price at which the transaction was effected;

                    (iv) Name of the broker, dealer or bank with or through whom the Account was established or through which the transaction was effected; and

                    (v) The date the report is submitted.

               (d) Initial and Annual Reports. All Access Persons shall, within 10 days after becoming an Access Person, and at least annually thereafter, provide a written holdings report to the Code Administrator with the following information (such information to be current as of a date no more than 45 days before the report is submitted) (See Appendix D for a form of the Report):

                    (i) Name(s) in which the Personal  Account is registered and the date the Personal Account was established;

                    (ii) Title,  number of shares,  principal  amount,  interest rate and maturity (as applicable) of each security held in the Personal Account;

                    (iii) Name of the broker, dealer or bank with which the Personal Account is maintained; and

                    (iv) The date the report is submitted.

               (e) Reports submitted pursuant to this Code may contain a statement that the report is not to be construed as an admission that the Access Person has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

               (f) SECURITIES EXEMPT FROM REPORTING REQUIREMENTS. Holdings of and transactions in the following types of Securities are exempt from the reporting requirements of the Code, and duplicate copies of confirmations and periodic statements of Personal Accounts in which only the following types of Securities may be held do not have to be reported to the Code Administrator:

                    (i) Involuntary purchases or sales of Securities in a Personal Account, such as Securities received pursuant to a dividend reinvestment plan or a stock split or through a gift or bequest; or

                    ii) Purchases of Securities in a Personal Account that result from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights.

                    (iii)  Securities  issued  by  the  U.S.   government,   its
               agencies, instrumentalities and government-sponsored enterprises;

                    (iv) Bankers'  acceptances,  bank  certificates  of deposit, commercial paper, short-term debt instruments (including repurchase agreements) provided such debt instruments have a maturity at the date of issuance of less than 366 days and are rated in one of the two highest rating categories by a nationally recognized statistical rating organization; or

                    (v) Shares of any  non-Oppenheimer  fund that is an open-end investment company, except an open-end investment company for which OFI serves as the investment sub-adviser.

               12. CERTIFICATIONS

               (a) All Employees and Access Persons shall acknowledge that they have received the Code of Ethics and recognize that they are subject to its requirements.

               (b) All Access Persons shall certify at least annually that they have read and understand the Code of Ethics, recognize that they are subject to its requirements and have complied with the requirements of the Code of Ethics.

               (c) All Access Persons shall certify annually that they have reported all transactions in and holdings of Securities in Personal Accounts required to be reported pursuant to the Code.

               13. INDEPENDENT DIRECTORS

          An Independent Director (or any non-Independent Director who is not otherwise an Employee of OFI or an Access Person) is required to report only those transactions in his or her Personal Account in a Security (excluding, for purposes of this subparagraph, open-end Oppenheimer Funds) that at the time such Director knew, or in the ordinary course of fulfilling his or her duties should have known, was purchased or sold or was Being Considered for Purchase or Sale by an Advisory Client during the fifteen (15) calendar day period immediately before or after the date of the Independent Director's transaction. No report will be required for any quarter in which an Independent Director has only exempt transactions to report.

               (a) Sanctions for any violation of this Code of Ethics by an Independent Director of an Oppenheimer Fund will be determined by a majority vote of other Independent Directors of such Fund.

               14. PENALTIES AND SANCTIONS

               (a) Any profits realized on trades prohibited by Sections 8-10 shall be subject to disgorgement.

               (b) Any violation of this Code shall be subject to the imposition of such sanctions by the Code Administrator as the Code Administrator deems appropriate under the circumstances to achieve the purposes of this Code, provided, however, if the sanctions includes suspension or termination of employment , such suspension or termination must be approved by the Code of Ethics Oversight Committee.

               Such sanctions may include, but will not necessarily be limited to, one or more of the following: a letter of censure; restitution of an amount equal to the difference between the price paid or received by the affected
Advisory Client(s) and the more advantageous price paid or received by the offending person; the suspension or termination of personal trading privileges; or the suspension or termination of employment.

               (c) OFI reserves the right to take any legal action it deems appropriate against any Employee who violates any provision of this Code and to hold Employees liable for any and all damages (including, but not limited to, all costs and attorney fees) that OFI may incur as a direct or indirect result of any such Employee's violation of this Code or related law or regulation.

               (d) REVIEW PROCESS. An Employee may request review by the Code of Ethics Oversight Committee of a decision or determination made by the Code Administrator pursuant to this Code. The Committee, in its sole discretion, may elect to consider or reject the request for review.

               15. DUTIES OF THE CODE OF ETHICS OVERSIGHT COMMITTEE

               The Code of Ethics Oversight Committee is responsible for establishing policies and procedures for the administration of the Code, considering and approving amendments to the Code, and reviewing and considering any decisions made by the Code Administrator upon request of an Employee or involving suspension or termination of employment. The Committee may be assisted by counsel in fulfilling its duties if deemed appropriate.

               16. DUTIES OF THE CODE ADMINISTRATOR

               The Code Administrator shall have the following responsibilities:

               (a) Maintaining a current list of the names of all Access Persons and Investment Persons with an appropriate description of their title or employment;

               (b) Furnishing all Employees and Access Persons with a copy of this Code and initially and periodically informing them of their duties and obligations thereunder;

               (c) Designating, as desired, appropriate personnel to review transaction and holdings reports submitted by Access Persons;

               (d) Reviewing and considering pre-approval requests from Access Persons and Investment Persons and setting forth in detail the rationale for any approvals granted to such Access Persons or Investment Persons;

               (e) Maintaining or supervising the maintenance of all records required by this Code;

               (f) Preparing listings of all transactions effected by any Access Person within fifteen (15) days of the date on which the same security was held, purchased or sold by an Advisory Client;

               (g) Issuing any interpretation of this Code that may appear consistent with the objectives of this Code;

               (h) Conducting such investigations, including scrutiny of the listings referred to in this Section 17(f) above, as shall reasonably be required to detect and report any apparent violations of this Code to the Code of Ethics Oversight Committee and to the Directors of the affected Oppenheimer Funds;

               (i) Submitting a quarterly report to the Board of Directors of each potentially affected Oppenheimer Fund of any violations of this Code and the sanction imposed as a result; any transactions suggesting the possibility of a violation; any interpretations issued by and any exemptions or waivers found appropriate by the Code Administrator; and any other significant information concerning the appropriateness of this Code.

               (j) Submitting a written report at least annually to the Board of Directors of each Oppenheimer Fund that:

                    (i) describes any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;

                    (ii) summarizes existing procedures concerning personal investing and any changes in the procedures made during the previous year;

                    (iii) identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations;

                    (iv) reports with respect to the implementation of this Code through orientation and training programs and on-going reminders; and

                    (v) certifies that the each Oppenheimer Fund, OFI, CAMC, any
               OFI subsidiary or directly-controlled affiliate (as applicable), and OFDI, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                    17. RECORDKEEPING

               The Code Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

               (a) A copy of any Code adopted pursuant to Rule 17j-1 under the 1940 Act or Rule 204A-1 under the Advisers Act which has been in effect during the most recent five (5) year period;

               (b) A record of any violation of any such Code, and of any action taken as a result of such violation, within five (5) years from the end of the fiscal year of OFI in which such violation occurred;

               (c) A copy of all written acknowledgements by Access Persons during the most recent five (5) year period;

               (d) A copy of each report made by a Access Person, as well as trade confirmations and/or account statements that contain information not duplicated in such reports, within five (5) years from the end of the fiscal year of OFI in which such report is made or information is provided, the first two (2) years in an easily accessible place;

               (e) A copy of each report made by the Code Administrator within five (5) years from the end of the fiscal year of OFI in which such report is made or issued, the first two (2) years in an easily accessible place;

               (f) A list, in an easily accessible place, of all persons who are, or within the most recent five (5) year period have been Access Persons or were required to make reports pursuant to Rules 17j-1 and 204A-1 and this Code or who are or were responsible for reviewing these reports; and

               (g) A record of any decision, and the reasons supporting the decision, to permit an Access Person or Investment Person to acquire a Private Placement or Initial Public Offering security, for at least five (5) years after the end of the fiscal year in which permission was granted.

               18. AMENDMENTS

               The Code of Ethics Oversight Committee may amend the Code of Ethics as necessary or appropriate to achieve the purposes of Rules 17j-1 and 204A-1. Any material changes to this Code must be approved by the Board of Directors of each Oppenheimer Fund, including a majority of the Independent Directors, within six months after the change has been adopted by OFI.

Dated as of: February 1, 2005


                                       ADOPTED BY THE BOARD OF TRUSTEES/BOARD I



                                        /s/Robert G. Zack
                                       -------------------------------
                                       Robert G. Zack, Secretary


                                       ADOPTED BY THE BOARD OF TRUSTEES/BOARD II


                                        /s/Robert G. Zack
                                       -------------------------------
                                       Robert G. Zack, Secretary


                                      ADOPTED BY THE BOARD OF TRUSTEES/BOARD III


                                        /s/Robert G. Zack
                                       -------------------------------
                                       Robert G. Zack, Secretary

                                      ADOPTED BY THE BOARD OF TRUSTEES/BOARD IV


                                        /s/Robert G. Zack
                                       -------------------------------
                                       Robert G. Zack, Secretary


                                       ADOPTED BY OPPENHEIMERFUNDS, INC.


                                       /s/Robert G. Zack
                                       -----------------------------------
                                       Robert G. Zack, Executive Vice President
                                       & General Counsel

                                       ADOPTED BY OPPENHEIMERFUNDS DISTRIBUTOR,
                                       INC.


                                        /s/ Kathleen T. Ives
                                        --------------------------------------

                                       Kathleen T. Ives, Vice President &
                                       Assistant Secretary


                                       ADOPTED BY CENTENNIAL ASSET MANAGEMENT
                                        CORPORATION


                                       /s/Robert G. Zack
                                       ----------------------------
                                       Robert G. Zack, General Counsel


                                       ADOPTED BY OPPENHEIMER REAL ASSET
                                        MANAGEMENT, INC.

                                       /s/Robert G. Zack
                                       ----------------------------
                                       Robert G. Zack, Director


                                       ADOPTED BY OFI INSTITUTIONAL ASSET
                                         MANAGEMENT, INC.

                                       /s/Robert G. Zack
                                       ----------------------------
                                       Robert G. Zack, Senior Vice President &
                                       General Counsel


                                       ADOPTED BY HARBOURVIEW ASSET MANAGEMENT
                                         CORPORATION

                                       /s/Robert G. Zack
                                       ----------------------------
                                       Robert G. Zack, Senior Vice President &
                                       General Counsel


                                       ADOPTED BY TRINITY INVESTMENT
                                         MANAGEMENT, INC.


                                       /s/ Charles L. McKenzie
                                       --------------------------
                                       Charles L. McKenzie, President,
                                       Chairman and Director


                                       ADOPTED BY OFI PRIVATE INVESTMENTS, INC.


                                        /s/Robert G. Zack
                                       ----------------------------
                                       Robert G. Zack, Senior Vice President,
                                       General Counsel and Director

                              INDEX OF APPENDICES


Appendix A:      Policy Governing Dissemination of Fund Portfolio Holdings
                 (available on OPnet)
Appendix B:      Statement of Policy and Procedures Designed to Detect and
                 Prevent Insider Trading (available on OPnet)

Appendix C:      Gift Policy (available on OPnet)

Appendix D:      Reporting Forms (available on OPnet)

                                 Exhibit p(xi)

[GRAPHIC OMITTED]


                                CODE OF CONDUCT
            -------------------------------------------------------
                                    MAY 2005

[MELLON GRAPHIC OMITTED]


Dear Employee:

Mellon has a long, proud history and a well-deserved reputation for doing business with integrity. Maintaining that reputation for honesty and accountability, and thereby serving all of our constituents well, is essential to achieving our goal of becoming the best performing financial services company. And it is the responsibility of every Mellon employee.

Guiding our day-to-day business dealings are our Shared Values of INTEGRITY, TEAMWORK and EXCELLENCE, which underscore our commitment to a work environment that fosters respect for all employees and help us deliver on the Mellon Promise to customers around the world.

To help you make the right decisions when ethical situations arise in the normal course of business, Mellon offers a number of valuable resources for information and support. These include the CODE OF CONDUCT, SECURITIES TRADING POLICY, SENIOR FINANCIAL OFFICERS CODE OF ETHICS, and various Corporate Policies and Procedures. These policies apply to all Mellon employees and provide guidance to you regarding the business conduct standards you are expected to follow. Additionally, you have a resource in Mellon's Ethics Office. Their mission is to help you when you need guidance applying these policies and to provide a confidential resource to help resolve business situations where there may be concerns over conduct consistent with our Shared Values.

Every employee is responsible for speaking up when they see something wrong. You can do so by calling the MELLON ETHICS HELP LINE or the ETHICSPOINT(R) REPORT LINE. Toll free lines are established in nearly every country around the world where Mellon has employees. The numbers are included in the CODE OF CONDUCT and posted on the Ethics Website. You can also e-mail the Ethics Office at ethics@mellon.com or visit www.ethicspoint.com to report concerns. Calls can be anonymous and confidential. Our customers and shareholders expect Mellon and all of its employees to conduct business activities not only in full compliance with all laws and regulations, but also in accordance with the highest possible standards of ethical conduct. Together we can continue a tradition of excellence begun more than 130 years ago.


Martin G. McGuinn
Chairman and Chief Executive Officer

TABLE OF CONTENTS
                                                                         Page #
INTRODUCTION...........................................................       1

YOUR RESPONSIBILITIES..................................................       2

OBEYING LAWS AND REGULATIONS...........................................     3-5
   Criminal Laws.......................................................       3
   Anticompetitive Activities..........................................     3-4
   Illegal Use of Corporate Funds.................... .................       4
   Equal Employment Opportunity Laws...................................       5
   Drug Free Workplace.................................................       5

AVOIDING CONFLICTS OF INTEREST.........................................     5-9

   Investment Decisions................................................       5
      Investments That Require Approval................................       6
   Self-Dealing........................................................       6
   Monitoring Outside Activities.......................................       6
      Limiting Outside Employment......................................       6
      Purchasing Real Estate...........................................       7
      Accepting Honoraria..............................................       7
      Accepting Fiduciary Appointments.................................       7
      Participating in Civic Affairs...................................       7
      Serving as an Outside Director or Officer........................     7-8
      Participating in Political Activities............................       8
   Dealing With Customers and Suppliers................................       8
      Gifts and Entertainment..........................................     8-9
      Borrowing From Customers.........................................       9
      Giving Advice to Customers.......................................       9
         Legal Advice..................................................       9
         Tax and Investment Advice.....................................       9
      Recommending Professional Services...............................       9

RESPECTING CONFIDENTIAL INFORMATION....................................   10-11
   Types of Confidential Information...................................      10
      Information Obtained From Business Relations.....................      10
      Mellon Financial Information.....................................      10
      Mellon Examination Information...................................      10
      Mellon Proprietary Information...................................      10
      Electronic Information Systems...................................   10-11
      Information Security Systems....................................       11
      Computer Software................................................      11
      Insider Information..............................................      11

RULES FOR PROTECTING CONFIDENTIAL INFORMATION....................... ..   11-12
   Limited Communication to Outsiders..................................      11
   Corporate Use Only..................................................      11
   Other Customers.....................................................      11
   Notification of Confidentiality.....................................      11
   Prevention of Eavesdropping.........................................      12
   Data Protection.....................................................      12
   Confidentiality Agreements..........................................      12
   Contact With the Public.............................................      12
   Supplemental Procedures.............................................      12
   Securities Firewall Policy..........................................      12

TERMINATION OF EMPLOYMENT..............................................      13

RESTRICTIONS ON WAIVERS FOR EXECUTIVE OFFICERS.........................      13

INTRODUCTION
==============================

Today's financial services marketplace is filled with a host of new challenges, changes and opportunities. Amidst these changes, one constant guides Mellon Financial Corporation and all of its employees and will continue to be central to all that we do: the mandate for integrity.

Only by conducting ourselves and our business in accordance with the highest standards of legal, ethical and professional integrity can we achieve our vision of excellence and our goals for the future.

This  CODE OF  CONDUCT  will  familiarize  you with the  general  guidelines  of professional conduct expected from employees in their interactions with customers, prospective customers, competitors, suppliers, the communities we serve and one another. As Mellon employees, we can settle for nothing less than full adherence to the CODE.

Please read the CODE carefully and retain it for your records. From time to time, you may be asked to certify in writing that you have followed the CODE, so be sure you understand it. Appropriate officers should periodically reinforce the importance of the CODE to their employees, pointing out provisions of particular relevance.

The penalty for violating any provision of this CODE may be disciplinary action up to and including dismissal. In addition, all violations of criminal laws applicable to Mellon's businesses are required to be and will be reported to the appropriate authorities for prosecution.

Although the CODE provisions generally have worldwide applicability, some sections of the CODE may conflict with the laws or customs of the countries in which Mellon operations are located. However, the CODE may be amended only with the approval of the Ethics Office.

If you have any questions about this CODE, ask your supervisor, contact the Ethics Office or consult the Legal Department. If you suspect a violation of the CODE OF CONDUCT, contact the General Counsel. You can also contact either the Manager of the Ethics Office by using the MELLON ETHICS HELP LINE or ETHICSPOINT(R) REPORT LINE. All communications can be handled in a confidential and anonymous manner (see page 2 to find out how to contact the Ethics Office or EthicsPoint(R)).


TERMS FREQUENTLY USED IN THE CODE ARE DEFINED AS FOLLOWS:

o     APPROPRIATE OFFICER--head of the affected group, department or subsidiary

o     APPROVAL--formal, written consent

o BANK--any bank or savings and loan association subsidiary, direct or indirect, of Mellon Financial Corporation

o     SECURITIES  TRADING  POLICY--Mellon   Financial  Corporation's  Securities
      Trading Policy

o CORPORATION--Mellon Financial Corporation o EMPLOYEE--any employee of Mellon Financial Corporation or any of its subsidiaries

o     GENERAL COUNSEL--General Counsel of Mellon Financial Corporation

o MANAGER OF THE ETHICS OFFICE--Manager of the Ethics Office of Mellon Financial Corporation

o MELLON--Mellon Financial Corporation and all its wholly-or majority-owned subsidiaries and affiliates.

YOUR RESPONSIBILITIES
================================

As an employee, your personal conduct should reflect the highest professional standards of behavior. You are obliged to monitor your personal and professional affairs so as not to discredit yourself or Mellon. You should treat all persons fairly. Everyone, including our competitors, has a right to expect you will act with complete honesty, integrity, and fairness. When, on behalf of Mellon, you purchase a product or service, you should do so on the basis of quality and price.

No code of conduct can anticipate every situation. Common sense and good judgment are required in responding to a situation that may not seem to be specifically covered by the CODE and in recognizing when to seek advice regarding application of the CODE. Your behavior at work reflects Mellon's ethics, so you are expected to:

o     obey all laws and regulations that apply to Mellon's business;

o avoid activities that could create conflicts of interest or even the appearance of conflicts of interest with Mellon; and

o respect the confidentiality of Mellon business information and information about those with whom Mellon has business relationships.

Details of the above obligations are presented in the remainder of this CODE OF CONDUCT. Remember, these standards and examples serve as guidelines.

Mellon wants to hear from you. If you have a question about the CODE OF CONDUCT or related Corporate Policies, or if you want to report a concern regarding ethical business conduct, please contact MELLON'S ETHICS HELP LINE. This line is answered by Mellon's Ethics Office staff and all contacts may be anonymous.
You can contact MELLON'S ETHICS HELP LINE by:

TELEPHONE:
o        Asia (except Japan): 001-800-710-63562
o        Australia: 0011-800-710-63562
o        Brazil: 0800-891-3813
o        Europe: 00-800-710-63562
o Japan: appropriate international access code + 800-710-63562 (Access codes are: 0061010, 001010, 0041010 or 0033010)
o        United States and Canada: 1-888-MELLON2 (1-888-635-5662)
o        All other locations: call collect to 412-236-7519

EMAIL:  ethics@mellon.com

MAIL:   P.O. Box 535026 Pittsburgh, PA
        15253-5026 - USA

If, however you are uncomfortable contacting Mellon directly, you can contact EthicsPoint(R), an independent hotline provider as an alternative channel to raise your concerns. All contacts can be anonymous.

You can contact the ETHICSPOINT(R) REPORT LINE by:

     TELEPHONE:

        NOTE: Dial the AT&T Direct Access Number below assigned to your carrier (if one is needed). Then, at the voice prompt or AT&T Operator request, enter the toll free ETHICSPOINT(R) REPORT LINE NUMBER WHICH IS 866-294-4696. There is no need to dial a "1" before the toll-free number outside the US and Canada.

o        Australia: (carrier: Telstra) 1-800-881-011; (carrier: Optus)
         1-800-551-155
o        Brazil: 0-800-890-0288
o        Canada: No Direct Access Code needed
o Hong Kong: (carrier: Hong Kong Telephone) 800-96-1111; (carrier: New World Telephone) 800-93-2266
o        India: 000-117
o Ireland: 1-800-550-000; (Universal International Freephone Number) 00-800-222-55288
o        Japan: (carrier: IDC) 00 665-5111; (carrier: JT) 00 441-1111;
         (carrier: KDDI) 00 539-111
o        Singapore: (carrier: Sing Tel) 800-011-1111; (carrier: StarHub)
         800-001-0001
o        United Kingdom: (carrier: British Telecom) 0-800-89-0011; (carrier:
         C&W) 0-500-89-0011; (carrier: NTL) 0-800-013-0011
o        United States: No Direct Access Code needed

WEB:

o File a Report using the ETHICSPOINT(R) REPORT LINE (this web page is hosted on EthicsPoint's secure servers and is not part of the Mellon web site or intranet).

o     Visit EthicsPoint(R) at http://www.ethicspoint.com

MAIL: EthicsPoint(R), Inc, 13221 SW 68th Parkway, Suite 120 Portland,
      OR 97223 USA

OBEYING LAWS AND REGULATIONS
===================================

Numerous national, state, provincial and local laws of the countries in which we do business apply to Mellon. As an employee, you are expected to conduct all business dealings according to these laws. Violating any of them could subject you and/or Mellon to criminal and civil penalties. If you have questions about these laws or how they apply to particular situations, ask your supervisor or consult the Legal Department.

Mellon management should be informed of matters which might adversely affect the reputation of Mellon, including investigations by any governmental agency. You must be completely candid and cooperative in dealing with Mellon attorneys and auditors.

CRIMINAL LAWS
A number of criminal laws apply to Mellon employees. Examples of activities prohibited by these laws are:

o corruptly accepting or soliciting anything of value (except your salary or other compensation paid by Mellon) intending to be influenced or rewarded in connection with Mellon's business or in return for confidential information (see page 8, "DEALING WITH CUSTOMERS AND SUPPLIERS");

o intentionally failing to make currency transaction filings and other reports required by the Bank Secrecy Act, and other laws; o knowingly engaging in a financial transaction involving the proceeds of an illegal activity (i.e., money laundering);

o     stealing, embezzling or misapplying Mellon funds or assets;

o using threats, physical force or other unauthorized means to collect money;

o issuing unauthorized obligations (such as certificates of deposit, notes or mortgages) or recording false entries;

o     using Corporate funds or assets to finance campaigns for political office;

o     lending trust funds to a Mellon officer, director or employee;

o     certifying a check drawn on an account with insufficient funds;

o     making a loan or giving a gift to an  examiner  who has the  authority  to
      examine  Mellon  or  its  affiliates;   o  misusing  federal  records  and
      documents;

o using a computer to gain unauthorized access to Mellon records of a customer;

o knowing that a criminal offense has been committed and helping the criminal avoid capture or punishment; o making false reports to government officials; and

o     using software in knowing violation of a licensing agreement.

If you are arrested, indicted, or convicted of any criminal offense involving theft, dishonesty, or breach of trust or other type of offense which may affect your employment status, you must notify your manager promptly.

ANTICOMPETITIVE ACTIVITIES
The laws of many jurisdictions prohibit anticompetitve activities. For example, in the United States the Sherman Antitrust Act prohibits any combination, conspiracy or agreement among competitors to restrict or prevent competition. A specific violation of this Act could be a formal or informal agreement between you and a Mellon competitor to fix prices, allocate markets, allocate customers or refuse to deal with particular suppliers or customers.

If you are in contact with Mellon's competitors, you must avoid any agreements with them (or even circumstances that might give the appearance of such agreements) relating to how Mellon conducts its business. You should be especially careful at social or professional gatherings and at trade association meetings where discussions or exchanges of information relating to competitive matters could occur.

==========================================

Mellon strongly encourages employees to promote the sale of all of the various Mellon products and services. "Cross-selling" of Mellon products and services is an extremely valuable tool for increasing Mellon's revenues. However, employees should be aware that the United States Federal Bank Holding Company Act Amendments of 1970 and antitrust laws prohibit Mellon from participating in certain "tying arrangements." A tying arrangement is one in which a seller places conditions on a sale, or the terms of a sale, of a product or service that obligates a buyer to purchase a separate product or service. For example, you may not extend credit conditioned on a customer's rental of a Bank safe deposit box. You must be sure that you do not require customers to participate in prohibited tying arrangements.

The prohibitions against tying arrangements in the Bank Holding Company Act do not apply to certain traditional banking practices such as requiring a compensating balance in connection with a loan.

Questions concerning tying arrangements or other antitrust laws should be directed to the Legal Department.

ILLEGAL USE OF CORPORATE FUNDS
The purpose of any transaction that relates to Corporate funds or assets must be revealed and recorded at the time of the transaction. As an employee, you may not participate in any of the activities listed below.

o     You may not establish or maintain secret or unrecorded funds.

o You may not engage in any transaction knowing that part of an anticipated payment is to be used for unlawful or improper purposes.

o You may not record or participate in recording incorrect, fictitious or misleading entries in Mellon's books or records.

o You may not use Corporate funds or assets for political contributions in connection with political elections. A number of jurisdictions (both national and local) have laws restricting the use of corporate funds or assets in connection with elections in those jurisdictions. Corporate assets include your time during regular working hours, Mellon equipment and supplies, office space, clerical help and advertising facilities.

o You may not make any payment for an expressed purpose on Mellon's behalf to any individual who you know intends to use the money for a different purpose. o You may not make Corporate or personal payments of cash or other items of value to political candidates, government officials or businesses that are designed to influence the judgment or actions of the recipients in connection with any Mellon activity. Indeed, many jurisdictions put stringent limitations on entertainment of government officials. It is not prohibited under U.S. law, however, to make payments to foreign government employees with essentially ministerial or clerical duties to induce an act or decision not involving discretion. Examples of such "facilitating" payments include payments to expedite shipments through customs, payments to obtain adequate police protection and payments to place transcontinental telephone calls.

Questions concerning the permissibility of any of the above kinds of payments, which may raise issues under applicable laws, should be directed to the Legal Department.

=======================================

EQUAL EMPLOYMENT OPPORTUNITY LAWS
Various equal employment opportunity (EEO) laws (both national and local) apply to Mellon. Some prohibit certain kinds of discrimination in hiring, training, determining promotions, etc.; others require Affirmative Action (AA). All employment decisions are to be made in a manner consistent with applicable laws. Mellon strongly supports the principles of these laws, and you are expected to comply with them. You should address any questions concerning Mellon's EEO policy, Mellon's policy prohibiting sexual harassment or Mellon's AA policy to the Legal Department or the Corporate EEO/AA Director in the Human Resources Department.

DRUG FREE WORKPLACE
The illegal possession, use, purchase, transfer or sale of narcotics or other controlled substances on Mellon owned or controlled property, in Mellon owned or leased vehicles, during performance of Mellon business or at Mellon sponsored events is strictly prohibited. Any of these activities are grounds for disciplinary action, up to and including termination of employment. Mellon will cooperate with the appropriate law enforcement agencies with respect to such acts. Employees are required to become thoroughly familiar with our DRUG AND ALCOHOL CONTROL POLICY (CPP-504-4).

AVOIDING CONFLICTS OF INTEREST
===================================

In business, a conflict of interest is generally defined as a single person or entity having two or more interests that are inconsistent. You should not cause Mellon or yourself to have a conflict of interest. You should be particularly sensitive to situations involving family or household members. In your case, a conflict of interest occurs when you allow any interest, activity or influence outside of Mellon to:

o     influence your judgment when acting on behalf of Mellon;

o     compete against Mellon in any business activity;

o     divert business from Mellon;

o     diminish the efficiency with which you perform your regular duties;

o     harm or impair Mellon's financial or professional reputation; or

o     benefit you at the expense of Mellon.

As an employee, you are not permitted to participate in any activity that causes a conflict of interest or gives the appearance of a conflict of interest. Areas frequently involved in conflicts of interest and examples of prohibited activities are described below.

If you believe that you have, or may be perceived to have, a conflict of interest, you must disclose that conflict to the Manager of the Ethics Office. The Manager of the Ethics Office must keep copies of all such disclosures.

Questions concerning conflicts of interest should be directed to the Ethics Office.

INVESTMENT DECISIONS
Because your investments can lead to conflicts of interest, you must be familiar with, and comply with, the investment guidelines contained in the SECURITIES TRADING POLICY, which contains restrictions and preclearance and reporting requirements for various types of securities transactions, including publicly traded securities. The SECURITIES TRADING POLICY also contains special requirements for dealings in Mellon securities. In addition, certain types of investments must be reviewed individually.

=======================================

INVESTMENTS THAT REQUIRE APPROVAL
In addition to the requirements contained in the SECURITIES TRADING POLICY, you are required to obtain approval from the Manager of the Ethics Office:

o before you invest in a business enterprise if you have responsibilities for, or have decision-making responsibilities regarding, providing services to, or purchasing goods and services from, that business enterprise on behalf of Mellon; or

o to hold an investment in a business enterprise if you are assigned responsibility for, or have decision-making responsibilities regarding, providing services to, or purchasing goods or services from, that business enterprise on Mellon's behalf after you have made your investment.

SELF-DEALING
To further avoid conflicts of interest, you are restricted from becoming involved in certain business dealings with Mellon. As an employee, you are prohibited from:

o directly or indirectly buying assets from (other than assets being offered to the public or employees generally), or selling assets to, Mellon or any account for which Mellon acts as a fiduciary unless you have prior consent from the appropriate officer or you have court or regulatory approval, as required;

o representing Mellon in any activity (whether an internal Mellon activity or a transaction between Mellon and a third party) requiring your judgment or discretion which affects a person or organization in which you have a material interest, financial or otherwise. For example, you are prohibited from representing Mellon in lending money to a relative or close personal friend because it might impair or appear to impair your professional judgment or the performance of your duties, or from giving credit approval to loans made by an employee who is your spouse because it might impact your spouse's incentive compensation or performance appraisal; and

o representing any non-Mellon company in any transaction with Mellon that involves the exercise of discretion by either party.

MONITORING OUTSIDE ACTIVITIES
As an employee, you are expected to avoid any outside interest or activity that will interfere with your duties. Generally, your outside interests or activities should not:

o     significantly encroach on time or attention you devote to your duties;

o adversely affect the quality of your work; o compete with Mellon's activities;

o     involve any significant use of Mellon's equipment, facilities or supplies;

o imply Mellon's sponsorship or support (for example, through the use of Mellon stationery for personal purposes); or

o     adversely affect the reputation of Mellon.

LIMITING OUTSIDE EMPLOYMENT
While an employee, you may not accept outside employment as a representative who prepares, audits or certifies statements or documents pertinent to Mellon's business.

In addition, you must obtain approval from the Manager of the Ethics Office before you accept employment as a broker, contractor or agent who engages in real estate transactions such as negotiating and selling mortgages for others, appraising property or collecting rents; or as an attorney, tax or investment counselor, or insurance broker or agent.

=======================================

PURCHASING REAL ESTATE
Because certain subsidiaries of the Corporation are engaged in real estate activities, any real estate transaction you make must be scrutinized to make certain it is not competitive with Mellon activities.

Unless you receive prior approval from the Manager of the Ethics Office, or the purchase is made in a public auction in which Mellon is not competing, you should not directly or indirectly:

o purchase commercial real estate from, or sell it to, a current or known potential Mellon customer;

o purchase any real estate with a mortgage on which Mellon is foreclosing or on which you know Mellon is planning to foreclose; or

o bid on or purchase any real estate that you know Mellon is considering or is likely to consider purchasing.

ACCEPTING HONORARIA
Neither you nor any member of your immediate family may accept cash honoraria for your public speaking or writing services on Mellon's behalf. If a cash honorarium is tendered, you should donate it to the Mellon Financial Corporation Fund, request that it be donated to a charity of your choice, or turn it over to the Finance Department. You may accept noncash honoraria of nominal value (In the U.S., nominal value means less than $100. Contact the Ethics Office for assistance in determining nominal values in other locations.) You also may accept reimbursement of related expenses subject to the approval of the Manager of the Ethics Office. You should check with the Tax Group to ensure proper tax treatment.

ACCEPTING FIDUCIARY APPOINTMENTS
A fiduciary appointment is an appointment as an administrator, executor, guardian, custodian for a minor, trustee or managing agent. Unless you are acting on behalf of a member of your family or you have obtained approval from the Manager of the Ethics Office, you may not accept a fiduciary or co-fiduciary appointment. You also may not act as a deputy or co-tenant of a safe deposit box, or act as agent or attorney-in-fact (including signer or co-owner) on a customer's account.

Even if you are acting on behalf of a family member or receive approval to act as fiduciary or co-fiduciary, you are expected to follow these guidelines:

o avoid any representations that you are performing (or have access to) the same professional services that are performed by a Bank;

o do not accept a fee for acting as co-fiduciary with a Bank unless you receive approval from the board of directors of that Bank; and

o do not permit your appointment to interfere with the time and attention you devote to your job responsibilities.

PARTICIPATING IN CIVIC AFFAIRS
You are encouraged to take part in charitable, educational, fraternal or other civic affairs, as long as such affairs do not interfere or conflict with your responsibilities at Mellon. However, you should review the requirements of "Serving as an Outside Director or Officer" (see below) as they may apply to your participation in civic affairs. You should not imply Mellon's sponsorship or support of any outside event or organization without the approval of the Chief Executive Officer of your entity or the Chief Executive Officer's delegate.

SERVING AS AN OUTSIDE DIRECTOR OR OFFICER
In view of the potential conflicts of interest and the possible liability for both you and Mellon, you are urged to be cautious when considering service as an officer, general partner or director of any non-Mellon entity. Before agreeing to such service, you should review and comply with the Corporate Policy on SERVING AS A DIRECTOR/OFFICER OF AN OUTSIDE ENTITY (CPP-805-1), which requires approvals to hold certain outside offices and directorships. Approvals granted under this Policy do not constitute requests by Mellon to serve, nor do they carry with them indemnification.

While you are serving as an officer, general partner or director of an outside entity, you should:

o not attempt to influence or take part in any vote or decision that may lead to the use of a Mellon product or service by the outside entity, or result in the conferring of some specific benefit to Mellon by the outside entity, and see that the outside entity's records reflect your abstention;

========================================

o relinquish any responsibility you may have for any Mellon relationship with the outside entity;

o     be  satisfied  that the outside  entity  conducts  its  affairs  lawfully,
      ethically  and  in  accordance  with  prudent   management  and  financial
      practices; and

o comply with the annual approval requirements in the Corporate Policy on SERVING AS A DIRECTOR/OFFICER OF AN OUTSIDE ENTITY (CPP-805-1).

Any employee serving as a treasurer of a public organization--such as a school district, borough or other similar government entity--must consult the Legal Department for further guidelines.

PARTICIPATING IN POLITICAL ACTIVITIES
Mellon encourages you to keep informed concerning political issues and candidates and to take an active interest in political affairs. If you do participate in any political activity, however, you may not act as a representative of Mellon unless you are specifically authorized in writing to do so by the Chief Executive Officer of the Corporation.

As explained in "Obeying Laws and Regulations" on page 4, Mellon employees are not permitted to use Corporate funds or assets in connection with political elections. In accordance with applicable laws, however, Mellon may establish political action committees for lawful participation in the political process. The use of Corporate funds or assets in connection with political elections may not be made without prior approval of the Legal Department.

Hospitality toward public officials should never be such that it could tend to compromise, or give the appearance of compromising, the honesty or integrity of the public official or Mellon. Hospitality should be extended with the expectation that it will become public knowledge and should be extended in compliance with all applicable laws and regulations.

DEALING WITH CUSTOMERS AND SUPPLIERS
In your dealings with customers and suppliers, situations sometimes occur that may create a conflict of interest or the appearance of a conflict of interest. To avoid such conflicts, Corporate policies were developed in the areas listed below.

GIFTS AND ENTERTAINMENT
You may not offer or accept gifts or other items of value under circumstances intended to influence you, a customer or supplier in conducting business. Items of value include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, food or drink (see page 3, "Obeying Laws and Regulations"). Employees should be aware that certain lines of businesses may have more restrictive policies. For example, in the United States employees of NASD members must adhere to NASD rules regarding gifts and entertainment.

Specifically, you may not:

o     solicit for yourself or for a third party (other than Mellon)  anything of
      value  from  anyone  in  return  for  any  Mellon  business,   service  or
      confidential information;

o give cash gifts to, or accept cash gifts from, a customer, supplier or person to whom you refer business;

o use your position at Mellon to obtain anything of value from a customer, supplier or person to whom you refer business;

o accept gifts under a will or trust instrument of a customer unless you have the prior approval of the Manager of the Ethics Office; or

o except as provided below, accept anything of value (other than earned salary, wages and fees) from anyone in connection with Mellon business.

The business practices listed below do not create the risk of corruption or breach of trust to Mellon and are permissible. Accordingly, you may accept:

o gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between an employee's parents, children, or spouse) where the circumstances make it clear that those relationships--rather than Mellon business--are the motivating factors;

Page - 8

=========================================

o meals, refreshments, travel arrangements or accommodations, or entertainment of reasonable value and in the course of a meeting or other occasion held for business discussions, provided that the expenses would be paid by Mellon as a reasonable business expense;

o loans from other banks or financial institutions on customary terms to finance proper and usual employee activities (such as home mortgage loans), except where prohibited by law;


o advertising or promotional material, such as pens, pencils, note pads, key chains, calendars and similar items having a nominal value. (In the U.S., nominal value means less than $100. Contact the Ethics Office for assistance in determining nominal values in other locations.)

o discounts or rebates on merchandise or services that do not exceed those available to other customers;

o gifts that have a nominal value (see above for description of nominal value) and are related to commonly recognized events or occasions, such as a promotion, conference, sports outing, new job, wedding, retirement or holiday; or

o civic, charitable, educational or religious organization awards for recognition of service and accomplishment.

If you receive or anticipate receiving something of value from a supplier, customer or person to whom you refer business in a situation that is not specifically permitted by the CODE, you must notify the Manager of the Ethics Office in writing of the circumstances. You may not accept the item (or must return it if you have already received it) unless you receive approval from the Manager of the Ethics Office. The Manager of the Ethics Office will approve or deny requests based upon the reasonableness of the circumstances and whether the circumstances pose a threat to Mellon's integrity. The Manager of the Ethics Office will maintain copies or records of all requests and responses.

Entertainment, gifts or prizes given to customers or suppliers by employees should be appropriate for the circumstances and constitute necessary and incidental Mellon business expenses. If you seek reimbursement from Mellon for business expenses, it is your responsibility to see that your expense diary is accurate and reflects only appropriate business expenses. In dealing with employees of other banks or bank holding companies in the United States, you should be aware that gifts or prizes given to those employees are subject to the United States Bank Bribery Law, and that the United States Bank Bribery Law applies to both givers and recipients.

BORROWING FROM CUSTOMERS
You are not permitted to borrow from, or lend your personal funds to, Mellon customers, brokers or suppliers. Credit transactions in customers' normal course of business and on regular terms (for example, transacting business with a recognized lending institution or charging items at a department store) are not included in this restriction.

GIVING ADVICE TO CUSTOMERS
Unless your regular Corporate duties specifically permit, you may not give legal, tax or investment advice to customers.

LEGAL ADVICE--You may be asked by a customer to make a statement regarding the legal implications of a proposed transaction. You cannot give legal advice to customers. Be sure, therefore, that nothing you say might be interpreted as legal advice.

TAX AND INVESTMENT ADVICE--You may not advise customers on matters concerning tax problems, tax return preparation or investment decisions.

RECOMMENDING PROFESSIONAL SERVICES
Customers and others may ask your help to find qualified professional people or firms. Unless you name several candidates without indicating favoritism, you may not recommend attorneys, accountants, insurance brokers or agents, stock brokers, real estate agents, etc., to customers, employees or others. Under no circumstances may you make a recommendation if you expect to benefit.

                                                                        Page - 9

RESPECTING CONFIDENTIAL INFORMATION
=======================================

As an employee, you may have knowledge, reports or statements about Mellon's business or possess confidential information about the private or business affairs of Mellon's customers and suppliers. You should assume that all information about Mellon business or the private or business affairs of Mellon's customers (including applicants, former customers and employees/retirees of customers) or suppliers is confidential and you should treat that information as privileged and hold it in the strictest confidence.

Confidential information is to be used only for Mellon's Corporate purposes. Under no circumstances may you use such information for personal gain or pass it on to any person outside Mellon, including family or friends, or even to other employees who do not need such information to perform their jobs or to provide services to or for Mellon. All employees must comply with Mellon's Consumer Privacy Policies and applicable privacy laws and regulations.

TYPES OF CONFIDENTIAL INFORMATION
Although it is impossible to provide an exhaustive list of information that should remain confidential, the following are examples of the general types of confidential information that employees might receive in the ordinary course of carrying out their job responsibilities.

INFORMATION OBTAINED FROM BUSINESS RELATIONS
You may possess confidential information about those with whom Mellon has business relations. If released, such information could have a significant effect on their operations, their business reputations or the market price of their securities. Disclosing such information could expose both you and Mellon to liability for damages. Customer information should not be released to third parties without customer authorization except as approved by the Legal Department.

MELLON FINANCIAL INFORMATION
Financial information about Mellon is confidential unless it has been published in reports to shareholders or has been made otherwise available to the public. It is the policy of the Corporation to disclose all material Corporate information to the public in such a manner that all those who are interested in the Corporation and its securities have equal access to such information. Except as required by law or approved by the Finance Department, financial information is not to be released to any person or organization. If you have any questions about disclosing financial information, contact the head of the Finance Department.

MELLON EXAMINATION INFORMATION
Virtually all Mellon entities are periodically reviewed by regulatory examiners. Certain reports made by those regulatory agencies are the property of those agencies and are strictly confidential. Giving information from those reports to anyone not officially connected with Mellon is a criminal offense.

Questions concerning examination information should be directed to the Legal Department.

MELLON PROPRIETARY INFORMATION
Certain nonfinancial information developed by Mellon--such as business plans, customer lists, methods of doing business, computer software, source codes, databases and related documentation--is valuable information that is proprietary and confidential. You are not to disclose it to anyone outside Mellon or to anyone inside Mellon who does not have a need to know such information. This obligation extends beyond the period of your employment with Mellon. Employees are prohibited from using Corporate time, resources and assets (including Mellon proprietary information) for personal gain. Mellon has proprietary rights in any materials, products or services that you create which relates to your work at Mellon, that use Mellon resources (equipment, etc.) or that are created during your regular work hours. You must disclose any such materials, products or services to Mellon.

ELECTRONIC INFORMATION SYSTEMS
E-mail (internal and external), voice mail and communications systems are intended for Mellon business use only. Messages and information contained on these systems are subject, at Mellon's sole discretion, to access, monitoring, review and/or disclosure by authorized Mellon personnel with or without notice, at any time. You should not expect messages sent on these systems to be treated as private or confidential. Employees may not use e-mail systems to (l) bypass financial transaction documentation requirements; (2) send inappropriate, harassing or offensive messages; (3) solicit; or (4) deliberately distribute any program or virus that could be destructive to hardware, software, or files on any computer. You should also limit the transmission of highly sensitive information on these systems.

                                                                       page - 10

==============================================

Messages created in these systems should be in compliance with the Corporate Policy on the Records MANAGEMENT PROGRAM (CPP-109-03). For more detailed information on use of these systems, see the Corporate Policies on USE OF MELLON'S E-MAIL NETWORK FOR INTERNAL COMMUNICATIONS (CPP-111-04(A)); USE OF MELLON'S E-MAIL NETWORK FOR EXTERNAL COMMUNICATIONS (CPP-111-04(B)); and ACCESS TO ELECTRONIC INFORMATION (CPP-111-4). Additionally, Mellon provides employees access to both the Internet and Intranet (Mellon's internal Internet system) as a resource to obtain Mellon organizational or business related information. Your use of the Internet and Intranet is subject, at Mellon's sole discretion, to access, monitoring, review and/or disclosure by authorized Mellon personnel with or without notice, at any time, and should not be viewed as private or confidential. For more detailed information on use of the Internet and Intranet, see the Corporate Policy on INTERNET/INTRANET ACCESS (CPP-118-1).

INFORMATION SECURITY SYSTEMS
If you have access to Mellon information systems, you are responsible for taking precautions necessary to prohibit unauthorized entry to the system. You should safeguard your passwords or other means of entry.

COMPUTER SOFTWARE
Computer software is to be used for Mellon business only and must be used in accordance with the terms of the licensing agreement. No copying of software is permitted except in accordance with the licensing agreement.

INSIDE INFORMATION
Inside information is material nonpublic information relating to a company whose securities trade in a public market. Information is considered "material" if it is important enough to affect the judgment of investors about whether to buy, sell or hold securities of that company, or to influence the market price of those securities.

Courts have ruled that inside information must be made public before anyone possessing it can trade, or recommend the purchase or sale of, securities of the issuing company. Under various securities laws (at both the national and local level), you, Mellon and any person with whom you share the information could be held legally responsible for misusing inside information.

Obviously, inside information rules can be very difficult to apply in given circumstances. Employees must be extremely cautious in discussing Mellon information with any person outside of Mellon or in using information obtained at Mellon in making personal investment decisions. If you have any doubts about whether or not an item is inside information or whether or not it has been or should be revealed, consult the Legal Department.

RULES FOR PROTECTING CONFIDENTIAL INFORMATION
================================================

The  following   are  some  basic  rules  to  follow  to  protect   confidential
information.

LIMITED COMMUNICATION TO OUTSIDERS
Confidential information should not be communicated to anyone outside Mellon, except consistent with Mellon's policies on communicating such information.

CORPORATE USE ONLY
Confidential information should be used only for Mellon's Corporate purposes. Under no circumstances may an employee use it, directly or indirectly, for personal gain or for the benefit of any outside party who is not entitled to such information.

OTHER CUSTOMERS
Where  appropriate,  customers  should be made  aware  that  employees  will not
disclose  to  them  other  customers'   confidential   information  or  use  the
confidential information of one customer for the benefit of another.

NOTIFICATION OF CONFIDENTIALITY
When confidential information is communicated to any person, either inside or outside Mellon, they should be informed of the information's confidential nature and the limitations on its further communication.

                                                                       Page - 11

=======================================================

PREVENTION OF EAVESDROPPING
Confidential matters should not be discussed in public or in places, such as in building lobbies, restaurants or elevators, where persons may overhear. Precautions, such as locking materials in desk drawers overnight, stamping material "Confidential" and delivering materials in sealed envelopes, should be taken with written materials to ensure they are not read by unauthorized persons.

DATA PROTECTION
Data stored on personal computers and diskettes should be properly secured to ensure it is not accessed by unauthorized persons. Access to computer files should be granted only on a need-to-know basis. At a minimum, employees should comply with applicable Mellon policies on electronic data security. Data stored on paper should also be properly secured (locked as appropriate) to ensure that it is not accessed by unauthorized persons. All data should be retained based on the applicable data retention schedules in each line of business. For further information see the see the Corporate Policies on RECORDS MANAGEMENT CREATION (CPP-111-02) and RECORDS RETENTION (CPP-111-03)

CONFIDENTIALITY AGREEMENTS
Confidentiality agreements to which Mellon is a party must be complied with in addition to, but not in lieu of, this Policy. Confidentiality agreements that deviate from commonly used forms should be reviewed in advance by the Legal Department.

CONTACT WITH THE PUBLIC
All contacts with institutional shareholders or securities analysts about Mellon must be made through the Investor Relations Division of the Finance Department. All contacts with the media and all speeches or other public statements made on behalf of Mellon or about Mellon's businesses must be cleared in advance by Corporate Affairs. All media inquiries should be directed to Corporate Affairs. In speeches and statements not made on behalf of Mellon, care should be taken to avoid any implication that Mellon endorses the views expressed.

SUPPLEMENTAL PROCEDURES
Mellon entities, departments, divisions and groups should establish their own supplemental procedures for protecting confidential information, as appropriate. These procedures may include:

o  establishing records retention and destruction policies;

o  using code names;

o limiting the staffing of confidential matters (for example, limiting the size of working groups and the use of temporary employees, messengers and work processors); and

o     requiring written confidentiality agreements for certain employees.

Any supplemental procedures should be used only to protect confidential information and not to circumvent appropriate report and record keeping requirements.

SECURITIES FIRE WALL POLICY
To facilitate compliance with the prohibition on trading in securities while in possession of insider information, diversified financial services organizations, including Mellon, have adopted securities fire wall policies, which separate the business units or employees likely to receive insider information from the business units or employees that trade securities or provide investment advice.

Mellon's policy on SECURITIES FIREWALLS(CPP-903-2(C)) establishes rules restricting the flow of information within Mellon to investment personnel; procedures to be used by investment personnel to obtain information from other departments or divisions of Mellon or from other Mellon subsidiaries; and procedures for reporting the receipt of material nonpublic information by investment personnel.

You must know this policy, particularly if you work in an area that handles investment decisions or if you supply or might be asked to supply information to employees in such areas. Under no circumstances should you receive or pass on information that may create a conflict of interest or interfere with a fiduciary obligation of Mellon.

                                                                       Page - 12

TERMINATION OF EMPLOYMENT
================================

You must return all property of Mellon immediately before or upon termination of employment. This includes all forms of Mellon proprietary information; all hard-copy and computer files; customer lists; personal computer hardware and software; statistical analysis, product pricing, various formulas and models; identification cards; keys and access cards; and other confidential information. In addition, you may not retain copies of any such property. You must also return cellular or car phones, pagers, laptop computers and any other equipment that Mellon made available to facilitate the performance of your job.

RESTRICTIONS ON WAIVERS FOR EXECUTIVE OFFICERS
================================================

No waiver of this CODE OF CONDUCT will be made for any executive officer of the Corporation unless the waiver is made by the Corporation's board of directors (or a committee thereof) and is promptly disclosed to shareholders. Individuals who are deemed to be "executive officers" of the Corporation will be notified of this fact.

                                                                       Page - 13

                                      NOTES

                                 Exhibit p(xii)

[GRAPHIC OMITTED] M F S(R)
INVESTMENT MANAGEMENT

                           MFS INVESTMENT MANAGEMENT
                              CODE OF ETHICS


================================================================================
Effective Date:                 January 1, 2005
================================================================================
Policy Owner:                   MFS Investment Management Compliance
================================================================================
Approver:                       Linda Wondrack
================================================================================
Contact Person(s):              codeofethics@mfs.com Yasmin Motivala, ext. 55080
                                James Trudell, ext. 55186
                                Jennifer Estey, ext 54477 David Marino, ext.
                                54031
================================================================================
Last Revision Date:             November 1, 2004
================================================================================
Applicability:                  All MFS Employees
================================================================================

At the direction of the MFS Code of Ethics Oversight Committee, the above listed personnel and the MFS Investment Management Compliance Department in general, are responsible for implementing, monitoring, amending and interpreting this Code of Ethics.

                                Table of Contents


Overview and Scope  ........................................................  4

Scope and Statement of General Fiduciary Principles  .......................  6

Definitions  ...............................................................  7

Procedural Requirements of the Code Applicable to All MFS Employees (Non-
Access Persons, Access Persons and Investment Personnel)  .................. 10

     Compliance with Applicable Federal Securities Laws..................... 10

     Reporting Violations.  ................................................ 10

     Certification of Receipt and Compliance.  ............................. 10

     Use of Preferred Brokers  ............................................. 11

     Reportable Funds Transactions and Holdings  ........................... 11

     Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Appendix B) ....................... 11

     Transactions Reporting Requirements ................................... 12

     Discretionary Authorization  .......................................... 12

     Excessive Trading ..................................................... 12

     Use of MFS Proprietary Information .................................... 13

     Futures and Related Options on Covered Securities  .................... 13

     Initial Public Offerings  ............................................. 13

Trading Provisions, Restrictions and Prohibitions Applicable to All Access Persons and Investment Personnel (collectively, "Access Persons" unless otherwise noted) ..........................................................  14

     Pre-clearance ........................................................  14

     Private Placements  ..................................................  15

     Initial Public Offerings  ............................................  16

     Restricted Securities.  ..............................................  16

     Short-Term Trading ...................................................  16

     Service as a Director ................................................  17

     Investment Clubs  ....................................................  17

Trading Requirements Applicable to Portfolio Managers  ..................    18

     Portfolio Managers Trading in Reportable Funds .......................  18

     Portfolio Managers Trading Individual Securities  ....................  18

Administration and Enforcement of the Code of Ethics .....................   19

     Applicability of the Code of Ethics' Provisions......................   19

     Review of Reports....................................................   19

     Violations and Sanctions.............................................   19

     Appeal of Sanction(s)................................................   19

     Amendments and Committee Procedures .................................   19

Beneficial Ownership................................................ Appendix A

Reporting Obligations............................................... Appendix B

Specific Country Requirements ....................................... Exhibit A

Access Categorization of MFS Business Units ......................... Exhibit B

Security Types and Pre-Clearance and Reporting Requirements ......... Exhibit C

Private Placement Approval Request................................... Exhibit D

Initial Public Offering Approval Request ............................ Exhibit E


The following related policies can be viewed by clicking on the links. They are also available on the Compliance Department's intranet site unless otherwise noted.

NOTE: THE RELATED POLICIES AND  INFORMATION ARE  SUBJECT  TO CHANGE FROM TIME TO
      TIME.

      MFS INSIDE INFORMATION POLICY

      MFS CODE OF BUSINESS CONDUCT (located on the Human Resources intranet site)

      THE CODE OF ETHICS FOR PERSONAL TRADING AND CONDUCT FOR NON-MANAGEMENT DIRECTORS

      THE CODE OF ETHICS FOR THE INDEPENDENT TRUSTEES, INDEPENDENT ADVISORY TRUSTEES, AND NON-MANAGEMENT INTERESTED TRUSTEES OF THE MFS FUNDS
      AND COMPASS FUNDS

      MFS POLICY OF HANDLING COMPLAINTS

      MFS-SLF ETHICAL WALL POLICY

      CURRENT LIST OF MFS' DIRECT AND INDIRECT SUBSIDIARIES (located on the Legal Department intranet site)

      CURRENT LIST OF FUNDS FOR WHICH MFS ACTS AS ADVISER, SUB-ADVISER OR PRINCIPAL underwriter ("Reportable Funds")

      CURRENT LIST OF PREFERRED BROKER DEALERS

                            MFS Investment Management
                                 Code of Ethics
                                January 1, 2005

OVERVIEW AND SCOPE

MFS' Code of Ethics (the "Code") applies to all direct and indirect subsidiaries of Massachusetts Financial Services Company (collectively, "MFS") and is designed to comply with applicable federal securities laws. The MFS Compliance Department, under the direction of MFS' Chief Compliance Officer, administers this policy.

The provisions of this Code apply to all of MFS' worldwide Employees in the U.S. and certain countries where MFS conducts operations and other persons as designated by the Code of Ethics Oversight Committee (the "Committee"), as detailed on page 6 in Part II of the Definitions section of the Code. In certain non-U.S. countries, local laws or customs may require slight deviations from the U.S. requirements. MFS Employees residing in these non-U.S. countries are subject to the applicable requirements set forth in Exhibit A as that Exhibit is updated from time to time. The Code complements MFS' Code of Business Conduct. (See the Table of Contents for a link to this policy and other related policies). As an Employee of MFS, you must follow MFS' Code of Business Conduct, and any other firm-wide or department specific policies and procedures.

This Code does not apply to directors of MFS who are not also MFS Employees ("MFS Non-Management Directors") or Trustees/Managers of MFS' sponsored SEC registered funds who are not also Employees of MFS ("Fund Non-Management Trustees"). MFS Non-Management Directors and Fund Non-Management Trustees are
subject to the Code of Ethics for Personal Trading and Conduct for Non-Management Directors and the Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds and Compass Funds, respectively (see the Table of Contents for links to these policies). MFS Employees must be familiar, and to the extent possible, comply with the Role Limitations and Information Barrier Procedures of these separate codes of ethics. In addition, MFS Employees must understand the MFS-SLF Ethical Wall Policy (see the Table of Contents for a link to this policy).

The Code is structured as follows:

* Section I identifies the general purpose of the policy.

* Section II defines Employee classifications, Employee Related Accounts, Covered Securities and other defined terms used in the Code.

* Section III details the procedural requirements of the Code which are applicable to all MFS Employees.

* Section IV identifies the trading provisions and restrictions of the Code which are applicable to Access Persons and Investment Personnel (as defined in Section II).

* Section V details specific trading prohibitions applicable to Portfolio Managers and Research Analysts (as defined in Section II).

* Section VI outlines the administration of the Code, including the imposition and administration of sanctions.

* Appendix A provides additional guidance and examples of beneficial ownership.

* Appendix B details the specific reporting obligations for Employees

I. SCOPE AND STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

     Employees of MFS have an obligation to conduct themselves in accordance with the following principles:

          * You have a fiduciary duty at all times to avoid placing your personal interests ahead of the interests of MFS' clients;

          * You have a duty to attempt to avoid actual and  potential  conflicts
            of  interests   between   personal   activities   and  MFS'  clients
            activities; and

          * You  must  not  take   advantage   of  your   position  at  MFS  to
            misappropriate investment opportunities from MFS' clients.

     As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest(s) with clients or abuse of your position of trust and responsibility.

     MFS considers personal trading to be a privilege, not a right. When making personal investment decisions, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. Furthermore, you should conduct your personal investing in such a manner that will eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to your duties at MFS.

     In connection with general conduct and personal trading activities, Employees must refrain from any acts with respect to MFS' clients, which would be in conflict with MFS' clients or cause a violation of applicable securities laws, such as:

          Employing any device, scheme or artifice to defraud;

          * Making any untrue statement of a material fact to a client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

          * Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

          * Engaging in any manipulative practice.

     It is not possible for this policy to address every situation involving MFS Employees' personal trading. The Committee is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing MFS' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any client of MFS.

II. DEFINITIONS

     The definitions are designed to help you understand the application of the Code to MFS employees, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Compliance Department if you have any questions. The specific requirements of the Code begin on page 10. Please refer back to these definitions as you read the Code.

     A. Categories of Personnel

          1. INVESTMENT PERSONNEL means and includes:

            a) Employees in the Equity and Fixed Income  Departments,  including portfolio managers, research analysts, support staff, etc.;

            b) Other persons  designated  as Investment  Personnel by MFS' Chief
               Compliance Officer ("CCO"), MFS' Conflicts Officer ("Conflicts Officer") or their designee(s), or the Code of Ethics Oversight Committee ("Committee").

          2. PORTFOLIO MANAGERS are employees who are primarily responsible for the day-to-day management of a portfolio. Research Analysts (defined below) are deemed to be Portfolio Managers with respect to portfolio securities within the industry they cover in relation to any portfolio managed collectively by a committee of Research Analysts (E.G., MFS Research Fund).

          3. RESEARCH ANALYSTS are employees whose assigned duties solely are to make investment recommendations to or for the benefit of any portfolio.

          4. ACCESS PERSONS are those Employees, who, (i) in the ordinary course of their regular duties, make, participate in or obtain information regarding the purchase or sale of securities by any MFS client;
             (ii) have access to nonpublic information regarding any MFS client's purchase or sale of securities; (iii) have access to nonpublic information regarding the portfolio holdings of any MFS client; or (iv) have involvement in making securities recommendations to any MFS client or have access to such recommendations that are nonpublic. All Investment Personnel (including Portfolio Manager and Research Analysts) are also Access Persons. Please see Exhibit B for the Access Person designations of MFS' business unit personnel.

          5. NON-ACCESS PERSONS are MFS Employees who are not categorized as Access Persons or Investment Personnel.

          6. MFS EMPLOYEES OR EMPLOYEE are all officers, directors (who are also MFS Employees) and Employees of MFS.

          7. NASD AFFILIATED PERSON is an Employee who is also associated with an NASD-member firm, or licensed by the NASD.

          8. COVERED PERSON means a person subject to the provisions of this Code. This includes MFS Employees and their related persons, such as spouses and minor children, as well as other persons designated by the CCO or Conflicts Officer, or their designee(s), or the Committee (who shall be treated as MFS Employees, Access Persons, Non-Access Persons, Portfolio Managers or Research Analysts, as designated by the CCO or Conflicts Officer, or their designees(s), or the Committee). Such persons may include fund officers, consultants, contractors and employees of Sun Life Financial, Inc. providing services to MFS.

     B. ACCOUNTS are all brokerage accounts and Reportable Fund accounts.

     C. EMPLOYEE RELATED ACCOUNT of any person related to this Code includes but is not limited to:

          1. The Employee's own Accounts and Accounts "beneficially owned" by the Employee as described below;

          2. The Employee's spouse/domestic partner's Accounts and the Accounts of minor children and other relatives in the Employee's household;

          3. Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their household have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

          4. Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner or other relatives in the Employee's household exercises investment discretion or direct or indirect influence or control.

             See  APPENDIX  A for  a  more  detailed  discussion  of  beneficial
             ownership.   For  additional  guidance  in  determining  beneficial
             ownership, contact the Compliance Department.

--------------------------------------------------------------------------------
     ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE WITH THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.
--------------------------------------------------------------------------------

     D. AUTOMATIC  INVESTMENT  PLAN means a program in which  regular  periodic
        purchases  (or  withdrawals)  are  made   automatically  in  (or  from)
         investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan and payroll and MFS contributions to the MFS retirement plans.

     E.  CCO means MFS' Chief Compliance Officer.

     F.  COMMITTEE means the Code of Ethics Oversight Committee.

     G.  CONFLICTS OFFICER means MFS' Conflicts Officer.

     H. COVERED SECURITIES are generally all securities. See Exhibit C for application of the Code to the various security types and for a list of securities which are not Covered Securities.

     I. IPO means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or foreign financial regulatory authority.

     J. PRIVATE PLACEMENT means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions (if you are unsure whether the securities are issued in a private placement, you must consult with the Compliance Department).

     K. REPORTABLE FUND means any fund for which MFS acts as investment adviser, sub-adviser or principal underwriter. Such funds include MFS' retail funds, MFS Variable Insurance Trust, MFS Institutional Trust, MFS/Sun Life Series Trust, Compass Variable Accounts, and funds for which MFS serves as sub-adviser, as well as MFS offshore funds (e.g., MFS Meridien Funds). See the Table of Contents for a link to the list of Reportable Funds.

III. PROCEDURAL REQUIREMENTS OF THE CODE APPLICABLE TO ALL MFS EMPLOYEES (NON-ACCESS PERSONS, ACCESS PERSONS AND INVESTMENT PERSONNEL)

     A. Compliance with Applicable Federal Securities Laws.

        MFS is subject to extensive regulation. As an MFS Employee, you must comply not only with all applicable federal securities laws but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. MFS Employees resident outside the U.S. must also comply with local securities laws (see Exhibit A for specific country requirements). In addition, MFS Employees must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of MFS' clients, whether or not covered by the provisions of this policy.

     B. Reporting Violations.

        MFS Employees are required to report any violation, whether their own or another individual's, of the Code, Inside Information Policy, or Code of Business Conduct, and any amendments thereto (collectively, the "Conduct Policies"). Reports of violations other than your own may be made anonymously and confidentially to the MFS Corporate Ombudsman, as provided for in the MFS Policy of Handling Complaints (see the Table of Contents for a link to this policy). Alternatively, you may contact the CCO or the Conflicts Officer or their designee(s).

     C. Certification of Receipt and Compliance.

          1. Initial Certification (New Employee)

             Each new MFS Employee will be given copies of the Conduct Policies. Within 10 calendar days of commencement of employment, each new Employee must certify that they have read and understand the provisions of the Conduct Policies. This certification must be completed using Code of Ethics Online on the MFS intranet at HTTP://COE.

          2. Quarterly Certification of Compliance.

             On a quarterly basis, all Employees will be expected to certify that they: (i) have received copies of the then current Conduct Policies; (ii) have read and understand the Conduct Policies and recognize that they are subject to their requirements; and, (iii) have complied with all applicable requirements of the Conduct Policies. This certification shall apply to all Employee Related Accounts, and must be completed using Code of Ethics Online on the MFS intranet at HTTP://COE.

     D. Use of Preferred Brokers

        All Employees are strongly encouraged to maintain Employee Related Accounts at, and execute all transactions in Covered Securities through, one or more broker-dealers as determined by the Committee. (See the Table of Contents for a link to the list of preferred broker-dealers.) New Employees should initiate a transfer of Employee Related Accounts to one or more of the preferred brokers within 45 days of their hire date. Upon opening such an Account, Employees are required to disclose the Account to the Compliance Department. MFS Employees must also agree to allow the broker-dealer to provide the Compliance Department with electronic reports of Employee Related Accounts and transactions executed therein and to allow the Compliance Department to access all Account information.

        Employees are required to receive approval from the Compliance Department to maintain an Employee Related Account with broker-dealers other than those on the preferred list. Permission to open or maintain an Employee Related Account with a broker-dealer other than those on the list of approved brokers will not be granted or may be revoked if transactions are not reported as described below in TRANSACTIONS REPORTING REQUIREMENTS, SECTION III. G.

     E. Reportable Funds Transactions and Holdings

        MFS Employees are subject to the same policies against excessive trading that apply for all shareholders in Reportable Funds. These policies, as described in the Reportable Funds' prospectuses, are subject to change.

        In addition, Employees are required to purchase and maintain investments in Reportable Funds sponsored by MFS through MFS, or another entity designated by MFS for Reportable Funds not available for sale in the U.S. Transactions and holdings in sub-advised Reportable Funds or Reportable Funds not available for sale in the U.S. must be reported as described below. (See the Table of Contents for a link to the list of products sub-advised by MFS.)

     F. Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Appendix B)

         1.  Initial Report

             Each new Employee must disclose to the Compliance Department all Employee Related Accounts and all holdings in Covered Securities whether or not held in an Employee Related account within 10 calendar days of their hire. This report must be made using Code of Ethics Online on the MFS intranet at http://coe. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. Also, any Employee Related Accounts newly associated with an Employee, through marriage or any other life event, must be disclosed promptly, typically within 10 days of the event.

         2.  Annual Update

             On an annual basis, all Employees will be required to make an annual update of their Employee Related Accounts and all holdings in Covered Securities, whether or not held in an Employee Related Account. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted.

     G. Transactions Reporting Requirements

        Each Employee must either report and/or verify all transactions in Covered Securities. Reports must show any purchases or sales for all Covered Securities whether or not executed in an Employee Related Account. Reports must show any purchases or sales for all Covered Securities. Employees must submit a quarterly report within 30 days of calendar quarter end even if they had no transactions in Covered Securities within the quarter. Reports must be submitted using Code of Ethics Online on the MFS intranet at http://coe. For purposes of this report, transactions in Covered Securities that are effected in Automatic Investment Plans need not be reported.

     H. Discretionary Authorization

        Generally, Employees are prohibited from exercising discretion over accounts in which they have no beneficial interest. Under limited circumstances, and only with prior written approval from the Compliance Department, an Employee may be permitted to exercise such discretion. In addition, Employees must receive prior written approval from the Compliance Department before: (i) assuming power of attorney related to financial or investment matters for any person or entity; or (ii) accepting a position on an investment committee for any entity. Further, Employees must notify the Compliance Department upon becoming an executor or trustee of an estate.

     I. Excessive Trading

        Excessive or inappropriate trading that interferes with job performance or compromises the duty that MFS owes to its clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Compliance Department and reported to senior management for review. A pattern of excessive trading may lead to disciplinary action under the Code.

     J. Use of MFS Proprietary Information

        Employees should not use MFS' proprietary information for personal benefit. Any pattern of personal trading suggesting use of MFS' investment recommendations for personal benefit will be investigated by the Compliance Department.

     K. Futures and Related Options on Covered Securities

        Employees are prohibited from using futures or related options on a Covered Security to evade the restrictions of this Code. Employees may not use futures or related options transactions with respect to a Covered Security if the Code would prohibit taking the same position directly in the Covered Security.

     L. Initial Public Offerings

        Employees who are also NASD Affiliated Persons are prohibited from purchasing equity securities in an IPO.

IV. TRADING PROVISIONS, RESTRICTIONS AND PROHIBITIONS APPLICABLE TO ALL ACCESS PERSONS AND INVESTMENT PERSONNEL (COLLECTIVELY, "ACCESS PERSONS" UNLESS OTHERWISE NOTED)

     A. Pre-clearance

        Access Persons must pre-clear before effecting a personal transaction in any Covered Security, EXCEPT for Reportable Funds. Note: All closed-end funds, including closed-end funds managed by MFS, MUST be pre-cleared.

        Generally, a pre-clearance request will not be approved if it would appear that the trade could have a material influence on the market for that security or would take advantage of, or hinder, trading by any client within a reasonable number of days. Additionally, pre-clearance requests may be evaluated to determine compliance with other provisions of the Code relevant to the trade.

        In order to pre-clear, an Access Person must go to Code of Ethics Online at http://coe and enter their request. Pre-clearance requests must be received by 3:00 PM (Boston time) on the business day before the Access Person intends to trade. The Compliance Department will notify the Access Person by 10:00 AM on the intended trade date whether the pre-clearance request has been approved. Pre-clearance approval is good for the same business day authorization is granted for Access Persons located in the U.S. For Access Persons located in MFS' international offices, pre-clearance approvals are good for two business days. To avoid inadvertent violations, good-till-cancelled orders are not permitted.

        Pre-clearance is NOT required for the below list of transactions. Please see Exhibit C for whether these transactions need to be reported:

         * Purchases or sales that are not voluntary EXCEPT for transactions executed as a result of a margin call or forced cover of a short position. These include, but are not limited to mandatory tenders (e.g., combination of companies as a result of a merger or acquisition), transactions executed by a broker to cover negative cash balance in an account, broker disposition of fractional shares and debt maturities. Voluntary tenders and other non-mandatory corporate actions should be pre-cleared, unless the timing of the action is outside the control of the Employee;

         * Purchases or sales which are part of an Automatic Investment Plan that has been disclosed to the Compliance Department in advance (provided that dividend reinvestment plans need not be disclosed to the Compliance Department in advance);

         * Transactions in securities not covered by this Code, or other security types for which pre-clearance is not required (see Exhibit
            C); and

         * With prior approval from the Compliance Department, trades in an account where investment discretion is delegated to a third party in a manner acceptable to the Compliance Department.

         By seeking pre-clearance, Access Persons will be deemed to be advising the Compliance Department that they (i) do not possess any material, nonpublic information relating to the security; (ii) are not using knowledge of any proposed trade or investment program relating to any client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Compliance Department.

         Pre-clearance may be denied for any reason. An Access Person is not entitled to receive any explanation or reason if their pre-clearance request is denied.

     B.  Private Placements

         Access Persons must obtain prior approval from the Compliance Department before participating in a Private Placement. The Compliance Department will consult with the Committee and other appropriate parties in evaluating the request. To request prior approval, Access Persons must provide the Compliance Department with a completed Private Placement Approval Request (see Exhibit D).

         If the request is approved, the Access Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section III. F. and Section III. G.).

         If the Access Person is also a Portfolio Manager and has a material role in the subsequent consideration of securities of the issuer (or one that is affiliated) by any client portfolio after being permitted to make a Private Placement, the following steps must be taken:

          1. The Portfolio Manager must disclose the Private Placement interest to a member of MFS' Investment Management Committee.

          2. An independent review by the Compliance Department in conjunction with other appropriate parties must be obtained for any subsequent decision to buy ANY securities of the issuer (or one that is affiliated) for the Portfolio Manager's assigned client portfolio(s) before buying for the portfolio(s). The review must be performed by the Compliance Department in consultation with other appropriate parties.

     C. Initial Public Offerings

        Access Persons are generally prohibited from purchasing securities in either an IPO or a secondary offering. Under limited circumstances and only with prior approval from the Compliance Department, in consultation with the Committee and/or other appropriate parties, certain Access Persons may purchase equity securities in an IPO or a secondary offering, provided the Compliance Department and/or other appropriate parties determines such purchase does not create a reasonable prospect of a conflict of interest with any Portfolio. To request permission to purchase equity securities in an IPO or a secondary equity offering, the Access Person must provide the Compliance Department with a completed request form (see Exhibit E). To request permission to purchase new issues of fixed income securities, the Access Person must pre-clear the security using Code of Ethics Online at http://coe.

     D. Restricted Securities.

        Access Persons may not trade for their Employee Related Accounts securities of any issuer that may be on any complex-wide restriction list maintained by MFS from time to time.

     E. Short-Term Trading

        All Access Persons are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent Covered Security (INCLUDING REPORTABLE FUNDS) within 60 calendar days. Profits from such trades must be disgorged (surrendered) in a manner acceptable to MFS. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. Note that this provision is also applicable to Reportable Funds held in the MFS Retirement Savings Plan or Defined Contribution Plan, as well as all non-retirement plan Employee Related Accounts held through MFS or other entity designated by MFS. This provision does NOT apply to:

        * Transactions in Covered Securities, other than Reportable Funds, that are exempt from the pre-clearance requirements described above (see Exhibit C);

        *   Transactions  executed in Employee Related Accounts that, with prior
            approval   from  the   Compliance   Department,   are  exempt   from
            preclearance;

        * Transactions in MFS' money market funds and other Reportable Funds with a stable net asset value; or

        *   Transactions effected through an Automatic Investment Plan.

     F. Service as a Director

        Access Persons must obtain prior approval from the Compliance Department to serve on a board of directors or trustees of a publicly traded company or a privately held company that is reasonably likely to become publicly traded within one year from the date the Access Person joined the board. In the event an Access Person learns that a privately held company for which the Access Person serves as a director or trustee plans to make a public offering, the Access Person must promptly notify the Compliance Department. Access Persons serving as directors or trustees of publicly traded companies may be isolated from other MFS Employees through "information barriers" or other appropriate procedures.

        Access Persons who would like to serve on a board of directors or trustees of a non-profit organization must refer to the Code of Business Conduct for procedures to engage in the outside activity.

     G. Investment Clubs

        Generally, Access Persons are prohibited from participating in investment clubs. In limited circumstances, an Access Person may request permission to participate in an investment club from the Compliance Department.

V. TRADING REQUIREMENTS APPLICABLE TO PORTFOLIO MANAGERS

     A. Portfolio Managers Trading in Reportable Funds

        No Portfolio Manager shall buy and sell (or sell and buy) for his or her Employee Related Accounts within 14 calendar days shares of any Reportable Fund with respect to which he or she serves as a Portfolio Manager. For purposes of this prohibition, Research Analysts are considered to be Portfolio Managers in relation to the ENTIRE portfolio of any Reportable Fund managed collectively by a committee of Research Analysts (E.G., MFS Research Fund). This provision does not apply to transactions effected through an Automatic Investment Plan.

     B. Portfolio Managers Trading Individual Securities

        Portfolio Managers are prohibited from trading a security for their Employee Related Accounts for seven calendar days before or after a transaction in the same or equivalent security in a client portfolio for which he or she serves as Portfolio Manager. If a Portfolio Manager receives pre-clearance authorization to trade a security in his or her Employee Related Account, and subsequently determines that it is appropriate to trade the same or equivalent security in his or her client portfolio, the Portfolio Manager must contact the Compliance Department prior to executing any trades for his or her client portfolio.

VI. ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

         A. Applicability of the Code of Ethics' Provisions

            The Committee, or its designee(s), has the discretion to determine that the provisions of the Code of Ethics policy do not apply to a specific transaction or activity. The Committee will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Employee who would like such consideration must submit a request in writing to the Compliance Department.

         B. Review of Reports

            The Compliance Department will regularly review and monitor the reports filed by Covered Persons. Employees and their supervisors may be notified of the Compliance Departments review.

         C. Violations and Sanctions

            Any potential violation of the provisions of the Code or related policies will be investigated by the Compliance Department, or, if necessary, the Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to one or more of the following: a warning letter, fine, profit surrender, personal trading ban, termination of employment or referral to civil or criminal authorities. Material violations will be reported promptly to the respective boards of trustees/managers of the Reportable Funds or relevant committees of the boards.

         D. Appeal of Sanction(s)

            Employees deemed to have violated the Code may appeal the determination by providing the Compliance Department with a written explanation within 30 days of being informed of the outcome. If appropriate, the Compliance Department will review the matter with the Committee. The Employee will be advised whether the sanction(s) will be imposed, modified or withdrawn. Such decisions on appeals are binding. The Employee may elect to be represented by counsel of his or her own choosing and expense.

         E. Amendments and Committee Procedures

            The Committee will adopt procedures that will include periodic review of this Code and all appendices and exhibits to the Code. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practice. The Committee shall submit any such amendments to MFS' Internal

            Compliance Controls Committee. In addition, the Committee shall submit any material amendments to this Code to the respective boards of trustees/managers of the Reportable Funds, or their designees, for approval no later than 6 months after adoption of the material change.

                                                                      APPENDIX A

                              BENEFICIAL OWNERSHIP


MFS' Code of Ethics (the "Code") states that the Code's provisions apply to accounts beneficially owned by the Employee, as well as accounts under direct or indirect influence or control of the Employee. Essentially, a person is considered to be a beneficial owner of accounts or securities when the person has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

     * Accounts and securities held by immediate family members sharing the same household; and

     *  Securities held in trust (certain exceptions may apply).

In addition, an Employee may be considered a beneficial owner of an account or securities when the Employee can exercise direct or indirect investment control.

PRACTICAL APPLICATION

* If an adult child is living with his or her parents: If the child is living in the parents' house, but does not financially support the parent, the parents' accounts and securities are not beneficially owned by the child. If the child works for MFS and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code. If, however, on or both parents work for MFS, and the child is supported by the parent(s), the child's accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child's accounts and securities.

* Co-habitation (domestic partnership): Accounts where the employee is a joint owner, or listed as a beneficiary, are subject to the Code. If the Employee contributes to the maintenance of the household and the financial support of the partner, the partner's accounts and securities are beneficially owned by the employee and are therefore subject to the Code.

* Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another's accounts and securities.

* UGMA/UTMA accounts: If the Employee, or the Employee's spouse, is the custodian for a minor child, the account is beneficially owned by the Employee. If someone other than the Employee, or the Employee's spouse, is the custodian for the Employee's minor child, the account is not beneficially owned by the Employee.

* Transfer On Death accounts ("TOD accounts"): TOD accounts where the Employee becomes the registrant upon death of the account owner are not beneficially owned by the Employee until the transfer occurs (this particular account registration is not common).

                                                                      APPENDIX A


*    Trusts:

     * If the Employee is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity (see the Code of Business Conduct) and generally will be subject to case-by-case review for Code applicability.

     * If the Employee is a beneficiary and does not share investment control with a trustee, the Employee is not a beneficial owner until the trust is distributed.

     * If an Employee is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Employee.

     *  If  the  Employee  is  a  trustee  and  a  beneficiary,   the  trust  is
        beneficially owned by the Employee.

     * If the Employee is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Employee.

     * If the Employee is a settlor of a revocable trust, the trust is beneficially owned by the Employee.

     * If the Employee's spouse/domestic partner is trustee and beneficiary, a case-by-case review will be performed to determine applicability of the Code.

* College age children: If an Employee has a child in college and still claims the child as a dependent for tax purposes, the Employee is a beneficial owner of the child's accounts and securities.

* Powers of attorney: If an Employee has been granted power of attorney over an account, the Employee is not the beneficial owner of the account until such time as the power of attorney is activated.

                                                                      APPENDIX B

                              REPORTING OBLIGATIONS


Note: Employees must submit all required reports using Code of Ethics Online on the MFS Intranet at http://coe. The electronic reports on Code of Ethics Online meet the contents requirements listed below in Sections A.1. and B.1.


A. INITIAL AND ANNUAL HOLDINGS REPORTS

Employees must file initial and annual holdings reports ("Holdings Reports") as follows.

     1. CONTENT OF HOLDINGS REPORTS

     *  The title, number of shares and principal amount of each Covered
        Security;

     * The name of any broker or dealer with whom the Employee maintained an account in which ANY securities were held for the direct or indirect benefit of the Employee; and iE The date the Employee submits the report.

     2. TIMING OF HOLDINGS REPORTS

     * Initial Report - No later than 10 days after the person becomes an Employee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

     * Annual Report - Annually, and the information must be current as of a date no more than 45 days before the report is submitted.

     3. EXCEPTIONS FROM HOLDINGS REPORT REQUIREMENTS

     No holdings report is necessary:

     *  For holdings in securities that are not Covered Securities; or

     * For securities held in accounts over which the Access Person had no direct or indirect influence or control.

                                                                      APPENDIX B

B. QUARTERLY TRANSACTION REPORTS

Employees must file a quarterly transactions report ("Transactions Report") with respect to:

     (i) any transaction during the calendar quarter in a Covered Security in which the Employee had any direct or indirect beneficial ownership; and

     (ii) any account established by the Employee during the quarter in which ANY securities were held during the quarter for the direct or indirect benefit of the Employee.

Brokerage statements may satisfy the Transactions Report obligation provided that they contain all the information required in the Transactions Report and are submitted within the requisite time period as set forth below.


     1. CONTENT OF TRANSACTIONS REPORT

          A. FOR TRANSACTIONS IN COVERED SECURITIES

          * The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

          * The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          * The price of the Covered Security at which the transaction was effected;

          * The name of the broker, dealer or bank with or through which the transaction was effected; and

          *  The date the report was submitted by the Employee.

          B. FOR NEWLY ESTABLISHED ACCOUNTS HOLDING ANY SECURITIES

          * The name of the broker, dealer or bank with whom the Employee established the account;

          *  The date the account was established; and

          *  The date the report was submitted by the Employee.

                                                                      APPENDIX B


     2. TIMING OF TRANSACTIONS REPORT

     No later than 30 days after the end of the calendar quarter.

     3. EXCEPTIONS FROM TRANSACTIONS REPORT REQUIREMENTS

     No Transactions Report is necessary:

     *    For transactions in securities that are not Covered Securities;

     * With respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; or

     * With respect to transactions effected pursuant to an Automatic Investment Plan.

                                                                       EXHIBIT A


                          SPECIFIC COUNTRY REQUIREMENTS

           (For MFS Employees Located in Offices Outside of the U.S.)


UNITED KINGDOM

The UK Financial Services Authority rules on personal account dealing are contained in Chapter 7.13 if the FSA Conduct of Business Rules Sourcebook ("COBS). Further details of the compliance requirements in relation to COBS are in the MFS International (UK Ltd ("MFS UK") Compliance Manual.

As an investment management organization, MFS UK has an obligation to implement and maintain a meaningful policy governing the investment transactions of its employees (including directors and officers). In accordance with COBS 7.13, this policy is intended to minimize conflicts of interest, and the appearance of conflicts of interest, between the employees and clients of MFS UK, as well as to effect compliance with the provisions of part (V) of the Criminal Justice Act 1993, which relates to insider dealing, and part (VIII) of the Financial Services and markets Act 2000, which relates to market abuse and the FSA's Code of Market Conduct. This policy is detailed in the MFS UK Compliance Manual, which should be read in conjunction with this Code.

Under COBS, MFS UK must take reasonable steps to ensure that any investment activities conducted by employees do not conflict with MFS UK's duties to its customers. In ensuring this is, and continues to be, the case, MFS UK must ensure it has in place processes and procedures which enable it to identify and record any employee transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

In addition, in respect of UK-based employees, spread betting on securities is prohibited.

For specific  guidance,  please  contact  Martin  Pannell,  MFS UK's  Compliance
Officer.


JAPAN

MIMkk, MFS' subsidiary in Japan, and its employees, are under supervision of Japanese FSA and Kantoh Local Financial Bureau as the investment adviser and as the investment trust manager registered in Japan. MIMkk and its employees are regulated by the following, from the viewpoint of the Code:

  *  Securities Exchange Law, Article 166 - Prohibited Acts if Insiders;

  * Guideline for Prohibition of Insider Trading by Japan Securities Investment Advisers Association ("JSIAA").

For specific  guidance,  please  contact  Hirata  Yasuyuki,  MIMkk's  Compliance
Officer.

                                 Exhibit A - 1

                                                                       EXHIBIT B

                   ACCESS CATEGORIZATION OF MFS BUSINESS UNITS

Business Units Designated as "Access Person"

*   Management Group

*   Risk Management

*   Fund Treasury

*   Internal Audit

*   Email Review

*   Legal

*   MIL

*   Compliance

*   MFSI

*   Investment Services

*   Information Technology

*   MFD - Dealer Relations

*   MFD - Sales Desks

*   MFD Field Force

*   MFD - Marketing

*   RFP & Proposals Center

*   ISG

*   PPS

* Employees who are members of the Management Committee, the Operations Committee or the Senior Leadership Team

* Employees who have access to Investment Research System, the equity trading system or the fixed income trading system

AS OF JANUARY 1, 2005

                                 Exhibit B - 1

                                                                      EXHIBIT C


           SECURITY TYPES AND PRE-CLEARANCE AND REPORTING REQUIREMENTS

  (This list is not all inclusive and may be updated from time to time. Contact the Compliance Department for additional guidance.)

================================================================================
    SECURITY TYPE                    PRE-CLEARANCE    TRANSACTIONS AND HOLDINGS
                                     REQUIRED?        REPORTING REQUIRED?
================================================================================
Open-end investment companies        No               No
which are not
Reportable Funds
================================================================================
Reportable Funds (excluding          No               Yes
MFS money market funds)
================================================================================
Closed-end funds (including          Yes              Yes
MFS closed-end funds)
================================================================================
Equity securities                    Yes              Yes
================================================================================
Municipal bond securities            Yes              Yes
================================================================================
Corporate bond securities            Yes              Yes
================================================================================
High yield bond securities           Yes              Yes
================================================================================
U.S.  Treasury  Securities and       No               No
other  obligations  backed
by the good faith and credit of
the U.S. government
================================================================================
Debt obligations that are NOT        Yes              Yes
backed by the good faith and
credit of the U.S. government (such
as Fannie Mae bonds)
================================================================================
Foreign government issued securities No               Yes
================================================================================
Money market instruments, including  No               No
commercial paper, bankers'
acceptances, certificates of deposit
and repurchase agreements, and
short-term fixed income securities
with a maturity of less than one
year
================================================================================
Real estate limited partnerships     No               Yes
or cooperatives
================================================================================
Options on foreign currency          No               Yes
traded on a national
securities exchange
================================================================================

                                  Exhibit C- 1

                                                                       EXHIBIT C


================================================================================
Options on foreign currency traded   No               No
over-the-counter or on futures
exchanges
================================================================================
Commodities and options and          No               No
futures on commodities
================================================================================
Forwards contracts other than        No               No
forwards on securities
================================================================================
Unit investment trusts which are     No               No
exclusively invested in one or more
open-end funds, none of which are
Reportable Funds
================================================================================
MFS stock                            No               No*
================================================================================
Shares of Sun Life Financial         No               Yes
Holdings Co and Sun Life
Financial, Inc.
================================================================================
Certain exchange traded funds        No               Yes
(Click here for list on Compliance
intranet site)
================================================================================
Options on certain securities        No               Yes
indexes (Click here for list
on Compliance intranet site)
================================================================================
Options and forwards contracts on    Yes              Yes
securities
================================================================================

* MFS stock is considered to be a Covered Security under the terms of this Code, however, Employees need not report MFS stock on transactions or holdings reports because such reports would duplicate internal records maintained by MFS, according to SEC No-Action Letter, Investment Company Institute, November 27, 2000.

                                  Exhibit C -2

                                                                       EXHIBIT D


                       PRIVATE PLACEMENT APPROVAL REQUEST

Please Print. Employee Name:_____________________________

Employee Position:___________________________

MFS Phone Extension:______________________________


Name of Company:_________________________________________________________

Dollar amount of private placement:__________________________________________

Dollar amount of your intended investment:____________________________________

Does this company have publicly traded securities?   __ Yes    __ No

How were you offered the opportunity to invest in this private placement?_____________________________________________________________________

What is the nature of your relationship with the individual or entity?_________________________________________________________________________

Was the opportunity because of your position with MFS?______________________________________________________________________

Would it appear to the SEC or other parties that you are being offered the opportunity to participate in an exclusive, very limited offering as a way to curry favor with you or your colleagues at MFS?______________________________________________________________________

Are you inclined to invest in the private placement on behalf of the funds/accounts you manage?

__ Yes  __ No

Would any other  MFS  funds/accounts  want to invest in this private placement?
__ Yes  __ No

Date you require an answer:____________________________________________________

Attachments:  __ business summary   __ prospectus   ___ offering memorandum

Compliance Use Only

 __ Approved   __ Denied



------------------------------------                  -------------------
Signature                                             Date


------------------------------------                  -------------------
Equity Or Fixed Income Signature                      Date


                                  Exhibit D-1

                                    Exhibit E

                    INITIAL PUBLIC OFFERING APPROVAL REQUEST

                                  Please Print.

Employee Name:______________________  Employee Position:_______________________

MFS Phone Extension:______________________________

Name of Company:_______________________________________________________________

Aggregate Dollar amount of IPO:__________

Dollar amount of your intended investment:_________

Maximum number of shares you intend to purchase? ______________________________

Is your spouse an employee of the company?
___ Yes   __ No

Is your spouse being offered the opportunity to participate in the IPO solely as a result of his or her employment by the company?

___ Yes   ___ No If no, please explain.    ___ Not Applicable

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Does the ability to participate in the IPO constitute a material portion of your spouse's compensation for being employed by the company?

___ Yes   ___ No    ___  Not Applicable

Could it appear to the SEC or other parties that you (or your spouse) are being offered the opportunity to participate in the IPO because of your position at MFS or as a way to curry favor with MFS?

___  Yes   ___No If yes, please explain:


Are the IPO shares being offered to your spouse as part of a separate pool of shares allocable solely to company employees?

___ Yes   ___ No     ___ Not Applicable

Are such shares part of a so-called  "friends and family" allocation?

___ Yes  ___ No

If your spouse chooses not to participate in the IPO, will the shares that your spouse chooses not to purchase be re-allocated to the general public or to other company insiders?

___  General Public   ___  Other Company Insiders  ___  Not  Applicable


If you are a portfolio manager, are the funds/accounts you manage likely to participate in the IPO?

___ Yes   ___ No

If you are a portfolio manager, are you aware of other funds/account that would be likely to participate in the IPO?

___ Yes   ___ No

Are there any other relevant facts or issues that MFS should be aware of when considering your request?

___ Yes   ___ No If yes, please explain:

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                                 Exhibit E - 1

                                                                       EXHIBIT E


Date you require an answer: _________________, ________. (Note: because IPO approval requests often require additional information and conversations with the company and the underwriters, MFS needs at least three full business days to consider such requests.)

Name and address of IPO lead underwriter, and contact person (if available):

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Attachments: ___ offering memorandum  ___ underwriters' agreement  ___ other materials describing eligibility to participate in IPO.


Compliance Use Only

___  Approved   ___  Denied


-------------------------------------                 --------------------------
Signature                                              Date

-------------------------------------                 --------------------------
Equity Or Fixed Income Signature                       Date

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